SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party Other than the Registrant  [   ]

Check the appropriate box:

[X] Preliminary Proxy Statement	[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

APOLLO GROUP, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Title of each series of securities to which transaction applies:

(1)	Aggregate number of securities to which transaction applies:

(2)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(3)	Proposed maximum aggregate value of transaction: $

(4)	Total fee paid: $

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

APOLLO GROUP, INC.

4615 EAST ELWOOD STREET
PHOENIX, ARIZONA 85040

July   , 2000

Dear Shareholder:

      We invite you to attend a Special Meeting of the shareholders of Apollo Group, Inc., an Arizona corporation, to be held at 10:00 a.m. (Arizona time), on August   , 2000, at our offices located at 4615 East Elwood Street, Phoenix, Arizona, 85040.

      At this Special Meeting, we will ask you to consider and approve the Tracking Stock Proposal described in the accompanying Proxy Statement. In addition to the Tracking Stock Proposal, we will ask you to consider and approve related proposals to adopt a new stock incentive plan and amend certain of our existing benefit plans. Our board of directors has carefully considered and unanimously approved the Tracking Stock Proposal and these additional proposals and recommends that you vote for them. We describe the proposals in detail in the accompanying Proxy Statement, which you should read in its entirety before voting.

      It is important that your shares be represented and voted at the Special Meeting, whether or not you are personally able to attend. Registered shareholders of record can vote their shares by marking their votes on the enclosed proxy card, signing, dating, and mailing the proxy card in the enclosed envelope as promptly as possible.

      Thank you for your cooperation and continued support and interest in us.

Sincerely yours,

John G. Sperling
Chairman

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD AUGUST            , 2000

TO THE SHAREHOLDERS OF

APOLLO GROUP, INC.:

      A Special Meeting of shareholders of Apollo Group, Inc. will be held at 10:00 a.m. (Arizona time), on August   , 2000, at our offices located at 4615 East Elwood Street, Phoenix, Arizona, 85040, for the following purposes:

1.	To act upon a proposal to amend and restate our articles of incorporation so that it reads in its entirety as set forth in Annex B to the accompanying Proxy Statement.

2.	To act upon proposals to adopt a new Apollo Group, Inc. 2000 Stock Incentive Plan and amend and restate the Apollo Group, Inc. 1994 Employee Stock Purchase Plan and the Apollo Group, Inc. Director Stock Plan so that they read in their entirety as set forth in Annexes C, D, and E, respectively, to the accompanying Proxy Statement.

3.	To transact such other business as may properly come before the meeting.

      The proposals are described in more detail in the accompanying Proxy Statement, which you should read in its entirety before voting.

      Only shareholders of record at the close of business on July   , 2000 will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. The Tracking Stock Proposal cannot be completed unless it is approved by the affirmative vote of a majority of the outstanding shares of our Class A and Class B common stock, each voting as a separate class. The proposals to amend our benefit plans cannot be completed unless they are approved by a majority of the votes cast at the Special Meeting of our Class B common stock. Our Chairman and his son own 92.9% of our Class B common stock, which is our only series of voting stock.

      Our board of directors has unanimously approved the proposals contained in the Proxy Statement and determined that they are fair and in the best interests of us and our shareholders. Our board of directors unanimously recommends that you vote “FOR” the approval of all proposals contained in the Proxy Statement.

      Your vote is important. The board of directors urges you to sign, date, and return the enclosed proxy card as soon as possible, even if you are currently planning to attend the Special Meeting. No postage is necessary if the proxy is mailed in the U.S. Sending in your proxy will not prevent you from voting in person at the Special Meeting, but will assure that your vote is counted if you are unable to attend. If you do attend the Special Meeting and wish to vote in person, you may withdraw your proxy and vote at the Special Meeting. Properly executed proxies will be executed in the manner you direct. If no direction is specified, properly executed proxies will be voted “FOR” adoption of the proposed transaction.

By order of the board of directors,

John G. Sperling
Chairman

Phoenix, Arizona

July   , 2000

PROXY STATEMENT

APOLLO GROUP, INC.

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON, AUGUST   , 2000

      Our board of directors is furnishing this Proxy Statement in connection with a Special Meeting to be held at 10:00 a.m. (Arizona time), on August   , 2000, at our offices located at 4615 East Elwood Street, Phoenix, Arizona, 85040. The enclosed proxy is solicited by our board of directors. At this Special Meeting, we will ask you to consider and approve the Tracking Stock Proposal, as well as related proposals to adopt and amend our benefit plans, as described in this Proxy Statement.

      Our board of directors has unanimously approved the proposals contained in this Proxy Statement and recommends that you vote for them. We describe the proposals in more detail in this Proxy Statement, which you should read in its entirety before voting.

      Because the Special Meeting is being held for the sole purpose of voting on the Tracking Stock Proposal and the proposals to adopt and amend our benefit plans, there will not be any presentations by our officers at the Special Meeting.

      See “Risk Factors” beginning on page xxxx for certain information relating to an evaluation of the Tracking Stock Proposal.

      The date of this Proxy Statement is July   , 2000. We are first sending this Proxy Statement to shareholders on or about that date.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT OUR TRACKING STOCK PROPOSAL	1

PROXY STATEMENT SUMMARY	3

Apollo Group, Inc.	3

University of Phoenix Online Common Stock and Apollo Education Group Common Stock	3

University of Phoenix Online	3

Special Meeting	4

Proposal 1 — The Tracking Stock Proposal	4

Proposals 2, 3, and 4 — Adoption and Amendments of Benefit Plans	19

Consolidating Statement of Operations Data	20

THE SPECIAL MEETING	24

RISK FACTORS	25

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS	34

PROPOSAL 1 — THE TRACKING STOCK PROPOSAL	34

General	34

Background and Reasons for the Tracking Stock Proposal	35

Description of Capital Stock	37

Tax Considerations	54

Cash Management and Allocation Policies	56

PROPOSALS 2, 3, AND 4 — ADOPTION AND AMENDMENTS OF BENEFIT PLANS	60

General	60

Description of the Apollo Group, Inc. 2000 Stock Incentive Plan (Proposal 2)	60

Description of Amendments to the Apollo Group, Inc. 1994 Employee Stock Purchase Plan (Proposal 3)	64

Description of Amendments to Apollo Group, Inc. Director Stock Plan (Proposal 4)	67

EXECUTIVE COMPENSATION AND OTHER INFORMATION	69

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	75

WHERE YOU CAN FIND MORE INFORMATION	76

ILLUSTRATION OF TERMS	Annex A

AMENDED AND RESTATED ARTICLES OF INCORPORATION	Annex B

PROPOSED APOLLO GROUP, INC. 2000 STOCK INCENTIVE PLAN	Annex C

PROPOSED AMENDED AND RESTATED APOLLO GROUP, INC. 1994 EMPLOYEE STOCK PURCHASE PLAN	Annex D

PROPOSED AMENDED AND RESTATED APOLLO GROUP, INC. DIRECTOR STOCK PLAN	Annex E

FINANCIAL INFORMATION REGARDING APOLLO GROUP, INC. AND UNIVERSITY OF PHOENIX ONLINE	Annex F

QUESTIONS AND ANSWERS

ABOUT OUR
TRACKING STOCK PROPOSAL

Q:  What is “tracking stock?”

A:	“Tracking stock” is a type of common stock that an issuing company uses to reflect, or “track,” the economic performance of a specified group of assets or businesses. We propose creating a new series of tracking stock, to be designated as University of Phoenix Online common stock, and reclassifying each outstanding share of existing Class A common stock into a new share of Class A common stock that we refer to in this Proxy Statement as “Apollo Education Group Class A common stock,” and each outstanding share of existing Class B common stock into a new share of Class B common stock that we refer to in this Proxy Statement as “Apollo Education Group Class B common stock.” In this Proxy Statement, we refer to the Apollo Education Group Class A common stock and the Apollo Education Group Class B common stock together as the “Apollo Education Group common stock.” University of Phoenix Online common stock is intended to “track” the economic performance of our online business division of the University of Phoenix, Inc., one of our wholly-owned subsidiaries. Apollo Education Group common stock is intended to “track” the economic performance of our other businesses as well as the interest in University of Phoenix Online not represented by outstanding shares of University of Phoenix Online common stock.

We cannot assure you that the market value of University of Phoenix Online common stock will, in fact, reflect the economic performance of University of Phoenix Online, or that the market value of Apollo Education Group common stock will, in fact, reflect the economic performance of our other businesses, as we intend. Holders of Apollo Education Group common stock and University of Phoenix Online common stock will continue to be common shareholders of Apollo Group, Inc. and, as such, will be subject to all risks associated with an investment in Apollo Group, Inc. and all of its businesses, assets, and liabilities. Additionally, holders of University of Phoenix Online common stock and Apollo Education Group common stock will not have rights to specific assets allocated to University of Phoenix Online or Apollo Education Group or rights, if we liquidate, to receive amounts tied directly to the value of assets allocated to University Phoenix Online or Apollo Education Group. Instead, the net proceeds from our liquidation would be distributed to holders of all series of our common stock based on the respective value of all series of our common stock.

Q:	How does the stock track the businesses of University of Phoenix Online and Apollo Education Group?

A:	University of Phoenix Online common stock and Apollo Education Group common stock are intended to track the respective economic performance of University of Phoenix Online and Apollo Education Group by incorporating terms that are designed to provide holders of such stock with economic rights in the businesses of University of Phoenix Online and Apollo Education Group similar to the rights that common stock would represent if University of Phoenix Online and Apollo Education Group were separate corporations. There can be no assurance, however, that University of Phoenix Online common stock will accurately reflect the economic performance of University of Phoenix Online. Similarly, there can be no assurance that Apollo Education Group common stock will accurately reflect the economic performance of our other businesses. For example, our board of directors may modify, rescind, or add to policies pertaining to inter-group relationships and allocations involving University of Phoenix Online and Apollo Education Group, although in doing so, the board must act in a manner consistent with its fiduciary duties to all shareholders. Since the board may, consistent with its fiduciary duties, reallocate assets, liabilities, revenues, and expenses among University of Phoenix Online and Apollo Education Group, there is a risk that market valuations of University of Phoenix Online common stock or Apollo Education Group common stock may not reflect the performance of the respective group as then constituted.

Q:	How and when will you initially issue University of Phoenix Online common stock?

A:	Subject to prevailing market and other conditions, we currently expect to issue shares of University of Phoenix Online common stock in a public offering at some time following shareholder approval of the Tracking Stock Proposal and the filing and effectiveness of a registration statement for that offering. The specific terms of such offering including the amount of University of Phoenix Online common stock we issue and the public offering price, as well as the precise time of the offering, will depend upon factors such as stock market conditions and the performance of University of Phoenix Online.

Q:	When will you implement the Tracking Stock Proposal? When will you reclassify my common stock into Apollo Education Group common stock?

A:	Assuming our shareholders approve the Tracking Stock Proposal, we intend to immediately file the amended and restated articles of incorporation to implement the Tracking Stock Proposal and reclassify your common stock.

Q:	What happens to my common stock when you implement the Tracking Stock Proposal? Do I need to send in my stock certificates?

A:	Immediately upon the filing of the amended and restated articles of incorporation implementing the Tracking Stock Proposal, each of your shares will be reclassified into one share of Apollo Education Group common stock, and your existing stock certificates will automatically represent Apollo Education Group Class A or Class B common stock as appropriate. Since the reclassification is automatic, you do not need to send in your stock certificates or make any notations reflecting the change.

Q:	What will happen if the Tracking Stock Proposal is adopted but you do not issue shares of University of Phoenix Online common stock?

A:	If we do not issue shares of University of Phoenix Online common stock in a public offering, we do not intend to issue shares of University of Phoenix Online common stock to employees or for use in acquisitions. However, even if we do not issue shares of University of Phoenix Online common stock, we will still file our amended and restated articles of incorporation to implement the Tracking Stock Proposal and reclassify each of your shares into shares of Apollo Education Group common stock. If we do not issue shares of University of Phoenix Online common stock, the special features associated with Apollo Education Group described in this Proxy Statement, including the special provisions governing dividends, liquidation rights, and sales of assets allocated to Apollo Education Group, will not apply. Instead, the terms governing shares of Apollo Education Group Class A common stock and Apollo Education Group Class B common stock will be identical to the terms governing shares of our existing Class A and Class B common stock. Additionally, if we do not issue shares of University of Phoenix Online common stock, Apollo Education Group will continue to own all of the interests in University of Phoenix Online.

Q:	Will Apollo Education Group common stock be listed on The Nasdaq National Market? How about University of Phoenix Online common stock?

A:	When we reclassify our Class A common stock as Apollo Education Group Class A common stock, it will continue to trade on The Nasdaq National Market under the symbol “APOL.” We currently intend to apply for listing of University of Phoenix Online common stock on The Nasdaq National Market under the symbol “UOPX” in connection with a public offering of University of Phoenix Online common stock. The Apollo Education Group Class B common stock will not be publicly traded.

Q:	What do I do if I have more questions?

A:	If you have any questions prior to the Special Meeting, please call our Investor Relations Department at (480) 966-5394.

PROXY STATEMENT SUMMARY

      This summary highlights key aspects of the Tracking Stock Proposal and the proposals to adopt a new stock incentive plan and to amend our existing benefit plans contained elsewhere in this Proxy Statement. This summary is not a substitute for the more detailed information contained in the rest of this Proxy Statement. For a more comprehensive description of the Tracking Stock Proposal and the proposals to adopt and amend our benefit plans you should read the rest of this Proxy Statement, including the financial statements contained or incorporated by reference into this Proxy Statement. Capitalized terms used in this summary have the meanings given them elsewhere in this Proxy Statement.

Apollo Group, Inc.

      Apollo Group, Inc. has been providing higher education to working adults for over 25 years. We operate through our subsidiaries, the University of Phoenix, Inc., the Institute for Professional Development, the College for Financial Planning Institutes Corporation, Western International University, Inc., and Apollo Learning Group, Inc. The consolidated enrollment in our educational programs would make us the largest private institution of higher education in the U.S. We currently offer our programs and services at 52 campuses and 92 learning centers in 35 states, Puerto Rico and Vancouver, British Columbia. Our combined degree enrollment increased to approximately 94,300 at May 31, 2000 from approximately 36,800 at August 31, 1995.

University of Phoenix Online

      University of Phoenix Online is a division of the University of Phoenix, Inc., a wholly-owned subsidiary of ours. University of Phoenix Online is an online provider of accessible, accredited education programs for working adults. University of Phoenix Online began operations in 1989 by modifying courses developed by University of Phoenix’s physical campuses for delivery via modem to students worldwide. Today, the online courses and programs are available via the Internet 24 hours a day, 7 days a week and can be accessed using basic technology, such as a Pentium-class personal computer, a 28.8K modem, and an Internet service provider. University of Phoenix Online currently offers 10 accredited degree programs in business, education, information technology, and nursing. As of May 31, 2000, University of Phoenix Online had approximately 13,800 degree students and approximately 1,200 faculty members.

University of Phoenix Online Common Stock and Apollo Education Group Common Stock

      We intend our University of Phoenix Online common stock to track the economic performance of University of Phoenix Online. We intend our Apollo Education Group Class A common stock and Apollo Education Group Class B common stock, which we call “Apollo Education Group common stock,” to track the performance of Apollo Education Group. The Apollo Education Group common stock is also intended to reflect a retained interest in University of Phoenix Online which is currently 100%. The retained interest will decline to reflect the initial issuance of University of Phoenix Online common stock in the offering of University of Phoenix Online common stock that we intend to pursue following the Special Meeting. We currently plan to issue 5,000,000 shares of University of Phoenix Online common stock, exclusive of the underwriters’ over-allotment option, in the proposed public offering. This would reduce Apollo Education Group’s retained interest in University of Phoenix Online to approximately 90.5% immediately following the offering. In order to enable us to track the economic performance of each of University of Phoenix Online common stock and Apollo Education Group common stock in the event that the Tracking Stock Proposal is adopted by our shareholders, we have separated the assets allocated to University of Phoenix Online from the assets allocated to Apollo Education Group. Neither University of Phoenix Online nor Apollo Education Group is a separate legal entity. Holders of Apollo Education Group common stock and University of Phoenix Online common stock are common shareholders of Apollo Group, Inc. and have no direct claim to the specific assets of University of Phoenix Online or Apollo Education Group. All holders of the our common stock, which consists of University of Phoenix Online common stock and Apollo Education Group common stock, will have an interest in our residual net assets. Although we intend University of Phoenix Online common stock to track the economic performance of University of Phoenix Online and Apollo Education Group common stock to track the economic performance of Apollo Education Group, we can offer no assurance that the market price of the respective classes of stock will in fact reflect the economic performance of the group of assets allocated to, and comprising, University of Phoenix Online and Apollo Education Group.

SPECIAL MEETING

Time, Date and Place:	10:00 a.m. (Arizona time), on August , 2000, at our offices located at 4615 East Elwood Street, Phoenix, Arizona, 85040.

Record Date:	July , 2000.

Proposals to be Considered:	#1 — The Tracking Stock Proposal

#2 — Proposal to adopt the new Apollo Group, Inc. 2000 Stock Incentive Plan

#3 — Proposal to amend and restate the Apollo Group, Inc. 1994 Employee Stock Purchase Plan

#4 — Proposal to amend and restate the Apollo Group, Inc. Director Stock Plan

Vote Required for Approval:	The Tracking Stock Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of each of the Class A and Class B common stock, each voting as a separate class. Each of Proposals 2, 3, and 4 requires the affirmative vote of a majority of the Class B common stock voted at the Special Meeting. Our Chairman and his son own 92.9% of our Class B common stock.

Questions:	If you have any questions prior to the Special Meeting, please call our Investor Relations Department at (480) 966-5394.

      The board of directors has carefully considered and unanimously approved these proposals and recommends that you vote for them.

PROPOSAL 1 — THE TRACKING STOCK PROPOSAL

Reasons for the Tracking Stock Proposal:	We expect the Tracking Stock Proposal to:

• enable the market to treat University of Phoenix Online common stock and Apollo Education Group common stock as if they represented stock in separate corporations and therefore react to the respective business performance and transactions of University of Phoenix Online and Apollo Education Group as if they were separate corporations;

• allow us to issue stock options and other stock-based awards representing University of Phoenix Online common stock to management and employees who make direct contributions to University of Phoenix Online;

• provide us with more financing options to raise capital and respond to strategic opportunities, including acquisitions, by creating an additional publicly traded security that we can use to raise capital and issue for acquisitions and investments; and

• allow us to capitalize on the value of University of Phoenix Online while preserving the benefits of being a single consolidated entity.

Risk Factors:	You should be aware of risk factors associated with the Tracking Stock Proposal, including the following:

• Holders of Apollo Education Group common stock and University of Phoenix Online common stock will be common shareholders of us and will not have any legal rights relating to our specific assets.

• Holders of Apollo Education Group Class A common stock and University of Phoenix Online common stock will not have any voting rights and will be unable to influence our business.

• Having multiple series of common stock could create potential conflicts of interest and our board of directors could make decisions that adversely affect holders of either Apollo Education Group common stock or University of Phoenix Online common stock.

• We may dispose of assets allocated to either Apollo Education Group or University of Phoenix Online without your approval.

• Our board of directors has broad discretion regarding allocation matters and may make allocations in a manner that is disadvantageous to holders of Apollo Education Group common stock or holders of University of Phoenix Online common stock.

The risk factors associated with the Tracking Stock Proposal are more fully described on page 25 under the heading “Risk Factors.”

Federal Income Tax Considerations:	In the opinion of PricewaterhouseCoopers LLP, the Tracking Stock Proposal, creating University of Phoenix Online common stock and reclassifying our existing common stock, will be tax free to us and to our existing common shareholders. However, the Internal Revenue Service could disagree. There are no court decisions or other authorities bearing directly on the effect of implementation of a proposal such as the Tracking Stock Proposal. You should consult a tax advisor.

Cash Management and Allocation Policies:	In order to enable us to track the economic performance of each of University of Phoenix Online common stock and Apollo Education Group common stock in the event that the Tracking Stock Proposal is adopted by our shareholders, all of our assets and liabilities have been allocated between Apollo Education Group and University of Phoenix Online. To address the ongoing relationship between Apollo Education Group and University of Phoenix Online, and possible further allocations of our assets and liabilities between University of Phoenix Online and Apollo Education Group, our board of directors has adopted a series of policies. Although it has no present intention to do so, our board of directors may at any time in its sole discretion modify, rescind, or supplement these policies.

These policies also contain provisions that set parameters for:

• commercial transactions between Apollo Education Group and University of Phoenix Online;

• specified extraordinary transactions, including repurchases of University of Phoenix Online common stock by Apollo Education Group; and

• allocations of corporate expenses, license fees, and income tax expenses.

Summary Comparison of Terms of Existing Common Stock with Terms of Apollo Education Group Common Stock and University of Phoenix Online Common Stock

      The following compares certain terms of our existing common stock to the proposed terms of Apollo Education Group common stock and University of Phoenix Online common stock. Apollo Education Group common stock and University of Phoenix Online common stock will be common stock of Apollo Group, Inc. This comparison is not complete and should be read together with the more detailed information contained in the rest of this Proxy Statement. In particular, see “Description of our Capital Stock.”

Tracking Stock Proposal

Basic Investment Characteristics:

	Apollo Education Group	University of Phoenix Online
Existing common stock	common stock	common stock

Our existing common stock reflects the performance of all of our businesses, including:

• the University of Phoenix, Inc. (including the online division);
• the Institute for Professional Development;
• the College for Financial Planning Institutes Corporation;
• Western International University, Inc.; and
• Apollo Learning Group, Inc.	We intend Apollo Education Group common stock to reflect or “track” the economic performance of Apollo Education Group, including:

• the University of Phoenix, Inc. (other than the online division);
• the Institute for Professional Development;
• the College for Financial Planning Institutes Corporation;
• Western International University, Inc.;
• Apollo Learning Group, Inc.; and
	• A retained interest in University of Phoenix Online, which is currently 100% but will decline to reflect the planned offering of University of Phoenix Online common stock as well as any future issuances of University of Phoenix Online common stock and other transactions.	We intend University of Phoenix Online common stock to reflect or “track” the economic performance of University of Phoenix Online, the online division of the University of Phoenix, Inc.
	The business and assets allocated to Apollo Education Group are not, however, those of a separate corporation. Further, if we liquidate, holders of Apollo Education Group common stock will not have rights to receive specific assets allocated to Apollo Education Group or rights to receive amounts tied directly to the value of the assets allocated to Apollo Education Group. Instead, if we liquidate, our assets, after payment of all	The business and assets allocated to University of Phoenix Online are not, however, those of a separate corporation. Further, if we liquidate, holders of University Phoenix Online common stock will not have rights to receive specific assets allocated to University of Phoenix Online or rights to receive amounts tied directly to the value of assets allocated to University of Phoenix Online. Instead, if we liquidate, our assets, after payment of all

Basic Investment Characteristics (Continued)

	Apollo Education Group	University of Phoenix Online
Existing common stock	common stock	common stock

liabilities and liquidation preferences on any outstanding shares of preferred stock, would be distributed to holders of all series of our common stock based on the respective value of all series of our common stock.
Although we intend Apollo Education Group common stock to track the economic performance of Apollo Education Group, such stock will be common stock of Apollo Group, Inc. For this reason, holders of Apollo Education Group common stock will be subject to all of the risks associated with an investment in Apollo Group, Inc. and all of its businesses, including University of Phoenix Online. Accordingly, we can offer no assurance that the market price of Apollo Education Group common stock will, in fact, track the economic performance of Apollo Education Group.	liabilities and liquidation preferences on any outstanding shares of preferred stock, would be distributed to holders of all series of our common stock based on the respective value of all series of our common stock.
Although we intend University of Phoenix Online common stock to track the economic performance of University of Phoenix Online, University of Phoenix Online common stock will be common stock of Apollo Group, Inc. For this reason, holders of University of Phoenix Online common stock will be subject to all of the risks associated with an investment in Apollo Group, Inc. and all of its businesses. Accordingly, we can offer no assurance that the market price of University of Phoenix Online common stock will, in fact, track the economic performance of University of Phoenix Online.

Issuance:

	Apollo Education Group	University of Phoenix Online
Existing common stock	common stock	common stock

Our existing common stock is divided into two separate series — Class A common stock and Class B common stock.	Immediately after we amend and restate our articles of incorporation, we will reclassify each outstanding share of existing Class A common stock into a share of Apollo Education Group Class A common stock. We will also reclassify each outstanding share of existing Class B common stock into a share of Apollo Education Group Class B common stock.	Subject to prevailing market and other conditions, we currently expect to issue shares of University of Phoenix Online common stock in a public offering at some time after shareholder approval of the Tracking Stock Proposal. The specific terms of such offering, including the amount of University of Phoenix Online common stock we issue and the public offering price, as well as the precise time of the offering, will depend upon factors such as stock market conditions and the performance of University of Phoenix Online.

Use of Proceeds of University of Phoenix Online common stock:

	Apollo Education Group	University of Phoenix Online
Existing common stock	common stock	common stock

N/ A	N/ A	We currently plan to attribute the net proceeds from shares of University of Phoenix Online common stock to University of Phoenix Online. We would use the net proceeds to expand the University of Phoenix Online business.

Retained Interest After Initial Offering of University of Phoenix Online common stock:

	Apollo Education Group	University of Phoenix Online
Existing common stock	common stock	common stock

N/ A	We would adjust the retained interest of Apollo Education Group in University of Phoenix Online, which would initially be 100%, to reflect issuances, distributions, or repurchases of University of Phoenix Online common stock, capital contributions to, or returns of capital from, University of Phoenix Online, and other events.
We currently plan to issue 5,000,000 shares of University of Phoenix Online common stock, exclusive of the underwriters’ over-allotment option, in a public

Retained Interest After Initial Offering of University of Phoenix Online common stock (Continued)

	Apollo Education Group	University of Phoenix Online
Existing common stock	common stock	common stock

offering some time following approval of the Tracking Stock Proposal. This would reduce Apollo Education Group’s retained interest in University of Phoenix Online to approximately 90.5% immediately following the offering.

Dividends:

	Apollo Education Group	University of Phoenix Online
Existing common stock	common stock	common stock

We do not expect to pay any dividends on our existing common stock for the foreseeable future.	We do not expect to pay any dividends on Apollo Education Group common stock for the foreseeable future.	We do not expect to pay any dividends on University of Phoenix Online common stock for the foreseeable future.

We are otherwise permitted to pay dividends out of our assets legally available for the payment of dividends under Arizona law.	We will otherwise be permitted to pay dividends on Apollo Education Group common stock out of our assets legally available for the payment of dividends under Arizona law, but the total of the amounts paid as dividends on Apollo Education Group common stock cannot exceed the amount that would be legally available for the payment of dividends under Arizona law if Apollo Education Group were a separate Arizona corporation and Apollo Education Group’s retained interest in University of Phoenix Online common stock were represented by outstanding shares of University of Phoenix Online common stock.	We will otherwise be permitted to pay dividends on University of Phoenix Online common stock out of our assets legally available for the payment of dividends under Arizona law, and transfer corresponding amounts to Apollo Education Group in respect of its retained interest in University of Phoenix Online, but the total of the amounts paid as dividends on University of Phoenix Online common stock, and the corresponding amounts transferred to Apollo Education Group in respect of its retained interest in University of Phoenix Online, cannot exceed the amount that would be legally available for the payment of dividends under Arizona law if University of Phoenix Online were a separate Arizona corporation.
	Under Arizona law, a corporation may pay a dividend only if it is able to pay its debts as they become due and if it maintains positive net worth after the dividend is paid. Therefore, it is possible that Apollo Education Group could have positive operating results but losses at University of Phoenix Online are so severe as to prevent payment of a dividend on Apollo Education Group common stock. Accordingly, the legal ability to pay dividends will not necessarily link the performance of Apollo Education Group with the market price of Apollo Education Group common stock. However, because we do not expect to pay any	Under Arizona law, a corporation may pay a dividend only if it is able to pay its debts as they become due and if it maintains positive net worth after the dividend is paid. Therefore, it is possible that University of Phoenix Online could have positive operating results but losses at Apollo Education Group are so severe as to prevent payment of a dividend on University of Phoenix Online common stock. Accordingly, the legal ability to pay dividends will not necessarily link the performance of University of Phoenix Online with the market price of University of Phoenix Online common stock. However,

Dividends (Continued)

	Apollo Education Group	University of Phoenix Online
Existing common stock	common stock	common stock

	dividends on Apollo Education Group common stock for the foreseeable future, we do not believe that the provisions governing the payment of dividends on Apollo Education Group common stock will affect any correlation of Apollo Education Group’s economic performance to the market price of Apollo Education Group common stock.	because we do not expect to pay any dividends on University of Phoenix Online common stock for the foreseeable future, we do not believe that the provisions governing the payment of dividends on University of Phoenix Online common stock will affect any correlation of University of Phoenix Online’s economic performance to the market price of University of Phoenix Online common stock.
	We will be permitted to pay dividends exclusively on University of Phoenix Online common stock, exclusively on Apollo Education Group common stock, or both, in equal or unequal amounts.	We will be permitted to pay dividends exclusively on Apollo Education Group common stock, exclusively on University of Phoenix Online common stock, or both, in equal or unequal amounts.

Your rights if we dispose of all or substantially all of the assets allocated to Apollo Education Group or University of Phoenix Online

	Apollo Education Group	University of Phoenix Online
Existing common stock	common stock	common stock

N/ A	Generally, if we dispose of 80% or more of the assets allocated to Apollo Education Group and the disposition is not an exempt disposition, we would be required to choose one of the following three alternatives:
• pay a dividend to holders of Apollo Education Group common stock in an amount equal to the net proceeds of that disposition; or
• redeem outstanding shares of Apollo Education Group Class A common stock from holders of those shares for an amount equal to the holders’ proportionate interest in the net proceeds of that disposition; or
• convert shares of Apollo Education Group Class A common stock to shares of University of Phoenix Online	Generally, if we dispose of 80% or more of the assets allocated to University of Phoenix Online and the disposition is not an exempt disposition, we would be required to choose one of the following three alternatives:
• pay a dividend to holders of University of Phoenix Online common stock in an amount equal to the holders’ proportionate interest in the net proceeds of that disposition; or
• redeem outstanding shares of University of Phoenix Online common stock from holders of those shares for an amount equal to the holders’ proportionate interest in the net proceeds of that disposition; or
• convert shares of University of Phoenix Online common stock to shares of Apollo Education

Your rights if we dispose of all or substantially all of the assets allocated to Apollo Education Group or University of Phoenix Online (Continued)

	Apollo Education Group	University of Phoenix Online
Existing common stock	common stock	common stock

	common stock based on the average market value of Apollo Education Group Class A common stock as compared to the average market value of University of Phoenix Online common stock over a specified 20 trading period following the disposition of assets, plus a premium, payable in additional shares of University of Phoenix Online common stock, in certain cases. The premium will be 10% if the disposition of assets occurs before the second anniversary of the issuance of University of Phoenix Online common stock. However, there will be no premium if specified changes or clarifications in the U.S. federal income tax treatment of tracking stock occur before the conversion, or if the disposition of assets occurs on or after the second anniversary of the issuance of University of Phoenix Online common stock.	Group Class A common stock based on the average market value of University of Phoenix Online common stock as compared to the average market value of Apollo Education Group Class A common stock over a specified 20 day trading period following the disposition of assets, plus a premium, payable in additional shares of Apollo Education Group Class A common stock, in certain cases. The premium will be 10% if the disposition of assets occurs before the second anniversary of the issuance of University of Phoenix Online common stock. However, there will be no premium if specified changes or clarifications in the U.S. federal income tax treatment of tracking stock occur before the conversion, or if the disposition of assets occurs on or after the second anniversary of the issuance of University of Phoenix Online common stock.
The holders’ “proportionate interest” in the net proceeds of the disposition will equal the product of the net proceeds of the disposition, multiplied by a fraction:
• the numerator of which is the number of shares of Apollo Education Group Class A common stock outstanding at the time of the disposition and
• the denominator of which is the number of shares of Apollo Education Group common stock outstanding at the time of the disposition.	The holders’ proportionate interest in the net proceeds of the disposition will equal the product of the net proceeds of the disposition, multiplied by a fraction:
• the numerator of which is the number of shares of University of Phoenix Online outstanding at the time of the disposition; and
• the denominator of which is the sum of:
   • the number of shares of University of Phoenix Online common stock outstanding at the time of the disposition; plus
• the number of shares of

Your rights if we dispose of all or substantially all of the assets allocated to Apollo Education Group or University of Phoenix Online (Continued)

	Apollo Education Group	University of Phoenix Online
Existing common stock	common stock	common stock

University of Phoenix Online common stock that would be issued if Apollo Education Group’s retained interest in University of Phoenix Online at the time of the disposition was reflected in outstanding shares of University of Phoenix Online common stock.
An “exempt disposition” means any of the following:
• a disposition in connection with our dissolution, or our liquidation and winding-up, and the distribution of our assets to our shareholders;
• a disposition to any person or entity controlled by us, as determined by our board of directors;
• a disposition for which we receive consideration consisting primarily of equity securities of an entity that is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to businesses conducted by Apollo Education Group prior to the disposition, as determined by our board of directors;
• a disposition that represents a dividend of assets allocated to Apollo Education Group which is paid to holders of Apollo Education Group common stock; or
• any other disposition, if at the time of the disposition:
  • there are no shares of Apollo Education Group Class  A common stock outstanding; or
• there are no shares of	An “exempt disposition” means any of the following:
• a disposition in connection with our dissolution, or our liquidation and winding-up, and the distribution of our assets to our shareholders;
• a disposition to any person or entity controlled by us, as determined by our board of directors;
• a disposition for which we receive consideration consisting primarily of equity securities of an entity that is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to businesses conducted by University of Phoenix Online prior to the disposition, as determined by our board of directors;
• a disposition that represents a dividend of assets allocated to University of Phoenix Online which is paid to holders of University of Phoenix Online common stock; or
• any other disposition, if at the time of the disposition:
  • there are no shares of Apollo Education Group Class  A common stock outstanding; or
• there are no shares of

Your rights if we dispose of all or substantially all of the assets allocated to Apollo Education Group or University of Phoenix Online (Continued)

	Apollo Education Group	University of Phoenix Online
Existing common stock	common stock	common stock

University of Phoenix Online common stock outstanding.
Accordingly, if the disposition of Apollo Education Group’s assets constitutes an exempt disposition, we will not pursue any of the dividend, redemption, or conversion alternatives discussed above. Instead, in general:
• If the exempt disposition occurs in connection with our liquidation, holders of Apollo Education Group would have the conventional rights associated with that stock upon our liquidation, including rights to receive their proportionate interest in our assets remaining after all of our liabilities and liquidation preferences on any outstanding shares of preferred stock are paid;
• If the exempt disposition represents a dividend of assets paid to holders of Apollo Education Group common stock, the holders of Apollo Education Group common stock would receive those assets directly; and
• If the exempt disposition relates to a transfer of assets to a person or entity controlled by us or the receipt of equity securities from an entity that is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to businesses conducted by Apollo Education Group, or if the exempt disposition occurs when there are no shares of University of Phoenix Online common stock outstanding, we would receive the consideration from that disposition and shareholders would retain their stock.	University of Phoenix Online common stock outstanding.
Accordingly, if the disposition of University of Phoenix Online’s assets constitutes an exempt disposition, we will not pursue any of the dividend, redemption, or conversion alternatives discussed above. Instead, in general:
• If the exempt disposition occurs in connection with our liquidation, holders of University of Phoenix Online common stock would have the conventional rights associated with that stock upon our liquidation, including rights to receive their proportionate interest in our assets remaining after all of our liabilities and liquidation preferences on any outstanding shares of preferred stock are paid;
• If the exempt disposition represents a dividend or other distribution of assets paid to holders of University of Phoenix Online common stock, the holders of University of Phoenix Online common stock would receive those assets directly; and
• If the exempt disposition relates to a transfer of assets to a person or entity controlled by us or the receipt of equity securities from an entity that is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to businesses conducted by University of Phoenix Online, or if the exempt disposition occurs when there are no shares of Apollo Education Group Class A common stock outstanding, we

Your rights if we dispose of all or substantially all of the assets allocated to Apollo Education Group or University of Phoenix Online (Continued)

	Apollo Education Group	University of Phoenix Online
Existing common stock	common stock	common stock

	However, if substantially all of our assets, including the assets allocated to Apollo Education Group, are disposed of in a single transaction in exchange for the receipt of equity securities of an entity that is primarily engaged or proposes to engage primarily in one or more businesses complementary to our businesses, then generally the equity securities would be distributed to all of our shareholders.	would receive the consideration from that disposition and shareholders would retain their stock. However, if substantially all of our assets, including the assets allocated to University of Phoenix Online, are disposed of in a single transaction in exchange for the receipt of equity securities of an entity that is primarily engaged or proposes to engage primarily in one or more businesses complementary to our businesses, then generally the equity securities would be distributed to all of our shareholders.

Our option to convert shares of University of Phoenix Online common stock to shares of Apollo Education Group Class A common stock:

	Apollo Education Group	University of Phoenix Online
Existing common stock	common stock	common stock

N/ A	N/ A	We will have the right, at any time, to convert shares of University of Phoenix Online common stock to shares of Apollo Education Group Class A common stock based on the average market value of University of Phoenix Online common stock as compared to the average market value of Apollo Education Group Class A common stock over a specified 20 day trading period and to pay a premium, payable in additional shares of Apollo Education Group Class A common stock, in certain cases. The premium will be 25% if the conversion occurs during the first year after the issuance of University of Phoenix Online common stock; 20% if the conversion occurs during the second year after the issuance of University of Phoenix Online common stock; 15% if the conversion occurs during the third year after the issuance of University of Phoenix Online

Our option to convert shares of University of Phoenix Online common stock to shares of Apollo Education Group Class A common stock: (Continued)

	Apollo Education Group	University of Phoenix Online
Existing common stock	common stock	common stock

common stock; and 10% if the conversion occurs thereafter. However, no premium will be payable if the conversion occurs at any time after the aggregate market value of the outstanding University of Phoenix Online common stock has exceeded, for any 20 consecutive trading day period, 60% of the aggregate market value of the outstanding Apollo Education Group Class A common stock. Additionally, no premium will be payable if the conversion occurs after the occurrence of specified changes or clarifications in the U.S. federal income tax treatment of tracking stock.

Our right to convert shares to shares of an Apollo subsidiary

	Apollo Education Group	University of Phoenix Online
Existing common stock	common stock	common stock

N/ A	We will have the right, at any time, to transfer all of the allocated assets and liabilities of Apollo Education Group to a subsidiary of ours and, in that event, to convert shares of Apollo Education Group Class A common stock to shares of non-voting stock of that subsidiary and shares of Apollo Education Group Class B common stock to shares of voting common stock of that subsidiary.	We will have the right, at any time, to transfer all of the allocated assets and liabilities of University of Phoenix Online to a subsidiary of ours and, in that event, to convert all of the shares of University of Phoenix Online common stock to a specified number of the shares of non- voting stock of that subsidiary.
The shares in the subsidiary received by holders of University of Phoenix Online common stock in that case would represent the same proportionate interest in the equity of the subsidiary that the outstanding University of Phoenix Online common stock represents in the overall equity of University of Phoenix Online at the time of the conversion, taking into consideration for this purpose Apollo Education Group’s retained interest in University of Phoenix Online at such time. We would either retain the remaining

Our right to convert shares to shares of an Apollo subsidiary (Continued)

	Apollo Education Group	University of Phoenix Online
Existing common stock	common stock	common stock

shares of the subsidiary or distribute the remaining shares of the subsidiary to the holders of Apollo Education Group common stock with:
• holders of Apollo Education Group Class A common stock receiving shares of the same series of subsidiary stock as the shares issued to holders of University of Phoenix Online common stock; and
• holders of Apollo Education Group Class B common stock receiving shares of a separate series of common stock of the subsidiary that possess voting rights with respect to the subsidiary that are generally comparable to the voting rights that Apollo Education Group Class B common stock has with respect to us.

Voting:

	Apollo Education Group	University of Phoenix Online
Existing common stock	common stock	common stock

Our Class A common stock has no voting rights, except in limited circumstances.	Apollo Education Group Class A common stock will have no voting rights, except in limited circumstances.	University of Phoenix Online common stock will have no voting rights, except in limited circumstances.
Our Class B common stock has one vote per share.	Apollo Education Group Class B common stock will have one vote per share.

Liquidation:

	Apollo Education Group	University of Phoenix Online
Existing common stock	common stock	common stock

If we liquidate, holders of our existing common stock are entitled to receive our net assets, if any, remaining for distribution to shareholders, after payment or provision for all our liabilities and payment of any liquidation preference payable to any holders of preferred stock.	If we liquidate, holders of Apollo Education Group common stock will not have rights to receive specific assets allocated to Apollo Education Group or rights to receive amounts tied directly to the value of the assets allocated to Apollo Education Group. Instead, holders of Apollo Education Group common stock and University of Phoenix Online common stock will, upon our liquidation, be entitled to receive their proportionate interest in our net assets, if any, remaining for distribution to shareholders, after all of our liabilities and the liquidation preferences on any outstanding shares of our preferred stock are paid. Any remaining assets will be distributed pro rata in accordance with the average market value of Apollo Education Group common stock, valuing the Apollo Education Group Class B common stock at the market value of Apollo Education Group Class A common stock, and the average market value of University of Phoenix Online common stock over, a specified 20 trading day period prior to the liquidation.	If we liquidate, holders of University of Phoenix Online common stock will not have rights to receive specific assets allocated to University of Phoenix Online or rights to receive amounts tied directly to the value of the assets allocated to University of Phoenix Online. Instead, holders of University of Phoenix Online common stock and Apollo Education Group common stock will, upon our liquidation, be entitled to receive our net assets, if any, remaining for distribution to shareholders, after all of our liabilities and the liquidation preferences on any outstanding shares of our preferred stock are paid. Any remaining assets will be distributed pro rata in accordance with the average market value of Apollo Education Group common stock, valuing the Apollo Education Group Class B common stock at the market value of Apollo Education Group Class A common stock, and the average market value of University of Phoenix Online common stock, over a specified 20 trading day period prior to the liquidation.

Exchange Listings:

	Apollo Education Group	University of Phoenix Online
Existing common stock	common stock	common stock

Class A common stock is listed on The Nasdaq National Market under the symbol “APOL.”	Apollo Education Group Class A common stock will continue to be listed on The Nasdaq National Market under the symbol “APOL.”	We currently intend to apply for the listing of University of Phoenix Online common stock on The Nasdaq National Market under the symbol “UOPX”.

PROPOSALS 2, 3, AND 4

ADOPTION AND AMENDMENTS OF BENEFIT PLANS

      At the Special Meeting, we will ask the holders of Class B common stock to consider and approve proposals to adopt the Apollo Group, Inc. 2000 Stock Incentive Plan, and amend and restate the Apollo Group, Inc. 1994 Employee Stock Purchase Plan, and the Apollo Group, Inc. Director Stock Plan. The adoption and amendments would permit grants of awards under each plan to be made with respect to either Apollo Education Group Class A common stock or University of Phoenix Online common stock. The amendments would also increase the number of shares authorized for issuance under the plans.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

      Our board of directors has approved the amendment to our articles of incorporation and the adoption and amendment of the benefit plans, and recommends that you vote “FOR” each of them.

CONSOLIDATING STATEMENT OF OPERATIONS DATA

      The following schedules present statement of operations data of Apollo Education Group, University of Phoenix Online, and Apollo Group, Inc. We have presented this information to illustrate the respective operating results of Apollo Education Group and University of Phoenix Online, including the impact of the inter-Group license fee and inter-Group allocated expenses, and how the operating results of those Groups relate to the consolidated operating results of Apollo Group, Inc. This information, which has been prepared in accordance with generally accepted accounting principles, should be read together with the consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Apollo Group,” and the financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of University of Phoenix Online” which are included elsewhere in this Proxy Statement.

      The statement of operations data of Apollo Group, Inc. for the years ended August 31, 1999, 1998, and 1997 have been derived from our audited financial statements which are included elsewhere in this Proxy Statement. The statement of operations data of Apollo Group, Inc. for the nine months ended May 31, 2000 and 1999 have been derived from our unaudited financial statements which are included elsewhere in this Proxy Statement. The statement of operations data of Apollo Education Group for the years ended August 31, 1999, 1998, and 1997 and for the nine months ended May 31, 2000 and 1999 is unaudited and has been derived from our accounting records for the respective periods. The statement of operations data of University of Phoenix Online for the years ended August 31, 1999, 1998 and 1997 have been derived from the audited financial statements of University of Phoenix Online which are included elsewhere in this Proxy Statement. The statement of operations data of University of Phoenix Online for the nine months ended May 31, 2000 and 1999 have been derived from University of Phoenix Online’s unaudited financial statements for the respective periods which are included elsewhere in this Proxy Statement.

      The information presented below for Apollo Education Group excludes its retained interest in University of Phoenix Online, which is currently 100%. This retained interest will decline to reflect the issuances of University of Phoenix Online Common Stock and may be further adjusted to reflect other events.

      Since its inception, we have financed University of Phoenix Online’s operations internally and have not incurred any related third party debt. University of Phoenix Online does not maintain a bank account; rather all of its cash receipts and disbursements are processed by us on University of Phoenix Online’s behalf. Currently, all amounts are settled through the funds allocated to/from Apollo Education Group component of University of Phoenix Online’s divisional net worth. Whenever University of Phoenix Online generates cash from operations, that cash is deemed to be transferred to Apollo Education Group and is accounted for as a return of capital. Whenever University of Phoenix Online has a cash need, that cash need is deemed to be transferred from Apollo Education Group and is accounted for as a capital contribution. As a result of this policy, the accompanying consolidating statement of operations data does not reflect any inter-Group interest income or expense. Additionally, this policy will not change prior to the completion of the tracking stock offering.

      We currently expect that following the tracking stock offering, the difference between the net proceeds of such offering and outlays attributable to University of Phoenix Online following the offering will be accounted for as a revolving credit advance from University of Phoenix Online to Apollo Education Group requiring the reflection of interest expense by Apollo Education Group and interest income by University of Phoenix Online at the rate of interest determined by our board of directors. Any other cash transfers accounted for as revolving credit advances will not bear interest unless our board of directors determines otherwise. As a result of this change in policy, our consolidating statement of operations data for periods subsequent to the offering may reflect inter-Group interest income and expense. Accordingly, operating results for Apollo Education Group and University of Phoenix Online for periods subsequent to the tracking stock offering may not be comparable to such operating results prior to the offering.

      We intend, for so long as the University of Phoenix Online common stock remains outstanding, to include in our filings under the Securities Act of 1934, financial statements of University of Phoenix Online, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of University of Phoenix Online,” as of the same dates and for the same periods as our consolidated financial statements. These financial statements will be prepared in accordance with generally accepted accounting principles, and in the case of annual financial statements will be audited. These financial statements are not legally required under current law or SEC regulations.

CONSOLIDATING STATEMENT OF OPERATIONS DATA (continued)

	Nine Months Ended May 31, 2000

	Apollo	University		Apollo
	Education	of Phoenix		Group,
	Group	Online	Eliminations	Inc.

	(unaudited)

(In thousands)

Revenues:

Tuition and other, net(1)	$374,037	$70,952	$—	$444,989

Inter-Group license fee revenue(2)	2,838		(2,838)	—

	376,875	70,952	(2,838)	444,989

Costs and expenses:
Instructional costs and services

External expenses(3)	236,643	26,449		263,092

Inter-Group allocated expenses(4)	(6,942)	6,942		—

Inter-Group license fee expense(2)		2,838	(2,838)	—
Selling and promotional

External expenses(3)	56,425	9,992		66,417

Inter-Group allocated expenses(4)	(461)	461		—
General and administrative

External expenses(3)	35,272			35,272

Inter-Group allocated expenses(4)	(5,082)	5,082		—

	315,855	51,764	(2,838)	364,781

Income from operations	61,020	19,188		80,208

Interest income, net	4,186			4,186

Income before income taxes	65,206	19,188		84,394

Provision for income taxes(5)	26,769	7,742		34,511

Net income	$38,437	$11,446	$—	$49,883

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Nine Months Ended May 31, 1999

	Apollo	University		Apollo
	Education	of Phoenix		Group,
	Group	Online	Eliminations	Inc.

	(unaudited)

(In thousands)

Revenues:

Tuition and other, net(1)	$312,911	$50,250	$—	$363,161

Inter-Group license fee revenue(2)	2,010		(2,010)	—

	314,921	50,250	(2,010)	363,161

Costs and expenses:
Instructional costs and services

External expenses(3)	190,107	22,053		212,160

Inter-Group allocated expenses(4)	(3,831)	3,831		—

Inter-Group license fee expense(2)		2,010	(2,010)	—
Selling and promotional

External expenses(3)	47,423	7,809		55,232

Inter-Group allocated expenses(4)	(127)	127		—
General and administrative

External expenses(3)	28,695			28,695

Inter-Group allocated expenses(4)	(3,798)	3,798		—

	258,469	39,628	(2,010)	296,087

Income from operations	56,452	10,622		67,074

Interest income, net	3,939			3,939

Income before income taxes	60,391	10,622		71,013

Provision for income taxes(5)	24,054	4,306		28,360

Net income	$36,337	$6,316	$—	$42,653

See accompanying footnotes on page 22-23.

CONSOLIDATING STATEMENT OF OPERATIONS DATA (continued)

	Year Ended August 31, 1999				Year Ended August 31, 1998

	Apollo				Apollo
	Education	University		Apollo	Education	University
	Group	of Phoenix	Eliminations	Group,	Group	of Phoenix	Eliminations
	(Unaudited)	Online	(Unaudited)	Inc.	(Unaudited)	Online	(Unaudited)

(In thousands)

Revenues:

Tuition and other, net(1)	$429,264	$69,582	$—	$498,846	$339,796	$45,081	$—

Inter-Group license fee revenue(2)	2,783		(2,783)	—	1,803		(1,803)

	432,047	69,582	(2,783)	498,846	341,599	45,081	(1,803)

Costs and expenses:
Instructional costs and services

External expenses(3)	259,190	31,872		291,062	212,168	20,424

Inter-Group allocated expenses(4)	(4,973)	4,973		—	(3,599)	3,599

Inter-Group license fee expense(2)		2,783	(2,783)	—		1,803	(1,803)
Selling and promotional

External expenses(3)	63,958	11,247		75,205	41,291	7,744

Inter-Group allocated expenses(4)	(131)	131		—	(119)	119
General and administrative

External expenses(3)	39,826			39,826	33,064

Inter-Group allocated expenses(4)	(5,444)	5,444		—	(3,631)	3,631

	352,426	56,450	(2,783)	406,093	279,174	37,320	(1,803)

Income from operations	79,621	13,132		92,753	62,425	7,761

Interest income, net	5,229			5,229	6,086

Income before income taxes	84,850	13,132		97,982	68,511	7,761

Provision for income taxes(5)	33,654	5,323		38,977	26,824	3,151

Net income	$51,196	$7,809	$—	$59,005	$41,687	$4,610	$—

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Year Ended	August 31, 1998 ar Ended August 31, 1997

		Apollo
	Apollo	Education	University
	Group,	Group	of Phoenix	Eliminations	Apollo
	Inc.	(Unaudited)	Online	(Unaudited)	Group, Inc.

(In thousands)

Revenues:

Tuition and other, net(1)	$384,877	$250,645	$28,550	$—	$279,195

Inter-Group license fee revenue(2)	—	1,142		(1,142)	—

	384,877	251,787	28,550	(1,142)	279,195

Costs and expenses:
Instructional costs and services

External expenses(3)	232,592	152,705	15,015		167,720

Inter-Group allocated expenses(4)	—	(1,259)	1,259		—

Inter-Group license fee expense(2)	—		1,142	(1,142)	—
Selling and promotional

External expenses(3)	49,035	29,231	5,956		35,187

Inter-Group allocated expenses(4)	—	(72)	72		—
General and administrative

External expenses(3)	33,064	25,481			25,481

Inter-Group allocated expenses(4)	—	(2,486)	2,486		—

	314,691	203,600	25,930	(1,142)	228,388

Income from operations	70,186	48,187	2,620		50,807

Interest income, net	6,086	4,174			4,174

Income before income taxes	76,272	52,361	2,620		54,981

Provision for income taxes(5)	29,975	20,524	1,078		21,602

Net income	$46,297	$31,837	$1,542	$—	$33,379

      (1)  Tuition and other revenues are shown net of discounts from a variety of promotional programs and represent amounts earned from students of Apollo Education Group and University of Phoenix Online, respectively. There are no tuition or other revenues which have been allocated between Apollo Education Group and University of Phoenix Online.

      (2)  Apollo Group, Inc. charges University of Phoenix Online a license fee equal to 4% of University of Phoenix Online’s net revenues for the use of curriculum, trademarks, and copyrights owned by Apollo Group, Inc. and its subsidiaries. The license fee, which is included in University of Phoenix Online’s instructional costs and services, totalled $2.8 million, $1.8 million and $1.1 million for the years ended August 31, 1999, 1998 and 1997, respectively, and $2.8 million and $2.0 million for the nine months ended May  31, 2000 and 1999, respectively. The inter-Group license fee revenue of Apollo Education Group eliminates against the inter-Group license fee expense of University of Phoenix Online in consolidation at the Apollo Group, Inc. level.

      The related license policy was not in place prior to March 24, 2000; however, in order to prepare financial statements that include the charges and benefits of the types provided for under this policy, the accompanying consolidating statement of operations data reflect charges and benefits that would have applied if this policy had been in effect during the periods presented. Although it has no present intention to do so, Apollo Group, Inc.’s board of directors may at any time in its sole discretion modify, rescind, or supplement this policy.

      (3)  External expenses represent costs incurred directly by Apollo Education Group and University of Phoenix Online and do not include any inter-Group allocations.

      (4)  Certain costs incurred by Apollo Group, Inc. and the University of Phoenix, including legal, accounting, corporate office and centralized student services have been allocated to University of Phoenix Online on the basis of its revenues in relation to those of Apollo Group, Inc. and the University of Phoenix, Inc. The allocation of such expenses to University of Phoenix Online was as follows:

				Nine months ended
	Year ended August 31,			May 31,

	1999	1998	1997	2000	1999

				(unaudited)

Instructional costs and services	$4,973	$3,599	$1,259	$6,942	$3,831

Selling and promotional	131	119	72	461	127

General and administration	5,444	3,631	2,486	5,082	3,798

	$10,548	$7,349	$3,817	$12,485	$7,756

      The related corporate expense allocation policy was not in place prior to March 24, 2000; however, in order to prepare financial statements that include the charges and benefits of the types provided for under this policy, the accompanying consolidating statement of operations data reflect charges and benefits that would have applied if this policy had been in effect during the periods presented. Although it has no present intention to do so, Apollo Group, Inc.’s board of directors may at any time in its sole discretion modify, rescind, or supplement this policy.

      (5)  University of Phoenix Online’s results, along with other divisions of University of Phoenix, Inc., are included in the Apollo Group, Inc. consolidated federal income tax return. State taxes are paid based upon apportioned taxable income or loss of Apollo Group, Inc. with the exception of certain state taxes that are based upon an apportionment of University of Phoenix taxable income or loss. The provision for income taxes included in the accompanying consolidating statement of operations data has been calculated on a separate company basis.

THE SPECIAL MEETING

      Our board of directors is furnishing this Proxy Statement to solicit proxies in connection with a Special Meeting to be held at 10:00 a.m. (Arizona time), on August   , 2000, at our offices located at 4615 East Elwood Street, Phoenix, Arizona, 85040, and any adjournments or postponements thereof.

      Holders of Class A common stock ordinarily do not have any voting rights. However, because the proposed amendments to our restated articles of incorporation will create a new series of our common stock having rights and preferences substantially equal to our existing Class A common stock, the Arizona Business Corporation Act requires that the proposed amendments be approved by a majority of the outstanding shares of Class A common stock, as well as by a majority of the outstanding shares of Class B common stock, each voting as a separate class.

      Only holders of record of Class A common stock and Class B common stock at the close of business on July   , 2000, will be entitled to notice of and to vote at the Special Meeting. As of July   , 2000, there were outstanding                shares of Class A common stock and                shares of Class B common stock. A quorum will be met at the Special Meeting if a majority of the outstanding shares of common stock are present in person or by proxy. Each holder of Class A common stock and Class B common stock will be entitled to one vote for each share held as of July   , 2000, on all matters for which they are entitled to vote at the Special Meeting.

      We will vote shares represented by the proxies received and not properly revoked in accordance with the instructions contained therein. A shareholder who has given a proxy may revoke it at any time before it is exercised by filing with our Secretary a written revocation or a duly executed proxy bearing a later date or by voting in person at the Special Meeting. If no choice is specified on the form of proxy, the shares will be voted “FOR” the approval of each Proposal described in this Proxy Statement for which you are entitled to vote. If you vote “FOR” the Tracking Stock Proposal at the Special Meeting, you may be forfeiting your right to challenge the implementation of any aspect of the Tracking Stock Proposal in the future.

      The Tracking Stock Proposal requires the affirmative vote of a majority of the outstanding shares of each of the Class A and Class B common stock, each voting as a separate class. Each of Proposals 2, 3, and 4 requires the affirmative vote of a majority of the votes cast at the Special Meeting by the holders of Class B common stock. Our Chairman and his son own 92.9% of our voting stock. Abstentions with respect to any proposal will have the same effect as negative votes on each of the proposals. If a broker, which is the record holder of certain shares, indicates on a form of proxy that it does not have discretionary authority to vote such shares on any proposal, or if shares are voted in other circumstances in which proxy authority is defective or has been withheld with respect to such proposal, these non-voted shares will be counted for quorum purposes but will have the same effect as a negative vote on Proposal 1 and will have no effect on Proposals 2, 3, and 4.

      We will bear the expense of printing and mailing these proxy materials. In addition to soliciting proxies by mail, certain of our directors, officers, and other employees may solicit proxies by personal interview, telephone, or facsimile. We will not pay additional compensation to such persons for such solicitation. We will reimburse brokerage firms and others for their reasonable expense in forwarding solicitation materials to beneficial owners of common stock. We have also retained First Chicago Trust Corporation of New York, a division of Equiserve, to perform various proxy advisory, distribution, and solicitation services at a cost of approximately $3,500 plus disbursements.

RISK FACTORS

      You should carefully consider the risk factors described below, as well as the other information included in this Proxy Statement before you decide how to vote on the proposals. For purposes of this Proxy Statement, each of Apollo Education Group and University of Phoenix Online is sometimes referred to as a “Group.”

Holders of Apollo Education Group common stock and University of Phoenix Online common stock will be common shareholders of us and will not have any legal rights relating to specific assets of us.

      In order to track the economic performance of each of University of Phoenix Online and Apollo Education Group in the event that the Tracking Stock Proposed is approved by our shareholders, we have allocated all of our consolidated assets, liabilities, revenues, and expenses between Apollo Education Group and University of Phoenix Online. However, that allocation will not change the legal title to any assets or responsibility for any liabilities and will not affect the rights of any of our creditors. If we liquidate, our shareholders would receive a share of our net assets based on the relative trading prices of Apollo Education Group Class A common stock and University of Phoenix Online common stock rather than on any assessment of the actual value of assets allocated to University of Phoenix Online or Apollo Education Group. Holders of Apollo Education Group common stock and University of Phoenix Online common stock will continue to be common shareholders of us as a whole and, as such, will be subject to all risks associated with an investment in us and all of our businesses, assets, and liabilities.

Our Chairman and his son own 92.9% of our voting stock, which enables them to control substantially all actions taken by our shareholders.

      Our Chairman and Chief Executive Officer, John G. Sperling, Ph.D., and his son, Peter V. Sperling, who is also one of our directors, as well as our Senior Vice President, Secretary, and Treasurer own 92.9% of our Class B common stock, which is our only series of voting stock. By controlling 92.9% of our voting power, John and Peter Sperling are able to elect all members of our board of directors and control substantially all actions to be taken by our shareholders. As a result, they are able to maintain control over our operations and business.

Holders of Apollo Education Group Class A common stock and University of Phoenix Online common stock will not have any voting rights and will be unable to influence our business.

      Holders of Apollo Education Group Class A common stock and University of Phoenix Online common stock will not have the right to vote unless a separate class vote is required by Arizona law. Holders of Apollo Education Group Class B common stock have the sole right to elect our board of directors. As a result, holders of Apollo Education Group Class A common stock and University of Phoenix Online common stock will not have the ability to influence the management or focus of our business.

If we encounter financial difficulty, the market value of either Apollo Education Group Class A common stock or University of Phoenix Online common stock may suffer for reasons unrelated to the assets allocated to Apollo Education Group or University of Phoenix Online.

      Financial results of either Apollo Education Group or University of Phoenix Online could affect our consolidated results of operations, financial position, and borrowing costs. This could affect the results of operations, financial position, or borrowing costs of either Apollo Education Group or University of Phoenix Online or the market price of shares of Apollo Education Group Class A common stock or University of Phoenix Online common stock. In addition, if we incur losses, this will reduce the amount of our assets legally available for dividends on Apollo Education Group common stock and University of Phoenix Online common stock.

Our existing shareholders will have a reduced interest in the gains or losses attributable to the portion of University of Phoenix Online that is represented by the outstanding shares of University of Phoenix Online common stock.

      Holders of Apollo Education Group common stock will participate in the ownership of University of Phoenix Online through Apollo Education Group’s retained interest in University of Phoenix Online. Apollo Education Group’s retained interest in University of Phoenix Online will decrease as a result of the proposed issuance of University of Phoenix Online common stock pursuant to a planned public offering and may increase or decrease as a result of other events. We currently intend to issue 5,000,000 shares of University of Phoenix Online common stock, exclusive of the underwriters’ over-allotment option, in the planned offering. This would reduce Apollo Education Group’s retained interest in University of Phoenix Online to approximately 90.5% immediately following the offering. After the proposed issuance of University of Phoenix Online common stock, our existing shareholders will no longer share in the gains or losses attributable to the portion of University of Phoenix Online that is represented by the outstanding shares of University of Phoenix Online common stock. The price at which any shares of University of Phoenix Online common stock may be sold in the future may not reflect accurately the value of University of Phoenix Online common stock and thus holders of Apollo Education Group common stock may not appropriately benefit from such issuances. Our existing shareholders will not have any special rights to subscribe for University of Phoenix Online common stock. Further, there can be no assurance that the market value of Apollo Education Group Class A common stock will accurately reflect Apollo Education Group’s retained interest in University of Phoenix Online.

The cost of maintaining separate Groups will likely exceed the costs associated with operating our businesses in a single entity.

      The costs associated with implementing the Tracking Stock Proposal and the ongoing costs of operating Apollo Education Group and University of Phoenix Online as separate Groups will likely exceed the costs associated with our current operations. In particular, the issuance of University of Phoenix Online common stock will result in a complex capital structure and additional reporting requirements with respect to each Group.

Having multiple series of common stock could create potential conflicts of interest and our board of directors could make decisions that adversely affect holders of either Group.

      If the Tracking Stock Proposal is approved, we will have three series of common stock; University of Phoenix Online common stock, which is non-voting; Apollo Education Group Class A common stock, which is non-voting; and Apollo Education Group Class B common stock, which is voting. All shares of Apollo Education Group Class B common stock are held by our management. Holders of Apollo Education Group Class B common stock elect our board of directors and all holders of Apollo Education Group Class B common stock are members of our board of directors.

      Having multiple series of common stock could give rise to occasions when the interests of holders of one series may conflict or appear to conflict with the interests of holders of another series. In addition, due to the extensive relationships between, and the similarity of the businesses of, Apollo Education Group and University of Phoenix Online, there will likely be inherent conflicts of interest between the two Groups. Examples include our board of directors’ decisions relating to:

•	whether to allocate the proceeds of issuances of University of Phoenix Online common stock to Apollo Education Group in respect of its retained interest in University of Phoenix Online, which would reduce its ownership but results in no proceeds allocated to the benefit of the other holders of University of Phoenix Online common stock, or to the equity of University of Phoenix Online — which decisions would affect the amount of funds available to each to fund its operational and cash requirements and the cost of such funds;

•	how to allocate consideration received in connection with a merger involving us with or into another corporation between holders of Apollo Education Group common stock and University of Phoenix Online common stock, which may or may not be based on the relative trading prices of each of

University of Phoenix Online common stock and Apollo Education Group Class A common stock and, if not based on the relative trading prices of University of Phoenix Online common stock and Apollo Education Group common stock, may be based on the relative values of the assets allocated to and comprising each of University of Phoenix Online and Apollo Education Group; on a combination of both the relative trading prices of University of Phoenix Online common stock and Apollo Education Group common stock and the value of the assets allocated to and comprising University of Phoenix Online and Apollo Education Group, weighing each factor equally or unequally as our board of directors deems relevant in its sole discretion; or any other basis that our board deems appropriate in its sole discretion — which decision could be favorable or unfavorable to holders of any series of our common stock depending on how such proceeds are allocated;

•	whether and when to convert University of Phoenix Online common stock to Apollo Education Group Class A common stock — which decision could be favorable or unfavorable to shareholders of either series depending on their investment strategy and whether or not such issuance requires the payment of a premium;

•	whether and when to approve dispositions of the assets allocated to University of Phoenix Online or Apollo Education Group — which decisions could be favorable or unfavorable to the shareholders of either Group depending on the amount and type of the consideration received in such disposition, the holder’s investment strategy, and our board of directors’ determination to either pay a dividend, or redeem the holder’s shares, or convert shares of one series into another series;

•	whether to pay or omit the payment of dividends on Apollo Education Group common stock or University of Phoenix Online common stock; and

•	whether and to what extent Apollo Education Group and University of Phoenix Online compete with each other and how corporate opportunities are allocated between them — which decisions could be favorable or unfavorable to the shareholders of either series depending on the effect of such competition on each and how the corporate opportunities are allocated.

      If members of our board of directors own disproportionate interests, in percentage or value terms, in Apollo Education Group common stock and University of Phoenix Online common stock, it could create, or appear to create, potential conflicts of interest when they are faced with decisions that could have different implications for Apollo Education Group common stock and University of Phoenix Online common stock.

Our board of directors may change cash management and allocation policies at any time in a manner that adversely affects one Group.

      Our board of directors has adopted policies relating to cash management and allocations between Apollo Education Group and University of Phoenix Online. Our board of directors, may, in its sole discretion, at any time, modify, rescind, or add to any of these policies in a manner that is disadvantageous to either Apollo Education Group or University of Phoenix Online. Our board of directors’ discretion to change these policies, and on management matters generally, makes an investment in Apollo Education Group Class A common stock or University of Phoenix Online common stock riskier than an investment in ordinary common stock.

      Our board of directors will determine, in its sole discretion, whether to transfer cash or other assets to or away from either University of Phoenix Online or Apollo Education Group. Moreover, our board of directors has sole discretion to determine whether a transfer of cash or other assets from University of Phoenix Online to Apollo Education Group will be treated as a return of capital and whether a transfer of cash or other assets from Apollo Education Group to University of Phoenix Online will be treated as a contribution to capital. The determination of our board of directors as to how to account for a transfer of cash or other assets will affect each Group’s financial statements.

      Any transfers of cash or other assets that our board of directors determines to account for as capital contributions or returns of capital will increase or decrease Apollo Education Group’s retained interest in University of Phoenix Online. Although our board of directors would calculate any change in the retained interest by reference to the amount of cash or the value of such other assets transferred and the then current market value of University of Phoenix Online common stock, the change could come at a time when University of Phoenix Online common stock is considered to be overvalued or undervalued.

      If our board of directors determines to account for a transfer of cash or other assets from Apollo Education Group to University of Phoenix Online as a capital contribution to University of Phoenix Online, the extent of the increase in Apollo Education Group’s retained interest in University of Phoenix Online will be greater if shares of University of Phoenix Online common stock are trading at a lower price and thus may be considered undervalued than if they are trading at a higher price and thus may be considered overvalued. Similarly, if our board of directors determines to account for a transfer of cash or other assets from University of Phoenix Online to Apollo Education Group as a return of capital, the extent of the decrease in Apollo Education Group’s retained interest in University of Phoenix Online will be greater if shares of University of Phoenix Online common stock are trading at a lower price and thus may be considered undervalued than if they are trading at a higher price and thus may be considered overvalued.

      Any increase in Apollo Education Group’s retained interest in University of Phoenix Online will reduce the percentage of University of Phoenix Online’s business intended to be represented by outstanding University of Phoenix Online common stock. Any decrease in Apollo Education Group’s retained interest in University of Phoenix Online will increase the percentage of University of Phoenix Online’s business intended to be represented by outstanding University of Phoenix Online common stock.

      The specific change in retained interest would be determined by adjusting the number of shares of University of Phoenix Online common stock that would be issued to Apollo Education Group if Apollo Education Group’s retained interest in University of Phoenix Online were represented by outstanding shares of University of Phoenix Online common stock. In the case of a transfer of assets by Apollo Education Group constituting a capital contribution, the number of those shares would increase by a number equal to the value of the assets transferred, divided by the then current trading price of University of Phoenix Online common stock. In contrast, in the case of a transfer of assets by University of Phoenix Online constituting a return of capital, the number of those shares would decrease by a number equal to the value of the assets transferred, divided by the then current trading price of University of Phoenix Online common stock. For specific illustrations as to the change in retained interest, see Annex A to this Proxy Statement — Illustration of Terms — Part I — Transfers of Assets Between Apollo Education Group and University of Phoenix Online.

Principles of Arizona law may protect decisions of our board of directors that have a disparate impact upon holders of Apollo Education Group common stock and University of Phoenix Online common stock.

      Principles of Arizona law provide that a board of directors owes a fiduciary duty to the corporation and to all common shareholders regardless of class or series and does not have separate or additional duties to any group of shareholders. Applicable law may not require that all classes or series of common stock be treated equally. We are not aware of any legislative or judicial precedent involving the fiduciary duties of directors of an Arizona corporation with multiple series of common stock with separate rights related to specified operations of the corporation. However, under the principles of Arizona law referred to above and the related principle known as the “business judgment rule,” you may not be able to challenge decisions that have a disparate impact upon holders of Apollo Education Group common stock and holders of University of Phoenix Online common stock if our board of directors:

•	is disinterested and adequately informed with respect to those decisions; and

•	acts in good faith and in the belief that it is acting in the best interests of our common shareholders as a whole.

Our proposed articles of incorporation do not contain provisions governing how consideration received in a merger involving us is to be allocated between holders of Apollo Education Group common stock and University of Phoenix Online common stock.

      Our proposed amended and restated articles of incorporation do not contain provisions governing how consideration received in connection with a merger or consolidation involving us is to be allocated between holders of Apollo Education Group common stock and holders of University of Phoenix Online common stock. Neither the holders of Apollo Education Group common stock nor the holders of University of Phoenix Online common stock will have a separate class vote in any merger or consolidation so long as our board of directors divides the type and amount of consideration between holders of Apollo Common Stock Group common stock and holders of University of Phoenix Online common stock in a manner it determines, in its sole discretion, to be fair. In any merger or consolidation, the different ways our board of directors may divide the consideration may have materially different results. As a result, the consideration to be received by holders of Apollo Education Group common stock or holders of University of Phoenix Online common stock in any merger or consolidation may be materially less valuable than the consideration that holders of Apollo Education Group common stock or holders of University of Phoenix Online common stock would have received if they had a separate class vote on the merger or consolidation.

      Although our board of directors may allocate the merger consideration based on the relative trading prices of University of Phoenix Online common stock and Apollo Education Group Class A common stock, our board of directors may determine to allocate the consideration differently. For example, our board of directors may, in its sole discretion, determine that the value of the assets allocated to and comprising each of University of Phoenix Online and Apollo Education Group is a more accurate gauge of the relative value of each Group, and allocate the merger consideration on that basis. Alternatively, our board of directors may, in its sole discretion, allocate the merger consideration on a basis that takes into consideration both the relative trading prices of University of Phoenix Online common stock and Apollo Education Group common stock and the value of the assets allocated to and comprising University of Phoenix Online and Apollo Education Group, weighing each factor equally or unequally as our board of directors deems relevant in its sole discretion; or any other basis that our board deems appropriate in its sole discretion. Factors that our board may consider in determining whether to allocate merger consideration on a basis other than the relative trading prices of University of Phoenix Online common stock and Apollo Education Group Class A common stock include:

•	if appraisals or other valuations of University of University of Phoenix Online and Apollo Education Group, including appraisals or other valuations obtained in connection with the merger, reflect a different relative value for the Groups;

•	if an opinion of an investment banking firm reflects a different relative value for the Groups;

•	if other contemporaneous offers to acquire University of Phoenix Online and Apollo Education Group reflect a different relative value for the Groups; and

•	if our board determines that the relative trading prices of University of Phoenix Online common stock and Apollo Education Group common stock failed to reflect recent acquisitions, dispositions, or other significant events.

      Our board of directors would weigh these factors in the manner it deems relevant in its sole discretion.

Our board of directors’ right to convert University of Phoenix Online common stock to Apollo Education Group Class A common stock may be disadvantageous to holders of Apollo Education Group common stock or holders of University of Phoenix Online common stock.

      Our board of directors has the right to convert shares of University of Phoenix Online common stock to Apollo Education Group Class A common stock at any time and pay a premium in certain cases. The conversion ratio would be based on the average market value of University of Phoenix Online common stock as compared to the average market value of Apollo Education Group common stock over a 20 day trading period preceding the conversion. Because the conversion may be at a premium, and since our board of directors could determine to effect an exchange at a time when either or both of University of

Phoenix Online common stock and Apollo Education Group common stock may be considered to be overvalued or undervalued, any conversion may be disadvantageous to holders of Apollo Education Group common stock or holders of University of Phoenix Online common stock.

We may dispose of assets allocated to either Apollo Education Group or University of Phoenix Online without your approval.

      The holders of Apollo Education Group and University of Phoenix Online common stock will not be entitled to vote upon a sale of all or any portion of the assets allocated to Apollo Education Group or University of Phoenix Online. If we dispose of all or substantially all of the assets allocated to Apollo Education Group or the assets allocated to University of Phoenix Online, our board of directors would be required, if the disposition is not an exempt disposition under the terms of our amended and restated articles of incorporation, to choose one of the following three alternatives:

•	declare and pay a dividend;

•	redeem shares of the relevant series of common stock; or

•	convert shares of the relevant series of common stock to outstanding shares of another series with a premium in certain cases.

      Consequently, holders of either Apollo Education Group or University of Phoenix Online common stock may receive less value for their shares than the value that a third-party buyer might pay for all or substantially all of the assets of such Group separately. If our board of directors elects to effect a conversion of shares in connection with the disposition, they could do so as one of the three alternatives required in connection with the disposition. Any such conversion could be completed at a time when University of Phoenix Online common stock or Apollo Education Group common stock may be considered to be overvalued or undervalued.

      Our board of directors will decide, in its sole discretion, how to proceed and is not required to select the option that would result in the highest value to holders of Apollo Education Group common stock or holders of University of Phoenix Online common stock. The decision, however, will be subject to our board of directors’ general fiduciary duties.

We do not expect to pay dividends on our common stock and our board of directors may pay unequal dividends on Apollo Education Group common stock and University of Phoenix Online common stock and our board of directors may pay dividends on Apollo Education Group common stock and University of Phoenix Online common stock that are lower than the earnings of each Group.

      We do not expect to pay any dividends for the foreseeable future. Our board of directors, however, has the right to pay dividends on Apollo Education Group common stock or University of Phoenix Online common stock, or both, in equal or unequal amounts, notwithstanding:

•	the performance of either Group;

•	the amount of prior dividends declared on either Apollo Education Group common stock or University of Phoenix Online common stock; or

•	any other factor.

      If dividends are paid, the total amount paid as dividends on Apollo Education Group common stock or University of Phoenix Online common stock cannot exceed the amount legally available for the payment of dividends by us under Arizona law. Under Arizona law, a corporation may pay a dividend only if it is able to pay its debts as they become due and if it maintains positive net worth after the dividend is paid. Therefore, it is possible that Apollo Education Group could have positive operating results but losses at University of Phoenix Online are so severe as to prevent payment of a dividend on Apollo Education Group common stock. Similarly, it is possible that University of Phoenix Online could have positive operating results but losses at Apollo Education Group are so severe as to prevent payment of a dividend on University of Phoenix Online common stock. In addition, any dividends or distributions on, or repurchases of, the common stock of either Group, will reduce our assets legally available for dividends on the common stock of both Groups.

Our board of directors may make operational and financial decisions that affect Apollo Education Group and University of Phoenix Online differently.

      Our board of directors, in its sole discretion, will make operational and financial decisions and implement policies that affect the businesses of Apollo Education Group and University of Phoenix Online differently. Examples include:

•	transfers of assets between Apollo Education Group and University of Phoenix Online;

•	the manner of accounting for transfers of funds between Apollo Education Group and University of Phoenix Online;

•	allocations of funds for capital expenditures;

•	allocations of financing opportunities in public markets;

•	allocations of business opportunities, resources and personnel; and

•	other transactions between Apollo Education Group and University of Phoenix Online.

      Decisions of our board of directors may favor one Group at the expense of the other. The decision to provide funds for University of Phoenix Online, for example, may adversely affect Apollo Education Group’s ability to obtain funds sufficient to implement its growth strategies.

Our board of directors has broad discretion regarding allocation matters and may make allocations in a manner that is disadvantageous to holders of Apollo Education Group common stock or holders of University of Phoenix Online common stock.

      Our board of directors will have broad discretion as to how to separate and allocate our consolidated assets, liabilities, revenues, and expenses between each Group. The discretion of our board of directors in these areas makes an investment in Apollo Education Group common stock and University of Phoenix Online common stock riskier than an investment in ordinary common stock of a separate corporation.

      Our board of directors may be required to allocate corporate opportunities between Apollo Education Group and University of Phoenix Online. In some cases, our board of directors could determine that a corporate opportunity, such as a business that Apollo Education Group is acquiring, should be shared by Apollo Education Group and University of Phoenix Online. These decisions could favor either Group at the other’s expense.

A legislative proposal of the Clinton Administration could result in taxation to us or holders of Apollo Education Group Class A common stock.

      A legislative proposal made by the Clinton Administration in February 2000 would, if enacted, require the recognition of taxable income by shareholders upon the receipt of tracking stock in a distribution made by a corporation with respect to its stock and tracking stock received in exchange for other stock in the issuing corporation, and give the Treasury Department the authority to treat tracking stock as nonstock or as stock of another entity, as appropriate.

      We cannot predict whether the Clinton Administration proposal will be enacted by Congress and, if enacted, whether it will be in the form proposed. If the Clinton Administration proposal or a similar proposal is enacted, then we could be subject to tax on the issuance of University of Phoenix Online common stock issued on or after the date of enactment. Additionally, holders of Apollo Education Group Class A common stock could be subject to tax on any future conversion of Apollo Education Group Class A common stock to University of Phoenix Online common stock associated with any future sale of all or substantially all of the assets allocated to Apollo Education Group after the date of enactment.

We have the right to convert shares of Apollo Education Group common stock or University of Phoenix Online common stock to shares of common stock of a subsidiary of ours in connection with a spin-off of any Group without the approval of holders of Apollo Education Group common stock or University of Phoenix Online common stock, and that conversion and related transactions may be taxable to us and to holders of Apollo Education Group common stock and holders of University of Phoenix Online common stock.

      We will have the right, at any time, to transfer the assets allocated to any Group to a subsidiary of ours and, in that event, to convert common stock of that Group to stock of the subsidiary possessing voting rights with respect to the subsidiary that are generally comparable to the voting rights that common stock of the Group has with respect to us. Depending on the circumstances at the time, the conversion of common stock could, under current law, be taxable for U.S. federal income tax purposes to us and to all persons receiving stock of the subsidiary.

The existence of a tracking stock could prevent shareholders from profiting from an increase in the market value of their shares as a result of a change of control of us by delaying or preventing such a change of control.

      If Apollo Education Group and University of Phoenix Online were separate companies, any third party interested in acquiring one Group without negotiating with management could seek control of that Group by obtaining control of its outstanding voting stock by means of a tender offer or proxy contest. Although we intend that Apollo Education Group common stock and University of Phoenix Online common stock will reflect the separate economic performance of each Group, a person interested in acquiring only Apollo Education Group or University of Phoenix Online without negotiation with our management could obtain control of Apollo Education Group or University of Phoenix Online only by obtaining control of the outstanding Apollo Education Group Class B common stock.

      The existence of a tracking stock presents complexities and could in certain circumstances pose obstacles, financial and otherwise, to an acquiring person. The existence of a tracking stock could, under some circumstances, prevent shareholders from profiting from an increase in the market value of their shares as a result of a change in control of us by delaying or preventing such a change in control.

      In addition, some provisions of our proposed amended and restated articles of incorporation, our bylaws, and some provisions of Arizona law, may inhibit changes of control not approved by our board of directors.

The values of Apollo Education Group common stock and University of Phoenix Online common stock may decline due to future issuances of Apollo Education Group common stock and University of Phoenix Online common stock.

      Our proposed amended and restated articles of incorporation would permit our board of directors, in its sole discretion, to issue authorized but unissued shares of common stock. Our board of directors may issue Apollo Education Group common stock or University of Phoenix Online common stock to, among other things:

•	raise capital for University of Phoenix Online or Apollo Education Group, or both;

•	provide compensation or benefits to employees of University of Phoenix Online or Apollo Education Group, or both;

•	pay stock dividends;

•	acquire companies or businesses and allocate such acquired companies or businesses to University of Phoenix Online or Apollo Education Group, or both; or

•	effect conversions of stock authorized under our proposed amended and restated articles of incorporation.

      Under Arizona law, our board of directors would not need the approval of the holders of Apollo Education Group common stock or holders of University of Phoenix Online common stock for these issuances. Our board of directors does not intend to seek the approval of the holders of Apollo Education

Group common stock or holders of University of Phoenix Online common stock for any such issuances unless:

•	stock exchange regulations or other applicable law requires approval; or

•	our board of directors deems it advisable.

The market value of University of Phoenix Online common stock and Apollo Education Group common stock may not accurately reflect the respective economic performance of University of Phoenix Online and Apollo Education Group.

      Although we intend that University of Phoenix Online common stock and Apollo Education Group common stock will track the respective economic performance of University of Phoenix Online and Apollo Education Group, there can no assurance that the market value of the stock will accurately reflect such performance. Failure of the market value of such stock to accurately reflect the respective economic performance of University of Phoenix Online or Apollo Education Group could occur for several reasons.

      Holders of University of Phoenix Online common stock and Apollo Education Group common stock will not have rights to specific assets allocated to University of Phoenix Online or Apollo Education Group or rights, at the time of our liquidation, to receive amounts tied directly to the value of assets allocated to University of Phoenix Online or Apollo Education Group. The market may, therefore, perceive an absence in linkage between the value of University of Phoenix Online common stock and Apollo Education Group common stock and the respective performance of each Group.

      We do not expect to pay dividends for the foreseeable future with respect to University of Phoenix Online common stock and Apollo Education Group common stock. Further, if we pay dividends in the future, the dividends paid with respect to University of Phoenix Online common stock or Apollo Education Group common stock could not in any case exceed the amount legally available for the payment of dividends by us as a single corporation under Arizona law. Under Arizona law, a corporation may pay a dividend only if it is able to pay its debts as they become due and if it maintains positive net worth after the dividend is paid. Therefore, it is possible that University of Phoenix Online could have positive operating results but losses at Apollo Education Group are so severe as to prevent payment of a dividend on University of Phoenix Online common stock. Similarly, it is possible that Apollo Education Group could have positive operating results but losses at University of Phoenix Online are so severe as to prevent payment of a dividend on Apollo Education Group common stock. Accordingly, the legal ability to pay dividends will not necessarily link the performance of each Group with the market price of stock relating to such Group.

      Further, our board of directors may modify, rescind, or add to policies pertaining to inter-Group relationships and allocations involving University of Phoenix Online and Apollo Education Group, although in doing so, the board must act in a manner consistent with its fiduciary duties to all shareholders. Since the board may, consistent with its fiduciary duties, reallocate assets, liabilities, revenues, and expenses among University of Phoenix Online and Apollo Education Group, there is a risk that the market value of University of Phoenix Online common stock or Apollo Education Group common stock may not reflect the performance of the respective Group as then constituted.

The issuance of University of Phoenix Online common stock may adversely affect the market price of Apollo Education Group Class A common stock.

      Some of the terms relating to Apollo Education Group common stock and University of Phoenix Online common stock may adversely affect the trading price of Apollo Education Group Class A common stock upon completion of the anticipated offering of University of Phoenix Online common stock. Example include:

•	the right of our board of directors to convert shares of University of Phoenix Online common stock to Apollo Education Group Class A common stock; and

•	the discretion of our board of directors in making various determinations relating to matters affecting the rights of the holders of Apollo Education Group common stock and University of Phoenix Online common stock, such as dividends and cash management and allocation matters.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

      This Proxy Statement and the information incorporated by reference include forward-looking statements. Some of the forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or the negative of those words or other comparable terms. Forward-looking statements involve risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include systems failures, technological changes, volatility of securities markets, regulatory environments, and economic conditions and competition in the business areas in which we conduct our operations. For a more detailed discussion of factors that could cause actual results to differ, please see the discussion under “Risk Factors” contained in this Proxy Statement and in the other information contained in our publicly available SEC filings, incorporated by reference into this Proxy Statement.

PROPOSAL 1 — THE TRACKING STOCK PROPOSAL

GENERAL

      At the Special Meeting, we will ask you to consider and approve the Tracking Stock Proposal described in this Proxy Statement. The Tracking Stock Proposal would allow us to amend and restate our articles of incorporation to:

•	Authorize our board of directors to issue a new series of our common stock called University of Phoenix Online common stock;

•	Reclassify each outstanding share of Class A common stock into a share of Apollo Education Group Class A common stock; and

•	Reclassify each outstanding share of Class B common stock into a share of Apollo Education Group Class B common stock.

      Our currently existing Class A common stock is similar to our Class B common stock with a few exceptions. The principal exception is that holders of the Class B common stock are entitled to vote on any matter, whereas holders of the Class A common stock may only vote in limited circumstances. Following the reclassification, the Apollo Education Group Class A common stock would be similar to the Apollo Education Group Class B common stock with the same exceptions. We intend University of Phoenix Online common stock to reflect the economic performance of our online business division of the University of Phoenix, Inc., called University of Phoenix Online. We intend Apollo Education Group common stock to reflect the economic performance of our other businesses, as well as a retained interest in University of Phoenix Online.

      In order to track the economic performance of each of University of Phoenix Online common stock and Apollo Education Group in the event that the Tracking Stock Proposal is approved by our shareholders, we have allocated all of our consolidated assets, liabilities, revenues, and expenses between Apollo Education Group and University of Phoenix Online. If we issue shares of University of Phoenix Online common stock, we will publish financial statements of University of Phoenix Online together with consolidated financial statements of Apollo Group, Inc.

      Subject to prevailing market and other conditions, we currently expect to issue 5,000,000 shares of University of Phoenix Online common stock, excluding shares subject to the underwriters’ over-allotment option, in a public offering at some time after the Special Meeting. The shares issued in connection with the public offering are intended to represent approximately 9.5% of the equity attributed to University of Phoenix Online at the completion of the offering. The remaining approximately 90.5% equity attributed to University of Phoenix Online will be attributed to Apollo Education Group. In this Proxy Statement, we refer to Apollo Education Group’s interest in University of Phoenix Online as Apollo Education Group’s “retained interest” in University of Phoenix Online.

      The specific terms of the offering of shares of University of Phoenix Online Common Stock, including the amount of University of Phoenix Online common stock we issue and the public offering price, as well as the precise time of the offering, will depend on factors such as stock market conditions and the performance of University of Phoenix Online.

      We may or may not finalize the terms and timing of the offering prior to the Shareholders Meeting. We are nevertheless proceeding with the vote on the Tracking Stock Proposal so that we will be able to proceed quickly with the offering when and if market conditions permit. There is no assurance that we will complete the offering and we could decide to issue University of Phoenix Online common stock in another manner.

      Assuming we complete the offering, we currently plan to allocate the net proceeds of the offering to University of Phoenix Online, and University of Phoenix Online will use the net proceeds to expand its business.

      We will file amended and restated articles of incorporation implementing the Tracking Stock Proposal and reclassify our Class A and Class B common stock before we first issue University of Phoenix Online common stock.

BACKGROUND AND REASONS FOR THE TRACKING STOCK PROPOSAL

      We continually review each of our businesses to determine the best way to realize our inherent value. As a result of this review process, we recently began to evaluate two restructuring alternatives. The first restructuring alternative was an offering of direct stock in a corporation that would acquire University of Phoenix Online. The second restructuring alternative was a “tracking stock” offering intended to reflect the performance of University of Phoenix Online. No other options were explored because we did not believe other options were appropriate to accomplish our objective.

      Upon management’s recommendation, after their consultation with our financial and legal advisors, our board of directors determined that the issuance of tracking stock would be preferable because, among other things, issuances of tracking stock, unlike the issuance of direct stock, would preserve certain favorable financial, tax, operational, strategic, and other benefits of being a single consolidated entity. On December 17, 1999, our board of directors first considered the Tracking Stock Proposal and authorized our management to begin implementing the proposal. On March 24, 2000 and July   , 2000, our board of directors unanimously approved the proposals contained in this Proxy Statement, determined that they are in the best interests of us and our shareholders, and resolved to recommend that you vote for them.

      In arriving at its determination and recommendation, our board of directors, considered, among other things, the following:

•	The proposal will enable the market to treat University of Phoenix Online common stock and Apollo Education Group common stock as if they represented stock in separate corporations and therefore react to the respective business performance and transactions of University of Phoenix Online and Apollo Education Group as if they were separate corporations.

•	The proposal will allow investors to invest in either or both series of common stock, depending on their particular investment objectives.

•	The proposal will allow us to issue stock options and other stock-based awards representing University of Phoenix Online common stock to management and employees who, in the judgment of our board of directors, make direct contributions to University of Phoenix Online, thereby providing more focused incentives on behalf of University of Phoenix Online.

•	The proposal will provide us with more financing options to raise capital and respond to strategic opportunities, including acquisitions, because it will allow us to issue either Apollo Education Group common stock or University of Phoenix Online common stock as appropriate under the circumstances.

•	The proposal will enable us to capitalize on the value of University of Phoenix Online while preserving the financial, tax, operational, strategic, and other benefits of being a single consolidated entity. Our board of directors concluded that the creation of University of Phoenix Online and the issuance of University of Phoenix Online common stock will allow the market to value our online business separate from our other businesses. By remaining a single consolidated entity, both University of Phoenix Online and Apollo Education Group will remain a part of us, thereby preserving greater flexibility to maximize synergies between the businesses of each of University of Phoenix Online and Apollo Education Group through economies arising from maintaining consolidated corporate overhead and economies of scale in purchasing. Further benefits of remaining a single consolidated entity include (1) filing a single consolidated income tax return thereby allowing us to utilize losses from one Group against income from the other Group, (2) maintaining unified credit arrangements for the entire corporation thereby increasing flexibility in financing all businesses of the corporation, (3) allowing both Groups to benefit from our senior management and administrative resources, and (4) allowing University of Phoenix Online to share the accreditation status of our subsidiary, the University of Phoenix, Inc.

      Our board of directors also evaluated the potential negative aspects of the Tracking Stock Proposal, including the following:

•	The uncertainty as to the amount of net proceeds we may realize in the offering.

•	The Tracking Stock Proposal will require a complex capital structure and additional reporting requirements with respect to each of Apollo Education Group and University of Phoenix Online.

•	The Tracking Stock Proposal will expand our board of directors’ responsibility to oversee the interests of holders of multiple series of common stock.

•	The costs associated with implementing the Tracking Stock Proposal and the ongoing cost of operating Apollo Education Group and University of Phoenix Online as separate Groups will exceed our current operating costs.

•	The potential conflicting interests between the holders of Apollo Education Group common stock and the holders of University of Phoenix Online common stock and issues that our board of directors may face in resolving any conflicts. These conflicts are described in Risk Factors under the heading “Having multiple series of common stock could create potential conflicts of interest and our board of directors could make decisions that adversely affect holders of either Group.” Some of these conflicts include:

•	whether or not to pay dividends on Apollo Education Group common stock or University of Phoenix Online common stock;

•	whether and when to approve dispositions of assets allocated to Apollo Education Group and University of Phoenix Online; and

•	whether to allocate corporate opportunities to Apollo Education Group or University of Phoenix Online.

      Our board of directors determined that the positive aspects of the Tracking Stock Proposal outweighed the negative aspects and concluded that the Tracking Stock Proposal and the other proposals are in the best interests of us and our shareholders.

      If you vote “FOR” the Tracking Stock Proposal at the Special Meeting, you may be forfeiting your right to challenge the implementation of any aspect of the Tracking Stock Proposal in the future.

DESCRIPTION OF CAPITAL STOCK

      The following description is not complete and should be read with Annex B to this Proxy Statement, which contains the full text of our proposed amended and restated articles of incorporation, which will be filed with the Arizona Corporation Commission if the Tracking Stock Proposal is approved.

General

      Currently, our articles of incorporation provide authorization for the issuance by us of the following:

•	400 million shares of Class A nonvoting common stock;

•	3 million shares of Class B voting common stock; and

•	1 million shares of preferred stock.

      We are proposing to amend our articles of incorporation to also provide authorization for us to issue 400 million shares of University of Phoenix Online common stock.

      If the Tracking Stock Proposal is approved, our articles of incorporation will be amended, and each outstanding share of non-voting Class A common stock will be reclassified as Apollo Education Group Class A common stock and each outstanding share of Class B voting common stock will be reclassified as Apollo Education Group Class B common stock. Further, if the Tracking Stock Proposal is approved, subject to prevailing market and other conditions, we currently expect to issue shares of University of Phoenix Online common stock in a public offering at some time after the Special Meeting. The specific terms of such offering, including the amount of University of Phoenix Online common stock we issue and the public offering price, as well as the precise time of such offering, will depend on factors such as stock market conditions and the performance of University of Phoenix Online. There is no assurance that we will complete the offering and we could decide to issue University of Phoenix Online common stock in another manner.

      Shares of University of Phoenix Online common stock are intended to track the economic performance of University of Phoenix Online, the online division of the University of Phoenix, Inc. Our goal in creating University of Phoenix Online common stock is to enable the market to treat such stock as if it represented an ownership interest in a separate corporation and to react to the business and transactions of University of Phoenix Online as if it were stock of a separate corporation. Although we intend University of Phoenix Online common stock to track the economic performance of University of Phoenix Online, University of Phoenix Online common stock will be common stock of Apollo Group, Inc. For this reason, holders of University of Phoenix Online common stock will be subject to all of the risks associated with an investment in us and all of our businesses, assets, and liabilities. Accordingly, we can offer no assurance that the market price of University of Phoenix Online common stock will, in fact, track the economic performance of University of Phoenix Online.

      Apollo Education Group common stock is intended to track the performance of the rest of the businesses conducted by us and our subsidiaries, as well as a retained interest in University of Phoenix Online. Our goal in devising Apollo Education Group common stock is to enable the market to treat such stock as if it represented an ownership interest in a separate corporation and to react to the businesses and transactions of Apollo Education Group as if it were stock of a separate corporation. Although we intend Apollo Education Group common stock to track the economic performance of the Apollo Education Group, Apollo Education Group common stock will be common stock of Apollo Group, Inc. For this reason, holders of Apollo Education Group common stock will be subject to all of the risks associated with an investment in us and all of our businesses, assets, and liabilities, including those allocated to University of Phoenix Online. Accordingly, we can offer no assurance that the market price of Apollo Education Group common stock will, in fact, track the economic performance of the Apollo Education Group.

Description of Apollo Education Group Common Stock and University of Phoenix Online Common Stock

  Dividends

      Our board of directors will retain the discretion whether or not to pay dividends on Apollo Education Group common stock or University of Phoenix Online common stock. However, we do not expect to pay dividends on any series of our common stock for the foreseeable future. If we pay dividends, the amount of dividends payable on any series of our common stock cannot exceed the amount legally available for the payment of dividends by us under Arizona law. Thus, it is possible that Apollo Education Group could have positive operating results but losses at University of Phoenix Online are so severe as to prevent payment of a dividend on Apollo Education Group common stock. Similarly, it is possible that University of Phoenix Online could have positive operating results but losses at Apollo Education Group are so severe as to prevent payment of a dividend on University of Phoenix Online common stock.

      More specifically, although we do not expect to pay dividends on any series of our common stock, we will be permitted to pay dividends on:

•	Apollo Education Group common stock out of the lesser of:

•	the Apollo Education Group Available Dividend Amount; and

•	the amount available for the payment of dividends by us under Arizona law; and

•	University of Phoenix Online common stock out of the lesser of:

•	the University of Phoenix Online Available Dividend Amount; and

•	the amount available for the payment of dividends by us under Arizona law.

      The Available Dividend Amount with respect to each of Apollo Education Group and University of Phoenix Online is intended to be similar to the amount that would be legally available for the payment of dividends on Apollo Education Group common stock or University of Phoenix Online common if:

•	Apollo Education Group and University of Phoenix Online were each a separate corporation; and

•	Apollo Education Group’s retained interest in University of Phoenix Online were represented by outstanding shares of University of Phoenix Online common stock.

      The “Apollo Education Group Available Dividend Amount” at any time is the amount that would then be legally available for the payment of dividends under Arizona law if:

•	Apollo Education Group and University of Phoenix Online were each a single, separate Arizona corporation,

•	Apollo Education Group had outstanding:

•	a number of shares of common stock equal to the number of shares of Apollo Education Group common stock that are then outstanding; and

•	a number of shares of preferred stock equal to the number of shares of our preferred stock that have been attributed to the Apollo Education Group and that are then outstanding;

•	the assumptions about University of Phoenix Online set forth in the definition of “University of Phoenix Online Available Dividend Amount” below were true, and

•	Apollo Education Group owned a number of shares of University of Phoenix Online common stock equal to the number of shares issuable with respect to the Apollo Education Group’s retained interest in University of Phoenix Online. This number would generally be the number of shares of University of Phoenix Online common stock that would be issued if Apollo Education Group’s retained interest in University of Phoenix Online common stock were reflected in outstanding shares of University of Phoenix Online common stock.

      The “University of Phoenix Online Available Dividend Amount” at any time is the amount that would be legally available for the payment of dividends on University of Phoenix Online common stock if University of Phoenix Online were a single, separate Arizona corporation having outstanding:

•	a number of shares of common stock equal to the sum of:

•	the number of shares of University of Phoenix Online that are then outstanding; plus

•	the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online; and

•	a number of shares of preferred stock equal to the number of shares of preferred stock of Apollo Group, Inc. that have been attributed to University of Phoenix Online and are then outstanding.

      There can be no assurance that there will be an Apollo Education Group Available Dividend Amount or a University of Phoenix Online Available Dividend Amount at any time. Subject to the prior payment of dividends on outstanding shares of preferred stock and the foregoing limitations, our board of directors could, in its sole discretion, declare and pay dividends exclusively on Apollo Education Group common stock, exclusively on University of Phoenix Online common stock, or on both, in equal or unequal amounts, notwithstanding the relative amounts of the Available Dividend Amount with respect to Apollo Education Group and the Available Dividend Amount with respect to University of Phoenix Online, the amount of prior dividends declared on each series, the respective voting or liquidation rights of each series, or any other factor.

      At the time of any dividend or other distribution on the outstanding shares of University of Phoenix Online common stock, we will credit to Apollo Education Group, and we will charge University of Phoenix Online, a corresponding amount in respect of Apollo Education Group’s retained interest in University of Phoenix Online. Specifically, the corresponding amount will equal the aggregate amount of the dividend multiplied by a fraction:

•	the numerator of which is the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online on the record date of such dividend; and

•	the denominator of which is the number of shares of University of Phoenix Online common stock outstanding on such date.

This latter amount would also be treated as a dividend on University of Phoenix Online common stock and, accordingly, dividends actually paid to holders of University of Phoenix Online common stock would be authorized only if such amounts, combined with the amounts credited to Apollo Education Group, as determined above, equal or exceed the lesser of:

•	the University of Phoenix Online Available Dividend Amount; and

•	the amounts available for the payment of dividends by us.

  Mandatory Dividend, Redemption, or Conversion of Common Stock

      In general, if we dispose of 80% or more of the assets allocated to University of Phoenix Online and the disposition is not an exempt disposition, we generally must either:

(1) declare and pay a dividend, subject to all applicable limitations on the payment of dividends, to holders of University of Phoenix Online common stock, in cash, securities other than common stock, or other property, in an aggregate amount equal to the holders’ proportionate interest in the net proceeds of the disposition; or

(2) redeem, subject to all applicable limitations on the redemption of stock, from the holders of University of Phoenix Online common stock, in exchange for an aggregate amount equal to the holders’ proportionate interest in the net proceeds of the disposition, all of the outstanding shares of University of Phoenix Online common stock. However, if the disposition involves substantially all, but not all, of the assets relating to University of Phoenix Online, the number of shares of University of

Phoenix Online common stock redeemed would be the number of shares, rounded if necessary to the nearest whole number, having an aggregate market value during the 20 consecutive trading day period beginning on, and including, the 16th trading day immediately following the date of the disposition equal to the aggregate amount described above; or

(3) convert shares of University of Phoenix Online common stock to shares of Apollo Education Group Class A common stock based on the average market value of University of Phoenix Online common stock as compared to the average market value of Apollo Education Group Class A common stock during the 20 consecutive trading day period beginning on, and including, the 16th trading day immediately following the date of the disposition. Additionally, a premium, payable in additional shares of Apollo Education Group Class A common stock, may be payable in connection with any such conversion. The premium will be 10% if the date of the disposition occurs before the second anniversary of the date of the first issuance of University of Phoenix Online common stock; however, no premium will be payable if the conversion occurs after the occurrence of a tax event or if the disposition occurs on or after the second anniversary of the date of the first issuance of University of Phoenix Online common stock.

      See Annex A to this Proxy Statement “Illustration of Terms — Part II — Mandatory Dividend, Redemption, or Conversion of Common Stock” for an illustration of the three options available to us in connection with a hypothetical disposition of the assets allocated to University of Phoenix Online.

      In connection with any dividend on, or redemption of, shares of University of Phoenix Online common stock as described above, we will credit to Apollo Education Group, and charge against University of Phoenix Online, a corresponding amount in respect of Apollo Education Group’s retained interest in University of Phoenix Online. Specifically, the corresponding amount will equal the aggregate amount of the dividend or redemption proceeds multiplied by a fraction:

•	the numerator of which is the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online; and

•	the denominator of which is the number of shares of University of Phoenix Online common stock then outstanding.

      In addition, in connection with any partial redemption of University of Phoenix Online common stock as described above, we will decrease the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online by the same proportion as the proportionate decrease in outstanding shares of University of Phoenix Online common stock caused by such redemption.

      At any time within one year of completing any dividend or partial redemption of the kind referred to in paragraphs (1) or (2) above, we will have the right to convert shares of University of Phoenix Online common stock in a manner consistent with the conversion described in paragraph (3) above. In determining whether to effect any such conversion following such a dividend or partial redemption, we would, in addition to other matters, consider:

•	whether the remaining assets attributable to University of Phoenix Online continue to constitute a viable business;

•	the number of shares of University of Phoenix Online common stock remaining outstanding;

•	the per share market price of University of Phoenix Online common stock; and

•	the ongoing cost of continuing to have University of Phoenix Online common stock outstanding.

      There could be substantial benefits or detriments to the holders of University of Phoenix Online common stock depending on the payment alternative selected by our board of directors following the disposition and also depending on, among other factors:

•	the relative amount and type of consideration received in any such disposition;

•	the tax basis of the assets disposed of;

•	the tax basis of the holders of University of Phoenix Online common stock; or

•	the market value of shares of University of Phoenix Online common stock and Apollo Education Group Class A Common Stock.

      For example, if all or substantially all of the assets of University of Phoenix Online are sold or otherwise disposed of and the tax basis of such assets is low, the payment of a dividend with respect to, or the redemption of, University of Phoenix Online common stock would result in the holders of University of Phoenix Online common stock bearing all of the corporate taxes on that disposition while the conversion of University of Phoenix Online common stock to Apollo Education Group Class A common stock may result in that tax cost being shared by all of the holders of Apollo Education Group common stock to the extent that the market value of University of Phoenix Online common stock did not adjust to fully account for such taxes. Also, depending on the market values of University of Phoenix Online common stock and Apollo Education Group Class A common stock at the applicable time following the disposition, our board of directors’ determination to pay a dividend on, or redeem shares of, University of Phoenix Online common stock as compared to converting shares of University of Phoenix Online common stock to shares of Apollo Education Group Class A common stock could result in more or less value to holders of University of Phoenix Online common stock.

      For purposes of the preceding discussion, the holders’ “proportionate interest” in the net proceeds of the disposition of assets allocated to University of Phoenix Online will equal the product of the net proceeds of the disposition, multiplied by a fraction:

•	the numerator of which is the number of shares of University of Phoenix Online outstanding at the time of the disposition; and

•	the denominator of which is the sum of:

•	the number of shares of University of Phoenix Online common stock outstanding at the time of the disposition; plus

•	the number of shares of University of Phoenix Online common stock that would be issued if Apollo Education Group’s retained interest in University of Phoenix Online common stock at the time of the disposition were reflected in outstanding shares of University of Phoenix Online common stock.

      Further, for purposes of the foregoing discussion, the term “exempt disposition” means any of the following:

•	a disposition in connection with our dissolution, or our liquidation and winding-up, and the distribution of our assets to our shareholders;

•	a disposition to any person or entity controlled by us, as determined by our board of directors;

•	a disposition in which we receive consideration consisting primarily of equity securities of an entity which is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to businesses conducted by University of Phoenix Online prior to the disposition, as determined by our board of directors;

•	a disposition that represents a dividend of assets allocated to University of Phoenix Online paid to holders of University of Phoenix Online common stock; or

•	any other disposition, if at the time of the disposition, either:

•	there are no shares of Apollo Education Group Class A common stock outstanding; or

•	there are no shares of University of Phoenix Online common stock outstanding.

      Accordingly, if the disposition of assets of University of Phoenix Online constitutes an “exempt disposition,” we will not be obligated to pay to a dividend on, or redeem or convert, shares of University of Phoenix Online common stock in the manner described above. Instead:

•	If the exempt disposition occurs in connection with our liquidation, holders of University of Phoenix Online common stock would have the conventional rights associated with that stock upon our liquidation, including rights to receive their proportionate interest in our assets remaining after all of our liabilities and liquidation preferences on outstanding shares of preferred stock are paid;

•	If the exempt disposition represents a dividend of assets paid to holders of University of Phoenix Online common stock, the holders of University of Phoenix Online common stock would receive those assets directly; and

•	If the exempt disposition relates to a transfer of assets to a person or entity controlled by us or the receipt of equity securities from an entity that is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to businesses conducted by University of Phoenix Online, or if the disposition occurs when there are no shares of Apollo Education Group Class A common stock outstanding, we would receive the consideration from such transfer and shareholders would retain their stock. However, if substantially all of our assets are disposed of in a single transaction in exchange for the receipt of equity securities of an entity that is primarily engaged or proposes to engage primarily in one or more businesses complementary to our businesses, then generally the equity securities would be distributed to all of our shareholders.

      Additionally, for purposes of the preceding discussion in this section, the term “tax event” refers to the receipt by us of an opinion of a tax advisor of ours experienced in such matters, to the effect that, as a result of any amendment to, clarification of, or change in, the laws, or any regulations thereunder, of the U.S. or any political subdivision or taxing authority thereof or therein, including any announced proposed change by an administrative agency in such regulations, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, there is more than an insubstantial risk that for U.S. federal income tax purposes:

•	Any issuance of University of Phoenix Online common stock would be treated as a sale or other taxable disposition by us or any of our subsidiaries of any of the assets or operations allocated to University of Phoenix Online;

•	We, our subsidiaries, or affiliates, or any of our successors or shareholders is or, at any time in the future, will be subject to tax by reason of the existence of shares of University of Phoenix Online common stock; or

•	Shares of Apollo Education Group Class A common stock, Apollo Education Group Class B common stock, or University of Phoenix Online common stock is not or, at any time in the future, will not be treated solely as our common stock.

For purposes of rendering such opinion, the tax advisor will assume that any administrative proposals will be adopted as proposed. However, in the event a change in law is proposed, the tax advisor will render an opinion only if the law is enacted.

      Similar treatment would apply in connection with a disposition of 80% or more of the assets allocated to Apollo Education Group that is not an exempt disposition. In such case, our board of directors would either:

•	declare and pay a dividend, subject to all applicable limitations on the payment of dividends, to holders of Apollo Education Group common stock, in cash, securities other than common stock, or other property, in an aggregate amount mount equal to the net proceeds of the disposition;

•	redeem, subject to all applicable limitations on the redemption of stock, from the holders of Apollo Education Group Class A common stock, in exchange for an amount equal to the holders’

proportionate interest in the net proceeds of the disposition, all or a portion of the outstanding shares of Apollo Education Group Class A common stock; or

•	convert shares of Apollo Education Group Class A common stock to University of Phoenix Online common stock.

      The proportionate interest of holders of Apollo Education Group Class A common stock in the net proceeds of the disposition would equal the product of the net proceeds of the disposition, multiplied by a fraction:

•	the numerator of which is the number of shares of Apollo Education Group Class A common stock outstanding; at the time of the disposition; and

•	the denominator of which is the number of shares of Apollo Education Group common stock outstanding at the time of the disposition

  Conversions of Stock at Our Option

      Conversions of University of Phoenix Online Common Stock Generally. Assuming that assets are available therefor, we will have the right, at any time to convert outstanding shares of University of Phoenix Online common stock to shares of Apollo Education Group Class A common stock based on the average market value of University of Phoenix Online common stock compared to the average market value of Apollo Education Group Class A common stock during the 20 consecutive trading day period ending on and including the 5th trading day preceding the date of notice of such conversion.

      Additionally, a premium, payable in additional shares of Apollo Education Group Class A common stock, may be payable depending on the date of the conversion. The premium will be 25% if the conversion occurs during the first year after the issuance of University of Phoenix Online common stock; 20% if the conversion occurs during the second year after the issuance of University of Phoenix Online common stock; 15% if the conversion occurs during the third year after the issuance of University of Phoenix Online common stock; and 10% if the conversion occurs thereafter.

      However, no premium will be payable if the conversion occurs at any time after the aggregate market value of the outstanding University of Phoenix Online common stock shall have exceeded, for any 20 consecutive trading day period, 60% of the aggregate market value of the outstanding Apollo Education Group Class A common stock. Additionally, no premium will be payable if the conversion occurs after the occurrence of a Tax Event. The term “tax event” has the same meaning as set forth under the preceding heading.

      See Annex A to this Proxy Statement “Illustration of Terms — Part III — Optional Conversion of University of Phoenix Online Common Stock” for an illustration demonstrating the calculation of the number of shares issuable upon a conversion of University of Phoenix Online common stock to shares of Apollo Education Group Class A common stock at our option.

      These conversion rights allow our board of directors the flexibility to recapitalize the multiple series of our common stock into one series of common stock that would, after such recapitalization, represent an equity interest in all the businesses of us and our subsidiaries. The optional conversion rights could be exercised at any time, if, for example, our board of directors determined, that under the facts and circumstances then existing, an equity structure consisting of multiple series of common stock was no longer in the best interests of our shareholders. Such conversion could be effected, however, at a time that is disadvantageous to holders of one of the series of common stock.

      The conversion rights incorporated into University of Phoenix Online common stock were designed to strike an appropriate balance between:

•	providing us with sufficient future flexibility; and

•	providing investors in University of Phoenix Online common stock with some degree of certainty that their stock would not be Apollo Education Group Class A common stock in the near future without a premium.

      The terms that have been adopted regarding conversions of University of Phoenix Online common stock are similar to the terms of recent issuances of tracking stock and were derived by our board of directors in consultation with its financial and legal advisors.

      Conversion of Common Stock to Stock of an Apollo Group, Inc. Subsidiary. We will have the right, at any time, to convert University of Phoenix Online common stock to stock of a subsidiary of ours so long as:

•	all the assets and liabilities allocated to University of Phoenix Online are held directly or indirectly by the subsidiary; and

•	no other assets are held directly or indirectly by such subsidiary.

      The shares of common stock of the subsidiary receivable by holders of University of Phoenix Online common stock in connection with such conversion of shares will possess voting rights with respect to the subsidiary that are generally comparable to the voting rights that University of Phoenix Online common stock has with respect to us. Those shares of the subsidiary that are receivable by holders of University of Phoenix Online common stock will represent the same proportionate interest in the equity of the subsidiary that the outstanding shares of University of Phoenix Online common stock are deemed to represent in the equity of University of Phoenix Online at the time of the conversion, taking into consideration for this purpose the retained interest of Apollo Education Group in University of Phoenix Online. The remaining shares of common stock of the subsidiary will either be retained by us or another subsidiary, or distributed to the holders of Apollo Education Group common stock, or a combination of the foregoing. If distributed to holders of Apollo Education Group common stock:

•	holders of Apollo Education Group Class A common stock will receive shares of the same series of subsidiary stock as the shares issued to holders of University of Phoenix Online common stock; and

•	holders of Apollo Education Group Class B common stock will receive shares of a separate series of common stock of the subsidiary that possess voting rights with respect to the subsidiary that are generally comparable to the voting rights that Apollo Education Group Class B common stock has with respect to us.

      Similar conversion rights will apply if all of the assets and liabilities of Apollo Education Group are held by one or more of our subsidiaries. In this case, if the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online on the date of conversion is greater than zero, we will also issue a number of shares of University of Phoenix Online common stock on the date of the conversion equal to the then current number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online, which will be delivered to the holders of Apollo Education Group common stock or to one of the subsidiaries.

      These conversion rights are intended to give us increased flexibility with respect to spinning off the assets of Apollo Education Group or University of Phoenix Online to one or more wholly owned subsidiaries of ours and converting the common stock of either Apollo Education Group or University of Phoenix Online to common stock of such wholly owned subsidiaries.

  General Conversion Provisions

      In the event of any conversion as described above under “Mandatory Dividend, Redemption or Conversion of Common Stock,” and “Conversions of Stock at Our Option,” we will cause to be given to each holder of shares of common stock to be so converted alternate of a notice setting forth:

•	a statement that all (or, in the case of a conversion following a disposition, if applicable, a specified number) of outstanding shares of common stock will be converted;

•	the conversion date, which, in the case of a conversion after a disposition, will not be more than 85 trading days following the consummation of such disposition;

•	the per share number of shares of common stock to be received with respect to each share of common stock to be converted, including details as to the calculation thereof;

•	the place or places where certificates for shares of common stock to be converted, properly endorsed or assigned for transfer, unless we waive such requirement, are to be surrendered for delivery of certificates for shares of common stock to be received;

•	the number of outstanding shares of common stock of the series to be received and the number of shares of common stock into or for which outstanding Convertible Securities are then convertible, exchangeable, or exercisable; and

•	a statement to the effect that, except as otherwise provided below, dividends on such shares of common stock relating will cease to be paid as of such conversion date.

      Such notice will be sent by first-class mail, postage prepaid, to such holder at such holder’s address as the same appears on our transfer books or by such other methods as may be determined from time to time by our board of directors:

•	not more than 40 trading days following a disposition of 80% or more of the assets of either Apollo Education Group or University of Phoenix Online, and not less than 10 trading days before the conversion in the case of a conversion following any such disposition; and

•	not less than 10, nor more than 30, trading days before the conversion in the case of any other conversion.

      Neither the failure to mail any notice described above to any particular holder of shares of common stock nor any defect therein would affect the sufficiency thereof with respect to any other holder of outstanding shares of relevant common stock, or the validity of any such conversion.

      We will not be required to issue or deliver fractional shares of any capital stock or of any other securities to any holder of University of Phoenix Online common stock upon any conversion or other distribution described above. If more than one share of common stock is held at the same time by the same holder, we may aggregate the number of shares of any capital stock that is issuable or any other securities or property that are distributable to such holder upon any such conversion or other distribution, including any fractions of shares. If the number of shares of any capital stock or the amount of securities remaining to be issued or distributed to any holder of common stock is a fraction, we will, if such fractional shares are not issued or distributed to such holder, pay a cash adjustment in respect of such fractional share in an amount equal to the fair value of such fractional share on the fifth trading day prior to the date such payment is to be made, without interest.

      No adjustments in respect of dividends will be made upon the conversion of any shares of common stock. However, if such shares are converted by us after the record date for determining holders of common stock entitled to any dividend or distribution thereon, such dividend or distribution will be payable to the holders of such shares at the close of business on such record date notwithstanding such conversion, in each case without interest.

      Before any holder of common stock will be entitled to receive certificates representing shares of any capital stock, cash, and/or other securities or property to be distributed to such holder with respect to any conversion of shares of common stock, such holder is required to surrender at such place as we specify, certificates for shares of common stock, properly endorsed or assigned for transfer, unless we waive such requirement. As soon as practicable after our receipt of certificates for such shares of common stock, we will deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, certificates representing the number of whole shares of the kind of capital stock, cash, and/or other securities or property to which such person was entitled, together with any fractional payment referred to below, in each case without interest.

      From and after any conversion of shares of common stock, all rights of a holder of shares of common stock that were converted will cease, except for the right, upon surrender of the certificates representing such shares of common stock, to receive certificates representing shares of the kind and amount of capital stock, cash, and/or other securities or property for which such shares were converted, together with any fractional payment or rights to dividends as provided above, in each case without interest. No holder of a certificate that immediately prior to the conversion represented shares of common stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which shares of such common stock were converted until surrender of such holder’s certificate in exchange for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions, without interest, which theretofore became payable with respect to a record date occurring after the conversion, but which were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a conversion, we will, however, be entitled to treat the certificates for common stock that have not yet been surrendered for conversion as evidencing the ownership of the number of whole shares of the kind of capital stock for which the shares of common stock represented by such certificates should have been converted, notwithstanding the failure to surrender such certificates.

      We will pay any and all documentary, stamp, or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of any shares of capital stock and/or other securities on conversion of shares of common stock pursuant hereto. We will not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares of common stock so converted were registered, and no such issuance or delivery would be made unless and until the person requesting such issuance or delivery paid to us the amount of any such tax, or established to the satisfaction of our board of directors that such tax had been paid.

  Voting Rights

      Holders of Apollo Education Group Class A common stock and University of Phoenix Online common stock are not entitled to vote, unless a separate class vote is required by applicable law, in which case, each share is entitled to one vote.

      Holders of Apollo Education Group Class B common stock vote on all matters as to which common shareholders generally are entitled to vote. On all such matters for which no separate vote is required, each outstanding share of Apollo Education Group Class B common stock entitles the holder to one vote.

      The Arizona general corporation law requires a separate vote of holders of shares of common stock of any series on any amendment to the articles of incorporation if the amendment would alter or change the powers, preferences, or special rights of the shares of such series.

  Liquidation

      In the event of the dissolution or liquidation and winding-up of us, whether voluntary or involuntary, holders of Apollo Education Group common stock and University of Phoenix Online common stock will be entitled to receive their proportionate interest in our assets, if any, remaining for distribution to shareholders after

•	payment of, or provision for, all of our liabilities, including contingent liabilities; and

•	payment of the liquidation preferences payable to holders of our outstanding preferred stock, if any.

      Such amount will be distributed to the holders of Apollo Education Group common stock and University of Phoenix Online common stock on a per share basis in proportion to the liquidation units per share of each series of common stock. For this purpose, each share of Apollo Education Group common stock will have one liquidation unit. Each share of University of Phoenix Online common stock will have a number of liquidation units, which may be a fraction of one liquidation unit, equal to the average market value of one share of University of Phoenix Online common stock during the 20 consecutive trading day period ending on, and including, the 5th trading day before the date of the first public announcement of:

•	a voluntary dissolution, liquidation, or winding-up of us; or

•	the institution of any proceeding for the involuntary liquidation, dissolution, or winding-up of us;

divided by the average market value of one share of Apollo Education Group common stock during such 20 trading day period.

      Thus, the liquidation rights of holders of Apollo Education Group common stock and University of Phoenix Online common stock may not bear any relationship to the respective market values of the assets allocated to Apollo Education Group and University of Phoenix Online. However, the liquidation rights of the holders of Apollo Education Group common stock and University of Phoenix Online common stock will bear a relationship to the respective market values of the shares at the time of the liquidation. In the event of our dissolution or liquidation and winding-up, no holder of Apollo Common Stock Group common stock or University of Phoenix Online common stock will have any special right to receive specific assets of ours.

      Neither of the following events would alone be deemed a dissolution, liquidation, or winding-up of us for purposes of the liquidation provisions discussed above:

•	the merger or consolidation of us into or with any other corporation;

•	the merger or consolidation of any other corporation into or with us; or

•	any sale, transfer, or lease of all or any part of our assets.

      Like other tracking stock, the liquidation provisions for University of Phoenix Online common stock and Apollo Education Group common stock do not provide shareholders with proceeds based directly on the value of the underlying assets and liabilities allocated to each Group. However, because the market value of each series of stock may represent the best indirect proxy for the value of each Group, the value realized by each series of shareholders upon our liquidation may approximate the value such holders would realize if liquidation were based on the market value of the underlying assets. These liquidation provisions were adopted for a variety of reasons including:

•	providing consistency with other tracking stock transactions;

•	easing the administrative burden of allocating proceeds upon liquidation; and

•	helping to ensure that the series of tracking stock are treated as our capital stock for tax purposes under current law.

  Apollo Education Group’s Retained Interest in University of Phoenix Online

      In this Proxy Statement, we call the proportional interest in University of Phoenix Online intended to be represented at any time by the outstanding shares of University of Phoenix Online common stock the “Outstanding Interest Fraction” and we call the remaining proportional interest in University of Phoenix Online intended to be represented at any time by Apollo Education Group’s retained interest in University of Phoenix Online the “Retained Interest Fraction.”

      At any time, the Outstanding Interest Fraction in respect of University of Phoenix Online equals the number of shares of University of Phoenix Online common stock outstanding divided by the sum of the number of shares of University of Phoenix Online common stock outstanding and the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online.

      The Outstanding Interest Fraction in University of Phoenix Online can also be expressed as follows:

Number of Shares of University of Phoenix Online Common Stock Outstanding

Number of Shares of University of Phoenix Online Common Stock Outstanding +

Number of Shares Issuable with Respect to Apollo Education Group’s Retained Interest in University of Phoenix Online

      At any time, the Retained Interest Fraction in respect of University of Phoenix Online equals the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online divided by the sum of the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online and the number of shares of University of Phoenix Online outstanding.

      The Retained Interest Fraction in University of Phoenix Online can also be expressed as follows:

Number of Shares Issuable with Respect to Apollo Education Group’s Retained Interest in University of Phoenix Online

Number of Shares Issuable with Respect to Apollo Education Group’s Retained Interest in University of Phoenix Online +

Number of Shares of University of Phoenix Online Common Stock Outstanding

      For purposes hereof, the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online refers to the number of shares of University of Phoenix Online common stock that would be issued if Apollo Education Group’s retained interest in University of Phoenix Online common stock were reflected by outstanding shares of University of Phoenix Online common stock.

      The sum of the Outstanding Interest Fraction and the Retained Interest Fraction will always equal 100%. At the time we file our amended and restated articles of incorporation, the Outstanding Interest Fraction will be 0% and the Retained Interest Fraction will be 100%.

      Attribution of Issuances of Common Stock. Whenever we issue shares of University of Phoenix Online common stock, our board of directors will determine, in its sole discretion, whether to attribute that issuance, and the proceeds thereof, to Apollo Education Group in respect of its retained interest in University of Phoenix Online, in a manner similar to a secondary offering of common stock of a subsidiary owned by a corporate parent, or to University of Phoenix Online, in a manner similar to a primary offering of common stock.

      Subject to market conditions, we intend to issue shares of University of Phoenix Online common stock in a public offering at some time after the Special Meeting. The specific terms of the offering will depend upon factors such as stock market conditions and the performance of University of Phoenix Online. Before the first issuance of shares of University of Phoenix Online common stock, our board of directors will designate the initial number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online. It is estimated that the initial number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online will be 47,500,000.

      Our board of directors intends to attribute the net proceeds from the planned public offering to the equity of University of Phoenix Online in a manner similar to a primary offering of common stock. Accordingly:

•	the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online would remain unchanged;

•	the number of outstanding shares of common stock of University of Phoenix Online would be increased by the number of shares so issued;

•	the Retained Interest Fraction would be decreased; and

•	the Outstanding Interest Fraction would be corresponding increased.

      We currently plan to issue 5,000,000 shares of University of Phoenix Online common stock, exclusive of the underwriters’ over-allotment option, in the proposed public offering. Assuming all 5,000,000 shares of University of Phoenix Online common stock offered hereby are sold, and assuming no exercise of the underwriters’ over-allotment option:

•	there would be 5,000,000 shares of University of Phoenix Online common stock outstanding;

•	the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online would remain 47,500,000;

•	the Outstanding Interest Fraction would be approximately 9.5% (determined by dividing 5,000,000 by 52,500,000); and

•	the Retained Interest Fraction would be approximately 90.5% (determined by dividing 47,500,000 by 52,500,000).

      If, instead, our board of directors elects to attribute the net proceeds of the planned offering to Apollo Education Group in respect of its retained interest in University of Phoenix Online in a manner similar to a secondary offering of common stock of a subsidiary owned by a corporate parent, then:

•	the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online would be decreased by the number of shares so issued;

•	the number of outstanding shares of common stock of University of Phoenix Online would be increased by the same amount;

•	the Retained Interest Fraction would be decreased; and

•	the Outstanding Interest Fraction would be correspondingly increased.

      Assuming that Proposals 2, 3, and 4 are approved by our shareholders, a total of 11,100,000 shares of University of Phoenix Online common stock will be reserved for issuance to employees and directors in accordance with the applicable benefit plans. Prior to the issuance of any of these shares, our board of directors will determine whether the issuances, and the proceeds thereof, will be attributed to University of Phoenix Online or to Apollo Education Group. Further, there may be additional issuances of University of Phoenix Online common stock in the future. Prior to any such additional issuances, our board of directors will also determine how to allocate the proceeds thereof.

      The impact of issuances of the shares reserved in accordance with the benefit plans and any additional issuance on:

•	the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online;

•	the number of outstanding shares of University of Phoenix Online common stock;

•	the Retained Interest Fraction; and

•	the Outstanding Interest Fraction

will be as described above with respect to issuances of shares of University of Phoenix Online common stock in the context of the planned public offering, based on whether our board of directors elects to attribute such issuances, and the net proceeds thereof, to University of Phoenix Online or Apollo Education Group.

      The balance of the discussion in this section relates to the impact of possible future events on the Outstanding Interest Fraction, the Retained Interest Fraction, and the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online.

      Issuances of University of Phoenix Online Common Stock as Distributions. Our board of directors has the right to issue shares of University of Phoenix Online common stock as a distribution on Apollo Education Group common stock, although it does not currently intend to do so. If it did so, our board of directors would generally attribute that distribution to Apollo Education Group in respect of Apollo Education Group’s retained interest in University of Phoenix Online. As a result:

•	the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online would be decreased by the number of shares so distributed;

•	the number of outstanding shares of University of Phoenix Online common stock would be increased by the same amount;

•	the Retained Interest Fraction in University of Phoenix Online would be decreased; and

•	the Outstanding Interest Fraction would be correspondingly increased.

      If instead our board of directors issued shares of University of Phoenix Online common stock as a distribution on University of Phoenix Online common stock, it would generally attribute that distribution to University of Phoenix Online, in which case Apollo Education Group would also proportionately increase the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online. As a result:

•	the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online would be increased by the same percentage as the number of outstanding shares of University of Phoenix Online common stock is increased; and

•	the Retained Interest Fraction and Outstanding Interest Fraction would remain unchanged.

      Repurchases Of University of Phoenix Online Common Stock. If we decide to repurchase shares of University of Phoenix Online common stock, our board of directors would determine whether to attribute that repurchase, and the cost thereof to Apollo Education Group, in a manner analogous to a purchase of common stock of a subsidiary by a corporate parent, or to University of Phoenix Online, in a manner similar to an issuer repurchase. If we repurchase shares of University of Phoenix Online common stock and our board of directors attributes that repurchase, and the cost thereof, to Apollo Education Group, then:

•	the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online would be increased by the number of shares so purchased;

•	the number of outstanding shares of University of Phoenix Online common stock would be decreased by the same amount;

•	the Retained Interest Fraction would be increased; and

•	the Outstanding Interest Fraction would be correspondingly decreased.

      If our board of directors instead attributes that repurchase, and the cost thereof, to University of Phoenix Online, then:

•	the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix would remain unchanged;

•	the number of outstanding shares of University of Phoenix Online common stock would be decreased by the number of shares so repurchased;

•	the Retained Interest Fraction would be increased; and

•	the Outstanding Interest Fraction would be correspondingly decreased.

      Transfers of Assets Between Apollo Education Group and University of Phoenix Online. Our board of directors may, in its sole discretion, determine to transfer assets previously allocated to University of Phoenix Online to Apollo Education Group in return for a decrease in Apollo Education Group’s retained interest in University of Phoenix Online, in a manner similar to a return of capital, or to transfer assets of Apollo Education Group to University of Phoenix Online in return for an increase in Apollo Education Group’s retained interest in University of Phoenix Online, in a manner similar to a capital contribution. If our board of directors determines to transfer assets previously allocated to University of Phoenix Online to Apollo Education Group in return for a decrease in Apollo Education Group’s retained interest in University of Phoenix Online, then:

•	the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online would be decreased by an amount equal to the value of such assets divided by the market value of a share of University of Phoenix Online common stock on the day of transfer;

•	the number of outstanding shares of University of Phoenix Online common stock would remain unchanged;

•	the Retained Interest Fraction would be decreased; and

•	the Outstanding Interest Fraction would be correspondingly increased.

      If instead our board of directors determines to transfer assets previously allocated to Apollo Education Group to University of Phoenix Online in return for an increase in Apollo Education Group’s retained interest in University of Phoenix Online, then:

•	the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online would be increased by an amount equal to the value of such assets divided by the market value of a share of University of Phoenix Online common stock on the day of transfer;

•	the number of outstanding shares of University of Phoenix Online common stock would remain unchanged;

•	the Retained Interest Fraction would be increased; and

•	the Outstanding Interest Fraction would be correspondingly decreased.

      Our board of directors may not attribute issuances of University of Phoenix Online common stock to Apollo Education Group, transfer assets to Apollo Education Group in return for a decrease in Apollo Education Group’s retained interest in University of Phoenix Online, or take any other action if, by doing so, it would cause the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online to decrease below zero.

      For illustrations showing how to calculate the Retained Interest Fraction, the Outstanding Interest Fraction, the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online, and the number of shares of University of Phoenix Online common stock deemed outstanding after giving effect to certain hypothetical dividends, issuances, repurchases and transfers, see Annex A to this Proxy Statement “Illustration of Terms — Part I.”

Effectiveness of Certain Terms

      The terms described above under “Dividends,” “Mandatory Dividend, Redemption, or Conversion of Common Stock,” “Conversions of Stock at our Option,” and “Liquidation” apply only when there are shares of Apollo Education Group Class A common stock and University of Phoenix Online common stock outstanding.

Preferred Stock

      Our amended and restated articles of incorporation, like our current articles of incorporation, provide that our board of directors has the authority, without further action by our shareholders, to issue from time to time up to 1 million shares of preferred stock in one or more series or series and to fix the number of shares, designations, voting powers, preferences, optional, and other rights and the restrictions or qualifications thereof.

Determinations By The Board

      Our proposed amended and restated articles of incorporation, like our current articles of incorporation, provide that subject to applicable law, any determinations made by our board of directors in good faith under the articles are final and binding on all of our shareholders.

Preemptive Rights

      Holders of Apollo Education Group common stock and University of Phoenix Online common stock will not have any preemptive rights to subscribe for any additional shares of capital stock or securities that we may issue in the future.

Limitations on Potential Unsolicited Acquisitions; Anti-Takeover Considerations

      If Apollo Education Group or University of Phoenix Online were a separate independent company, any person interested in acquiring either entity without negotiating with management could seek control of such entity by obtaining control of its outstanding voting stock by means of a tender offer or proxy contest. Although the common stock relating to Apollo Education Group and University of Phoenix Online is intended to reflect the separate performance of Apollo Education Group and University of Phoenix Online, a person interested in acquiring only one without negotiation with our management could obtain control only by obtaining control of our outstanding voting stock, the Apollo Education Group Class B common stock.

      The existence of a tracking stock could present complexities and could in certain circumstances pose obstacles, financial and otherwise, to an acquiring person. The existence of a tracking stock could, under certain circumstances, prevent shareholders from profiting from an increase in the market value of their shares as a result of a change in control of University of Phoenix Online by delaying or preventing such a change in control.

      Because voting power is controlled by the Apollo Education Group Class B common stock which is controlled by our current management, an attempt to obtain control of University of Phoenix Online by means of a merger, tender offer, proxy contest or otherwise, is rendered more difficult and protects the continuity of our management.

Certain Effects of Arizona Law

  Business Combinations

      Under Arizona law, any person who acquires 10% or more of the voting power of the common stock of a corporation is considered an “interested shareholder.” For a period of three years after an acquisition, certain business combinations between us and the interested shareholder are prohibited, unless prior to the acquisition of the common stock by the interested shareholder, a committee of “disinterested” directors approves the acquisition of the common stock or the business combination. After the three-year period, only the following three types of business combinations between us and the interested shareholder are permitted:

•	a business combination approved by our board of directors before the acquisition of common stock by the interested shareholder;

•	a business combination approved by holders of a majority of the common stock not owned by the interested shareholder; and

•	a business combination which meets certain conditions relating to price and form of consideration.

  Control Share Acquisitions

      Under Arizona law, a party acquiring any series of our common stock may lose the right to vote some or all of those shares if the acquisition results in that party holding greater than 20%, 33%, or 50% of the outstanding common stock of that series. An acquiring party can avoid losing the right to vote these shares if the right to vote is approved by a majority of the disinterested shareholders. If approval of the right to vote shares is obtained at one of the specified levels, additional shareholder approvals are required when a shareholder seeks to acquire the power to vote shares at the next level.

      Unless otherwise provided in our proposed amended and restated articles of incorporation or bylaws, we may call for redemption of all but not less than all of the acquiring party’s common stock at a redemption price equal to the market value of the shares at the time the call for redemption is given if either:

•	the acquiring person fails to deliver certain written information to us by the tenth day after crossing any of the specified levels above; or

•	the shareholders vote not to accord voting rights to such shares.

  Limitation on Share Repurchases

      Under Arizona law, we may not purchase or agree to purchase any shares from a beneficial owner of more than 5% of the voting power of our common stock for more than the “average market price” of the shares if the shares have been owned by the beneficial owner for less than three years unless either:

•	the purchase or agreement to purchase is approved by shareholders holding a majority of the disinterested voting common stock; or

•	we make an offer, of at least equal value per share, to all holders of its voting common stock, and to all holders of any series into which its voting common stock may be converted.

Indemnification and Limitation of Liability

      Our proposed amended and restated articles of incorporation, like our current articles of incorporation, limit the personal liability of directors to us and to our shareholders, for monetary damages for breach of their fiduciary duty as a director except to the extent such limitation of liability is not permitted under Arizona law. Arizona law provides that the liability of a director may not be eliminated or limited for:

•	transactions in which a director receives a financial benefit to which the director is not entitled;

•	an intentional infliction of harm on the corporation or the shareholders;

•	liability for unlawful distributions in violation of Arizona law or the articles of incorporation; or

•	an intentional violation of criminal law.

      In addition, our bylaws provide that we may indemnify any and all of its directors and officers, or former directors and officers, to the fullest extent permitted by law or by the amended and restated articles of incorporation against claims and liabilities to which such persons may become subject. Arizona law generally provides that indemnification is permissible only when the director or officer acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Subject to that standard of care, indemnification is mandatory under Arizona law for “outside directors” as defined under Arizona law. Indemnification of directors is precluded in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

Transfer Agent and Registrar

      First Chicago Trust Corporation of New York, a division of Equiserve, is the registrar and transfer agent for Apollo Education Group Class A common stock and University of Phoenix Online common stock.

TAX CONSIDERATIONS

      The following discussion is a summary of material U.S. federal income tax consequences of the Tracking Stock Proposal to us and to holders of Apollo Education Group common stock. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Department regulations, published positions of the Internal Revenue Service, and court decisions now in effect, all of which are subject to change, possibly with retroactive effect. In particular, Congress could enact legislation affecting the treatment of stock with characteristics similar to University of Phoenix Online common stock. See the discussion of the “Clinton Administration Proposals” below. Additionally, the Treasury Department could issue regulations or other guidance that change current law, including, without limitation, regulations issued under the broad grant of authority under Section 337(d) of the Code, that affect the treatment of tracking stock, including University of Phoenix Online common stock.

      You should consult with your own tax advisors with regard to the application of the federal income tax laws to your particular situation, as well as to the applicability of any state, local, or foreign tax laws to which you may be subject.

  Treatment of Tracking Stock Proposal

      In the opinion of PricewaterhouseCoopers LLP (our “Tax Advisors”), University of Phoenix Online common stock will be treated as common stock of Apollo Group, Inc. for U.S. federal income tax purposes. Accordingly, in the opinion of our Tax Advisors, for federal income tax purposes, neither us nor holders of Apollo Education Group common stock will recognize any income, gain, or loss as a result of the Tracking Stock Proposal.

  No Internal Revenue Service Ruling

      No ruling will be sought from the Internal Revenue Service. The Internal Revenue Service has announced that it will not issue any advance rulings on the classification of an instrument that has certain voting and liquidation rights in an issuing corporation but whose dividend rights are determined by reference to the earnings of a segregated portion of the issuing corporation’s assets, including assets held by a subsidiary. In addition, there are no court decisions or other authorities bearing directly on the classification of instruments with characteristics similar to those of University of Phoenix Online common stock. Therefore, the treatment of tracking stock such as University of Phoenix Online common stock is subject to some uncertainty under current law. It is possible that the Internal Revenue Service could assert successfully that the issuance of University of Phoenix Online common stock as well as a subsequent exchange of University of Phoenix Online common stock could be taxable to us. Additionally, the conversion of Apollo Education Group Class A common stock to University of Phoenix Online common stock in connection with any future sale or other disposition of all or substantially all the assets allocated to Apollo Education Group, otherwise accorded nonrecognition under the Code, could be taxable to holders of Apollo Education Group common stock. Once again, you should consult your own tax advisor.

  Clinton Administration Proposals

      The Clinton administration’s budget proposals released on February 7, 2000, would, if enacted, require the recognition of taxable income by shareholders upon the receipt of tracking stock in a distribution made by a corporation with respect to its stock and tracking stock received in exchange for other stock, and give the Treasury Department the authority to treat tracking stock as nonstock or as stock of another entity, as appropriate. The Treasury Department’s explanation expresses the view that the use of tracking stock “is outside the contemplation of” various provisions of the Code and that “no inference regarding the tax treatment of [such stock] under current law is intended by [the] proposal.” As proposed, the provisions would be effective for tracking stock issued on or after the date of enactment by Congress.

      The February 7, 2000 proposal is similar to a proposal made by the Clinton administration in February 1999. Tax legislation enacted by Congress subsequent to the Clinton Administration’s 1999 proposal did not include any provisions corresponding to the proposals. However, we cannot predict whether either of the Clinton Administration proposals will be enacted by Congress and, if enacted, whether they will be in the form proposed.

      If either of the Clinton Administration proposals or a similar proposal is enacted, then we could be subject to tax on the issuance of University of Phoenix Online common stock issued on or after the date of enactment. Additionally, holders of Apollo Education Group Class A common stock could be subject to tax on any future conversion of Apollo Education Group Class A common stock to University of Phoenix Online common stock in connection with any sale or other disposition of all or substantially all of the assets allocated to Apollo Education Group on or after the date of enactment.

  Conversions of Stock

      Our board of directors has the right, at any time, to convert outstanding shares relating to any Group to stock of a subsidiary of ours. Depending on the circumstances at the time, an exchange of stock incident to such a conversion could, under current law, be taxable to us and to holders of common stock whose shares are converted.

CASH MANAGEMENT AND ALLOCATION POLICIES

      The financial statements of University of Phoenix Online reflect the application of certain cash management and allocation policies adopted by our board of directors. Our board of directors may, in its sole discretion, at any time, modify, rescind, or add to any of these policies, although it has no present intention to do so. The decision of our board of directors to modify, rescind, or add to any of these policies would, however, be subject to its general fiduciary duties. These policies are summarized below.

Treasury Activities

      We manage treasury activities on a centralized, consolidated basis. These activities include the investment of surplus cash and the issuance and repurchase of common stock. University of Phoenix Online does not maintain a bank account; rather, all of its cash receipts and cash disbursements are processed by us on University of Phoenix Online’s behalf. Currently, we settle such amounts with University of Phoenix Online via the funds allocated to/from Apollo Education Group component of divisional net worth.

      In the historical financial statements of us and University of Phoenix Online:

•	all external debt and equity transactions, and the proceeds thereof, were attributed to Apollo Education Group;

•	whenever University of Phoenix Online generated cash from operations, that cash was deemed transferred to Apollo Education Group and accounted for as a return of capital — i.e., as a reduction in University of Phoenix Online’s divisional equity and Apollo Education Group’s retained interest in University of Phoenix Online; and

•	whenever University of Phoenix Online had a cash need, that cash need was funded by Apollo Education Group and accounted for as a capital contribution — i.e., as an increase in University of Phoenix Online’s divisional equity and Apollo Education Group’s retained interest in University of Phoenix Online.

      We intend to continue those practices until University of Phoenix Online common stock is first issued. To date, the operations of University of Phoenix Online have been funded from available cash, and we have not incurred any indebtedness to finance the operations of University of Phoenix Online. Transfers of cash between University of Phoenix Online and Apollo Education Group have been accounted for either as a return of capital to, or a capital contribution by, Apollo Education Group rather than as revolving credit advances or long-term loans. Accordingly, no interest expense has been or will be reflected in the financial statements of University of Phoenix Online for any period prior to the date that University of Phoenix Online common stock is first issued. Additionally, no interest expense attributable to any transfers of cash from University of Phoenix Online to Apollo Education Group has been or will be reflected in the financial statements of Apollo Education Group for any period prior to the date that University of Phoenix Online common stock is first issued.

      After the date on which University of Phoenix Online common stock is first issued, the following additional policies will apply:

(1) Our board of directors will attribute each future issuance of external debt or preferred stock, and the proceeds thereof, to Apollo Education Group, unless it determines otherwise. Our board of directors may, but is not required to, attribute an incurrence or issuance of debt or preferred stock, and the proceeds thereof, to University of Phoenix Online to the extent that we incur or issue the debt or preferred stock for the benefit of University of Phoenix Online.

(2) Our board of directors will attribute each future issuance of Apollo Education Group common stock, and the proceeds thereof, to Apollo Education Group. Our board of directors may attribute any future issuance of University of Phoenix Online common stock, and the proceeds thereof, to Apollo Education Group’s retained interest in University of Phoenix Online, in a manner similar to a secondary offering of common stock of a subsidiary owned by a corporate parent, or to

University of Phoenix Online, in a manner similar to a primary offering of common stock. For illustrations of the impact of issuances of University of Phoenix Online common stock and attribution of such issuances either to Apollo Education Group or University of Phoenix Online, see Annex A to this Proxy Statement “Illustration of Terms — Part I — Additional Offerings of University of Phoenix Online Common Stock.”

(3) Dividends on Apollo Education Group common stock will generally be charged against Apollo Education Group and dividends on University of Phoenix Online common stock will generally be charged against University of Phoenix Online. In addition, at the time of any dividend on University of Phoenix Online common stock, excluding dividends payable in shares of University of Phoenix Online common stock, our board of directors will, unless the dividend is charged against Apollo Education Group, credit to Apollo Education Group, and charge against University of Phoenix Online, a corresponding amount in respect of Apollo Education Group’s retained interest in University of Phoenix Online. Specifically, the corresponding amount will equal the aggregate amount of the dividend multiplied by a fraction:

•	the numerator of which will be the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online; and

•	the denominator of which will be the number of shares of University of Phoenix Online common stock outstanding.

      For illustrations of the effect of dividends on Apollo Education Group common stock or University of Phoenix Online common stock payable in the form of shares of University of Phoenix Online common stock, see Annex A to this Proxy Statement, “Illustration of Terms — Part I — University of Phoenix Online Stock Dividends.”

(4) Repurchases of Apollo Education Group common stock will generally be attributed to Apollo Education Group. Repurchases of University of Phoenix Online common stock may be attributed to Apollo Education Group, in a manner similar to a purchase of common stock of a corporate subsidiary by a corporate parent, or University of Phoenix Online, in a manner similar to an issuer repurchase, as determined by our board of directors. For illustrations of the impact of repurchases of University of Phoenix Online common stock and attribution of such repurchases either to Apollo Education Group or to University of Phoenix Online, see Annex A to this Proxy Statement, “Illustration of Terms — Part I — Repurchases of University of Phoenix Online Common Stock.”

(5) Whenever University of Phoenix Online holds cash, University of Phoenix Online generally will transfer that cash to Apollo Education Group. Conversely, whenever University of Phoenix Online has a cash need, Apollo Education Group generally will fund that cash need. However, our board of directors will determine, in its sole discretion, whether to provide any particular funds to either Apollo Education Group or University of Phoenix Online, but will not be obligated to do so.

(6) Cash transfers between Apollo Education Group and University of Phoenix Online, other than transfers in return for assets or services rendered or transfers in respect of Apollo Education Group’s retained interest in University of Phoenix Online that correspond to dividends paid on University of Phoenix Online common stock, will generally be accounted for as a revolving credit advance unless:

•	Our board of directors determines that a given transfer, or type of transfer, should be accounted for as a long-term loan;

•	Our board of directors determines that a given transfer, or type of transfer, should be accounted for as a capital contribution increasing Apollo Education Group’s retained interest in University of Phoenix Online; or

•	Our board of directors determines that a given transfer, or type of transfer, should be accounted for as a return of capital reducing Apollo Education Group’s retained interest in University of Phoenix Online.

      There are no specific criteria to determine when our board of directors will account for a cash transfer as a long-term loan, a capital contribution, or a return of capital rather than a revolving credit advance. Our board of directors would make such a determination in the exercise of its business judgment at the time of the transfer. Factors that our board of directors will consider include:

•	the relative current and projected capital structure of each Group;

•	the relative levels of internally generated funds of each Group;

•	the financing needs and objectives of the recipient Group;

•	the investment objectives of the transferor Group; and

•	the availability, cost, and time associated with alternative financing sources, and prevailing interest rates and general economic conditions.

(7) Any cash transfer accounted for as a revolving credit advance generally will not bear interest unless our board of directors determines to the contrary. If our board of directors determines to charge interest on a revolving credit advance, the financial statements of University of Phoenix Online will not be comparable for periods prior to and after charging interest on such credit advances. If interest is charged on an inter-Group revolving credit advance, it will generally be at a rate of interest which we would pay at that time to borrow funds corresponding to the amount of the advance; however, our board of directors will have the discretion, including particularly in the situation in which the revolving credit advance is from University of Phoenix Online to Apollo Education Group at a time when Apollo Education Group otherwise has sufficient cash for its operations, to set the rate of interest on any revolving credit advance at any point in the range between (x) the rate of interest we would earn at that time on a short-term investment of funds corresponding to the amount of the advance and (y) the rate of interest we would pay at that time to borrow funds corresponding to the amount of the advance. Any cash transfer accounted for as a long-term loan will have such interest rate, amortization, maturity, redemption, and other terms that generally reflect the then-prevailing terms on which we could borrow such funds, as determined by our board of directors unless it determines otherwise.

Based on our intention to consummate a public offering of University of Phoenix Online common stock, we currently expect that following such public offering, the difference between (a) the net proceeds of such offering and (b) outlays attributable to University of Phoenix Online following the offering will be accounted for as a revolving credit advance from University of Phoenix Online to Apollo Education Group requiring the reflection of interest expense by Apollo Education Group to University of Phoenix Online at the rate of interest determined by our board of directors at any point in the range between (x) the rate of interest we would earn at that time on a short-term investment of funds corresponding to the amount of the deemed advance and (y) the rate of interest we would pay at that time to borrow funds corresponding to the amount of the deemed advance.

(8) Any transfer of cash or other assets from Apollo Education Group to University of Phoenix Online, or for the account of University of Phoenix Online, accounted for as a capital contribution will correspondingly increase the divisional equity of University of Phoenix Online and Apollo Education Group’s retained interest in University of Phoenix Online. As a result, the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online will increase by the amount of such capital contribution divided by the market value of University of Phoenix Online common stock on the date of transfer. See Annex A to this Proxy Statement, “Illustration of Terms — Part I — Transfers of Assets between Apollo Education Group and University of Phoenix Online.”

(9) Any transfer of cash or other assets from University of Phoenix Online to Apollo Education Group, or for Apollo Education Group’s account, accounted for as a return of capital will correspondingly decrease the divisional equity of University of Phoenix Online and Apollo Education Group’s retained interest in University of Phoenix Online. As a result, the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online will decrease by the amount of such return of capital divided by the market value of University of Phoenix

Online common stock on the date of transfer. See Annex A to this Proxy Statement, “Illustration of Terms — Part I — Transfers of Assets between Apollo Education Group and University of Phoenix Online.”

Corporate Expenses

      Our board of directors allocates the cost of certain corporate services, including legal, accounting, corporate office and centralized student services, between University of Phoenix Online and Apollo Education Group. Amounts allocated to University of Phoenix Online are based primarily on the relationship of University of Phoenix Online’s revenues to those of Apollo Group, Inc. and the University of Phoenix, Inc. The amounts allocated to Apollo Education Group represent Apollo Group, Inc.’s consolidated amounts less the amounts allocated to University of Phoenix Online. Our management believes that these allocations are reasonable. This policy governing corporate expenses has not been modified for any of the years reflected in financial statements in this Proxy Statement.

Income Taxes

      Apollo Education Group’s and University of Phoenix Online’s results are included in our consolidated federal income tax return. State income taxes are generally based on the apportioned taxable income or loss of us and our subsidiaries.

      In order to prepare separate company financial statements, we allocate our consolidated income tax provision between University of Phoenix Online and Apollo Education Group. University of Phoenix Online’s provision for income tax is calculated on a separate company basis with the related current and deferred tax assets and liabilities settled through the divisional equity (deficit) account at the end of each period. Apollo Education Group’s combined provision for income taxes represents Apollo Group, Inc.’s consolidated provision for income taxes less University of Phoenix Online’s provision for income taxes.

License Fee

      We charge University of Phoenix Online a license fee equal to 4% of its net revenues for the use of curriculum, trademarks, and copyrights owned by us and our subsidiaries.

Corporate Opportunities

      Our board of directors will allocate any business opportunities and operations, any acquired assets and businesses, and any assumed liabilities between Apollo Education Group and University of Phoenix Online, in whole or in part, as it considers to be in the best interests of us and our shareholders as a whole. Any such allocation will involve the consideration of a number of factors deemed relevant, including, without limitation:

•	whether the business opportunity or operation, the acquired asset or business, or the assumed liability is principally within the then existing scope of business of Apollo Education Group or University of Phoenix Online; and

•	whether Apollo Education Group or University of Phoenix Online is better positioned to undertake or have allocated to it such business opportunity or operation, acquired asset or business, or assumed liability.

      Any such allocation will be made by our board of directors in accordance with its business judgment or in accordance with such procedures, if any, adopted by it to insure that such decisions will be made in the best interests of us and our shareholders as a whole.

      Approval of Proposal 1 will require the affirmative vote of the holders of a majority of the outstanding shares of existing Class A and Class B common stock, each voting as a separate class.

      The Board of Directors recommends a vote FOR the Tracking Stock Proposal.

PROPOSALS 2, 3, AND 4 — ADOPTION AND AMENDMENTS OF BENEFIT PLANS

General

      At the Special Meeting, we will also ask the holders of our Class B common stock to consider and approve a proposal to adopt the following plan:

•	Apollo Group, Inc. 2000 Stock Incentive Plan.

      In addition, we will ask the holders of our Class B common stock to consider and approve proposals to amend:

•	Apollo Group, Inc. 1994 Employee Stock Purchase Plan, and

•	Apollo Group, Inc. Director Stock Plan.

      The adoption and amendments would permit grants of awards under each such plan to be made with respect to either Apollo Education Group Class A or University of Phoenix Online common stock. The amendments would also increase the number of shares authorized for issuance, regardless of series, and make other changes as described in more detail below.

Description of the Apollo Group, Inc. 2000 Stock Incentive Plan (Proposal 2)

      Description of 2000 Stock Incentive Plan. This summary of the material features of the Apollo Group, Inc. 2000 Stock Incentive Plan (the “Incentive Plan”) is not complete and should be read with the full proposed text of the Incentive Plan, a copy of which is included at the end of this Proxy Statement as Annex C.

      Our board of directors has approved, and recommends that the shareholders approve, the adoption of the Incentive Plan for directors, employees, officers and executives of, and consultants and advisors to us or an approved subsidiary of ours. The Incentive Plan authorizes grants of Incentive Stock Options (“ISOs”), Non-qualified Stock Options (“NQSOs”), Stock Appreciation Rights (“SARs”), Restricted Stock, Performance Shares, and Performance-Based Awards.

      Our board of directors believes that using long-term incentives under the Incentive Plan will be beneficial to us as a means to promote our success and enhance our value by linking the personal interests of our directors, employees, officers, executives, consultants and advisors to our shareholders and by providing such individuals with an incentive for outstanding performance. These incentives also provide us flexibility in our ability to attract and retain the services of individuals upon whose judgment, interest, and special effort our business is largely dependent. The Incentive Plan, if approved by shareholders, will have an effective date of March 24, 2000.

      Administration. The Incentive Plan will be administered by either our board of directors or a committee appointed by our board of directors consisting of at least two non-employee directors who also qualify as outside directors under Section 162(m) of the Code. In addition, our President and Chief Executive Officer are authorized to administer the Incentive Plan as to employees other than themselves. If our board of directors does not appoint a committee, then references to the Committee shall be to our board of directors. It is anticipated that the Incentive Plan will be administered by our Compensation Committee as to our President and Chief Executive Officer and by them as to our other employees.

      This Committee will have exclusive authority to administer the Incentive Plan, including the power to determine eligibility, the types and sizes of awards, whether the grant will be in shares of Apollo Education Group Class A common stock or in shares of University of Phoenix Online common stock, or both, the price and timing of awards and the acceleration or waiver of any vesting restriction, provided that the Committee will not have the authority to waive any performance restrictions with respect to any performance-based awards.

      Eligibility. In general, persons eligible to participate in the Incentive Plan include all directors, employees, officers, and executives of, and consultants and advisors to us and our subsidiaries as determined by the Committee.

      Limitation On Awards and Shares of Stock Available. Under the Incentive Plan, up to 14,000,000 shares of Apollo Education Group Class A common stock or University of Phoenix Online common stock, in the aggregate, will be available for issuance out of authorized and unissued or treasury shares, as our board of directors may determine from time to time. In addition, of this aggregate number, 5,000,000 shares will be shares of Apollo Education Group Class A common stock and 9,000,000 shares will be shares of University of Phoenix Online common stock. The aggregate maximum number of shares of Apollo Education Group Class A common stock and University of Phoenix Online common stock that may be awarded to a single participant under the Plan during any fiscal year is 2,000,000. Of this aggregate number, up to 1,000,000 shares of Apollo Education Group Class A common stock, and up to 1,000,000 shares of University of Phoenix Online common stock may be awarded under the Plan. The aggregate maximum number of shares of Apollo Education Group Class A common stock and University of Phoenix Online common stock payable in the form of performance-based awards for a performance period is 2,000,000. Of this aggregate number, up to 1,000,000 shares of Apollo Education Group Class A common stock, and up to 1,000,000 shares of University of Phoenix Online common stock may be payable as performance-based awards. If the performance-based compensation is payable in cash, however, the maximum amount payable will be determined by multiplying 1,000,000 by the fair market value of one share of the applicable Incentive Stock on the first day of the performance period. Shares subject to an award that expires unexercised, is forfeited or terminated, or settled in cash instead of common stock, and shares tendered to pay for the exercise of an option will thereafter again be available for grant under the Incentive Plan.

      Description of the Available Awards and Federal Tax Consequences. Under the Incentive Plan, grants of options and other stock-based awards may be made with respect to either Apollo Education Group Class A common stock or University of Phoenix Online common stock, or both.

  Incentive Stock Options

      An ISO is a stock option that satisfies the requirements specified in Section 422 of the Code. Under the Code, ISOs may only be granted to employees. In order for an option to qualify as an ISO, the price payable to exercise the option must equal or exceed the fair market value of the stock at the date of the grant, the option must lapse no later than 10 years from the date of the grant, and the stock subject to ISOs that are first exercisable by an employee in any calendar year must not have a value of more than $100,000 as of the date of grant. Certain other requirements must also be met.

      An optionee will not be treated as receiving taxable income upon either the grant of an ISO or upon the exercise of an ISO. However, the difference between the exercise price and the fair market value on the date of exercise will be an item of tax preference at the time of exercise in determining liability for the alternative minimum tax, assuming that the common stock is either transferable or is not subject to a substantial risk of forfeiture under Section 83 of the Code. If at the time of exercise, the common stock is both nontransferable and is subject to a substantial risk of forfeiture, the difference between the exercise price and the fair market value of the common stock (determined at the time the common stock becomes either transferable or not subject to a substantial risk of forfeiture) is a tax preference item in the year in which the common stock becomes either transferable or not subject to a substantial risk of forfeiture.

      If common stock acquired by the exercise of an ISO is not sold or otherwise disposed of within two years from the date of its grant and is held for at least one year after the date such common stock is transferred to the optionee, any gain or loss resulting from its disposition will be treated as long-term capital gain or loss. If such common stock is disposed of before the expiration of the above-mentioned holding periods, a “disqualifying disposition” will occur. If a disqualifying disposition occurs, the optionee will realize ordinary income in the year of the disposition in an amount equal to the difference between the fair market value of the common stock on the date of exercise and the exercise price, or the selling price of the common stock and the exercise price, whichever is less. The balance of the optionee’s gain on a disqualifying disposition, if any, will be taxed as capital gain.

      In the event an optionee exercises an ISO using common stock acquired by a previous exercise of an ISO, unless the stock exchange occurs after the required holding periods, such exchange shall be deemed a disqualifying disposition of the stock exchanged.

      We will not be entitled to any tax deduction as a result of the grant or exercise of an ISO, or on a later disposition of the common stock received, except that in the event of a disqualifying disposition, we will be entitled to a deduction equal to the amount of ordinary income realized by the optionee.

  Non-Qualified Stock Options

      An NQSO is any stock option other than an Incentive Stock Option. Such options are referred to as “non-qualified” because they do not meet the requirements of, and are not eligible for, the favorable tax treatment provided by Section 422 of the Code.

      No taxable income will be realized by an optionee upon the grant of a NQSO, nor are we entitled to a tax deduction by reason of such grant. Upon the exercise of a NQSO, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price and we will be entitled to a corresponding tax deduction.

      Upon a subsequent sale or other disposition of common stock acquired through exercise of a NQSO, the optionee will realize capital gain or loss to the extent of any intervening appreciation or depreciation. Such a resale by the optionee will have no tax consequence to us.

  Stock Appreciation Rights

      A SAR is the right granted to an employee to receive the appreciation in the value of a share of common stock over a certain period of time. Under the Incentive Plan, we may pay that amount in cash, in common stock, or in a combination of both.

      A recipient who receives a SAR award is not subject to tax at the time of the grant and we are not entitled to a tax deduction by reason of such grant. At the time such award is exercised, the recipient must include in income the appreciation inherent in the SARs (i.e., the difference between the fair market value of the common stock on the date of grant and the fair market value of the common stock on the date the SAR is exercised). We are entitled to a corresponding tax deduction in the amount equal to the income includable by the recipient in the year in which the recipient recognizes taxable income with respect to the SAR, provided that it withholds taxes from the associate in the amount recognized upon exercise of the SARs.

  Performance Shares

      Under the Incentive Plan, the Committee may grant performance share units to eligible individuals. Typically, each performance share unit will be deemed to be the equivalent of one share of stock. A recipient of a Performance Share Award will not realize taxable income at the time of grant, and we will not be entitled to a deduction by reason of such grant. Instead, a recipient of Performance Shares will recognize ordinary income equal to the fair market value of the Shares at the time the performance goals related to the Performance Shares are attained and paid to the recipient. We are entitled to a tax deduction equal to the amount of income recognized by the recipient in the year in which the performance goals are achieved.

  Restricted Stock Awards

      Under the Restricted Stock feature of the Incentive Plan, an eligible individual may be granted a specified number of shares of common stock. However, vested rights to such stock are subject to certain restrictions or are conditioned on the attainment of certain performance goals. If the recipient violates any of the restrictions during the period specified by the Committee or the performance standards fail to be satisfied, the Stock is forfeited.

      A recipient of a Restricted Stock Award will recognize ordinary income equal to the fair market value of the Stock at the time the restrictions lapse. We are entitled to a tax deduction equal to the amount of income recognized by the recipient in the year in which the restrictions lapse.

      Instead of postponing the income tax consequences of a Restricted Stock Award, the recipient may elect to include the fair market value of the common stock in income in the year the award is granted. This election is made under Section 83(b) of the Code. This Section 83(b) election is made by filing a written notice with the Internal Revenue Service office with which the recipient files his or her Federal income tax return. The notice must be filed within 30 days of the date of grant and must meet certain technical requirements.

      The tax treatment of the subsequent disposition of Restricted Stock will depend upon whether the recipient has made a Section 83(b) election to include the value of the common stock in income when awarded. If the recipient makes a Section 83(b) election, any disposition thereafter will result in a capital gain or loss equal to the difference between the selling price of the common stock and the fair market value of the common stock on the date of grant. The character of such capital gain or loss will depend upon the period the Restricted common stock is held. If no Section 83(b) election is made, any disposition thereafter will result in a capital gain or loss equal to the difference between the selling price of the common stock and the fair market value of the common stock on the date the restrictions lapsed.

  Performance-Based Awards

      Grants of performance-based awards under the Incentive Plan enable the Committee to treat restricted stock and performance share awards granted under the Incentive Plan as “performance-based compensation” under Section 162(m) of the Code and preserve the deductibility of these awards for federal income tax purposes. Because Section 162(m) of the Code only applies to those employees who are “covered employees,” as defined in Section 162(m) of the Code, only covered employees are eligible to receive performance-based awards. Covered employees include our Chief Executive Officer and our four other most highly compensated officers.

      Participants for any given performance period are only entitled to receive payment for a performance-based award for such period to the extent that pre-established performance goals set by the Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: pre- or after- tax net earnings, sales growth, operating income, operating cash flow, return on net assets, return on shareholders’ equity, return on assets, return on capital, stock price growth, shareholder returns, gross or net profit margin, earnings per share, price per share, and market share. These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group. With regard to a particular performance period, the Committee shall have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Committee may reduce or eliminate (but not increase) the award. Generally, a Participant will have to be employed on the last day of the performance period in order to be eligible for a performance-based award for that period.

  Recent Tax Changes

      Section 162(m) of the Code, generally limits to $1 million the deduction that can be claimed by any publicly-held corporation for compensation paid to any covered employee in any taxable year. Performance-based compensation is outside the scope of the $1 million limitation, and hence, generally can be deducted by a publicly-held corporation without regard to amount; provided that, among other requirements, such compensation is approved by shareholders. Among the items of performance-based compensation that can be deducted without regard to amount (assuming shareholder approval and other applicable requirements are satisfied) is compensation associated with the exercise price of a stock option so long as the option has an exercise price equal to or greater than the fair market value of the underlying stock at the time of the option grant. All options granted under the Incentive Plan that are intended to qualify as performance-based compensation will have an exercise price at least equal to the fair market value of the underlying stock on the date of grant.

      Amendment and Termination. The Committee, subject to approval of our board of directors, may terminate, amend, or modify the Incentive Plan at any time, provided, however, that shareholder approval is required for any amendment to the extent necessary or desirable to comply with any applicable law, regulation, or stock exchange rule.

      Change of Control of Apollo Education Group. In the event of a change of control of us:

•	all options and other share-based awards related to Apollo Education Group stock granted under the Incentive Plan will become immediately exercisable;

•	any restriction periods and restrictions imposed on such restricted stock will lapse; and

•	the target goals under all such performance-based awards will be deemed to have been met.

      Under the Incentive Plan, a change of control occurs upon any of the following events: (a) any person (other than an affiliate or employee benefit plan) becomes the beneficial owner of 50% or more of our Apollo Education Group Class A common stock; (b) during any two-year period, the persons who are on our board of directors at the beginning of such period and any new person appointed by two-thirds of such directors cease to constitute a majority of the persons serving on our board of directors; or (c) our shareholders approve any plan or proposal for our liquidation or dissolution; (d) a merger or consolidation of us with another corporation where we are not the surviving entity other than a merger in which our shareholders before the merger have the same proportionate ownership after the merger, or (e) any sale, lease, or other transfer of 80% or more of our assets.

      Change of Control of University of Phoenix Online. In the event of a change of control of University of Phoenix Online:

•	all options and other share-based awards related to University of Phoenix Online common stock granted under the Incentive Plan will become immediately exercisable;

•	any restriction periods and restrictions imposed on such restricted stock will lapse; and

•	the target goals under all such performance-based awards will be deemed to have been met.

      Under the Incentive Plan, a change of control of University of Phoenix Online occurs upon any of the following events: (a) a change of control of us; (b) any person (other than Apollo Education Group, an affiliate or employee benefit plan) becomes the beneficial owner of 50% or more of University of Phoenix Online common stock; or (c) any sale, lease, or other transfer of 80% or more of the assets of University of Phoenix Online. For purposes of clause (b) above, in determining whether any person becomes the beneficial owner of 50% or more of University of Phoenix Online common stock, the number of shares representing Apollo Education Group’s retained interest in University of Phoenix Online shall be deemed outstanding shares of University of Phoenix Online common stock.

      Effect On Outstanding Awards Under Prior Long-Term Incentive Plan. The approval of the adoption of the Incentive Plan will not result in any adjustment to the outstanding awards under the existing Apollo Group, Inc. Long-Term Incentive Plan.

      Vote Required. Adoption of the Incentive Plan requires approval by the holders of a majority of the outstanding shares of common stock present or represented by proxy at the Special Meeting.

Description of Amendments to the Apollo Group, Inc. 1994 Employee Stock Purchase Plan (Proposal 3)

      Summary of Amendments. This summary of the material features of the 1994 Employee Stock Purchase Plan (“Employee Plan”) and amendments to the Employee Plan is not complete and should be read with the full proposed text of the amended Employee Plan which is included at the end of this Proxy Statement as Annex D.

      Amendments to the Employee Plan which the Board has adopted and for which we are seeking shareholder approval will (1) provide that Employee Plan participants may purchase either Apollo Education Group Class A common stock or University of Phoenix Online common stock, or both, in the same manner as currently permitted with respect to existing Apollo Education Group Class A common stock, and (2) increase the number of shares of stock, regardless of series, available for issuance.

      Eligibility. Any employee of ours is eligible to participate in the Employee Plan, except those employees who, (1) have been employed for less than one year; (2) are “highly compensated employees” under Section 414(q) of the Code and were participants in the Apollo Group, Inc. Long-Term Incentive Plan on September 1, 1994; or (3) own 5% or more of the total combined voting power or value of all outstanding shares of all series of securities of us or any subsidiary.

      Description of Employee Plan. Shares of stock are purchased by participants directly from us. Under the current Employee Plan, participants may purchase shares of our existing Class A common stock. Under the Employee Plan as amended, participants may purchase shares of Apollo Education Group Class A common stock or University of Phoenix Online common stock, or both, in the same manner as currently permitted with respect to existing stock.

      An eligible employee may enroll for any three-month offering period, commencing January 1, April 1, July 1, and October 1 of each year, by filing an enrollment form with us before the offering period begins. After initial enrollment in the Plan, the employee will be automatically reenrolled in the Employee Plan for subsequent offering periods unless he or she files a notice of withdrawal before the offering period begins, terminates employment, or otherwise become ineligible to participate.

      Upon enrollment in the Employee Plan, the employee must elect a rate at which he or she will make payroll contributions to purchase stock. An employee generally may elect to make contributions in an amount not less than one percent nor more than ten percent of such employee’s earnings (or such higher or lower rates as our board of directors may specify), although an employee’s contributions will be adjusted downward or refunded to the extent necessary to ensure that he or she will not purchase during any offering period stock that has a fair market value, as of the beginning of the offering period, in excess of $6,250 (representing an annual limitation of $25,000). All employee contributions will be made by means of direct payroll deduction. The contribution rate elected by a participant will continue in effect until modified by the participant.

      An employee’s contributions will be credited to the employee’s account maintained by us. As described above, we will sell shares at a price equal to the lesser of 85% of the fair market value of the stock at the beginning of the three-month offering period or 85% of fair market value of the stock at the end of the offering period.

      Under either method, shares of our stock will be purchased on a given purchase date in the aggregate for all accounts under the Employee Plan. Shares of stock purchased will be credited to the accounts maintained by the custodian for each participant based upon the average cost of all shares purchased. No interest will be credited on payroll contributions pending investment in stock. Dividends paid on stock credited to participants’ accounts will be automatically reinvested in additional shares through purchases directly from us. To the extent Apollo Education Group Class A common stock or University of Phoenix Online common stock has voting rights, participants will have the exclusive right to vote or direct the voting of shares of stock credited to their accounts, and will be permitted to withdraw, transfer, or sell their shares without restriction. Participants’ rights under the Employee Plan are nontransferable except pursuant to the laws of descent and distribution.

      A participant’s enrollment in the Employee Plan may be terminated at any time, effective for payroll periods or offering periods beginning after the filing of a notice of termination of enrollment. Enrollment will also terminate upon termination of a participant’s employment by us or our subsidiaries. Upon termination of enrollment, cash amounts resulting from previous payroll contributions will be repaid to the participant. The custodian will continue to hold stock for the account of such a participant until the participant sells or withdraws the stock, but in no event more than one year after the participant ceases to be employed by us or our subsidiaries. A participant may eliminate contributions for future payroll periods without terminating enrollment. In that case, previous payroll contributions held in the participant’s cash account will be used to purchase stock at the next purchase date.

      We pay costs and expenses to administer the Employee Plan and to maintain accounts, and pay brokerage fees and commissions for purchases. We do not pay brokerage fees and expenses relating to sales by participants, and participants may be charged reasonable fees by the custodian for withdrawing share certificates and other specified services. The custodian is responsible for furnishing account statements to participants.

      Our board of directors may amend or terminate the Employee Plan without shareholder approval, except shareholder approval must be obtained within one year after the effectiveness of such action if required by law or regulation or under the rules of any automated quotation system (such as The Nasdaq National Market) or securities exchange on which the stock is then quoted or listed, or if shareholder approval is necessary for the Employee Plan to continue to meet the requirements of Section 423 of the Code. The Employee Plan will continue until terminated by action of the Board, although as noted above the number of shares authorized under the Employee Plan is limited.

      On             , 2000, the last reported sale price of our Class A common stock on The Nasdaq National Market was $     per share.

      Number of Shares Reserved For Purchase. The maximum number of shares of stock that may be purchased under the current Employee Plan is 3,374,997, subject to appropriate adjustment in the case of any extraordinary dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, or other similar corporate transaction or event affecting the Common Stock. Shares of stock purchased from us are either authorized but unissued shares or treasury shares. Under the amended and restated Employee Plan, up to 3,375,000 shares of Apollo Education Group Class A common stock and up to 2,000,000 shares of University of Phoenix Online common stock may be available for purchase.

      Federal Income Tax Consequences. We believe that under current law the following Federal income tax consequences generally result under the Employee Plan. Rights to purchase shares under the Employee Plan are intended to constitute “options” issued pursuant to an “employee stock purchase plan” within the meaning of Section 423 of the Code:

(1) No taxable income results to the participants upon the grant of a right to purchase or upon the purchase of shares for his or her account under the Employee Plan (although the amount of a participant’s payroll contributions under the Employee Plan will be taxable as ordinary income to the participant).

(2) If the participant disposes of shares less than two years after the first day of an offering period with respect to which he or she purchased the shares, the participant will realize ordinary income in an amount equal to the fair market value of the shares on the date of purchase minus the amount of the participant’s payroll deductions used to purchase the shares.

(3) If the participant holds the shares for at least two years after the first day of an offering period with respect to which he or she purchased the shares, then at the time the participant disposes of the shares he or she will realize ordinary income in an amount equal to the lesser of (i) the fair market value of the shares on the first day of the offering period minus the amount of the participant’s payroll deductions used to purchase the shares, and (ii) the fair market value of the shares on the date of disposition minus the amount of the participant’s payroll deductions used to purchase the shares.

(4) In addition, the participant will realize a long-term or short-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized upon any sale of the Stock and the participant’s basis in the Stock (i.e., the purchase price plus the amount, if any, taxed to the participant as ordinary income, as described in (2) and (3) above).

(5) If the two-year statutory holding period is satisfied, we are not entitled to a deduction for federal income tax purposes with respect to any discount in the sale price of stock applicable to such participant. If the statutory holding period is not satisfied, we generally should be entitled to a tax deduction in an amount equal to the amount taxed to the participant as ordinary income.

      The foregoing provides only a general description of the application of federal income tax laws to the Employee Plan. The summary does not address the effects of other federal taxes or taxes imposed under state, local, or foreign tax laws. Because of the complexities of the tax laws, participants are encouraged to consult a tax advisor as to their individual circumstances.

      Vote Required. The amendments to the Employee Plan require approval by the holders of a majority of the outstanding shares of common stock present or represented by proxy at the Special Meeting.

Description of Amendments to Director Stock Plan (Proposal 4)

      Summary of Amendments. This summary of the material features of the Apollo Group, Inc. Director Stock Plan (“Director Plan”) and amendments to the Director Plan is not complete and should be read with the full proposed text of the amended Director Plan which is included at the end of this Proxy Statement as Annex E.

      Amendments to the Director Plan which the Board has adopted and for which we are seeking shareholder approval will (1) provide that grants of options under the Director Plan may be made with respect to either Apollo Education Group Class A common stock or University of Phoenix Online common stock, or both, in the same manner as currently permitted with respect to existing common stock, (2) clarify that our board of directors may administer the Director Plan, and (3) increase the number of shares of stock, regardless of series, available for issuance under the Director Plan. In addition, the amendments provide that after University of Phoenix Online common stock is first issued and the existing Class A common stock is reclassified as Apollo Education Group Class A common stock, (1) the 20,250 options that each non-employee director receives on September 1 of each year through 2003 shall be composed of options to purchase shares of Apollo Education Group Class A common stock, and (2) each non-employee director who is a director on the date of the initial offering of University of Phoenix Online common stock shall receive a grant of options to purchase 10,000 shares of University of Phoenix Online common stock on the date of such offering at the initial public offering price.

      Administration. The Director Plan may be administered by either our board of directors or a committee appointed by our board of directors. The amendment clarifies that our board of directors may retain the power to administer the Director Plan. Our board of directors, or the committee if appointed, has exclusive authority to administer the Director Plan consistent with its provisions, but does not have the power to determine eligibility, or the number, price, vesting period or timing of awards granted under the Director Plan.

      Eligibility. Only non-employee directors are eligible to participate in the Director Plan.

      Description of Director Plan. Under the current Director Plan, each non-employee director automatically receives a grant of options to purchase 20,250 shares of existing Class A common stock on each September 1 of each year 1994 through 2003. Under the amended Director Plan, each non-employee director will automatically receive options to purchase shares of Apollo Education Group Class A common stock and options to purchase shares of University of Phoenix Online common stock in such proportion as determined by the committee administering the Director Plan. In addition, under the Director Plan, each non-employee director who is on the Board on the date of the initial public offering of University of Phoenix Online common stock will receive a grant of stock options to purchase 10,000 shares of University of Phoenix Online common stock on the date of such offering at the initial public offering price, which will vest and become exercisable six months and one day after the date University of Phoenix Online common stock options are granted.

      Under the current Director Plan, the terms of the options provide that the option price will be equal to 100% of the fair market value (as defined in the Director Plan), the option will not be exercisable for a period more than 10 years following the date of grant, and the option will vest and become exercisable six months and one day after the date of grant. If the optionee ceases to be a non-employee director, the option will expire, except that (1) if the termination results from any reason other than death or disability, any options that are not fully vested on the date of termination are immediately forfeited, and (2) if the termination results from death or disability, the option will remain exercisable for one year or to the expiration date, whichever is shorter.

      Change of Control of Apollo Education Group. In the event of a change of control of us, all options related to Apollo Education Group common stock granted under the Director Plan will become immediately exercisable. Under the Director Plan, a change of control of us occurs upon any of the following events: (1) any consolidation of liquidation of us in which we are not the continuing or surviving corporation or pursuant to which our stock will be converted into cash, securities, or other property, other than a merger of us in which the holders of stock immediately before the merger have the same proportionate interest of common stock of the surviving corporation after the merger; (2) our shareholders approve any plan or proposal for the liquidation or dissolution of us; or (3) substantially all our assets are sold or otherwise transferred to parties that are not within a “controlled group of corporations” (as defined in Code Section 1563) in which we are a member.

      Change of Control of University of Phoenix Online. In the event of a change of control of University of Phoenix Online, all options related to University of Phoenix Online common stock granted under the Director Plan will become immediately exercisable. Under the Director Plan, a change of control of University of Phoenix Online occurs upon any of the following events: (a) a change of control of us; (b) any person (other than Apollo Education Group, an affiliate, or employee benefit plan) becomes the beneficial owner of 50% or more of University of Phoenix Online common stock; or (c) any sale, lease, or other transfer of 80% or more of the assets of University of Phoenix Online. For purposes of clause (b) above, in determining whether any person becomes the beneficial owner of 50% or more of University Of Phoenix Online common stock, the number of shares representing Apollo Education Group’s retained interest in University of Phoenix Online shall be deemed outstanding shares of University of Phoenix Online common stock.

      Number of Shares Reserved For Issuance. Under the current Director Plan, up to 675,000 shares of existing Class A common stock were originally available for grants of options to non-employee directors. Under the amended Director Plan, up to 925,000 shares of Apollo Education Group Class A common stock and up to 100,000 shares of University of Phoenix Online common stock may be available for grants of awards. Shares subject to an award that expires unexercised, is forfeited or terminated, or settled in cash instead of common stock, and shares tendered to pay for the exercise of an option, will thereafter again be available for grant under the Director Plan.

      Effect On Outstanding Options. The approval of the amendments to the Director Plan will not result in any adjustment to the outstanding options under the Director Plan.

      Federal Income Tax Consequences. The following is a brief description of the federal income tax consequences generally arising with respect to options granted under the Director Plan.

      The grant of an option will create no tax consequences for the non-employee director or us. Upon exercising an option, the non-employee director generally must recognize ordinary income equal to the difference between the exercise price and fair market value of the shares acquired on the date of exercise, and we generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant. The disposition of shares acquired upon the exercise of an option generally will result in capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares (the tax basis generally being the exercise price plus any amount recognized as ordinary income in connection with the exercise of the option).

      Vote Required. The amendments to the Director Plan require approval by the holders of a majority of the outstanding shares of Class B common stock present or represented by proxy at the Special Meeting.

      The Board of Directors recommends a vote FOR each of Proposals 2, 3, and 4.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Director Compensation

      In 1999, our non-employee directors received a $18,000 annual retainer, $1,500 for each board meeting attended, and $750 for each committee meeting attended. Mr. DeConcini has elected not to receive any director compensation because of his position with the U.S. Department of the Treasury. In addition, non-employee directors are reimbursed for out-of-pocket expenses. Ms. Govenar was retained by us as a consultant and received a consulting fee of $100,000 and $62,000 in 1999 and 1998, respectively.

Apollo Group, Inc. Director Stock Plan

      In August 1994, our board of directors adopted the Apollo Group, Inc. Director Stock Plan (the “Director Plan”) to attract and retain our independent directors. The aggregate number of shares of Class A common stock subject to the Director Plan may not exceed 675,000, subject to adjustment. Options granted under the Director Plan are fully vested six months and one day after the date of grant and are exercisable in full thereafter until the date that is ten years after the date of grant. The exercise price per share under the Director Plan is equal to the fair market value of such shares upon the date of grant. In addition, on September 1 of each year, non-employee Directors receive an annual grant of options to purchase 20,250 shares of Class A common stock. Mr. DeConcini has elected not to receive this annual grant because of his position with the U.S. Department of the Treasury.

Executive Compensation

      The following table discloses the annual and long-term compensation earned for services rendered in all capacities by our Chairman of the Board and Chief Executive Officer and the four other most highly compensated executive officers for 1999, 1998, and 1997:

Summary Compensation Table

	Annual Compensation

				Other Annual
Name and Principal				Compensation
Position	Year	Salary($)	Bonus($)	($)(1)

John G. Sperling	1999	$400,000	$—	$64,141
Chairman of the Board and	1998	387,500	—	72,373
Chief Executive Officer	1997	387,500	290,625	62,463

Todd S. Nelson	1999	350,000	262,500	—
President	1998	247,917	200,000	—
	1997	175,000	131,250	—

Jorge Klor de Alva	1999	275,000	206,250	—
Senior Vice President	1998	218,750	175,000	—
and President of the	1997	175,000	131,250	—
University of Phoenix, Inc.

Jerry F. Noble	1999	250,000	161,752	—
Senior Vice President	1998	225,000	168,750	—
and President of the	1997	225,000	84,375	—
Institute for Professional Development

Kenda B. Gonzales	1999	174,359	90,000	—
Chief Financial Officer	1998	—	—	—
	1997	—	—	—

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Long-Term Compensation Awards

	Restricted	Securities
Name and Principal	Stock	Underlying	LTIP	All Other
Position	Awards($)	Options(#)	Payouts($)	Compensation($)

John G. Sperling	$—	125,000	$—	$—
Chairman of the Board and	—	—	—	—
Chief Executive Officer	—	—	—	—

Todd S. Nelson	—	100,000	—	—
President	—	—	—	—
	—	—	—	—

Jorge Klor de Alva	—	75,000	—	3,072	(2)
Senior Vice President	—	—	—	1,850	(2)
and President of the	—	112,500	—	—
University of Phoenix, Inc.

Jerry F. Noble	—	50,000	—	3,072	(2)
Senior Vice President	—	—	—	3,073	(2)
and President of the	—	—	—	2,980	(2)
Institute for Professional Development

Kenda B. Gonzales	—	42,000	—	—
Chief Financial Officer	—	—	—	—
	—	—	—	—

(1)	Messrs. Klor de Alva, Nelson, and Noble also received certain perquisites, the value of which did not exceed the lesser of $50,000 for each person or 10% of their cash compensation. Dr. John Sperling received perquisites primarily in the form of a Company provided car, available for business and personal use, and tax consulting services.

(2)	Amounts shown consist of contributions made by us to Apollo Group, Inc.’s Savings and Investment Plan paid in fiscal years 1999, 1998 and 1997.

      The following table discloses options granted by us to our Chairman of the Board and Chief Executive Officer and the four other most highly compensated executive officers for 1999:

Option Grants In the Last Fiscal Year

	Option Grants In Fiscal Year 1999

		Percent of			Potential Realizable Value
	Number of	Total			at Assumed Annual Rates of
	Securities	Options			Stock Price Appreciation
	Underlying	Granted To	Exercise Price		for Option Term
	Options	Employees in	Per Share	Expiration
Name	Granted	Fiscal Year	($/Share)	Date	5%	10%

John G. Sperling	125,000	11.3	$25.63	12/18/08	$2,014,428	$5,104,956

Todd S. Nelson	100,000	9.0	25.63	12/18/08	1,611,542	4,083,965

Jorge Klor de Alva	75,000	6.8	25.63	12/18/08	1,208,657	3,062,974

Jerry F. Noble	50,000	4.5	25.63	12/18/08	805,771	2,041,983

Kenda B. Gonzales	22,000	2.0	25.63	12/18/08	354,539	898,472

Kenda B. Gonzales	20,000	1.8	23.00	04/19/09	289,292	733,122

Aggregated Option Exercises in Fiscal Year 1999 and Option Values at August 31, 1999

      The following table discloses the number of shares received from the exercise of our options, the value received therefrom and the number and value of in-the-money and out-of-the-money options held by our Chairman of the Board and Chief Executive Officer and the four other most highly compensated officers for 1999:

			Number of Securities
			Underlying		Value of Unexercised In-The
			Unexercised Options at		Money Options at Fiscal
	Shares Acquired		Fiscal Year-End		Year-End($)
	on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

John G. Sperling	513,176	$10,910,340	51,469	176,468	$741,442	$741,427

Todd S. Nelson	—	—	109,407	151,468	1,576,073	741,427

Jorge Klor de Alva	76,500	692,280	28,125	103,125	127,148	—

Jerry F. Noble	—	—	154,407	101,468	2,224,325	741,427

Kenda B. Gonzales	—	—	—	42,000	—	—

Employment and Deferred Compensation Agreements

      In December 1993, we entered into an employment agreement and deferred compensation agreement with Dr. John G. Sperling, our Chairman of the Board and Chief Executive Officer. The term of the employment agreement was for four years, and expired on December 31, 1997. The employment agreement has automatically renewed for two additional one-year periods through December 31, 1999, and will automatically renew for additional one-year periods thereafter. Under the terms of the employment agreement, Dr. Sperling received an annual salary for 1997 and 1998 of $387,500. Effective for 1999, Dr. Sperling’s salary was increased to $400,000. This salary is subject to annual review by the Compensation Committee. We may terminate the Employment Agreement only for cause, and Dr. Sperling may terminate the employment agreement at any time upon 30 days written notice.

      The deferred compensation agreement provides that upon his termination of employment with us and until his death, Dr. Sperling shall receive monthly payments equal to one-twelfth of his highest annual base salary paid by us during any one of the three calendar years preceding the calendar year in which Dr. Sperling’s employment is terminated. In addition, upon Dr. Sperling’s death, his designated beneficiary shall be paid an amount equal to three times his highest annual base salary in 36 equal monthly installments with the first such installment due on the first day of the month following the month of Dr. Sperling’s death.

      We do not have employment agreements with any of our other executive officers.

Section 16(a)  Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered series of our equity securities, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us, or written representations that no Forms 5 were required, we believe that during the fiscal year ended August 31, 1999, its officers and directors complied with all Section 16(a) filing requirements with the following exception: Jerry F. Noble filed a late Form 4 for July 1999, related to transactions involving the selling of 35,900 and 8,000 shares of Class A Common Stock on July 2, 1999, and July 27, 1999, respectively.

Committees of the Board of Directors

      The board of directors has two principal committees: (1) an Audit Committee comprised of Thomas C. Weir (Chairperson), Dino J. DeConcini, and John R. Norton III and (2) a Compensation Committee comprised of Thomas C. Weir (Chairperson) and John R. Norton III.

Meetings of the Board of Directors and its Committees

      During the year ended August 31, 1999, our board of directors met on four occasions. All of the directors attended 75% or more of the board of directors meetings and meetings of each of the committees on which they served.

Compensation Committee

      The Compensation Committee of our board of directors, which met three times during 1999, reviews all aspects of our compensation of executive officers and determines or makes recommendations on such matters to the full board of directors. The report of the compensation committee for 1999 is set forth below.

Audit Committee

      The Audit Committee, which met on five occasions in 1999, represents the board of directors in evaluating the quality of our financial reporting process and internal financial controls through consultations with our independent accountants, internal management and the board of directors.

Other Committees

      We do not maintain a standing nominating committee or other committee performing similar functions.

Board Compensation Committee Report on Executive Compensation

      Our Compensation Committee (the “Committee”) is composed entirely of independent outside members of our board of directors. The Committee reviews and approves each of the elements of our executive compensation program related to John G. Sperling, Todd S. Nelson, J. Jorge Klor de Alva, Peter V. Sperling, and Jerry F. Noble (“Senior Executives”) and periodically assesses the effectiveness and competitiveness of the program in total. In addition, the Committee administers the key provisions of the executive compensation program and reviews with our board of directors in detail all aspects of compensation for our Senior Executives. The Compensation Committee has furnished the following report on executive compensation:

  Overview and Philosophy

      Our compensation program for Senior Executives is primarily comprised of base salary, annual bonus, and long-term incentives in the form of stock option grants. Senior Executives also participate in various other benefit plans, including medical and retirement plans, generally available to all of our employees.

      Each of our Senior Executives receives a base salary, which when aggregated with their maximum bonus amount, is intended to be competitive with similarly situated executives in comparable industries including those companies in the peer group described under “the peer group — current” contained in the Stock Performance Graph. The companies surveyed had annual revenues ranging from approximately $74.0 million to $420.6 million, with an average of $192.0 million and a median of $144.2 million. This data was used to target annual cash compensation for Senior Executives at the higher end of companies surveyed.

      Our philosophy is to pay base salaries to Senior Executives that enable us to attract, motivate and retain highly qualified executives. The annual bonus program is designed to reward for performance based on financial results. Stock option grants are intended to provide substantial rewards to executives based on stock price appreciation and improved overall financial performance. The vesting of the options can be accelerated if certain profit and stock price goals are achieved.

  Base Salary

      Salary increases for the Senior Executives are based on a review of the competition data described above. We target base pay at the level required to attract and retain highly qualified executives. In determining salaries, the Compensation Committee also takes into account position within us, individual experience and performance, our revenue size compared to the companies surveyed, and specific needs particular to us.

  Annual Bonus Program

      In addition to a base salary, Senior Executives were eligible to receive a bonus of up to seventy-five percent (75%) of their respective base salaries. All annual bonuses are tied to our financial performance.

      At the beginning of each fiscal year, the Compensation Committee establishes an after-tax net income goal for us and operating profit goals for our subsidiaries. The annual bonuses are calculated differently for (i) Senior Executives who also serve as executive officers of either the University of Phoenix, Inc. or the Institute for Professional Development (collectively, the “Division Executives”) and (ii) Senior Executives who do not serve as executive officers of either the University of Phoenix, Inc. or the Institute for Professional Development (collectively, the “Company Executives”).

      The annual bonuses for our Company Executives are tied solely to our after-tax net income goal. If that goal is achieved, our Company Executives earn a bonus equal to fifty percent (50%) of their respective annual maximum bonus. If the after-tax net income goal is exceeded, our Company Executives earn a larger percentage of their annual bonus depending on the amount by which the after-tax net income goal is exceeded up to a maximum annual bonus equal to seventy-five percent (75%) of their respective base salaries. These goals were exceeded for 1999.

      The annual bonuses for the Division Executives are earned (1) fifty percent (50%) if their division operating profit goal is achieved, (2) an additional twenty-five percent (25%) if our after-tax income goal is achieved and (3) up to another twenty-five percent (25%) depending on the amount by which the after-tax net income goal is exceeded up to a maximum annual bonus equal to seventy-five percent (75%) of their respective base salaries. These goals were generally exceeded for 1999.

  Options

      We believe that it is important for Senior Executives to have an equity stake in us and, toward this end, we make option grants to key Senior Executives from time to time under the Apollo Group, Inc. Long-Term Incentive Plan. In making option awards, the Compensation Committee reviews our financial performance during the past fiscal year, the awards granted to our other executives and the individual officer’s specific role.

  Other Benefits

      Senior Executives are eligible to participate in benefit programs designed for all of our full-time employees and also received certain perquisites primarily including company cars and company paid tax consulting. These programs include medical, disability and life insurance, and a qualified retirement program allowed under Section 401(k) of the Code.

  Chief Executive Officer Compensation

      Dr. John G. Sperling is the founder, Chief Executive Officer and Chairman of our board of directors. In December 1993, we entered into an employment agreement (the “Employment Agreement”) and deferred compensation agreement (the “Deferred Compensation Agreement”) with Dr. Sperling. The Employment Agreement terminated on December 31, 1997. The Employment Agreement has automatically renewed for two additional one-year periods through December 31, 1999, and will automatically renew for additional one-year periods thereafter. The Deferred Compensation Agreement provides that upon Dr. Sperling’s termination of employment with us and until his death, Dr. Sperling shall receive monthly payments equal to 1/12 of his highest annual base salary paid by us during any one of the three calendar years preceding the calendar year in which Dr. Sperling’s employment is terminated. In addition, upon Dr. Sperling’s death, his designated beneficiary shall be paid an amount equal to three times his highest annual base salary in 36 equal monthly installments with the first installment due on the first day of the month following the month of Dr. Sperling’s death.

      Dr. Sperling’s base salary and bonus are determined annually on the same basis discussed above for Senior Executives. During fiscal year 1999, Dr. Sperling received an annual base salary of $400,000. In addition, because the after-tax net income goal for us was exceeded, Dr. Sperling was eligible for a bonus for 1999. Dr. Sperling elected to forego this bonus in exchange for options in our Class A common stock. In January 2000, the Compensation Committee, in its discretion, granted Dr. Sperling options for 125,000 shares at fair market value expiring ten years after the date of grant. The Compensation Committee did not apply a mathematical formula to determine the number of options granted, but considered Dr. Sperling’s contribution to our performance during fiscal year 1999.

Compensation and Management Committee Interlocks and Insider Participation

      No member of the our Compensation Committee during the fiscal year ended August 31, 1999 was an officer or employee of us or University of Phoenix Online.

Compensation Committee

Thomas C. Weir
John R. Norton III

Stock Performance Graph

      The line graph below compares the cumulative total shareholder return on our Class A common stock with the cumulative total return for the Standard & Poor’s 400 Index and an index of peer group companies selected by us for the period from December 6, 1994, the effective date of our initial public offering, through August 31, 1999. The graph assumes that the value of the investment in our Class A common stock and each index was $100 at December 6, 1994, and that all dividends paid by those companies included in the indexes were reinvested.

[STOCK PERFORMANCE GRAPH]

	Apollo Group, Inc.		Education Peer	Education Peer
	Class A common stock	S&P 400	Group-Current	Group-Prior

1994	100.00	100.00	100.00	100.00
1995	336.80	128.27	146.02	129.95
1996	966.30	143.51	297.28	212.49
1997	1352.40	197.02	362.08	233.50
1998	1726.60	178.54	418.97	257.58
1999	1246.97	252.76	384.06	235.92

      The education peer group — current is composed of the publicly-traded common stock of 9 education-related companies that include Career Education Corporation (CECO), Corinthian Colleges, Inc. (COCO), DeVry Inc. (DV), Education Management Corporation (EDMC), ITT Educational Services, Inc. (ESI), Quest Education Corporation (QEDC), Sylvan Learning Systems, Inc. (SLVN), Strayer Education, Inc. (STRA), and Whitman Education Group, Inc. (WIX).

      The education peer group — prior is composed of the publicly-traded common stock of 12 education-related companies that include Berlitz International, Inc. (BTZ), California Culinary Academy, Inc. (COOK), Canterbury Information Technology, Inc. (XCEL), DeVry Inc. (DV), ITC Learning Corporation (ITCC), ITT Educational Services, Inc. (ESI), Nobel Learning Communities, Inc. (NLCI) (formerly Nobel Education Dynamics, Inc.), Sylvan Learning Systems, Inc. (SLVN), TesseracT Group, Inc. (TSST) (formerly Education Alternatives, Inc.), TRO Learning, Inc. (TUTR), Wave Technologies International, Inc. (WAVT), and Whitman Education Group, Inc. (WIX). Children’s Discovery Centers of America, Inc. (CDCR) was acquired by KBI Acquisitions and is no longer included in the peer group.

      We believe that the education peer group — current is more representative of the education industry in which we operate than the education peer group — prior. The companies in the education peer group — prior are involved in areas in which we do not participate — language instruction, training, training software development, and preschool through eighth grade. Similar to us, all of the companies in the education peer group — current participate in the for-profit, post-secondary education market.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 30, 2000. Except as otherwise indicated, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares, except to the extent that authority is shared by spouses under applicable law or as otherwise noted below.

	Class A Shares of			Class B Shares of
Name and Address of Beneficial Owner(1)	Common Stock		% Owned	Common Stock		% Owned

John Sperling	13,885,158	(2)(3)(4)(5)	17.7%	243,081	(16)	47.5%

Peter V. Sperling	14,371,831	(2)(6)(7)	18.3	232,068	(17)	45.4

Jerry F. Noble	554,407	(8)	.7	27,950		5.5

Todd S. Nelson	179,616	(9)	.2	8,385		1.6

J. Jorge Klor de Alva	104,937	(10)	.1	—		—

Thomas C. Weir	107,000	(11)	.1	—		—

Hedy F. Govenar	41,550	(12)	.1	—		—

John R. Norton III	41,500	(13)	.1	—		—

Dino J. DeConcini	28,113	(14)	—	—		—

Kenda B. Gonzales	—		—	—		—

Total for All Directors and Executive Officers as a Group (11 persons)	27,987,155	(15)	35.7%	511,484		100.0%

(1)	The address of each of the listed shareholders, unless noted otherwise, is in care of Apollo Group, Inc., 4615 East Elwood Street, Phoenix, Arizona 85040.

(2)	Includes 1,335,040 shares held by the John Sperling 1994 Irrevocable Trust dated April 27, 1994 for which Messrs. John and Peter Sperling are the co-trustees.

(3)	Includes 186,157 shares held by the John G. Sperling Revocable Trust dated January 31, 1995.

(4)	Includes 1,350,000 shares held by The Sperling Foundation.

(5)	Includes 51,469 shares that Dr. John Sperling has the right to acquire within 60 days of the date of the table set forth above.

(6)	Includes 290,090 shares held by the Peter V. Sperling Revocable Trust dated January 31, 1995.

(7)	Includes 51,469 shares that Mr. Peter Sperling has the right to acquire within 60 days of the date of the table set forth above.

(8)	Includes 154,407 shares that Mr. Noble has the right to acquire within 60 days of the date of the table set forth above.

(9)	Includes 109,407 shares that Mr. Nelson has the right to acquire within 60 days of the date of the table set forth above.

(10)	Includes 28,125 shares that Dr. Klor de Alva has the right to acquire within 60 days of the date of the table set forth above.

(11)	Includes 93,500 shares that Mr. Weir has the right to acquire within 60 days of the date of the table set forth above.

(12)	Includes 37,500 shares that Ms. Govenar has the right to acquire within 60 days of the date of the table set forth above.

(13)	Includes 40,500 shares that Mr. Norton has the right to acquire within 60 days of the date of the table set forth above.

(14)	Includes 27,438 shares that Mr. DeConcini has the right to acquire within 60 days of the date of the table set forth above.

(15)	Includes 608,099 shares that all Directors and Executive Officers as a group have the right to acquire within 60 days of the date of the table set forth above.

(16)	Includes 243,080 shares held by the John G. Sperling Revocable Trust dated January 31, 1995.

(17)	Includes 232,067 shares held by the Peter V. Sperling Revocable Trust dated January 31, 1995.

WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements, and other information with the SEC. Those reports, proxy statements, and other information can be read and copied at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including ourselves. Our Class A common stock is listed on The Nasdaq National Market under the symbol “APOL.” The information contained on our Web site is not part of this Proxy Statement.

      We have filed a registration statement with the SEC respecting the proposed public offering of University of Phoenix Online common stock. This registration statement has not yet become effective. The registration statement can be obtained from the SEC as indicated above.

      The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this Proxy Statement, and any information filed with the SEC by us after the date of this Proxy Statement will automatically be deemed to update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC:

Apollo Group, Inc. SEC Filings
(File No. 0-25232)	Period

• Quarterly Report on Form 10-Q	Quarter ended May 31, 2000

• Quarterly Report on Form 10-Q, as amended	Quarter ended February 29, 2000

• Quarterly Report on Form 10-Q	Quarter ended November 30, 1999

• Annual Report on Form 10-K, as amended	Year ended August 31, 1999

      We are also incorporating by reference additional documents that we file with the SEC between the date of this Proxy Statement and the date of the Special Meeting of our shareholders.

      You can obtain any of the incorporated documents by contacting us or the SEC. We will send you the documents incorporated by reference without charge, excluding exhibits to the information that is incorporated by reference, unless we have specifically incorporated by reference the exhibit in this Proxy Statement.

      Shareholders may obtain documents incorporated by reference in this Proxy Statement by requesting them in writing or by telephone from the appropriate party at the following address:

Apollo Group, Inc.
4615 East Elwood Street
Phoenix, Arizona 85040
(480) 966-5394
Attention: Chief Financial Officer

      If you would like to request documents from us, including any documents we may subsequently file with the SEC prior to the Special Meeting, please do so by August   , 2000, so that you will receive them before the Special Meeting.

ANNEX A

ILLUSTRATION OF TERMS

Part I — Apollo Education Group’s Retained Interest in University of Phoenix Online

      The illustrations in this Part I show how to calculate:

•	Apollo Education Group’s retained interest in University of Phoenix Online;

•	the “Outstanding Interest Fraction;”

•	the “Retained Interest Fraction;”

•	the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online; and

•	the number of shares of University of Phoenix Online common stock outstanding,

      in each case, after giving effect to hypothetical dividends, issuances, repurchases, and transfers.

      In these illustrations, the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online is initially assumed to be 100. Unless otherwise specified, each illustration below should be read independently as if none of the other transactions referred to had occurred. Actual calculations may be slightly different due to rounding.

General Concepts

      The Outstanding Interest Fraction. At any given time, the percentage interest in University of Phoenix Online intended to be represented by the outstanding shares of University of Phoenix Online common stock is equal to:

Number of Shares of University of Phoenix Online Common Stock Outstanding

Number of Shares of University of Phoenix Online Common Stock Outstanding +
Number of Shares Issuable with Respect to Apollo Education Group’s Retained Interest in University of Phoenix Online

      The Retained Interest Fraction. At any given time, the percentage interest in University of Phoenix Online intended to be represented by Apollo Education Group’s retained interest in University of Phoenix Online is equal to:

Number of Shares Issuable with Respect to Apollo Education Group’s Retained Interest in University of Phoenix Online

Number of Shares of University of Phoenix Online Common Stock Outstanding +
Number of Shares Issuable with Respect to Apollo Education Group’s Retained Interest in University of Phoenix Online

      The sum of the Outstanding Interest Fraction and the Retained Interest Fraction in University of Phoenix Online will always equal 100%. In our example, before the first issuance of University of Phoenix Online Common Stock, the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online is 100, the Retained Interest Fraction is 100%, and the Outstanding Fraction is 0%.

The Offering

      The following illustration reflects an assumed issuance by us of 15 shares of University of Phoenix Online common stock following approval of the Tracking Stock Proposal. Assume the issuance is attributed to University of Phoenix Online as an increase in its equity, with the net proceeds credited solely to University of Phoenix Online.

Shares of University of Phoenix Online common stock previously issued and outstanding	0

Newly issued shares of University of Phoenix Online common stock for account of University of Phoenix Online	15

Total shares of University of Phoenix Online common stock issued and outstanding after the offering	15

      The number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online (100) would remain unchanged.

      As a result, the issued and outstanding shares (15) would represent an Outstanding Interest Fraction of approximately 13%, calculated as follows:

15

15 + 100

      The Retained Interest Fraction would accordingly be approximately 87%.

      In this case, in the event of any dividend or other distribution paid on the outstanding shares of University of Phoenix Online common stock, other than a dividend or other distribution payable in shares of University of Phoenix Online common stock, Apollo Education Group would be credited, and University of Phoenix Online would be charged, with an amount equal to 667%, representing the ratio of the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online (100) to the total number of shares of University of Phoenix Online common stock issued and outstanding following the offering (15), of the aggregate amount of such dividend or distribution.

Additional Offerings of University of Phoenix Online Common Stock

      The following illustrations reflect an assumed issuance of an additional 15 shares of University of Phoenix Online common stock after the assumed initial issuance of 15 shares attributed to University of Phoenix Online as an increase in its equity.

      Additional Offerings for the Account of Apollo Education Group. Assume the issuance is attributed to Apollo Education Group in respect of Apollo Education Group’s retained interest in University of Phoenix Online, with the net proceeds credited solely to Apollo Education Group.

Shares of University of Phoenix Online common stock previously issued and outstanding	15

Newly issued shares of University of Phoenix Online common stock for account of Apollo Education Group	15

Total shares issued and outstanding after additional offering	30

      The number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online would decrease by the number of shares of University of Phoenix Online common stock issued for the account of Apollo Education Group.

Number of shares of University of Phoenix Online common stock issuable with respect to the retained interest in University of Phoenix Online prior to the additional offering	100

Newly issued shares of University of Phoenix Online common stock for account of Apollo Education Group	(15)

Number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online after the additional offering	85

      As a result, the total issued and outstanding shares of University of Phoenix Online common stock (30) would in the aggregate represent an Outstanding Interest Fraction of approximately 26%, calculated as follows:

30

30 + 85

      The Retained Interest Fraction would accordingly be reduced to approximately 74%.

      In this case, in the event of any dividend or other distribution paid on University of Phoenix Online common stock, other than a dividend or other distribution payable in shares of University of Phoenix Online common stock, Apollo Education Group would be credited, and University of Phoenix Online would be charged, with an amount equal to 283%, representing the ratio of the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online (85) to the total number of shares of University of Phoenix Online common stock issued and outstanding following the additional offering (30), of the aggregate amount of such dividend or distribution.

      Additional Offering for the Account of University of Phoenix Online. Assume the issuance is attributed to University of Phoenix Online as an increase in the equity of University of Phoenix Online, with the net proceeds credited solely to University of Phoenix Online.

Shares of University of Phoenix Online common stock previously issued and outstanding	15

Newly issued shares of University of Phoenix Online common stock for account of University of Phoenix Online	15

Total shares of University of Phoenix Online common stock issued and outstanding after additional offering	30

      The number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online (100) would remain unchanged.

      As a result, the total issued and outstanding shares (30) would in the aggregate represent an Outstanding Interest Fraction of approximately 23%, calculated as follows:

30

30 + 100

      The Retained Interest Fraction would accordingly be reduced to approximately 77%.

      In this case, in the event of any dividend or other distribution paid on University of Phoenix Online common stock, other than a dividend or other distribution payable in shares of University of Phoenix Online common stock, Apollo Education Group would be credited, and University of Phoenix Online would be charged, with an amount equal to 333%, representing the ratio of the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online (100) to the total number of shares of University of Phoenix Online common stock issued and outstanding following the additional offering (30), of the aggregate amount of such dividend or distribution.

      Offerings of Convertible Securities. If we were to issue any securities convertible into or exercisable for shares of University of Phoenix Online common stock, the Outstanding Interest Fraction and the Retained Interest Fraction would be unchanged at the time of such issuance. If any shares of University of Phoenix Online common stock were subsequently issued upon conversion or exercise of such securities, however, the Outstanding Interest Fraction and the Retained Interest Fraction would be affected as shown above under “Additional Offerings for the Account of Apollo Education Group,” if such securities were attributed to Apollo Education Group, or under “Additional Offerings for the Account of University of Phoenix Online,” if such securities were attributed to University of Phoenix Online.

Repurchases of University of Phoenix Online Common Stock.

      The following illustrations reflect an assumed repurchase by us of 5 shares of University of Phoenix Online common stock after the assumed initial issuance of 15 shares of University of Phoenix Online common stock attributed to University of Phoenix Online as an increase in the equity of University of Phoenix Online.

      Repurchases for the Account of Apollo Education Group. Assume the repurchase is attributed to Apollo Education Group as an increase in its retained interest in University of Phoenix Online, with the cost charged solely against Apollo Education Group.

Shares of University of Phoenix Online common stock previously issued and outstanding	15

Shares of University of Phoenix Online common stock repurchased for account of Apollo Education Group	(5)

Total shares of University of Phoenix Online common stock issued and outstanding after repurchase	10

      The number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online would be increased by the number of shares of University of Phoenix Online common stock repurchased for the account of Apollo Education Group.

Number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online prior to repurchase	100

Number of shares of University of Phoenix Online common stock repurchased for account of Apollo Education Group	5

Number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online after repurchase	105

      As a result, the total issued and outstanding shares (10) would in the aggregate represent an Outstanding Interest Fraction of approximately 9%, calculated as follows:

10

10 + 105

      The Retained Interest Fraction would accordingly be increased to approximately 91%.

      Repurchases for Account of University of Phoenix Online without Participation by Apollo Education Group. Assume the repurchase is attributed to University of Phoenix Online, with the cost being charged solely against University of Phoenix Online. Further assume that our board of directors does not determine to transfer assets from University of Phoenix Online to Apollo Education Group to hold the Outstanding Interest Fraction and the Retained Interest Fraction consistent.

Shares of University of Phoenix Online common stock previously issued and outstanding	15

Shares of University of Phoenix Online common stock repurchased for account of University of Phoenix Online	(5)

Total shares of University of Phoenix Online common stock issued and outstanding after repurchase	10

      The number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online (100) would remain unchanged.

      As a result, the total issued and outstanding shares (10) would in the aggregate represent an Outstanding Interest Fraction of approximately 9%, calculated as follows:

10

10 + 100

      The Retained Interest Fraction would accordingly be increased to approximately 91%.

      Repurchase for Account of University of Phoenix Online with Participation by Apollo Education Group. Assume the repurchase is attributed to University of Phoenix Online, with the cost being charged solely against University of Phoenix Online. Further, assume that the repurchase is made in connection with a tender offer for 5, or 33%, of the then outstanding shares at a price of $20 per share, and that our board of directors determines to transfer cash or other assets from University of Phoenix Online to Apollo Education Group to hold the Outstanding Interest Fraction and Retained Interest Fraction constant.

Shares of University of Phoenix Online common stock previously issued and outstanding	15

Shares of University of Phoenix Online common stock repurchased for account of University of Phoenix Online	(5)

Total shares of University of Phoenix Online common stock issued and outstanding after repurchase	10

      In order to hold constant the Outstanding Interest Fraction and the Retained Interest Fraction, our board of directors could determine that the market value of a share of University of Phoenix Online common stock in this context is $20 and transfer from University of Phoenix Online to Apollo Education Group an amount of cash or other assets equal to 667%, representing the ratio of the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online (100) to the total number of shares of University of Phoenix Online common stock issued and outstanding (15), in each case immediately prior to the repurchase, of the aggregate amount of the cash paid in the tender offer to holders of outstanding shares of University of Phoenix Online common stock ($100), or $667.

      In that case, the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online (100) would decrease by the amount of cash so transferred ($667) divided by the market value per share of University of Phoenix Online common stock ($20).

Number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online prior to transfer	100

Adjustment in respect of Apollo Education Group’s retained interest in University of Phoenix Online to reflect transfer to Apollo Education Group of funds theretofore allocated to University of Phoenix Online	(33)

Number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online after transfer	67

      As a result, the total issued and outstanding shares (10) would in the aggregate continue to represent an Outstanding Interest Fraction of approximately 13%, calculated as follows:

10

10 + 67

      The Retained Interest Fraction would accordingly continue to be approximately 87%.

      Assuming that our board of directors transferred only half of the $667 amount, or $333.50, from University of Phoenix Online to Apollo Education Group, the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online (100) would decrease by the amount of cash so transferred ($333.50), divided by the market value per share of University of Phoenix Online common stock ($20).

Number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online prior to transfer	100

Adjustment in respect of Apollo Education Group’s retained interest in University of Phoenix Online to reflect transfer to Apollo Education Group of cash theretofore allocated to University of Phoenix Online	(17)

Number of shares issuable with respect to Apollo Education Group’s retained interest after transfer	83

      As a result, the total shares issued and outstanding shares (10) would in the aggregate represent an Outstanding Interest Fraction of approximately 11%, calculated as follows:

10

10 + 83

      The Retained Interest Fraction would accordingly be increased to approximately 89%.

University of Phoenix Online Stock Dividends

      The following illustrations reflect assumed dividends of University of Phoenix Online common stock on outstanding shares of Apollo Education Group common stock and outstanding shares of University of Phoenix Online common stock, respectively, after the assumed initial issuance of 15 shares of University of Phoenix Online common stock attributable to University of Phoenix Online as an increase in its equity.

      University of Phoenix Online Stock Dividend on Apollo Education Group Common Stock. Assume 1,000 shares of Apollo Education Group common stock are outstanding and that our board of directors declares a dividend of 1/20 of a share of University of Phoenix Online common stock on each outstanding share of Apollo Education Group common stock, payable equally on the Apollo Education Group Class A and Apollo Education Group Class B common stock.

Shares of University of Phoenix Online common stock previously issued and outstanding	15

Newly issued shares of University of Phoenix Online common stock for account of Apollo Education Group	50

Total shares of University of Phoenix Online common stock issued and outstanding after dividend	65

      Any dividend of shares of University of Phoenix Online common stock to the holders of shares of Apollo Education Group common stock would be treated as a reduction in the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online.

Number of shares issuable with respect to Apollo Education Group’s retained interest prior to dividend	100

Number of shares of University of Phoenix Online common stock distributed on outstanding shares of Apollo Education Group common stock for account of Apollo Education Group	(50)

Number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online after dividend	50

      As a result, the total issued and outstanding shares (65) would in the aggregate represent an Outstanding Interest Fraction of approximately 57%, calculated as follows:

65

65 + 50

      The Retained Interest Fraction would accordingly be reduced to approximately 43%. Note, however, that after the dividend, the holders of shares of Apollo Education Group common stock would also hold 50 shares of University of Phoenix Online common stock, which would be intended to represent 43% of the interest in the value attributable to University of Phoenix Online.

      University of Phoenix Online Stock Dividend on University of Phoenix Online Common Stock. Assume our board of directors declares a dividend of 1/5 of a share of University of Phoenix Online common stock on each outstanding share of University of Phoenix Online common stock.

Shares of University of Phoenix Online common stock previously issued and outstanding	15

Newly issued shares of University of Phoenix Online common stock for account of University of Phoenix Online	3

Total shares of University of Phoenix Online common stock issued and outstanding after dividend	18

      The number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online would reflect the stock dividend payable in shares of University of Phoenix Online common stock to holders of shares of University of Phoenix Online common stock. That is, the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online would be increased by a number equal to 667%, representing the ratio of the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online (100) to the number of shares of University of Phoenix Online common stock issued and outstanding (15), in each case immediately prior to such dividend, of the aggregate number of shares issued in connection with such dividend (3), or 20.

Number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online prior to dividend	100

Adjustment in respect of Apollo Education Group’s retained interest in University of Phoenix Online to reflect shares distributed on outstanding shares of University of Phoenix Online common stock	20

Number of Shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online after dividend	120

      As a result, the total issued and outstanding shares (18) would in the aggregate continue to represent an Outstanding Interest Fraction of approximately 13%, calculated as follows:

18

18 + 120

      The Retained Interest Fraction would accordingly continue to be about 87%.

Transfers of Assets Between Apollo Education Group and University of Phoenix Online

      Capital Contribution of Assets from Apollo Education Group to University of Phoenix Online. The following illustration reflects the assumed contribution by Apollo Education Group to University of Phoenix Online, after the assumed initial issuance of 15 shares of University of Phoenix Online common stock attributable to University of Phoenix Online as an increase in the equity of University of Phoenix Online, of $40 of assets allocated from Apollo Education Group at a time when the market value of University of Phoenix Online common stock is $20 per share.

Shares of University of Phoenix Online common stock previously issued and outstanding	15

Newly issued shares of University of Phoenix Online common stock	(0)

Total shares of University of Phoenix Online common stock issued and outstanding after contribution	15

      The number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online would be increased to reflect the contribution to University of Phoenix Online of the assets theretofore allocated to Apollo Education Group by a number equal to the value of the assets contributed ($40) divided by the market value of University of Phoenix Online common stock at that time ($20), or 2 shares.

Number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online prior to contribution	100

Increase to reflect contribution to University of Phoenix Online of assets allocated to Apollo Education Group	2

Number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online after contribution	102

      As a result, the total issued and outstanding shares (15) would in the aggregate represent an Outstanding Interest Fraction of approximately 13%, calculated as follows:

15

15 + 102

      The Retained Interest Fraction would accordingly be increased to approximately 87%.

      Return of Capital Transfer of Assets from University of Phoenix Online to Apollo Education Group. The following illustration reflects the assumed transfer by University of Phoenix Online to Apollo Education Group, after the assumed initial issuance of 15 shares of University of Phoenix Online common stock attributable to University of Phoenix Online as an increase in its equity, of $40 of assets allocated to University of Phoenix Online on a date on which the market value of University of Phoenix Online common stock is $20 per share.

Shares of University of Phoenix Online common stock previously issued and outstanding	15

Newly issued shares of University of Phoenix Online common stock	0

Total shares of University of Phoenix Online common stock issued and outstanding after contribution	15

      The number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online would be decreased to reflect the transfer to Apollo Education Group of assets previously allocated to University of Phoenix Online by a number equal to the value of the assets transferred ($40) divided by the market value of University of Phoenix Online common stock at that time ($20), or 2 shares.

Number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online prior to contribution	100

Decrease to reflect transfer to Apollo Education Group of assets allocated to University of Phoenix Online	(2)

Number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online after contribution	98

      As a result, the total issued and outstanding shares (15) would in the aggregate represent an Outstanding Interest Fraction of approximately 13%, calculated as follows:

15

15 + 98

      The Retained Interest Fraction would accordingly be decreased to approximately 87%.

Part II — Mandatory Dividend, Redemption, or Conversion of University of Phoenix Online

Common Stock

      As described above at “Description of Capital Stock — Mandatory Dividend, Redemption, or Conversion of Common Stock,” we would, in the event of a disposition of 80% or more of the assets of University of Phoenix Online, other than an “exempt disposition,” have three options available to us: (1) we could pay a dividend to holders of University of Phoenix Online common stock, (2) we could redeem a specified portion of the outstanding shares of University of Phoenix Online common stock, or (3) we could convert shares of University of Phoenix Online common stock to Apollo Education Group Class A common stock. The following illustration demonstrates more fully the three options in the event of a hypothetical disposition of substantially all of the assets of University of Phoenix Online.

      If:

•	100 shares of University of Phoenix Online common stock were outstanding;

•	the net proceeds of the disposition of substantially all, but not all, of the assets of University of Phoenix Online were $18,000;

•	the average market values of University of Phoenix Online common stock and Apollo Education Group Class A common stock over the applicable 20-day period were $20 and $40, respectively;

•	the Outstanding Interest Fraction with respect to University of Phoenix Online was 10%; and

•	the disposition occurred more than two years after the issuance of University of Phoenix Online common stock,

      then we could do any of the following:

(1) pay a dividend to holders of University of Phoenix Online common stock equal to:

Net Proceeds x Outstanding Interest Fraction     =

Number of Outstanding Shares of

University of Phoenix Online Common Stock

$18,000 x 10% 100	= $18 per share

(2) redeem for $20 per share a number of shares of University of Phoenix Online common stock equal to:

Net Proceeds x Outstanding Interest Fraction     =

Average Market Value of

University of Phoenix Online Common Stock

$18,000 x 10% $20 per share	= 90 shares

(3) convert each outstanding share of University of Phoenix Online common stock into a number of shares of Apollo Education Group Class A common stock equal to:

Average Market Value of

University of Phoenix Online Common Stock     =

Average Market Value of Apollo Group

Class A Common Stock

$20 per share $40 per share	= 0.50000 shares

Part III — Optional Conversion of University of Phoenix Online Common Stock

      As described above at “Description of Capital Stock” — “Conversions of Stock at Our Option” — “Conversion of University of Phoenix Online Common Stock Generally,” our board of directors has the right, at any time, to convert each share of University of Phoenix Online common stock outstanding to shares of Apollo Education Group Class A common stock. The following illustration demonstrates the calculation of the number of shares issuable upon a hypothetical conversion of University of Phoenix Online common stock to shares of Apollo Education Group Class A common stock at our option.

      If

•	the conversion occurs 18 months after the issuance of University of Phoenix Online common stock (and hence the applicable premium were 20%);

•	No “tax event” has occurred; and

•	the average market values of University of Phoenix Online common stock and Apollo Education Group Class A common stock over the applicable 20-day period were $20 and $40, respectively;

then each share of University of Phoenix Online common stock could be converted into 0.60000 shares of Apollo Education Group Class A common stock based on the following calculation:

$20

1.20 x		= 0.60000 shares
$40

ANNEX B

AMENDED AND RESTATED

ARTICLES OF INCORPORATION
OF APOLLO GROUP, INC.

ARTICLE I

NAME

      The name of the corporation is Apollo Group, Inc. (the “Corporation”).

ARTICLE II

ADDRESS OF REGISTERED OFFICE;

NAME OF REGISTERED AGENT

      The name and address of the statutory agent of the corporation is CT CORPORATION SYSTEM, 3225 North Central Avenue, Phoenix, Arizona 85012. The address of the place of business of the Corporation is 4615 East Elwood Street Phoenix, Arizona 85040.

ARTICLE III

PURPOSE

      The purposes for which the Corporation is organized include the transaction of any or all lawful business for which corporations may be incorporated under Chapter 1 of Title 10, Arizona Revised Statutes, at any time. The character of business that the Corporation conducts in the State of Arizona is that of holding stock or other ownership interests of corporations or other entities.

ARTICLE IV

CAPITAL STOCK

1.  Authorization.

      The Corporation shall have the authority to issue two classes of shares of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock that the Corporation shall have the authority to issue is 803,000,000 shares, without par value, and the total number of shares of Preferred Stock that the Corporation shall have the authority to issue is 1,000,000 shares, without par value.

      As of the Effective Date, there shall be three series of Common Stock, as follows:

(a)	One series of Common Stock shall be designated as “Class A Common Stock.” The total number of shares of Class A Common Stock that the Corporation shall have the authority to issue is 400,000,000;

(b)	A second series of Common Stock shall be designated as “Class B Common Stock.” The total number of shares of Class B Common Stock that the Corporation shall have the authority to issue is 3,000,000; and

(c)	A third series of Common Stock shall be designated as “University of Phoenix Online Common Stock.” The total number of shares of University of Phoenix Online Common Stock that the Corporation shall have the authority to issue shall be 400,000,000.

      The Board of Directors is empowered to authorize shares of Preferred Stock in one or more series as may from time to time be determined by the Board of Directors by resolution or resolutions, each of said series to be distinctly designated. The powers, preferences, and relative, participating, optional, or other rights and the qualifications, limitations, and restrictions thereof, if any, of each such series may differ from those of any or all other series of Preferred Stock, and the Board of Directors is empowered to fix or alter, by resolution or resolutions, the designation, number, powers, preferences, and relative, participating, optional, or other rights, if any, and the qualifications, limitations, and restrictions thereof, if any, of each such series, and to increase or decrease the number of shares of each such series to the extent permitted by law.

      Unless otherwise specified, the Class A Common Stock and the Class B Common Stock shall hereinafter, collectively, be called “Apollo Education Group Common Stock.” Unless otherwise specified, the preferred stock of the Corporation shall hereinafter collectively be called the “Preferred Stock.” Unless otherwise specified, the capitalized terms used in this Article IV shall have the meanings set forth in subsection 2.7 of this Article IV. For purposes of this Article IV, references to the “Board of Directors” shall refer to the Board of Directors of the Corporation, as established in accordance with Article V of the Articles of Incorporation of the Corporation and references to “the Articles of Incorporation of the Corporation” shall refer to these Amended and Restated Articles of Incorporation as the same may be amended from time to time.

2.  Common Stock.

      As of the Effective Date, (a) each share of Class A Common Stock outstanding immediately prior thereto or reserved for issuance (“Existing Class A Common Stock”) shall thereupon automatically be reclassified without any action by the holder thereof as a share of Class A Common Stock (and outstanding certificates that had theretofore represented shares of Existing Class A Common Stock shall thereupon represent an equivalent number of shares of Class A Common Stock despite the absence of any indication thereon to that effect), and (b) each share of Class B Common Stock outstanding immediately prior thereto or reserved for issuance (“Existing Class B Common Stock”) shall thereupon automatically be reclassified without any action by the holder thereof as a share of Class B Common Stock (and outstanding certificates that had theretofore represented shares of Existing Class B Common Stock shall thereupon represent an equivalent number of shares of Class B Common Stock despite the absence of any indication thereon to that effect).

      The Board of Directors shall have the authority to designate, prior to the time of the first issuance of University of Phoenix Online Common Stock, the number which, immediately prior to such first issuance, will constitute the Number of Shares Issuable with Respect to Apollo Education Group’s Retained Interest in University of Phoenix Online and any other terms which are consistent with applicable law and the provisions of this Article IV.

      The voting powers, preferences, and relative, participating, optional or other special rights of the Common Stock, and the qualifications and restrictions thereon, shall be as follows in this section 2 of this Article IV.

  2.1  Dividends.

      Subject to any preferences and relative, participating, optional, or other rights of any outstanding class of Preferred Stock and any qualifications or restrictions on the Common Stock or any series thereof created thereby, dividends may be declared and paid upon any series of Common Stock, upon the terms, with respect to each such series, and subject to the limitations provided for in this subsection 2.1 of this Article IV, as the Board of Directors may determine.

     2.1.1  Limitation on Dividends.

      Dividends on any series of Common Stock may be declared and paid only out of the lesser of (a) the funds of the Corporation legally available therefor and (b) the Available Dividend Amount for the Group to which such series of Common Stock relates. (For purposes of these articles of incorporation, Class A Common Stock and Class B Common Stock relate to the Apollo Education Group and University of Phoenix Online Common Stock relates to University of Phoenix Online).

     2.1.2  Discrimination in Dividends Between Classes of Common Stock.

      The Board of Directors, subject to the provisions of subsection 2.1.1 of this Article IV, may at any time declare and pay dividends exclusively on a single series of Common Stock, or on one or more series of Common Stock, in equal or unequal amounts, notwithstanding the relative amounts of the Available Dividend Amount with respect to any Group, the amount of dividends previously declared on any series, the respective voting or liquidation rights of any series, or any other factor.

     2.1.3  Share Distributions.

      Except as set forth in paragraph (a) of subsection 2.4.1 of this Article IV, the Board of Directors may declare and pay dividends or distributions of shares of any series of Common Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Common Stock) on shares of a series of Common Stock or on shares of a series of Preferred Stock only as follows:

(a)	dividends or distributions of shares of a series of Common Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of a series of Common Stock) on shares of the same series of Common Stock;

(b)	dividends or distributions of shares of Class A Common Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Class A Common Stock) on shares of Class B Common Stock;

(c)	dividends or distributions of shares of Class A Common Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Class A Common stock) on shares of Preferred Stock attributed to Apollo Education Group;

(d)	dividends or distributions of shares of University of Phoenix Online common stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of University of Phoenix Online common stock) on shares of Preferred Stock attributed to University of Phoenix Online; and

(e)	dividends or distributions of shares of University of Phoenix Online Common Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of University of Phoenix Online Common Stock) on shares of Class A Common Stock, or on Class B Common Stock, or on shares of Preferred Stock attributed to Apollo Education Group, but only if the sum of (1) the number of shares of University of Phoenix Online Common Stock to be so issued (or the number of such shares which would be issuable upon conversion, exchange, or exercise of any securities to be so issued) and (2) the number of shares of University of Phoenix Online Common Stock which are issuable upon conversion, exchange, or exercise of any securities then outstanding that are attributed to the Apollo Education Group is less than or equal to the Number of Shares Issuable with Respect to Apollo Education Group’s Retained Interest in University of Phoenix Online.

      For purposes of this subsection 2.1.3, any Convertible Securities that are convertible into or exchangeable or exercisable for any other Convertible Securities that are themselves convertible into or exchangeable or exercisable for any series of Common Stock (or other securities that are so convertible, exchangeable, or exercisable) shall be deemed to have been converted, exchanged, or exercised in full for such securities.

  2.2  Voting Rights.

      At every meeting of shareholders, the holders of Class B Common Stock shall vote on all matters as to which holders of common stock generally are entitled to vote. Holders of Class A Common Stock and holders of University of Phoenix Online Common Stock shall not be entitled to vote, unless a separate class vote shall be required by applicable law.

      On all such matters for which no separate vote is required, each outstanding share of Class B Common Stock shall entitle the holder to one vote. With respect to any matter as to which the holders of University of Phoenix Online Common Stock or Apollo Education Group Common Stock are entitled to vote as a separate class, each share of that series of Common Stock shall, for purposes of such separate class vote, be entitled to one vote on such matter.

  2.3  Liquidation Rights.

      In the event of the voluntary or involuntary dissolution of the Corporation or the liquidation and winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and the full preferential amounts (including any accumulated and unpaid dividends) to which the holders of Preferred Stock are entitled (regardless of the Group to which such shares of Preferred Stock were attributed in accordance with this Article IV), unless otherwise provided in respect of a class or series of Preferred Stock by the resolution of the Board of Directors fixing the liquidation rights and preferences of such class or series of Preferred Stock, the holders of the outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation on a per share basis in proportion to the respective liquidation units per shares of such series. Each share of Apollo Education Group Common Stock shall have one liquidation unit and each share of University of Phoenix Online Common Stock shall have a number of liquidation units (which may be a fraction of one liquidation unit) equal to the quotient of (a) the average Market Value of one share of University of Phoenix Online Common Stock during the 20 consecutive Trading Day period ending on, and including, the 5th Trading Day before the date of the first public announcement of a voluntary liquidation, dissolution, or winding-up of the Corporation or the institution of any proceeding for the involuntary liquidation, dissolution or winding-up of the Corporation, divided by (b) the average Market Value of one share of Class A Common Stock during such 20 Trading Day period. Neither the merger nor consolidation of the Corporation with any other entity, nor a sale, transfer, or lease of all or any part of the assets of the Corporation, shall, alone, be deemed a liquidation, dissolution, or winding-up for purposes of this section 2.3.

      If the Corporation shall in any manner subdivide (by stock split, reclassification, or otherwise) or combine (by reverse stock split, reclassification, or otherwise) the outstanding shares of any series of Common Stock, or declare a dividend in shares of such outstanding series to holders of such series, the per share liquidation units of such series of Common Stock specified in the preceding paragraph of this section 2.3, as adjusted from time to time, shall be appropriately adjusted as determined by the Board of Directors (if necessary) so as to avoid dilution in the aggregate of the relative liquidation rights of the shares of any series of Common Stock.

  2.4  Redemptions and Conversions of Stock; Related Matters.

2.4.1	Mandatory Dividend, Redemption, or Conversion on Disposition of All or Substantially All of the Assets of a Group.

      In the event of a Disposition (other than an Exempt Disposition), the Corporation shall, on or prior to the 85th Trading Day after the Disposition Date, provided that the assets of the Corporation are legally available therefor, either:

      (1)  if the Disposition relates to assets of Apollo Education Group:

(a)	declare and pay a dividend to holders of Apollo Education Group Common Stock (in cash, securities (other than Common Stock), or other property, or a combination thereof), subject to the limitations on dividends set forth under subsection 2.1 of this Article IV, in an aggregate amount having a Fair Value (determined as of the Disposition Date) equal to the Net Proceeds of such Disposition; or

(b)	redeem from holders of Class A Common Stock, in exchange for cash, securities (other than Common Stock), or other property (or a combination thereof), for an aggregate amount equal to the product of (i) a fraction the numerator of which is the number of shares of Class A Common Stock outstanding on the date of the redemption and the denominator of which is the number of shares of Apollo Education Group Common Stock outstanding on the date of the redemption, multiplied by (ii) the Fair Value (determined as of the Disposition Date) of the Net Proceeds of such Disposition (collectively, the “Apollo Education Group Redemption Proceeds Amount”), all of the outstanding shares of Class A Common Stock (unless such Disposition involves substantially all (but not all) of the assets attributed to Apollo Education Group, in which case, a number of shares of Class A Common Stock (rounded, if necessary, to the nearest whole number) having an aggregate average Market Value, during the 20 consecutive Trading Day period beginning on (and including) the 16th Trading Day immediately following the Disposition Date, equal to the Apollo Education Group Redemption Proceeds Amount); or

(c)	convert each outstanding share of Class A Common Stock into a number of shares (or fractional shares) of University of Phoenix Online Common Stock (calculated to the nearest five decimal places) having an aggregate value equal to the product of (i) the Applicable Mandatory Conversion Percentage multiplied by (ii) the value of a share of Class A Common Stock (where in each case value is based on the average Market Value of a share of the relevant series of Common Stock during the 20 consecutive Trading Day period beginning on (and including) the 16th Trading Day immediately following the Disposition Date); and

      (2)  If the Disposition relates to assets of University of Phoenix Online:

(a)	declare and pay a dividend to holders of University of Phoenix Online Common Stock (in cash, securities (other than Common Stock), or other property, or a combination thereof), subject to the limitations on dividends set forth under subsection 2.1 of this Article IV, in an aggregate amount having a Fair Value (determined as of the Disposition Date) equal to the product of (i) the Outstanding Interest Fraction with respect to University of Phoenix Online (determined as of the record date for such dividend) multiplied by (ii) the Fair Value (determined as of the Disposition Date) of the Net Proceeds of such Disposition; or

(b)	redeem from holders of University of Phoenix Online Common Stock, in exchange for cash, securities (other than Common Stock), or other property (or a combination thereof), for an aggregate amount equal to the product of (i) the Outstanding Interest Fraction with respect to University of Phoenix Online (determined as of the date of the redemption) multiplied by (ii) the Fair Value (determined as of the Disposition Date) of the Net Proceeds of such Disposition (collectively, the “University of Phoenix Online Redemption Proceeds Amount”), all of the outstanding shares of University of Phoenix Online Common Stock (unless such Disposition involves substantially all (but not all) of the assets attributed to University of Phoenix Online, in which case, a number of shares of University of Phoenix Online Common Stock (rounded, if necessary, to the nearest whole number) having an aggregate average Market Value, during the 20 consecutive Trading Day period beginning on (and including) the 16th Trading Day immediately following the Disposition Date, equal to the University of Phoenix Online Redemption Proceeds Amount); or

(c)	convert each outstanding share of University of Phoenix Online Common Stock into a number of shares (or fractional shares) of Class A Common Stock (calculated to the nearest five decimal places) having an aggregate value equal to the product of (i) the Applicable Mandatory Conversion Percentage multiplied by (ii) the value of a share of

University of Phoenix Online Common Stock (where in each case value is based on the average Market Value of a share of the relevant series of Common Stock during the 20 consecutive Trading Day period beginning on (and including) the 16th Trading Day immediately following the Disposition Date).

      For purposes of this subsection 2.4.1, if a Group consummates a Disposition in a series of related transactions, such Disposition shall not be deemed to have been completed until consummation of the last of such transactions.

      At any time within one year after effecting a dividend or partial redemption pursuant to paragraphs (1)(a) or (b) of this subsection 2.4.1, the Corporation may convert each outstanding share of Class A Common Stock into a number of shares (or fractional shares) of University of Phoenix Online Common Stock (calculated to the nearest five decimal places) having an aggregate value equal to the product of (i) the Applicable Mandatory Conversion Percentage, multiplied by (ii) the value of a share of Class A Common Stock (where in each case value is based on the average Market Value of a share of the relevant series of Common Stock during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day preceding the date on which the Corporation mails the notice of conversion described in subsection 2.4.6 of this Article IV to holders of Class A Common Stock). Further, at any time within one year after effecting a dividend or partial redemption pursuant to paragraphs (2) (a) or (b) of this subsection 2.4.1, the Corporation may convert each outstanding share of University of Phoenix Online Common Stock into a number of shares (or fractional shares) of Class A Common Stock (calculated to the nearest five decimal places) having an aggregate value equal to the product of (i) the Applicable Mandatory Conversion Percentage, multiplied by (ii) the value of a share of University of Phoenix Online Common Stock (where in each case value is based on the average Market Value of a share of the relevant series of Common Stock during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day preceding the date on which the Corporation mails the notice of conversion described in subsection 2.4.6 of this Article IV to holders of Common Stock that relates to the Group that consummated the Disposition).

     2.4.2 Optional Conversion of Stock to Apollo Education Group Common Stock.

      The Board of Directors may, provided that there are assets available therefor, at any time, convert each outstanding share of University of Phoenix Online Common Stock as of the Conversion Date into the number of shares (or fractional shares) of Class A Common Stock having an aggregate value (calculated to the nearest five decimal places) equal to the product of (a) the Applicable Optional Conversion Percentage as of the Conversion Date multiplied by (b) the value of a share of University of Phoenix Online Common Stock (where in each case value is based on the average Market Value of a share of the relevant series of Common Stock during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day preceding the date on which the Corporation mails the notice of conversion described in subsection 2.4.6 of this Article IV to holders of University of Phoenix Online Common Stock being converted).

     2.4.3 Optional Conversion of Stock to Stock of a Subsidiary.

      At any time at which all of the assets and liabilities of a Group (and no other assets or liabilities of the Corporation or any subsidiary thereof) are held directly or indirectly by one or more Group Subsidiaries, and each of such Group Subsidiaries has a capital structure consisting of Class A non-voting common stock (“Subsidiary Class A Common Stock”) and Class B voting common stock (“Subsidiary Class B Common Stock”), the Board of Directors may, provided that there are assets legally available therefor, either:

      (1)  if the assets held by one or more Group Subsidiaries represent assets previously allocated to University of Phoenix Online, declare that all of the outstanding shares of University of Phoenix Online Common Stock shall be converted, as of the Conversion Date, to the number of shares (or fractional shares) of Subsidiary Class A Common Stock of each of such Group Subsidiaries as is equal to the product of (a) the Outstanding Interest Fraction with respect to University of Phoenix Online (determined as of the Conversion Date) multiplied by (b) the number of shares of Subsidiary Class A Common Stock of each such Group Subsidiary as shall be outstanding immediately following such conversion. Such shares of common stock of such Group Subsidiaries may be delivered directly or indirectly through the delivery of shares of one or more of such Group Subsidiaries that own directly or indirectly all of the other shares that are deliverable pursuant to the preceding sentence or through the Corporation. The remaining shares of stock of such Group Subsidiaries shall be either retained by Apollo Education Group or one or more other Group Subsidiaries, or distributed to holders of Apollo Education Group Common Stock, or a combination of the foregoing. If the remaining shares of the Group Subsidiary are distributed to holders of Apollo Education Group common stock, the holders of Class A Common Stock shall receive shares of Subsidiary Class A Common Stock and holders of Class B Common Stock shall receive shares of Subsidiary Class B Common Stock; or

      (2)  If the assets held by one or more Group Subsidiaries represent assets previously allocated to Apollo Education Group, declare that all of the outstanding shares of Class A Common Stock shall be converted, as of the Conversion Date, to the number of shares (or fractional shares) of Subsidiary Class A Common Stock of each of such Group Subsidiaries and that all of the outstanding shares of Class B Common Stock, as of the Conversion Date, shall be converted, as of the Conversion Date, to the number of shares (or fractional shares) of Subsidiary Class B Common stock of each of the Group Subsidiaries. Such shares of common stock of such Group Subsidiaries may be delivered directly or indirectly through the delivery of shares of one or more Group Subsidiaries that own directly all of the other shares that are deliverable pursuant to the preceding sentence or through the Corporation.

      If the series of Common Stock being converted pursuant to this subsection 2.4.3 is Apollo Education Group Common Stock and the Number of Shares Issuable with Respect to Apollo Education Group’s Retained Interest in University of Phoenix Online Common Stock on the Conversion Date is greater than zero, the Corporation shall also issue a number of shares of University of Phoenix Online Common Stock on the Conversion Date equal to the then current Number of Shares Issuable with Respect to Apollo Education Group’s Retained Interest in University of Phoenix Online and deliver those shares to the holders of Apollo Education Group Common Stock or to one of the Group Subsidiaries, at the option of the Corporation. Anything in this Section 2.4.3 to the contrary notwithstanding, if shares of any Group Subsidiary are not transferred to any holder of University of Phoenix Online Common Stock or Apollo Education Group Common Stock (including for example if such Group Subsidiary holds assets and liabilities of a Group but another Group Subsidiary owns all of the stock of such Group Subsidiary), then such Group Subsidiary shall not be required to maintain a capital structure consisting of Subsidiary Class A Common Stock and Subsidiary Class B Common Stock as a condition to implementation of a conversion of stock otherwise contemplated by this Section 2.4.3.

     2.4.4  Apollo Education Group Common Stock.

(a)	Conversion. No Class A Common Stock shall be converted into Class B Common Stock. Each share of Class B Common Stock shall be convertible into Class A Common Stock at any time at the option of the holder thereof. Such conversion shall be on a share-for-share basis, one fully paid and non-assessable share of Class A Common Stock for each share of Class B Common Stock so converted.

At the time of a conversion, the record holders of Class B Common Stock shall deliver to the office of the Corporation or any transfer agent for the Class B Common Stock (i) the certificate or certificates representing the Class B Common Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer and (ii) written notice to the Corporation stating that such record holder elects to convert such share or shares. Conversion shall be deemed to have been effected at the close of business on the date when such delivery is made to the corporation of the shares to be converted, and the person exercising such voluntary conversion shall be deemed to be the holder of record of the number of shares of Class A Common Stock issuable upon such conversion at such time. The Corporation shall promptly deliver certificates evidencing the appropriate number of shares of Class A Common Stock to such person.

In the event of the conversion of less than all of the shares of Class B Common Stock evidenced by a certificate surrendered to the corporation in accordance with the procedures of this Article IV, the Corporation shall execute and deliver to the holder of such certificate, without charge to such holder, a new certificate evidencing the number of shares of Class B Common Stock not converted. Shares of Class B Common Stock that are converted into Class A Common Stock as provided herein shall be retired and canceled and shall not be reissued.

(b)	Reservation. The corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock. All the shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable.

(c)	Consideration on Merger, Consolidation, etc. In any merger, consolidation, or business combination of the Corporation, the consideration to be received per share by the holders of Class A Common Stock and Class B Common Stock must be identical for each series of stock, except that in any such transaction in which shares of Common Stock are to be distributed, such shares may differ as to voting rights to the extent that voting rights differ among the Class A Common Stock and the Class B Common Stock as of the Effective Date.

(d)	Limitation on Issuances of Class B Common Stock. As of September 18, 1997, there were 575,769 shares of Class B Common Stock issued and outstanding. No additional shares of Class B Common Stock shall be issued, except pursuant to any recapitalization or stock split where such recapitalization or stock split results in a proportionate change in the shares of Class A Common Stock.

(e)	Automatic Conversion of Class B Common Stock. If at any time the total number of shares of Class B Common Stock outstanding is less than 115,154 (20% of the total number of shares of Existing Class B Common Stock issued and outstanding as of September 18, 1997) (subject to adjustment for any recapitalization or stock split), then each share of Class B Common Stock shall be automatically converted into one fully paid and non-assessable share of Class A Common Stock at such time (the “Class B Conversion Date”). Thereafter, each share of Class A Common Stock shall be entitled to one vote.

At the time of a conversion, the record holders of Class B Common Stock shall deliver to the office of the corporation or any transfer agent for the Class A Common Stock the certificate or certificates representing the Class B Common Stock, duly endorsed in blank or accompanied by proper instruments of transfer. Conversion shall be deemed to have been effected at the close of business on the Class B Conversion Date. The corporation shall promptly deliver certificates evidencing the appropriate number of shares of Class A Common Stock to each record holder of Class B Common Stock.

(f)	No Amendment or Modification. The two immediately preceding sections entitled “Limitations on Issuance of Class B Common Stock” and “Automatic Conversion of Class B Common Stock” shall be amended or modified only upon: (1) a separate majority vote of the holders of the Class A Common Stock voting as a class; (2) a separate majority vote of the holders of the Class B Common Stock voting as a class; and (3) a separate majority vote of the holders of the Class A Common Stock who do not possess beneficial ownership of any shares of Class B Common Stock.

     2.4.5  Treatment of Convertible Securities.

      After any Conversion Date on which all outstanding shares of any series of Common Stock were converted, any share of such series of Common Stock that is to be issued on conversion, exchange, or exercise of any Convertible Securities shall, immediately upon such conversion, exchange, or exercise and without any notice from or to, or any other action on the part of, the Corporation or its Board of Directors or the holder of such Convertible Security, in the event the shares of any series of Common Stock outstanding on such Conversion Date were converted into shares of another series of Common Stock (or any other series of common stock of the Corporation) pursuant to subsections 2.4.1 or 2.4.2 of this Article IV, be converted into the amount of cash and/or the number of shares of the kind of capital stock and/or other securities or property of the Corporation that the number of shares of such series of Common Stock that were to be issued upon such conversion, exchange, or exercise would have received had such shares been outstanding on such Conversion Date.

      The provisions of the immediately preceding sentence shall not apply to the extent that other adjustments in respect of such conversion or exchange of a series of Common Stock are otherwise made pursuant to the provisions of such Convertible Securities.

     2.4.6  Notice and Other Provisions.

(a)	If the Corporation consummates a Disposition (other than an Exempt Disposition), the Corporation shall, not later than the tenth Trading Day after the applicable Disposition Date, issue a press release specifying (w) the Net Proceeds of such Disposition, (x) the number of shares of the series of Common Stock related to such Group then outstanding, (y) the number of shares of such series of Common Stock issuable upon conversion, exchange, or exercise of any convertible or exchangeable securities, options, or warrants and the range of conversion, exchange, or exercise prices thereof, and (z) if the Group is University of Phoenix Online, the Number of Shares Issuable with Respect to Apollo Education Group’s Retained Interest in University of Phoenix Online. The Corporation shall, not more than 40 Trading Days after such consummation, announce by press release which of the actions specified in subsection 2.4.1 of this Article IV it has determined to take, and upon making that announcement, that determination shall be irrevocable. In addition, the Corporation shall, not more than 40 Trading Days after such consummation and not less than 10 Trading Days before the applicable payment date, redemption date, or Conversion Date, send a notice by first-class mail, postage prepaid, to holders of the relevant series of Common Stock at their addresses as they appear on the transfer books of the Corporation, specifying:

(i)	if the Corporation has determined to pay a special dividend, (1) the record date for such dividend, (2) the payment date of such dividend (which cannot be more than 85 Trading Days after such Disposition Date), (3) the Net Proceeds of such Disposition, and (4) the type of property to be paid in such dividend and the approximate per share amount thereof;

(ii)	if the Corporation has determined to undertake a redemption, the date of redemption (which cannot be more than 85 Trading Days after such Disposition Date), the Net Proceeds of such Disposition, the type of property to be paid as a redemption price and the approximate per share amount thereof, if less than all shares of the relevant series of Common Stock are to be redeemed, the approximate number of shares to be redeemed and the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surrendered in return for delivery of the cash, securities, or other property to be paid by the Corporation in such redemption; and

(iii)	if the Corporation has determined to undertake a conversion, the Conversion Date (which cannot be more than 85 Trading Days after such Disposition Date), the number of shares of the other series of Common Stock to be issued in exchange for each outstanding share of such series of Common Stock, and the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surrendered in return for delivery of the other series of Common Stock to be issued by the Corporation in such conversion.

(b)	If the Corporation has determined to complete any conversion described in any subsection other than subsection 2.4.1 of this Article IV, except as otherwise provided by subsection 2.4.4 of this Article IV, the Corporation shall, not less than 10 Trading Days and not more than 30 Trading Days before the Conversion Date, send a notice by first-class mail, postage prepaid, to holders of the relevant series of Common Stock at their addresses as they appear on the transfer books of the Corporation, specifying (i) the Conversion Date and the other terms of the conversion and (ii) the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surrendered for delivery of the stock to be issued or delivered by the Corporation in such conversion.

(c)	Neither the failure to mail any notice required by this subsection 2.4.6 or any other provision of this Article IV to any particular holder nor any defect therein would affect the sufficiency thereof with respect to any other holder or the validity of any dividend, redemption or exchange contemplated hereby.

(d)	If the Corporation is redeeming less than all of the outstanding shares of a series of Common Stock pursuant to paragraphs 1(b) and 2(b) of subsection 2.4.1 of this Article IV, the Corporation shall redeem such shares pro rata or by lot or by such other method as the Board of Directors determines to be equitable.

(e)	Except as otherwise provided by subsection 2.4.4 of this Article IV, no holder of shares of a series of Common Stock being redeemed or converted shall be entitled to receive any cash, securities, or other property to be distributed in such redemption or conversion until such holder surrenders certificates for such shares, properly endorsed or assigned for transfer, at such place as the Corporation shall specify (unless the Corporation waives such requirement). As soon as practicable after the Corporation’s receipt of certificates for such shares, the Corporation shall deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, the cash, securities, or other property to which such person shall be entitled, together with any fractional payment referred to below, in each case without interest. If less than all of the shares of Common Stock represented by any one certificate is exchanged or redeemed, the Corporation shall also issue and deliver a new certificate for the shares of such Common Stock not exchanged or redeemed.

(f)	The Corporation shall not be required to issue or deliver fractional shares of any capital stock or any other fractional securities to any holder of Common Stock upon any redemption, dividend, conversion, or other distribution described above. If more than one share of Common Stock shall be held at the same time by the same holder, the Corporation may aggregate the number of shares of any capital stock that would be issuable or any other securities that would be distributable to such holder upon any such redemption, dividend, conversion, or other distribution. If there are fractional shares of any capital stock or any other fractional securities remaining to be issued or distributed to any holder, the Corporation shall, if such fractional shares or securities are not issued or distributed to such holder, pay cash in respect of such fractional shares or securities in an amount equal to the Fair Value thereof (without interest).

(g)	From and after the date set for any redemption or conversion contemplated by this section 2.4, all rights of a holder of shares of Common Stock being redeemed or converted shall cease except for the right, upon surrender of the certificates theretofore representing such shares, to receive the cash, securities, or other property for which such shares were redeemed or converted, together with any fractional payment as provided above, in each case without interest (and, if such holder was a holder of record as of the close of business on the record date for a dividend not yet paid, the right to receive such dividend). A holder of shares of Common Stock being converted shall not be entitled to receive any dividend or other distribution with respect to shares of the other series of Common Stock until after certificates theretofore representing the shares being exchanged are surrendered as contemplated above.

Upon such surrender, the Corporation shall pay to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date occurring after the exchange, but which were not paid by reason of the foregoing, with respect to the number of whole shares of the other series of Common Stock represented by the certificate or certificates issued upon such surrender. From and after the date set for any exchange, the Corporation shall, however, be entitled to treat the certificates for shares of a series of Common Stock being converted that were not yet surrendered for conversion as evidencing the ownership of the number of whole shares of the other series of Common Stock for which the shares of such Common Stock should have been converted, notwithstanding the failure to surrender such certificates.

(h)	The Corporation shall pay any and all documentary, stamp, or similar issue or transfer taxes that might be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on any redemption or conversion contemplated by this section 2.4; provided, however, that the Corporation shall not be required to pay any tax that might be payable in respect of any transfer involved in the issue or delivery of any shares of capital stock and/ or other securities in a name other than that in which the shares so exchanged or redeemed were registered, and no such issue or delivery will be made unless and until the person requesting such issue pays to the Corporation the amount of any such tax, or establishes to the satisfaction of the Corporation that such tax has been paid.

(i)	The Corporation may, subject to applicable law, establish such other rules, requirements and procedures to facilitate any dividend, redemption, or conversion contemplated by this section 2.4 as the Board of Directors may determine to be appropriate under the circumstances.

2.5	Certain Determinations by the Board Of Directors.

      In addition to the determinations to be made by the Board of Directors as provided by sections 1 and 3 of this Article IV, the Board of Directors shall, subject to subsections 2.7.2, 2.7.13 and 2.7.27 of this Article IV, make such determinations with respect to the assets and liabilities to be attributed to the Groups and the items of income and expense to be attributed to the Groups. Additionally, the Board of Directors shall devise cash management and other allocation policies pertaining to the administration of the Groups and policies relating to the allocation of business opportunities among the Groups. Any such determinations and policies may at any time, at the sole discretion of the Board of Directors, be modified, rescinded, or supplemented. A record of any such determination shall be filed with the records of the actions of the Board of Directors, provided that the failure to so file such record shall not invalidate any such determination made by the Board of Directors.

      Subject to applicable law, any determinations made in good faith by the Board of Directors of the Corporation under any provision of this subsection 2.5 or otherwise in furtherance of the application of this section 2 of Article IV shall be final and binding on all shareholders.

2.6	Adjustments to Number of Shares Issuable with Respect to Apollo Education Group’s Retained Interest in University of Phoenix Online.

      The Number of Shares Issuable with Respect to Apollo Education Group’s Retained Interest in University of Phoenix Online, as in effect from time to time, shall, automatically without action by the Board of Directors or any other person, be:

(a)	adjusted in proportion to any changes in the number of outstanding shares of University of Phoenix Online Common Stock caused by subdivisions (by stock split, reclassification, or otherwise) or combinations (by reverse stock split, reclassification, or otherwise) of shares of University of Phoenix Online Common Stock, or by dividends or other distributions of shares of

University of Phoenix Online Common Stock on shares of University of Phoenix Online Common Stock (and, in each such case, rounded, if necessary, to the nearest whole number);

(b)	decreased by, if the Corporation issues any shares of University of Phoenix Online Common Stock and the Board of Directors attributes that issuance (and the proceeds thereof) to Apollo Education Group, the number of shares of University of Phoenix Online Common Stock so issued, and if the Board of Directors re-allocates to Apollo Education Group any cash or other assets theretofore allocated to University of Phoenix Online in connection with a redemption of shares of University of Phoenix Online Common Stock (as required pursuant to clause (ii) of the proviso to the definition of Apollo Education Group in paragraph (c) of subsection 2.7.2 of this Article IV) or in return for a decrease in the Number of Shares Issuable with Respect to Apollo Education Group’s Retained Interest in University of Phoenix Online, the number (rounded, if necessary, to the nearest whole number) equal to (x) the aggregate Fair Value of such cash or other assets divided by (y) the Market Value of one share of University of Phoenix Online Common Stock, in each case, as of the date of such re-allocation; and

(c)	increased by, if the Corporation repurchases any shares of University of Phoenix Online Common Stock and the Board of Directors attributes that repurchase (and the consideration therefor) to Apollo Education Group, the number of shares of University of Phoenix Online Common Stock so repurchased and if the Board of Directors re-allocates to University of Phoenix Online any cash or other assets theretofore allocated to Apollo Education Group in return for an increase in the Number of Shares Issuable with Respect to Apollo Education Group’s Retained Interest in University of Phoenix Online the number (rounded, if necessary, to the nearest whole number) equal to (x) the Fair Value of such cash or other assets, divided by (y) the Market Value of one share of the University of Phoenix Online Common Stock, in each case, as of the date of such re-allocation.

      Neither the Corporation nor the Board of Directors shall take any action that would, as a result of any of the foregoing adjustments, reduce the Number of Shares Issuable with Respect to Apollo Education Group’s Retained Interest in University of Phoenix Online to below zero. Subject to the preceding sentence, the Board of Directors may attribute the issuance of any shares of any series of Common Stock (and the proceeds therefrom) or the repurchase of any series of Common Stock (and the consideration therefor) to Apollo Education Group or to University of Phoenix Online, as the Board of Directors determines in its sole discretion; provided, however, that the Board of Directors must attribute to Apollo Education Group the issuance of any shares of any series of Common Stock that are issued (1) as a dividend or other distribution on, or as consideration for the repurchase of, shares of Apollo Education Group Common Stock or (2) as consideration to acquire any assets or satisfy any liabilities attributed to Apollo Education Group.

  2.7  Certain Definitions.

      As used in this section 2 of this Article IV, the following terms shall have the following meanings (with terms defined in the singular having comparable meaning when used in the plural and vice versa), unless the context otherwise requires. As used in this subsection 2.7, a “contribution” or “transfer” of assets or properties from one Group to another shall refer to the reattribution of such assets or properties from the contributing or transferring Group to the other Group (as opposed to an actual transfer, assignment, contribution, or comparable transaction) and correlative phrases shall have correlative meanings.

  2.7.1  All or Substantially All of the Assets means, with respect to any Disposition by a Group, a portion of assets that represents at least 80% of the Fair Value (determined as of the Disposition Date ) of the assets of such Group. For this purpose, in the case of Apollo Education Group, the assets of Apollo Education Group shall be deemed to include any proportionate interest in University of Phoenix Online owned by Apollo Education Group.

  2.7.2  Apollo Education Group means:

(a)	all of the businesses, assets, and liabilities of the Corporation and its subsidiaries, other than the businesses, assets and liabilities that are part of University of Phoenix Online;

(b)	the rights and obligations of Apollo Education Group under any inter-Group debt deemed to be owed to or by Apollo Education Group (as such rights and obligations are defined in accordance with policies established from time to time by the Board of Directors); and

(c)	a proportionate interest in University of Phoenix Online (after giving effect to any options, Preferred Stock, other securities, or debt issued or incurred by the Corporation and attributed to University of Phoenix Online) equal to the Retained Interest Fraction; provided, however, that: (i) the Corporation may re-allocate assets from one Group to another Group in return for other assets or services rendered by that other Group in the ordinary course of business or in accordance with policies established by the Board of Directors from time to time, and (ii) if the Corporation transfers cash, other assets, or securities to holders of University of Phoenix Online Common Stock as a dividend or other distribution on shares of University of Phoenix Online Common Stock (other than a dividend or distribution payable in shares of University of Phoenix Online Common Stock), or as payment in a redemption required by subsection 2.4.1 of this Article IV, then the Board of Directors shall re-allocate from University of Phoenix Online to Apollo Education Group assets having a Fair Value equal to the aggregate Fair Value of the cash, other assets, or securities so transferred, multiplied by the Retained Interest Amount with respect to University of Phoenix Online as of the record date for such dividend or distribution, or on the date of such redemption, as the case may be.

      2.7.3  Applicable Mandatory Conversion Percentage means in the context of a conversion of shares pursuant to subsection 2.4.1 of this Article IV, 110%; provided, however, that if either (a) the Disposition Date is on or after the second anniversary of the Issuance Date or (b) the Conversion Date follows a Tax Event, the Applicable Mandatory Conversion Percentage shall be 100%.

      2.7.4  Applicable Optional Conversion Percentage means, in the context of a conversion of shares of University of Phoenix Online Common Stock pursuant to subsection 2.4.2 of this Article IV, the percentage set forth in the table below:

Applicable Optional
If the Conversion Date Falls	Conversion Percentage
During the Period Indicated Below	Specified for such Period

First Year	125%

Second Year	120%

Third Year	115%

Fourth Year and Thereafter	110%

For purposes of the foregoing chart, (i) the first “Year” is the period from and including the Issuance Date to but excluding the first anniversary of the Issuance Date and (ii) each subsequent “Year” is the period from and including the day after the end of the prior Year to but excluding the anniversary of such day.

      However, if for any consecutive 20 Trading Day period, the Market Capitalization of University of Phoenix Online Common Stock equals or exceeds 60% of the Market Capitalization of Class A Common Stock, the Applicable Optional Conversion Percentage in the context of a conversion of University of Phoenix Online Common Stock pursuant to subsection 2.4.2 of this Article IV shall be 100%. Additionally if a Tax Event occurs prior to the Conversion Date, the Applicable Optional Conversion Percentage in the context of a conversion of University of Phoenix Online Common Stock pursuant to subsection 2.4.2 of this Article IV, shall be 100% irrespective of the Conversion Date.

      2.7.5  Available Dividend Amount

(a)	means for Apollo Education Group, on any day on which dividends are paid on shares of Apollo Education Group Common Stock, the amount that would, immediately prior to the payment of such dividends, be legally available for the payment of dividends on shares of Apollo Education Group Common Stock under Arizona law if on such day (i) Apollo Education Group and University of Phoenix Online were each a single, separate Arizona corporation, (ii) Apollo Education Group had outstanding (A) a number of shares of common stock equal to the number of shares of Apollo Education Group Common Stock that are then outstanding, and (B) a number of shares of Preferred Stock equal to the number of shares of Preferred Stock that have been attributed to Apollo Education Group and are then outstanding, (iii) the assumptions about University of Phoenix Online set forth in the next paragraph were true, and (iv) Apollo Education Group owned a number of shares of University of Phoenix Online Common Stock equal to the Number of Shares Issuable with Respect to Apollo Education Group’s Retained Interest in University of Phoenix Online; and

(b)	means for University of Phoenix Online, on any day on which dividends are paid on shares of University of Phoenix Online Common Stock, the amount that would, immediately prior to the payment of such dividends, be legally available for the payment of dividends on shares of University of Phoenix Online Common Stock under Arizona law if University of Phoenix Online on such day were a single, separate Arizona corporation having outstanding (i) a number of shares of common stock equal to the number of shares of University of Phoenix Online Common Stock that are then outstanding plus the Number of Shares Issuable with Respect to Apollo Education Group’s Retained Interest in University of Phoenix Online and (ii) a number of shares of Preferred Stock equal to the number of shares of Preferred Stock that have been attributed to such University of Phoenix Online Group and are then outstanding.

      2.7.6  Conversion Date means the date fixed by the Board of Directors as the effective date for the conversion of shares of Common Stock into other shares of Common Stock in accordance with these Articles of Incorporation, as shall be set forth in the notice to holders of the shares of Common Stock that is being converted, and to holders of any Convertible Securities that are convertible into or exchangeable or exercisable for shares, required pursuant to subsection 2.4.5 of this Article IV.

      2.7.7  Convertible Securities means any securities of the Corporation or of any subsidiary thereof, including warrants and options, outstanding at such time that by their terms are convertible into or exchangeable or exercisable for or evidence the right to acquire any shares of any series of Common Stock, whether convertible, exchangeable, or exercisable at such time or a later time or only upon the occurrence of certain events, but in respect of antidilution provisions of such securities only upon the effectiveness thereof.

      2.7.8  Disposition means a sale, transfer, assignment, or other disposition (whether by merger, consolidation, sale, contribution of assets or stock, or otherwise) of All or Substantially All of the Assets of a Group to one or more persons or entities in one transaction or a series of related transactions.

      2.7.9  Disposition Date means, with respect to any Disposition, the date of consummation of such Disposition.

      2.7.10  Effective Date means the date on which these Amended and Restated Articles of Incorporation are first filed with the Arizona Corporation Commission.

      2.7.11  Exempt Disposition means any of the following:

(a)	a Disposition in connection with the liquidation, dissolution, or winding-up of the Corporation and the distribution of assets to shareholders;

(b)	a Disposition to any person or entity controlled by the Corporation, as determined by the Board of Directors;

(c)	a Disposition in connection with a Related Business Transaction;

(d)	a dividend, out of University of Phoenix Online’s assets, to holders of University of Phoenix Online Common Stock (and a re-allocation of a corresponding amount of University of Phoenix Online’s assets to Apollo Education Group as required pursuant to clause (ii) of the proviso to the definition of Apollo Education Group in paragraph (c) of subsection 2.7.2);

(e)	a dividend, out of Apollo Education Group’s assets, to holders of Apollo Education Group Common Stock; and

(f)	any other Disposition if at the time of the Disposition there are no shares of Apollo Education Group Class A Common Stock or University of Phoenix Online Common Stock outstanding.

      2.7.12  Fair Value means:

(a)	in the case of cash, the amount thereof;

(b)	in the case of securities of a class that is publicly traded, the Market Value thereof (if such value can be determined); and

(c)	in the case of a security that is not publicly traded (or for which such value cannot be determined) or in the case of property other than cash and securities, an amount determined in good faith by the Board of Directors.

      2.7.13  Group means either Apollo Education Group or University of Phoenix Online.

      2.7.14  Group Subsidiaries means one or more wholly-owned subsidiaries of the Corporation.

      2.7.15  Issuance Date means the date of the first issuance of shares of University of Phoenix Online Common Stock.

      2.7.16  Market Capitalization means with respect to any series of Common Stock on any Trading Day the product of (a) the Market Value of one share of such series on such day multiplied by (b) the aggregate number of shares of such series outstanding on such day.

      2.7.17  Market Value means, with respect to a share of any class or series of capital stock of the Corporation on any day, the average of the high and low reported sales prices of such share of such class or series on such Trading Day or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case, as reported on the New York Stock Exchange Composite Tape or, if the shares of such class or series are not listed or admitted to trading on such Exchange on such Trading Day, on the principal national securities exchange in the United States on which the shares of such class or series are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange on such Trading Day, on the Nasdaq National Market or, if the shares of such class or series are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation or, if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day, the Fair Value of a share of such class or series; provided that, for purposes of determining the market value of a share of any class or series of capital stock for any period, (i) the “Market Value” of a share of capital stock on any day prior to any “ex-dividend” date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause (ii)(b) of this sentence) paid or to be paid with respect to such capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution and (ii) the “Market Value” of any share of capital stock on any day prior to (a) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class or series of capital stock occurring during such period or (b) any “ex-dividend” date or any similar date occurring during such period for any dividend or distribution with respect to such capital stock to be made in shares of such class or series of capital stock or Convertible Securities that are convertible, exchangeable or exercisable for such class or series of capital stock shall be appropriately adjusted, as determined by the Board of Directors, to reflect such subdivision, combination, dividend or distribution.

      2.7.18  Net Proceeds means, with respect to a Disposition of All or Substantially All of the Assets of a Group, the positive amount, if any, remaining from the gross proceeds of such Disposition after any payment of, or reasonable provision (as determined in good faith by the Board of Directors, which determination will be conclusive and binding on all shareholders) for, (a) any taxes payable by the Corporation or any subsidiary or affiliate thereof in respect of such Disposition or which would have been payable but for the utilization of tax benefits attributable to the Group not the subject of the Disposition, (b) any taxes payable by the Corporation in respect of any resulting dividend, redemption, or conversion, (c) any transaction costs, including, without limitation, any legal, investment banking, and accounting fees and expenses and (d) any liabilities (contingent or otherwise) of, attributed to or related to, such Group, including, without limitation, any liabilities for deferred taxes or any indemnity or guarantee obligations that are outstanding or incurred in connection with the Disposition or otherwise, any liabilities for future purchase price adjustments, and any obligations with respect to outstanding securities (other than Common Stock) attributed to such Group as determined in good faith by the Board of Directors.

      2.7.19  Number of Shares Issuable with Respect to Apollo Education Group’s Retained Interest in University of Phoenix Online means, initially, the number the Board of Directors designates prior to the time the Corporation first issues shares of University of Phoenix Online Common Stock for the account of Apollo Education Group in respect of its retained interest in University of Phoenix Online, as authorized by section 2; provided, however, that such number as in effect from time to time shall automatically be adjusted as required by subsection 2.6 of this Article IV .

      2.7.20  Outstanding Interest Fraction means (a) with respect to Apollo Education Group at any time of determination, 1, and (b) with respect to University of Phoenix Online, at any time of determination, a fraction, expressed as a percentage, the numerator of which shall be the number of shares of University of Phoenix Online Common Stock outstanding on such date and the denominator of which shall be the sum of the number of shares of University of Phoenix Online Common Stock outstanding on such date and the Number of Shares Issuable with Respect to Apollo Education Group’s Retained Interest in University of Phoenix Online.

      2.7.21  Publicly Traded means, with respect to any security, a security (a) registered under Section 12 of the Securities Exchange Act of 1934, as amended (or any successor provision of law) and (b) listed for trading on the New York Stock Exchange or any national securities exchange registered under Section 7 of the Securities Exchange Act of 1934, as amended (or any successor provision of law) that is the successor to such exchange or quoted in the National Association of Securities Dealers Automation Quotation System (or any successor system).

      2.7.22  Related Business Transaction means any Disposition of All or Substantially All of the Assets of a Group that results in the receipt, in exchange therefor, of primarily equity securities (including, without limitation, capital stock, debt securities convertible into or exchangeable for equity securities, or interests in a general or limited partnership or limited liability company, without regard to the voting power or other management or governance rights associated therewith) of any entity that (a) acquires such properties, assets, or stock or securities or succeeds (by merger, formation of a joint venture, or otherwise) to the business conducted with such assets or controls such acquiror or successor and (b) is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by such Group prior to such Disposition, as determined by the Board of Directors.

      2.7.23  Retained Interest Amount means:

(a)	with respect to Apollo Education Group, at any time of determination, 1; and

(b)	with respect to University of Phoenix Online, at any time of determination, a fraction the numerator of which shall be the Number of Shares Issuable with Respect to Apollo Education Group’s Retained Interest in University of Phoenix Online and the denominator of which shall be the number of shares of University of Phoenix Online Common Stock outstanding at such time.

      2.7.24  Retained Interest Fraction means:

(a)	with respect to Apollo Education Group, at any time of determination, 1; and

(b)	with respect to University of Phoenix Online, at any time of determination, a fraction, expressed as a percentage, the numerator of which shall be the Number of Shares Issuable with Respect to Apollo Education Group’s Retained Interest in University of Phoenix Online and the denominator of which shall be the sum of the number of shares of University of Phoenix Online Common Stock outstanding and the Number of Shares Issuable with Respect to Apollo Education Group’s Retained Interest in University of Phoenix Online at such time.

      2.7.25  Tax Event means receipt by the Corporation of an opinion of the tax advisor of the Corporation’s choice experienced in such matters, who shall not be an officer or employee of the Corporation or any of its affiliates, to the effect that, as a result of any amendment to, clarification of, or change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein (including any announced proposed change by an administrative agency in such regulations), or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, there is more than an insubstantial risk that for United States federal income tax purposes (i) any issuance of University of Phoenix Online Common Stock would be treated as a sale or other taxable disposition by the Corporation or any of its Subsidiaries of any of the assets or operations to which the University of Phoenix Online Common Stock relates, (ii) the Corporation, its subsidiaries or affiliates, or any of its successors or its shareholders is or, at any time in the future, will be subject to tax by reason of the existence of shares of University of Phoenix Online Common Stock, or (iii) University of Phoenix Online Common Stock, Class A Common Stock, or Class B Common Stock is not or, at any time in the future, will not be treated solely as stock of the Corporation. For purposes of rendering such opinion, the tax advisor shall assume that any administrative proposals will be adopted as proposed. However, in the event a change in law is proposed, the tax advisor shall render an opinion only in the event of enactment.

      2.7.26  Trading Day means each weekday other than any day on which the relevant series of Common Stock of the Corporation is not traded on any national securities exchange or quoted in the Nasdaq National Market or in the over-the-counter market.

      2.7.27  University of Phoenix Online means:

(a)	all of the businesses, assets, and liabilities of the Corporation and its subsidiaries that the Board of Directors has, at any time, attributed to University of Phoenix Online in accordance with policies established by the Board of Directors; and

(b)	the rights and obligations of University of Phoenix Online under any inter-Group debt deemed to be owed to or by University of Phoenix Online (as such rights and obligations are defined in accordance with policies established from time to time by the Board of Directors);

provided, however, that: (i) the Corporation may re-allocate assets from one Group to another Group in return for other assets or services rendered by that other Group in the ordinary course of business or in accordance with policies established by the Board of Directors from time to time, and (ii) if the Corporation transfers cash, other assets, or securities to holders of shares of University of Phoenix Online Common Stock as a dividend or other distribution on shares of University of Phoenix Online Common Stock (other than a dividend or distribution payable in shares of University of Phoenix Online Common Stock), or as payment in a redemption required by section 2.4 of this Article IV, then the Board of Directors shall re-allocate from University of Phoenix Online to Apollo Education Group assets having a Fair Value equal to the aggregate Fair Value of the cash, other assets, or securities so transferred, multiplied by the Retained Interest Amount with respect to such Group as of the record date for such dividend or distribution, or on the date of such redemption, as the case may be.

  2.8  Effectiveness of Sections.

      The provisions of subsections 2.1.1, 2.1.2, 2.1.3 (c) through (e), 2.4.1, 2.4.2, 2.4.3, and 2.4.5 and sections 2.3, 2.5, and 2.6 of this Article IV shall apply only when there are shares of Common Stock outstanding in addition to Apollo Education Group Common Stock.

  2.9  Preemptive and Subscription Rights.

      Holders of Common Stock are not entitled to any preemptive or subscription rights with respect to their shares of Common Stock.

3.  Preferred Stock.

      Upon any issuance of any shares of Preferred Stock of any class or series after the Effective Date, the Board of Directors shall attribute for purposes of this Article IV the shares so issued entirely to one Group or partly to two or more Groups in such proportion as the Board of Directors shall determine and, further, in the case of the issuance of shares of Preferred Stock that are convertible into or exchangeable or exercisable for Common Stock other than Apollo Education Group Common Stock, if at the time such shares of Preferred Stock are issued the Number of Shares Issuable with Respect to Apollo Education Group’s Retained Interest shall be greater than zero, then the Board of Directors shall also determine what portion (which may be some, all, or none) of such shares of Preferred Stock shall reduce the Number of Shares Issuable with Respect to Apollo Education Group’s Retained Interest, taking into consideration the use of the proceeds of such issuance of shares of Preferred Stock in the business of each relevant Group and any other relevant factors. Upon any redemption or repurchase of shares of Preferred Stock, the Board of Directors shall determine the proper attribution thereof. Notwithstanding any such attribution of shares of Preferred Stock to any Group, any dividends or distributions or other payments which may be made by the Corporation on such shares of Preferred Stock may be made, and as required by the preferences and relative, participating, optional, or other rights thereof shall be made, out of any of the properties or assets of the Corporation, regardless of the Group to which such properties or assets are attributed in accordance with subsections 2.7.2, 2.7.13, or 2.7.27 of this Article IV, except as otherwise provided by the resolution of the Board of Directors fixing the preferences and relative, participating, optional, or other rights of a class or series of Preferred Stock. No class or series of Preferred Stock shall be entitled to vote on any matter unless also authorized by the holders of at least 80% of the issued and outstanding Apollo Education Group Class B Common Stock.

ARTICLE V

BOARD OF DIRECTORS

      The business and affairs of the corporation shall be conducted by a Board of Directors.

1.  Number Of Directors.

      The number of directors of the corporation shall be not less than nine (9) nor more than (15) members, as established from time to time by resolution of the Board of Directors. The Board of

Directors shall be divided into three (3) groups, with each group having at least three (3) directors and each group containing as equal a number of directors as possible. The term of office of the directors in the first group shall expire at the first annual meeting of shareholders entitled to vote on the election of directors (“Annual Meeting”) following their election, the term of office of the directors in the second group shall expire at the second Annual Meeting following their election, and the term of office of the directors of the third group shall expire at the third Annual Meeting following their election, and in each case until their successors shall be elected and qualified or until such director’s earlier resignation, removal from office, death, or disability. In the case of any increase in the number of directors, the additional directors shall be classified so that all classes of directors shall be increased equally, as nearly as may be possible. In the case of any decrease in the number of directors, all classes of directors shall be decreased equally, as nearly as may be possible.

2.  Vacancies.

      Vacancies on the Board of Directors, whether created by an increase in the number of directors, or by death, disability, resignation, or removal, shall be filled by a vote of a majority of directors then remaining in office at a regular meeting, or a special meeting called for such purpose. Each director so chosen shall hold office until the next Annual Meeting and until his or her successor shall be duly elected and qualified, or until his or her earlier death, resignation, or removal.

3.  Removal.

      A director may be removed by the shareholders only for cause at a special meeting of such shareholders, called for such purpose in conformity with the Corporation’s Bylaws, and only by an affirmative vote of the holders of two-thirds ( 2/3) of the voting power of all the shares entitled to vote at such meeting.

4.  Nomination Of Directors.

      Any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as Directors only if written notice of such shareholder’s intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than 90 and not more than 120 days in advance of the scheduled annual meeting, regardless of postponements, adjournments or deferrals of that meeting to a later date; provided, however, that if less than 70 days notice or public disclosure of the date of the scheduled annual meeting is given or made, the shareholder’s notice, to be timely, must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. Notice from any shareholder shall set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting (including the number of shares of stock of the corporation owned beneficially or of record by such shareholder and the nominee or nominees) and that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee; (iv) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure and no person shall be elected as a Director pursuant to a nomination by a shareholder unless nominated in accordance with the procedures set forth herein.

      A majority of the Board of Directors may reject any nomination by a shareholder not timely made in accordance with the terms of this Article V. If a majority of the Board of Directors determines that the information provided in a shareholder’s notice does not satisfy the informational requirements of this Article V in any material respect, the Secretary of the Corporation shall promptly notify such shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time as a majority of the Board of Directors shall reasonably determine. If the deficiency is not cured within such period, or if a majority of the Board of Directors reasonably determines that the additional information provided by the shareholder, together with the information previously provided, does not satisfy the requirements of this Article V in any material respect, then a majority of the Board of Directors may reject such shareholder’s nomination. The Secretary of the Corporation shall notify a shareholder in writing whether his, her, or its nomination has been made in accordance with the time and information requirements of this Article V. Notwithstanding the procedures set forth in this paragraph, if a majority of the Board of Directors does not make a determination as to the validity of any nomination by a shareholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether a nomination was made in accordance with the terms of this Article V. If such presiding officer shall so declare at the annual meeting that any such nomination is defective, the defective nomination shall be disregarded.

ARTICLE VI

QUORUM

      A quorum for the transaction of business at any meeting or adjourned meeting of the Board of Directors shall consist of one-third ( 1/3) of those then in office.

ARTICLE VII

LIMITATION ON LIABILITY OF DIRECTORS

      A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for any of the following:

(a)	any breach of the director’s duty of loyalty to the Corporation or its shareholders;

(b)	acts or omissions which are not in good faith or which involve intentional misconduct or a knowing violation of law;

(c)	authorizing the unlawful payment of a dividend or other distribution on the Corporation’s capital stock or the unlawful purchase of its capital stock;

(d)	any transaction from which the director derived an improper personal benefit; or

(e)	a violation of Arizona Revised Statutes Section 10-041.

      Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

ARTICLE VIII

AMENDMENT OF ARTICLES OF INCORPORATION

      The Corporation reserves the right to alter or repeal any provision contained in these Articles of Incorporation in the manner prescribed by the laws of the State of Arizona and all rights conferred upon shareholders are granted subject to this reservation; provided, however, that notwithstanding any other provision of these Articles of Incorporation or any provision of law which might otherwise permit a lesser vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by these Articles of Incorporation, the affirmative vote of the holders of at least two-thirds ( 2/3) of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter or repeal, or adopt any provision inconsistent with Articles V and VI or this Article VIII of these Articles of Incorporation.

      IN WITNESS WHEREOF, Apollo Group, Inc. has caused its corporate seal to be hereunto affixed and these Articles of Incorporation to be signed by Todd S. Nelson, its President, this   day of             , 2000.

APOLLO GROUP, INC.

Todd S. Nelson
President

ANNEX C

APOLLO GROUP, INC.

2000 STOCK INCENTIVE PLAN

ARTICLE 1

PURPOSE

      1.1  GENERAL. The purpose of the Apollo Group, Inc. 2000 Stock Incentive Plan (the “Plan”) is to promote the success and enhance the value of Apollo Group, Inc. (the “Company”) by linking the personal interests of its directors, employees, officers, and executives of, and consultants and advisors to, the Company to those of Company shareholders and by providing such individuals with an incentive for outstanding performance in order to generate superior returns to shareholders of the Company. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of directors, employees, officers, and executives of, and consultants and advisors to, the Company upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2

EFFECTIVE DATE

      2.1  EFFECTIVE DATE. The Plan is effective as of the date the Plan is approved by the Board (the “Effective Date”). Within 12 months of the Effective Date, the Plan must be approved by the Company’s shareholders. The Plan will be deemed to be approved by the shareholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company’s Bylaws or by action of the unanimous written consent of the Company’s shareholders. Any Awards granted under the Plan prior to shareholder approval are effective when made (unless the Committee specifies otherwise at the time of grant), but no Award may be exercised or settled and no restrictions relating to any Award may lapse before shareholder approval. If the shareholders fail to approve the Plan, any Award previously made shall be automatically canceled without any further act.

ARTICLE 3

DEFINITIONS AND CONSTRUCTION

      3.1  DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, or Performance-Based Award granted to a Participant under the Plan.

(b) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means (except as otherwise provided in an Award Agreement) if the Committee, in its reasonable and good faith discretion, determines that the employee, consultant, or advisor (i) fails to substantially perform his duties (other than as a result of Disability), after the Board or the executive to which the Participant reports delivers to the Participant a written demand for substantial performance that specifically identifies the manner in which the Participant has not substantially performed his duties; (ii) engages in willful misconduct or gross negligence that is materially injurious to the Company or a Subsidiary; (iii) breaches his duty of loyalty to the Company or a Subsidiary; (iv) unauthorized removal from the premises of the Company or a Subsidiary of a document (of any media or form) relating to the Company or a Subsidiary or the customers of the Company or a Subsidiary; or (v) has committed a felony or a serious crime involving moral turpitude.

(e) “Change of Control of Apollo Education Group” means and includes each of the following (except as otherwise provided in an Award Agreement):

(1) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving entity, or pursuant to which Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company’s Stock immediately prior to the merger have the same proportionate ownership of beneficial interest of common stock or interests of the surviving entity immediately after the merger;

(2) there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of assets aggregating more than 80% of the assets of the Company;

(3) the shareholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company;

(4) any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act), other than (A) an employee benefit plan of the Company or any Subsidiary or any entity holding shares of capital stock of the Company for or pursuant to the terms of any such employee benefit plan in its role as an agent or trustee for such plan, or (B) any affiliate of the Company as of the Effective Date becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the Class A common stock of the Company (the “Apollo Education Group Class A common stock”); or

(5) during any two-year period, individuals who at the beginning of the period do not constitute a majority of the Board at the end of such period, unless the appointment or the nomination for election by the Company’s shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

(f) “Change of Control of University of Phoenix Online” means and includes each of the following (except as otherwise provided in an Award Agreement):

(1) any event that constitutes a Change of Control of Apollo Education Group;

(2) there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of assets aggregating more than 80% of the assets of University of Phoenix Online; or

(3) any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act), other than (A) an employee benefit plan of the Company or any Subsidiary or any entity holding shares of capital stock of the Company for or pursuant to the terms of any such employee benefit plan in its role as an agent or trustee for such plan, or (B) any affiliate of the Company as of the Effective Date becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of University of Phoenix Online common stock, or (C) Apollo Education Group. For purposes of clause (3), in determining whether any person becomes the beneficial owner of 50% or more of University of Phoenix Online common stock, the “Number of Shares Issuable with Respect to Apollo Education Group’s Retained Interest” in University of Phoenix Online (as defined in the Company’s amended and restated articles of incorporation) shall be deemed outstanding common stock of University of Phoenix Online.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means the committee of the Board described in Article 4.

(i) “Covered Employee” means an Employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

(j) “Disability” shall mean any illness or other physical or mental condition of a Participant which renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease, or mental disorder that in the judgment of the Committee is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” means, as of any given date, the fair market value of Stock on a particular date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any date shall be the closing price for the Stock as reported on The Nasdaq National Market System (or on any national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported.

(m) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(n) “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

(o) “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(p) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(q) “Participant” means a person who, as a director, employee, officer, or executive of, or consultant or advisor providing services to, the Company or any Subsidiary, has been granted an Award under the Plan.

(r) “Performance-Based Awards” means the Performance Share Awards and Restricted Stock Awards granted to selected Covered Employees pursuant to Articles 9 and 10, but which are subject to the terms and conditions set forth in Article 11. All Performance-Based Awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(s) “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: pre- or after-tax net earnings, sales growth, operating earnings, operating cash flows, return on net assets, return on stockholders’ equity, return on assets, return on capital, Stock price growth, stockholder returns, gross or net profit margin, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the

Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(t) “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(u) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

(v) “Performance Share” means a right granted to a Participant under Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain Performance Goals established by the Committee.

(w) “Plan” means the Apollo Group, Inc. 2000 Stock Incentive Plan, as amended.

(x) “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(y) “Stock” means either Apollo Education Group Class A common stock or University of Phoenix Online common stock, and such other securities of the Company that may be substituted for such Apollo Education Group Class A common stock or University of Phoenix Online common stock, respectively, pursuant to Article 13.

(z) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(aa) “Subsidiary” means any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 4

ADMINISTRATION

      4.1  COMMITTEE. The Plan shall be administered by the Board or a Committee appointed by, and which serves at the discretion of, the Board. If the Board appoints a Committee, the Committee shall consist of at least two individuals, each of whom qualifies as (i) a Non-Employee Director, and (ii) an “outside director” under Code Section 162(m) and the regulations issued thereunder. Reference to the Committee shall refer to the Board if the Board does not appoint a Committee. In addition to the foregoing, however, the President and the Chief Executive Officer (acting jointly if such offices are held by two persons) of the Company shall have the authority (i) to grant Awards to individuals who are not subject to Section 16 of the Exchange Act and (ii) to grant Awards to employees of the Company or a Subsidiary other than themselves who are subject to Section 16 of the Exchange Act on the condition that such Awards be held for a period of six months following the date of grant. When the President and Chief

Executive Officer act to grant Awards under this Plan, solely for purposes of this Plan, the President and Chief Executive Officer shall be deemed to be acting as the Committee.

      4.2  ACTION BY THE COMMITTEE. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

      4.3  AUTHORITY OF COMMITTEE. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine whether the Shares of Stock subject to an Award will be Apollo Education Group Class A common stock or University of Phoenix Online common stock.

(e) Determine the terms and conditions of any Award granted under the Plan including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(f) Amend, modify, or terminate any outstanding Award, with the Participant’s consent unless the Committee has the authority to amend, modify, or terminate an Award without the Participant’s consent under any other provision of the Plan.

(g) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(h) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(i) Decide all other matters that must be determined in connection with an Award;

(j) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

(k) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

      4.4  DECISIONS BINDING. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

      5.1  NUMBER OF SHARES. Subject to adjustment as provided in Section 13.1, the aggregate number of shares of Stock reserved and available for grant under the Plan shall be fourteen million (14,000,000). Of this aggregate amount, five million (5,000,000) shares shall be shares of Apollo Education Group Class A common stock and nine million (9,000,000) shares shall be shares of University of Phoenix Online common stock.

      5.2  LAPSED AWARDS. To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan.

      5.3  STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

      5.4  LIMITATION ON NUMBER OF SHARES SUBJECT TO AWARDS. Notwithstanding any provision in the Plan to the contrary, and subject to the adjustment in Section 13.1, the maximum aggregate number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during the Company’s fiscal year shall be two million (2,000,000). Of this aggregate amount, the maximum shares of Apollo Education Group Class A common stock granted shall be one million (1,000,000), and the maximum shares of University of Phoenix Online common stock granted shall be one million (1,000,000).

ARTICLE 6

ELIGIBILITY AND PARTICIPATION

      6.1  ELIGIBILITY.

      (a)  GENERAL. Persons eligible to participate in this Plan include all directors, employees, officers, and executives of, and consultants and advisors to, the Company or a Subsidiary, as determined by the Committee.

      (b)  FOREIGN PARTICIPANTS. In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 5.1 of the Plan.

      6.2  ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award under this Plan.

ARTICLE 7

STOCK OPTIONS

      7.1  GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE. The exercise price per share of Stock under an Option shall be determined by the Committee and set forth in the Award Agreement. It is the intention under the Plan that the exercise price for any Option shall not be less than the Fair Market Value as of the date of grant; provided, however that the Committee may, in its discretion, grant Options (other than Options that are intended to be Incentive Stock Options or Options that are intended to qualify as performance-based compensation under Code Section 162(m)) with an exercise price of less than Fair Market Value on the date of grant.

(b) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. Unless otherwise provided in an Award Agreement, an Option will lapse immediately if a Participant’s employment or services are terminated for Cause.

(c) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, promissory note, shares of Stock (through actual tender or by attestation), or other property (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

(d) EVIDENCE OF GRANT. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

      7.2  INCENTIVE STOCK OPTIONS. Incentive Stock Options shall be granted only to employees and the terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a) EXERCISE PRICE. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.

(b) EXERCISE. In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

(c) LAPSE OF OPTION. An Incentive Stock Option shall lapse under the following circumstances.

(1) The Incentive Stock Option shall lapse ten years from the date it is granted, unless an earlier time is set in the Award Agreement.

(2) The Incentive Stock Option shall lapse upon termination of employment for Cause or for any other reason, other than the Participant’s death or Disability, unless otherwise provided in the Award Agreement.

(3) If the Participant terminates employment on account of Disability or death before the Option lapses pursuant to paragraph (1) or (2) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of (i) the date on which the Option would have lapsed had the Participant not become Disabled or lived and had his employment status (i.e., whether the Participant was employed by the Company on the date of his Disability or death or had previously terminated employment) remained unchanged; or (ii) 12 months after the date of the Participant’s termination of employment on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so under the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option under the applicable laws of descent and distribution.

(d) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock

Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(e) TEN PERCENT OWNERS. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(f) EXPIRATION OF INCENTIVE STOCK OPTIONS. No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

(g) RIGHT TO EXERCISE. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

ARTICLE 8

STOCK APPRECIATION RIGHTS

      8.1  GRANT OF SARS. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(a) RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1) The Fair Market Value of a share of Stock on the date of exercise; over

(2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of a share of Stock on the date of grant in the case of any SAR related to any Incentive Stock Option.

(b) OTHER TERMS. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.

ARTICLE 9

PERFORMANCE SHARES

      9.1  GRANT OF PERFORMANCE SHARES. The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant. All Awards of Performance Shares shall be evidenced by an Award Agreement.

      9.2  RIGHT TO PAYMENT. A grant of Performance Shares gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant.

      9.3  OTHER TERMS. Performance Shares may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.

ARTICLE 10

RESTRICTED STOCK AWARDS

      10.1  GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

      10.2  ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

      10.3  FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited, provided, however, that the Committee may provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

      10.4  CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 11

PERFORMANCE-BASED AWARDS

      11.1  PURPOSE. The purpose of this Article 11 is to provide the Committee the ability to qualify the Performance Share Awards under Article 9 and the Restricted Stock Awards under Article 10 as “performance-based compensation” under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 11 shall control over any contrary provision contained in Articles 9 or 10.

      11.2  APPLICABILITY. This Article 11 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The Committee may, in its discretion, grant Restricted Stock Awards or Performance Share Awards to Covered Employees that do not satisfy the requirements of this Article 11. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

      11.3  DISCRETION OF COMMITTEE WITH RESPECT TO PERFORMANCE AWARDS. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type of Performance-Based Awards to be issued, the kind and/ or level of the Performance Goal, and whether the Performance Goal is to apply to the Company, a Subsidiary or any division or business unit thereof.

      11.4  PAYMENT OF PERFORMANCE AWARDS. Unless otherwise provided in the relevant Award Agreement, a Participant must be employed by the Company or a Subsidiary on the last day of the Performance Period to be eligible for a Performance Award for such Performance Period. Furthermore, a Participant shall be eligible to receive payment under a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the actual size of an individual Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

      11.5  MAXIMUM AWARD PAYABLE. The aggregate maximum Performance-Based Award payable to any one Participant under the Plan for a Performance Period is two million (2,000,000) shares of Stock. Of this aggregate amount, up to one million (1,000,000) shares of Apollo Education Group Class A common stock, and up to one million (1,000,000) shares of University of Phoenix Online common stock may be payable as Performance-Based Awards. In the event the Performance-Based Award is paid in cash, such maximum Performance-Based Award shall be determined by multiplying one million (1,000,000) by the Fair Market Value of one share of the applicable Stock as of the date of grant of the Performance-Based Award.

ARTICLE 12

PROVISIONS APPLICABLE TO AWARDS

      12.1  STAND-ALONE AND TANDEM AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted under the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

      12.2  EXCHANGE PROVISIONS. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award, based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

      12.3  TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant.

      12.4  FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such forms as the Committee determines at or after the time of grant, including without limitation, cash, promissory note, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

      12.5  LIMITS ON TRANSFER. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution.

      12.6  BENEFICIARIES. Notwithstanding Section 12.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married, a designation of a person other than the

Participant’s spouse as his beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto under the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

      12.7  STOCK CERTIFICATES. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on with the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

      12.8  ACCELERATION UPON A CHANGE OF CONTROL.

(a) Apollo Education Group AWARDS. If a Change of Control of Apollo Education Group occurs, all outstanding Options, Stock Appreciation Rights, and other Awards that relate to the grant of Apollo Education Group stock shall become fully exercisable and all restrictions on such outstanding Awards shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options. Upon, or in anticipation of, such an event, the Committee may cause every Award that relates to the grant of Apollo Education Group stock outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

(b) UOP ONLINE AWARDS. If a Change of Control of University of Phoenix Online occurs, all outstanding Options, Stock Appreciation Rights, and other Awards that relate to the grant of University of Phoenix Online stock shall become fully exercisable and all restrictions on such outstanding Awards shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options. Upon, or in anticipation of, such an event, the Committee may cause every Award that relates to the grant of University of Phoenix Online stock outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

ARTICLE 13

CHANGES IN CAPITAL STRUCTURE

      13.1  GENERAL. In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Award (and the number of shares subject thereto) shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of Stock or of another corporation, whether through reorganization, recapitalization, stock split-up, reverse stock split up, combination of shares, merger or consolidation, or any other increase or decrease in the number of shares of Stock effected without receipt of consideration by the Company, the Board, in its discretion, shall have the authority to substitute for each such share of Stock then subject to each Award the number and class of shares of Stock into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award. Notwithstanding the above, the conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”

ARTICLE 14

AMENDMENT, MODIFICATION, AND TERMINATION

      14.1  AMENDMENT, MODIFICATION, AND TERMINATION. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

      14.2  AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant.

ARTICLE 15

GENERAL PROVISIONS

      15.1  NO RIGHTS TO AWARDS. No Participant, employee, or other person shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

      15.2  NO SHAREHOLDER RIGHTS. No Award gives the Participant any of the rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

      15.3  WITHHOLDING. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan. With the Committee’s consent, a Participant may elect to have the Company withhold from the Stock that would otherwise be received upon the exercise of any Option, a number of shares having a Fair Market Value equal to the minimum statutory amount necessary to satisfy the Participant’s applicable federal, state, local and foreign income and employment tax withholding obligations.

      15.4  NO RIGHT TO EMPLOYMENT OR SERVICES. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

      15.5  UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

      15.6  INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

      15.7  RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

      15.8  EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

      15.9  TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

      15.10  FRACTIONAL SHARES. No fractional shares of stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

      15.11  SECURITIES LAW COMPLIANCE. With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

      15.12  GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended, any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

      15.13  GOVERNING LAW. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Arizona.

ANNEX D

APOLLO GROUP, INC.

AMENDED AND RESTATED

1994 EMPLOYEE STOCK PURCHASE PLAN

      1.  Purpose. The purpose of this 1994 Employee Stock Purchase Plan (the “Plan”) of Apollo Group, Inc. (the “Company”) is to encourage stock ownership by employees of the Company and its Subsidiaries and thereby provide employees with an incentive to contribute to the profitability and success of the Company. The Plan, which is intended to qualify as an “employee stock purchase plan” meeting the requirements of Section 423 of the Code, is for the exclusive benefit of eligible employees of the Company and its Subsidiaries.

      2.  Definitions. For purposes of the Plan, in addition to the terms defined in Section 1, terms are defined as set forth below:

(a) “Board” means the Board of Directors of the Company.

(b) “Cash Account” means the account maintained on behalf of the Participant by the Custodian for the purpose of holding cash contributions pending investment in Stock.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code will be deemed to include successor provisions thereto and regulations thereunder.

(d) “Custodian” means Salomon Smith Barney Inc., or such successor thereto as may be appointed by the Board.

(e) “Earnings” means that portion of a Participant’s salary or wages which is designated as “regular pay” under the payroll system of the Company and its Subsidiaries and received by a Participant for services rendered during a specified pay period during which time the Participant participated in the Plan.

(f) “Enrollment Date” means the first business day of each Offering Period.

(g) “Fair Market Value” means the closing sale price of Stock reported in the table entitled “Nasdaq National Market Issues” or any successor table in the Wall Street Journal (or, if Stock is then principally traded on a national securities exchange, in the table reporting composite transactions for such exchange) for such date or, if no shares of Stock were traded on that date, on the next preceding day on which there was such a trade.

(h) “Offering Period” means the three-month period beginning on January 1, April 1, July 1, or October 1 of each year, with the first Offering Period to begin on the first such date after the Company’s Stock is publicly traded on the Nasdaq National Market or a national securities exchange.

(i) “Participant” means an employee of the Company or a Subsidiary who is participating in the Plan.

(j) “Purchase Date” means the fifth business day after the end of each Offering Period.

(k) “Purchase Right” means a Participant’s option to purchase shares which is deemed to be outstanding during an Offering Period. A Purchase Right represents an “option” as such term is used under Section 423 of the Code.

(l) “Stock” means the Company’s Class A common stock (“Apollo Education Group Class A stock”), no par value per share, and the Company’s University of Phoenix Online common stock (“Phoenix Online stock”), no par value per share, and such other securities as may be substituted or resubstituted for Stock under Section 4.

(m) “Stock Account” means the account maintained on behalf of the Participant by the Custodian for the purpose of holding Stock acquired upon investment under the Plan.

(n) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

      3.  Administration.

      (a)  Board Administration. The Plan will be administered by the Board; provided, however, that the Board may delegate any administrative duties and authority (other than authority to amend the Plan) to any Board committee or to any officers or employees or committee thereof as the Board may designate (in which case references herein to the Board will be deemed to mean the administrator to which such duties and authority have been delegated). The Board will have full authority to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as it may deem necessary or advisable to administer the Plan, to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and rules and regulations thereunder, to furnish to the Custodian such information as the Custodian may require, and to make all other decisions and determinations under the Plan (including determinations relating to eligibility). No person acting in connection with the administration of the Plan will, in that capacity, participate in deciding any matter relating to his or her participation in the Plan.

      (b)  The Custodian. The Custodian will act as custodian under the Plan, and will perform such duties as are set forth in the Plan and in any agreement between the Company and the Custodian. The Custodian will establish and maintain, as agent for Participants, Cash and Stock accounts and any other subaccounts as may be necessary or desirable for the administration of the Plan.

      (c)  Waivers. The Board may waive or modify any requirement that a notice or election be made or filed under the Plan a specified period in advance in an individual case or by adoption of a rule or regulation under the Plan, without the necessity of an amendment to the Plan.

      (d)  Other Administrative Provisions. The Company will furnish information from its records as directed by the Board, and such records, including as to a Participant’s Earnings, will be conclusive on all persons unless determined by the Board to be incorrect. Each Participant and other person claiming benefits under the Plan must furnish to the Company in writing an up-to-date mailing address and any other information as the Board or Custodian may reasonably request. Any communication, statement, or notice mailed with postage prepaid to any such Participant or other person at the last mailing address filed with the Company will be deemed sufficiently given when mailed and will be binding upon the named recipient. The Plan will be administered on a reasonable and nondiscriminatory basis and will apply uniform rules to all persons similarly situated. All Participants will have equal rights and privileges (subject to the terms of the Plan) with respect to Purchase Right outstanding during any given Offering Period.

      4.  Stock Subject to Plan. Subject to adjustment as hereinafter provided, the aggregate number of shares of Stock reserved and available for issuance or which may be otherwise acquired upon exercise of Purchase Rights under the Plan shall be 5,375,000. Of this aggregate amount, 3,375,000 shares shall be shares of Apollo Education Group Class A common stock and 2,000,000 shares shall be shares of Phoenix Online stock. Any shares of Stock delivered by the Company under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. The number and kind of such shares of Stock subject to the Plan will be proportionately adjusted, as determined by the Board, in the event of any extraordinary dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affecting the Stock.

      5.  Enrollment and Contributions.

      (a)  Eligibility. An employee of the Company or a Subsidiary may be enrolled in the Plan for any Offering Period if such employee was continuously so employed during the 90 days preceding the Enrollment Date, unless one of the following applies to the employee:

(i)	Such person has been employed for less than one year with the Company or a Subsidiary;

(ii)	Such person is a “highly compensated employee” of the Company within the meaning of Section 414(q) of the Code and was a participant in the Apollo Group, Inc. Long-Term Incentive Plan on September 1, 1994;

(iii)	Such person would, immediately upon enrollment, be deemed to own, for purposes of Section 423(b)(3) of the Code, an aggregate of five percent or more of the total combined voting power or value of all outstanding shares of all classes of the Company or any Subsidiary; or

(iv)	Such person is no longer employed by the Company or a Subsidiary.

The Company will notify an employee of the date as of which he or she is eligible to enroll in the Plan, and will make available to each eligible employee the necessary enrollment forms.

Notwithstanding the above, any individual who is employed by the Company or a Subsidiary designated by the Board and who is working outside of the United States shall not be eligible to participate in the Plan if the laws of the country in which the employee is working makes the offer of the Purchase Right or the delivery of Stock under the Plan impractical. Additionally, the offer of the Purchase Right and the delivery of Stock under the Plan shall be effective for any individual who is employed by the Company or a Subsidiary and who is working outside of the United States only after the Company has complied with the applicable laws of the country in which the employee is working.

      (b)  Initial Enrollment. An employee who is eligible under Section 5(a) (or who will become eligible on or before a given Enrollment Date) may, after receiving current information about the Plan, initially enroll in the Plan by executing and filing with the Company’s Human Resources Office a properly completed enrollment form, including thereon the employee’s election as to the rate of payroll contributions for the Offering Period, and the relative amounts of each type of Stock (either Apollo Education Group Class A stock or Phoenix Online stock) he wishes to purchase, expressed in a percentage. To be effective for any Offering Period, such enrollment form must be filed as least 15 days before the Enrollment Date for the Offering Period.

      (c)  Automatic Re-enrollment for Subsequent Offering Periods. A Participant whose enrollment in and payroll contributions under the Plan continues throughout an Offering Period will automatically be re-enrolled in the Plan for the next Offering Period unless (i) the Participant terminates enrollment before the Enrollment Date for the next Offering Period in accordance with Section 7(a) or (ii) on such Enrollment Date he or she is ineligible to participate under Section 5(a). The rate of payroll contributions and the relative amount of each type of Stock purchased for a Participant who is automatically re-enrolled for an Offering Period will be the same as what was in effect at the end of the preceding Offering Period, unless the Participant files a new enrollment form at least 15 days before the Enrollment Date for the Offering Period designating a different rate of payroll contribution or a different percentage amount of each type of Stock he wishes to purchase with payroll contributions.

      (d)  Payroll Contributions. A Participant will make contributions under the Plan by means of payroll deductions from each payroll period which ends during the Offering Period, at the rate elected by the Participant in his or her enrollment form filed nearest to, but not later than, 15 days before the Enrollment Date for the Offering Period (except that such rate may be changed during the Offering Period to the extent permitted below). The rate of payroll contributions elected by a Participant may not be less than one percent of the Participant’s Earnings for each payroll period ending during an Offering Period, nor more than the greater of (A) 10 percent of the Participant’s year-to-date Earnings, or (B) $3,000 during any full or partial calendar year during which an individual is eligible to participate in the Plan, and only whole percentages may be elected; provided, however, that the Board may specify a lower minimum rate and higher maximum rate or dollar amount. The foregoing and any election of a Participant notwithstanding, a Participant’s rate payroll contributions will be adjusted downward by the Company at any time or from time to time as necessary to ensure that the limit on the amount of Stock purchased with respect to an Offering Period set forth in Section 6(a)(iii) is not exceeded. A Participant may elect to increase, decrease, or discontinue payroll contributions for future Offering Periods by filing a new enrollment form at least 15 days before the Enrollment Date for the Offering Period designating a different rate of payroll contributions. In addition, a Participant may elect to decrease or discontinue payroll contributions during an Offering Period by filing a new enrollment form, such change to be effective for any payroll period beginning at least 15 days after such filing.

      (e)  Crediting Payroll Contributions to Cash Accounts. All payroll contributions by a Participant under the Plan will be credited to a Cash Account maintained by the Custodian on behalf of the Participant. The Custodian will credit payroll contributions upon receipt by the Custodian from the Company of information, in such form as may be specified by the Custodian, identifying the amount of payroll contribution to be deposited for each Participant. The Company will deposit with the Custodian an amount equal to the aggregate payroll contributions for the Offering Period (not otherwise repaid to Participant under Section 7(b)) on or before the Purchase Date for such Offering Period.

      (f)  No Interest on Cash Accounts. No amounts of interest will be credited or payable by the Company on payroll contributions or by the Custodian on cash balances in Participant’s Cash Accounts pending investment in Stock except to the extent, if any, that the Company or the Custodian, as applicable to its respective role, determines in its sole discretion to pay interest on such payroll contributions or cash balances.

      (g)  Effect of Rehiring. If an individual terminates employment with, or ceases to perform services for, the Company and is later rehired by, or again commences performing services for the Company, the individual will be eligible to participate in the Plan as of the Offering Period next following the date the individual is rehired by or again commences providing services for the Company, if the period that the individual was separated from employment with, or ceased providing services for, the Company is less than one full calendar year. If the period that the individual was separated from employment with, or ceased providing services for, the Company is equal to or greater than one full calendar year, the individual will be eligible to participate in the Plan only after the individual has again satisfied the eligibility requirements set forth in Section 5(a).

      6.  Purchases of Stock.

      (a)  Purchase Rights. Enrollment in the Plan for any Offering Period by a Participant will constitute a grant by the Company of a Purchase Right to such Participant for such Offering Period. Each Purchase Right will be subject to the following terms:

(i)	The Purchase prices at which Stock will be purchased under a Purchase Right will be as specified in Section 6(c).

(ii)	Except as limited in (iii) below, the number of shares of Stock that may be purchased upon exercise of the Purchase Right for an Offering Period will equal the number of shares (including fractional shares) that can be purchased at the purchase price specified in Section 6(c) with the aggregate amount credited to the Participant’s Cash Account as of the Purchase Date.

(iii)	The number of shares of Stock subject to a Participant’s Purchase Right for any Offering Period will not exceed the number derived by dividing $6,250 by 100% of the Fair Market Value of one share of Stock on the Enrollment Date for the Offering Period.

(iv)	The Purchase Right will be automatically exercised on the Purchase Date for the Offering Period.

(v)	Payments by a Participant for Stock purchased under a Purchase Right will be made only through payroll deduction in accordance with Section 5(d) and (e).

(vi)	The Purchase Right will expire on the earlier of the Purchase Date for the Offering Period or the date on which the Participant’s enrollment in the Plan terminates.

      (b)  Purchase of Stock. At or as promptly as practicable after the Purchase Date for an Offering Period, amounts credited to each Participant’s Cash Account as of such Purchase Date will be applied by the Custodian to the purchase of shares of Stock, in accordance with the terms of the Plan. Shares of Stock will be purchased by the Custodian from the Company. Shares sold by the Company may be authorized but unissued shares or treasury shares, as permitted under Section 4 hereof. The Custodian will aggregate the amounts in all Cash Accounts when purchasing Stock, and shares so purchased will be allocated to each Participant’s Stock Account in proportion to the cash amounts withdrawn from such Participant’s Cash Account. Upon completion of purchases in respect of a Purchase Date (which will be completed in not more than 30 days after the Purchase Date), all shares of Stock so purchased for a Participant will be credited to the Participant’s Stock Account.

      (c)  Purchase Price. The purchase price of each share of Stock purchased in respect of a Purchase Date will equal 85% of the lesser of (i) the Fair Market Value of a share of Stock on the Enrollment Date or (ii) the Fair Market Value of a share of Stock on the Purchase Date.

      (d)  Dividend Reinvestment; Other Distributions. Cash dividends on any Stock credited to a Participant’s Stock Account will be automatically reinvested in additional shares of Stock; such amounts will not be available in the form of cash to Participants. All cash dividends paid on Stock credited to Participants’ Stock Accounts will be paid over by the Company to the Custodian at the dividend payment date. The Custodian will aggregate all purchase of Stock in connection with dividend reinvestment for a given dividend payment date. Purchases of Stock for purposes of dividend reinvestment will be made as promptly as practicable (but not more than 30 days) after a dividend payment date. The Custodian will make such purchases, as directed by the Board, either (i) in transactions on The Nasdaq National Market System, any securities exchange upon which Stock is traded, otherwise in the over-the-counter market, or in negotiated transactions, or (ii) directly from the Company at 100% of the Fair Market Value of a share of Stock on the dividend payment date. Any shares of Stock distributed as a dividend or other distribution in respect of shares of Stock or in connection with a split of the Stock credited to a Participant’s Stock Account will be credited to such Account. In the event of any other non-cash dividend or distribution in respect of Stock credited to a Participant’s Stock Account, the Custodian will, if reasonably practicable and at the direction of the Board, sell any property received in such dividend or distribution as promptly as practicable and use the proceeds to purchase additional shares of Common Stock in the same manner as cash paid over to the Custodian for purposes of dividend reinvestment.

      (e)  Withdrawals and Transfers. Shares of Stock may be withdrawn from a Participant’s Stock Account, in which case one or more certificates for whole shares may be issued in the name of, and delivered to, the Participant, with such Participant receiving cash in lieu of fractional shares based on the Fair Market Value of a share of Stock on the date of withdrawal. Alternatively, whole shares of Stock may be withdrawn from a Participant’s Stock Account by means of a transfer to a broker-dealer or financial institution that maintains an account for the Participant, together with the transfer of cash in lieu of fractional shares based on the Fair Market Value of a share of Stock on the date of withdrawal. Participants may not designate any other person to receive shares of Stock withdrawn or transferred under the Plan. A Participant seeking to withdraw or transfer shares of Stock must give instructions to the Custodian in such manner and form as may be prescribed by the Custodian, which instructions will be acted upon as promptly as practicable. Withdrawals and transfers will be subject to any fees imposed in accordance with Section 8(a) hereof.

      (f)  Excess Account Balances. If any amounts remain in a Cash Account following a Purchase Date as a result of the limitation set forth in Section 6(a)(iii), such amounts which resulted from payroll contributions will be returned to the Participant by the Custodian as promptly as practicable.

      7.  Termination and Distributions.

      (a)  Termination of Enrollment. A Participant’s enrollment in the Plan will terminate upon (i) the beginning of any payroll period or Offering Period that begins after he or she files a written notice of termination of enrollment with the Company, provided that such Participant will continue to be deemed to be enrolled with respect to any completed Offering Period for which purchases have not been completed, (ii) such time as the Participant becomes ineligible to participate under Section 5(a)(i) of the Plan, or (iii) the termination of the Participant’s employment by the Company and its Subsidiaries. An employee whose enrollment in the plan terminates may again enroll in the Plan as of any subsequent Enrollment Date that is at least 90 days after such termination of enrollment if he or she satisfies the eligibility requirements of Section 5(a) as of such Enrollment Date. A Participant’s election to discontinue payroll contributions will not constitute a termination of enrollment.

      (b)  Distribution. As soon as practicable after a Participant’s enrollment in the Plan terminates, amounts in the Participant’s Cash Account which resulted from payroll contributions will be repaid to the Participant. If amounts credited to the Participant’s Cash Account have not yet been deposited by the Company with the Custodian, the Company rather than the Custodian will make the repayment to the Participant. The Custodian will continue to maintain the Participant’s Stock Account for the Participant until the earlier of such time as the Participant directs the sale of all Stock in the Account, withdraws, or transfers all Stock in the Account, or one year after the Participant ceases to be employed by the Company and its Subsidiaries. If a Participant’s termination of enrollment results from his or her death, all amounts payable will be paid to his or her estate.

      8.  General.

      (a)  Costs. Costs and expenses incurred in the administration of the Plan and maintenance of Accounts will be paid by the Company, to the extent provided in this Section 8(a). Any brokerage fees and commissions for the purchase of Stock under the Plan (including Stock purchased upon reinvestment of dividends and distributions) will be paid by the Company, but any brokerage fees and commissions for the sale of Stock under the Plan by a Participant will be borne by such Participant. The rate at which such fees and commissions will be charged to Participants will be determined by the Custodian or any broker-dealer used by the Custodian (including an affiliate of the Custodian), and communicated from time to time to Participants. In addition, the Custodian may impose or pass through a reasonable fee for the withdrawal of Stock in the form of stock certificates (as permitted under Section 6(f)), and reasonable fees for other services unrelated to the purchase of Stock under the Plan, to the extent approved in writing by the Company and communicated to Participants.

      (b)  Statements to Participants. The Custodian will reflect payroll contributions, matching allocations (if any), purchases, sales, and withdrawals and transfers of shares of Common Stock and other Plan transactions by appropriate adjustments to the Participant’s Accounts. The Custodian will, not less frequently than quarterly, provide or cause to be provided a written statement to the Participant showing the transactions in his or her Accounts and the date thereof, the number of shares of Stock purchased or sold, the aggregate purchase price paid or sales price received, the purchase or sales price per share, the brokerage fees and commissions paid (if any), the total shares held for the Participant’s Stock Account (computed to at least three decimal places), and other information.

      (c)  Compliance with Section 423. It is the intent of the Company that this Plan comply in all respects with applicable requirements of Section 423 of the Code and regulations thereunder. Accordingly, if any provision of this Plan does not comply with such requirements, such provision will be construed or deemed amended to the extent necessary to conform to such requirements.

      9.  General Provisions.

      (a)  Compliance With Legal and Other Requirements. The Plan, the granting and exercising of Purchase Rights hereunder, and the other obligations of the Company and the Custodian under the Plan will be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company may, in its discretion, postpone the issuance or delivery of Stock upon exercise of Purchase Rights until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation, listing or other required action with respect to any automated quotation system or stock exchange upon which the Stock or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations, designation or listing requirements, or other contractual obligations. The Company may, in its discretion, postpone the issuance or delivery of Stock upon exercise of Purchase Rights until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation, or the laws of any country in which employees of the Company and a Subsidiary who are nonresident aliens and who are eligible to participate reside, or other required action with respect to any automated quotation system or stock exchange upon which the Stock or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate.

      (b)  Limits on Encumbering Rights. No right or interest of a Participant under the Plan, including any Purchase Right, may be pledged, encumbered, or hypothecated to or in favor of any party, subject to any lien, obligation, or liability of such Participant, or otherwise assigned, transferred, or disposed of except pursuant to the laws of descent or distribution, and any right of a Participant under the Plan will be exercisable during the Participant’s lifetime only by the Participant.

      (c)  No Right to Continued Employment. Neither the Plan nor any action taken hereunder, including the grant of a Purchase Right, will be construed as giving any employee the right to be retained in the employ of the Company or any of its Subsidiaries, nor will it interfere in any way with the right of the Company or any of its Subsidiaries to terminate any employee’s employment at any time.

      (d)  Taxes. The Company or any Subsidiary is authorized to withhold from any payment to be made to a Participant, including any payroll and other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, and a Participant’s enrollment in the Plan will be deemed to constitute his or her consent to such withholding. In addition, Participants may be required to advise the Company of sales and other dispositions of Stock acquired under the plan in order to permit the Company to comply with tax laws and to claim any tax deductions to which the Company may be entitled with respect to the Plan. (This provision and other Plan provisions do not set forth an explanation of the tax consequences to Participants under the Plan. A brief summary of the tax consequences will be included in disclosure documents to be separately furnished to Participants.)

      (e)  Changes to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Company’s shareholders within one year after such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any automated quotation system or stock exchange on which the Stock may then be quoted or listed, or if such shareholder approval is necessary in order for the Plan to continue to meet the requirements of Section 423 of the Code, and the Board may otherwise, in its discretion, determine to submit other such actions to shareholders for approval; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant with respect to outstanding Purchase Rights relating to any Offering Period that has been completed prior to such Board action. The foregoing notwithstanding, upon termination of the Plan the Board may elect to terminate all outstanding Purchase Rights at such time as the Board may designate; in the event of such termination of any Purchase Right prior to its exercise, all amounts contributed to the Plan which remain in a Participant’s Cash Account will be returned to the Participant (without interest) as promptly as practicable.

      (f)  No Rights to Participate; No Shareholder Rights. No Participant or employee will have any claim to participate in the Plan with respect to Offering Periods that have not commenced, and the

Company will have no obligation to continue the Plan. No Purchase Right will confer on any Participant any of the rights of a shareholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant (or credited to the Participant’s Stock Account).

      (g)  Fractional Shares. Unless otherwise determined by the Board, purchases of Stock under the Plan executed by the Custodian may result in the crediting of fractional shares of Stock to the Participant’s Stock Account. Such fractional shares will be computed to at least three decimal places. Fractional shares will not, however, be issued by the Company, and certificates representing fractional shares will not be delivered to Participants under any circumstances.

      (h)  Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval will be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the plan, and such arrangements may be either applicable generally or only in specific cases.

      (i)  Plan Year. The Plan will operate on a plan year which ends December 31 in each year.

      (j)  Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan will be determined in accordance with the laws of the State of Arizona, without giving effect to principles of conflicts of laws, and applicable federal law.

      (k)  Effective Date. The Plan will become effective at such time as the Plan has been approved by shareholders of the Company, at a meeting thereof, by a vote sufficient to meet the requirements of Section 423(b)(2) of the Code.

Annex E

APOLLO GROUP, INC.

AMENDED AND RESTATED DIRECTOR STOCK PLAN

ARTICLE 1.

ESTABLISHMENT, PURPOSE, AND DURATION

      1.1  Establishment of the Plan. Apollo Group, Inc., an Arizona corporation, hereby establishes the “Apollo Group, Inc. Director Stock Plan” (the “Plan”) for the benefit of its Nonemployee Directors. The Plan sets forth the terms of initial and annual grants of Stock Options to Nonemployee Directors, and such grants are subject to the terms and provisions in this Plan.

      1.2  Purpose of the Plan. The purpose of the Plan is to encourage ownership in the Company by Nonemployee Directors and to strengthen the ability of the Company to attract and retain the services of experienced and knowledgeable individuals as Nonemployee Directors of the Company and to provide those individuals with a further incentive to work for the best interests of the Company and its shareholders.

      1.3  Effective Date. The Plan is effective as of August 5, 1994 (the “Effective Date”). Within one year after the Effective Date, the Plan shall be submitted to the shareholders of the Company for their approval. The Plan will be deemed to be approved by the shareholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present, or represented, and entitled to vote at a meeting duly held (or by the written consent of the holders of a majority of the shares of stock of the Company entitled to vote) in accordance with the applicable provisions of the Arizona General Corporation Law and the Company’s Bylaws and Articles of Incorporation. Any Awards granted under the Plan prior to shareholder approval are effective when made (unless the Committee specifies otherwise at the time of grant), but no Award may be exercised or settled and no restrictions relating to any Award may lapse before shareholder approval. If the shareholders fail to approve the Plan, any Award previously made shall be automatically canceled without any further act.

      1.4  Duration of the Plan. The Plan shall remain in effect until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 8 or Section 9.4. However, no Award may be granted under the Plan after the tenth anniversary date of the Effective Date of the Plan.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

      2.1  Definitions. For purposes of the Plan, the following terms will have the meanings set forth below:

(a) “Award” means a grant of Nonqualified Stock Options under the Plan.

(b) “Board” or “Board of Directors” means the Board of Directors of the Company, and includes any committee of the Board of Directors designated by the Board to administer this Plan.

(c) “Change in Control of Apollo Education Group” means and includes each of the following:

(1) Any consolidation or liquidation of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Shares would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Shares immediately before the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

(2) The shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(3) Substantially all of the assets of the Company are sold or otherwise transferred to parties that are not within a “controlled group of corporations” (as defined in Section 1563 of the Code) in which the Company is a member.

(d) “Change of Control of University of Phoenix Online” means and includes each of the following:

(1) any event that constitutes a Change of Control of Apollo Education Group;

(2) there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of assets aggregating more than 80% of the assets of University of Phoenix Online; or

(3) any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act), other than (A) an employee benefit plan of the Company or any Subsidiary or any entity holding shares of capital stock of the Company for or pursuant to the terms of any such employee benefit plan in its role as an agent or trustee for such plan, (B) any affiliate of the Company as of the Effective Date becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of University of Phoenix Online common stock, or (C) Apollo Education Group. For purposes of clause (3), in determining whether any person becomes the beneficial owner of 50% or more of University of Phoenix Online common stock, the “Number of Shares Issuable with Respect to Apollo Education Group’s Retained Interest” in University of Phoenix Online (as defined in the Company’s amended and restated articles of incorporation) shall be deemed outstanding stock of University of Phoenix Online.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f) “Committee” means the committee appointed by the Board to administer the Plan.

(g) “Company” means Apollo Group, Inc., an Arizona corporation, or any successor as provided in Section 9.3.

(h) “Disability” means a permanent and total disability, within the meaning of Code Section 22(e)(3). To the extent permitted pursuant to Section 16 of the Exchange Act, Disability shall be determined by the Board in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Board, who are qualified to give professional medical advice.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor provision.

(j) “Fair Market Value” means the closing price for the Shares on the relevant date, or (if there were no sales on such date) the closing price on the nearest day before the relevant date, as reported on The Nasdaq National Market System (or on any national securities exchange on which the Shares are then listed).

(k) “Grant Date” means September 1, 1994 and each anniversary of that date through September 1, 2003.

(l) “Nonemployee Director” means any individual who is a member of the Board of Directors of the Company, but who is not otherwise an employee of the Company and is not a director, officer, or employee of any of the Company’s subsidiaries. Effective for Options granted on or after January 10, 1995, a Non-Employee Director means any individual who is a member of the Board of Directors of the Company, but who is not otherwise an employee of the Company and is not an officer or employee of any of the Company’s subsidiaries.

(m) “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares, granted under Article 6, that is not intended to be an incentive stock option qualifying under Code Section 422.

(n) “Option” means a Nonqualified Stock Option granted under the Plan.

(o) “Participant” means a Nonemployee Director of the Company who has been granted an Award under the Plan.

(p) “Person” shall have the meaning in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).

(q) “Shares” means shares of the Company’s Class A Stock (the “Apollo Education Group Class A Common Stock”), and/or the Company’s University of Phoenix Online Common stock (“Phoenix Online Stock”).

      2.2  Gender and Number. Except as indicated by the context, any masculine term also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

      2.3  Severability. If any provision of the Plan is determined to be invalid for any reason, the remaining portion of the Plan shall be construed and enforced as if the invalid provision had not been included.

ARTICLE 3.

ADMINISTRATION

      3.1  The Committee. The Plan will be administered by either the Board of Directors or the Committee appointed by the Board, subject to the restrictions set forth in the Plan. If the Board does not appoint a Committee, any reference herein to the Committee shall be to the Board.

      3.2  Administration by the Committee. The Committee has the full power, discretion, and authority to interpret and administer the Plan in a manner that is consistent with the Plan’s provisions. However, the Committee does not have the power to determine Plan eligibility, or to determine the number, the price, the vesting period, or the timing of Awards to be made under the Plan to any Participant.

      3.3  Decisions Binding. The Committee’s determinations and decisions under the Plan, and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, employees, Participants, and their estates and beneficiaries.

ARTICLE 4

SHARES SUBJECT TO THE PLAN

      4.1  Number of Shares. Subject to adjustment as provided in Section 4.3, the aggregate number of Shares available for grant under the Plan shall be 1,025,000. Of this aggregate amount, 925,000 shares shall be shares of Apollo Education Group Class A Common Stock and 100,000 shares shall be shares of Phoenix Online Common Stock. The Shares issued pursuant to Options exercised under the Plan may be authorized and unissued Shares or Shares reacquired by the Company, as determined by the Committee.

      4.2  Lapsed Awards. If any Option granted under the Plan terminates, expires, or lapses for any reason, any Shares subject to purchase pursuant to such Option again will be available for grant under the Plan.

      4.3  Adjustments in Authorized Shares. In the event a stock dividend is declared upon the Shares, the Shares then subject to each Award (and the number of shares subject thereto) shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Shares shall be changed into or exchanged for a different number or class of shares of Shares or of another corporation, whether through reorganization, recapitalization, stock split-up, reverse stock split up, combination of shares, merger or consolidation, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company, the Board, in its discretion, shall have the authority to substitute for Shares then subject to each Award the number and class of Shares into which each outstanding Share shall be so exchanged, all without any change in the aggregate purchase price for the Shares then subject to each Award. Notwithstanding the above, the conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

      5.1  Eligibility. Persons eligible to participate in the Plan are limited to Nonemployee Directors.

      5.2  Actual Participation. All eligible Nonemployee Directors will receive grants of Options pursuant to Article 6.

ARTICLE 6

ANNUAL OPTION GRANTS

      6.1  Initial Grant of Options. Immediately following the Company’s initial public offering of shares of the Apollo Education Group Class A Common Stock, each individual who is a Nonemployee Director on such date shall be granted an Option to purchase 10,000 such shares at an exercise price per share that is equal to the initial public offering price. In addition, immediately following the Company’s initial public offering of Phoenix Online Common Stock, each individual who is a Nonemployee Director on such date shall be granted an Option to purchase 10,000 shares of Phoenix Online Stock at an exercise price per share that is equal to the initial public offering price. With the exception of Section 6.4 hereof, the specific terms of the Options are subject to the provisions of this Article 6 and the Option Agreement executed pursuant to Section 6.3.

      6.1A  One Time Grant of Options. Each individual who, on January 10, 1995, is both a director of the Company and a director of any subsidiary of the Company shall be granted an Option to purchase 20,000 Shares as of January 10, 1995, at an exercise price equal to the Fair Market Value for the Shares on January 10, 1995.

      6.2  Annual Grant of Options. Each individual who is a Nonemployee Director on the relevant Grant Date shall be granted an Option to purchase 20,250 shares of Apollo Education Group Class A Common Stock on each September 1 through 2003, subject to the limitation on the number of Shares that may be awarded under this Plan.

      6.3  Option Agreement. Each Option grant will be evidenced by an Option Agreement that will not include any terms or conditions that are inconsistent with the terms and conditions of this Plan.

      6.4  Option Price. Except as otherwise provided herein, the exercise price per Share under an Option granted pursuant to this Article 6 shall be equal to the Fair Market Value of such Share on the Grant Date (“Option Price”).

      6.5  Duration of Options. Each Option granted under this Article 6 shall expire on the tenth (10th) anniversary date of its grant unless the Option is earlier terminated, forfeited, or surrendered pursuant to a provision of this Plan.

      6.6  Vesting of Shares Subject to Option. Participants shall be entitled to exercise Options granted under this Article 6 at any time within the time period beginning six (6) months and one day after grant of the Option, and ending ten (10) years after grant of the Option.

      6.7  Payment. Options are exercised by delivering a written notice of exercise to the Secretary of the Company, setting forth the number of Shares to be exercised, accompanied by full payment for the Shares. The Option Price is payable:

(a) in cash or its equivalent;

(b) by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares tendered upon Option exercise have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price); or

(c) by a combination of (a) and (b).

      As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased pursuant to the exercise of the Option.

      6.8  Restrictions on Share Transferability. To the extent necessary to ensure that Options granted under this Article 6 comply with applicable law, the Board shall impose restrictions on any Shares acquired pursuant to the exercise of an Option under this Article 6, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any Stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

      6.9  Termination of Service on Board of Directors Due to Death or Disability. If a Participant’s service on the Board is terminated by reason of death or Disability, and a portion of the Participant’s Award is not fully vested as of that date, the portion of the Participant’s Award that is exercisable and fully vested will remain exercisable. The portion of the Award that is not fully vested is forfeited and returned to the Company (and shall once again be available for grant under the Plan).

      To the extent an Option is exercisable as of the date of death or Disability, it will remain exercisable at any time prior to its expiration date, or for one (1) year after the date of death or Disability, whichever period is shorter, by the Participant or such person or persons as shall have been named as the Participant’s legal representative or beneficiary, or by such persons that have acquired the Participant’s rights under the Option by will or by the laws of descent and distribution.

      6.10  Termination of Service on Board of Directors for Other Reasons. If the Participant’s service on the Board is terminated for any reason other than for death or Disability, any outstanding Options held by the Participant that are not fully vested as of the date of termination are immediately forfeited to the Company (and shall once again become available for grant under the Plan). To the extent an Option is exercisable as of such date, it will remain exercisable for one (1) year after the date the Participant’s service on the Board terminates.

      6.11  Nontransferability of Options. No Option granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated, other than by will, or by the laws of descent and distribution. Further, all Options granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 7.

CHANGE IN CONTROL

      7.1  Apollo Education Group AWARDS.  If a Change of Control of Apollo Education Group occurs, all outstanding Awards that relate to the grant of Apollo Education Group stock shall become fully exercisable and all restrictions on such outstanding Awards shall lapse. Upon, or in anticipation of, such an event, the Committee may cause every Award that relates to the grant of Apollo Education Group stock outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

      7.2  UOP ONLINE AWARDS.  If a Change of Control of University of Phoenix Online occurs, all outstanding Awards that relate to the grant of University of Phoenix Online stock shall become fully exercisable and all restrictions on such outstanding Awards shall lapse. Upon, or in anticipation of, such an event, the Committee may cause every Award that relates to the grant of University of Phoenix Online stock outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

ARTICLE 8.

AMENDMENT, MODIFICATION, AND TERMINATION

      8.1  Amendment, Modification, and Termination. Subject to the terms set forth in this Section 8.1, the Committee may terminate, amend, or modify the Plan at any time; provided, however, that shareholder approval is required for any Plan amendment that would materially increase the benefits to Participants or the number of securities that may be issued, or materially modify the eligibility requirements in the Plan. Further, Plan provisions relating to the amount, price, and timing of securities to be awarded under the Plan may not be amended more than once every six (6) months.

      8.2  Awards Previously Granted. Unless required by law, no termination, amendment, or modification of the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant holding the Award.

ARTICLE 9.

MISCELLANEOUS

      9.1  Indemnification. Each individual who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to assume and defend the same before he or she undertakes to defend it on his or her own behalf.

      The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

      9.2  Beneficiary Designation. Each Participant under the Plan may name any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in the event of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

      9.3  Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

      9.4  Requirements of Law. The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of the Plan, the Committee may, at its sole discretion, terminate, amend, or modify the Plan in any way necessary to comply with applicable requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission as interpreted pursuant to no-action letters and interpretive releases.

      9.5  Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Arizona.

APOLLO GROUP, INC.

INDEX TO FINANCIAL STATEMENTS

UNIVERSITY OF PHOENIX ONLINE

Selected Financial Information of University of Phoenix Online	F-2

Management’s Discussion and Analysis of Financial Condition and Results of Operations of University of Phoenix Online	F-3

Introductory Note to Financial Statements	F-10

Report of Independent Accountants	F-11

Balance Sheets at August 31, 1999, August 31, 1998 and May 31, 2000 (unaudited)	F-12

Statements of Operations for the years ended August 31, 1999, 1998, and 1997 and the nine months ended May 31, 2000 and 1999 (unaudited)	F-13

Statements of Cash Flows for the years ended August 31, 1999, 1998, and 1997 and the nine months ended May 31, 2000 and 1999 (unaudited)	F-14

Notes to Financial Statements	F-15
APOLLO GROUP, INC. AND SUBSIDIARIES

Selected Consolidated Financial Information of Apollo Group, Inc.	F-22

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Apollo Group, Inc.	F-24

Report of Independent Accountants	F-32

Consolidated Balance Sheets at August 31, 1999, August 31, 1998 and May 31, 2000 (unaudited)	F-33

Consolidated Statements of Operations for the years ended August 31, 1999, 1998, and 1997 and the nine months ended May 31, 2000 and 1999 (unaudited)	F-34

Consolidated Statements of Comprehensive Income for the years ended August 31, 1999, 1998, and 1997 and the nine months ended May 31, 2000 and 1999 (unaudited)	F-35

Consolidated Statements of Changes in Shareholders’ Equity for the years ended August 31, 1999, 1998, and 1997 and for the nine months ended May 31, 2000 (unaudited)	F-36

Consolidated Statements of Cash Flows for the years ended August 31, 1999, 1998, and 1997 and the nine months ended May 31, 2000 and 1999 (unaudited)	F-37

Notes to Consolidated Financial Statements	F-38

Annex F

SELECTED FINANCIAL INFORMATION OF UNIVERSITY OF PHOENIX ONLINE

      You should read the following selected financial information together with University of Phoenix Online’s financial statements and the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of University of Phoenix Online” contained elsewhere in this Proxy Statement. The statement of operations data for the years ended August 31, 1999, 1998, and 1997 and the balance sheet data as of August 31, 1999 and 1998 are derived from University of Phoenix Online’s audited financial statements, which are included elsewhere in this Proxy Statement. The statement of operations data for the nine months ended May 31, 2000 and 1999 and the balance sheet data as of May 31, 2000 are derived from University of Phoenix Online’s unaudited financial statements, which are also included elsewhere in this Proxy Statement. The unaudited financial information reflects all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the results of the interim periods. The operating results for the nine months ended May 31, 2000 are not necessarily indicative of the results to be expected for any other interim period or any future fiscal year.

				Nine Months Ended
	Year Ended August 31,			May 31,

(In thousands)	1999	1998	1997	2000	1999

Statement Of Operations Data:

Revenues:

Tuition and other, net	$69,582	$45,081	$28,550	$70,952	$50,250

Costs and expenses:

Instructional costs and services	39,628	25,826	17,416	36,229	27,894

Selling and promotional	11,378	7,863	6,028	10,453	7,936

General and administrative	5,444	3,631	2,486	5,082	3,798

	56,450	37,320	25,930	51,764	39,628

Income from operations	13,132	7,761	2,620	19,188	10,622

Provision for income taxes	5,323	3,151	1,078	7,742	4,306

Net income	$7,809	$4,610	$1,542	$11,446	$6,316

	August 31,		May 31,

	1999	1998	2000

Balance Sheet Data:

Total assets	$14,871	$8,516	$21,440

Current liabilities	$11,789	$9,613	$14,223

Long-term liabilities, less current portion	—	42	—

Divisional net worth	3,082	(1,139)	7,217

Total liabilities and divisional net worth	$14,871	$8,516	$21,440

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF UNIVERSITY OF PHOENIX ONLINE

      The following Management’s Discussion and Analysis of Financial Condition and Results of Operations of University of Phoenix Online contains forward-looking statements relating to future plans, expectations, events, or performance that involve risks and uncertainties. Actual results of operations could differ materially from those anticipated in these forward-looking statements as a result of various factors. You should read the following discussion together with the financial statements and the related notes, which are included elsewhere in this prospectus.

Overview

      University of Phoenix Online is a provider of accessible, accredited educational programs for working adults. It began operations in 1989 by modifying courses developed by University of Phoenix’s physical campuses for delivery via modem to students worldwide. Today, students can log on to their online classes via the Internet 24 hours a day, 7 days a week wherever there is Internet accessibility using basic technology such as a Pentium-class personal computer, a 28.8K modem, and an Internet service provider, thereby enhancing the accessibility of and the potential market for its programs. University of Phoenix Online currently offers 10 accredited degree programs in business, education, information technology and nursing. As of May 31, 2000, University of Phoenix Online had approximately 13,800 degree students and approximately 1,200 faculty members.

      In order to track the economic performance of University of Phoenix Online, we have separated University of Phoenix Online, our online division, from Apollo Education Group, which includes the rest of our businesses. We intend for University of Phoenix Online common stock to track the economic performance of University of Phoenix Online.

      University of Phoenix Online has relied upon us to finance University of Phoenix Online’s operations since inception. Therefore, University of Phoenix Online’s financial position, results of operations, and cash flows to date are not necessarily indicative of the financial position, results of operations and cash flows that would have resulted had University of Phoenix Online been operating as an independent company.

      The provision of services and other matters between University of Phoenix Online and Apollo Education Group, including the right to use our curriculum, trademarks and copyrights, will be governed by corporate expense, license, and income tax allocation policies, which are described below. These arrangements were not in place prior to March 24, 2000. However, in order to prepare financial statements that include charges and benefits of the types provided for under these arrangements, the financial statements included in this prospectus reflect charges and benefits that would have applied if these inter-group arrangements had been in effect during the periods presented.

      Although we have no present intention to do so, our board of directors may rescind, modify, or add to any of these policies. While management believes that these allocation methods are reasonable, the allocated expenses are not necessarily indicative of, and it is not practicable for us to estimate, the levels of expenses that would have been incurred if University of Phoenix Online had been operating as an independent company.

  Corporate expenses

      In order to prepare the financial statements included in this prospectus, certain costs incurred by us and University of Phoenix including legal, accounting, corporate office and centralized student services were allocated to University of Phoenix Online on the basis of its revenues in relation to those of us and University of Phoenix. Management believes the allocation methodology is fair to each Group because allocations based on revenue will not inflate or dilute the operating margin of one Group in favor of the other. The allocation of such expenses to University of Phoenix Online was as follows, in thousands:

				Nine Months Ended
	Year Ended August 31,			May 31,

	1999	1998	1997	2000	1999

Instructional costs and services	$4,973	$3,599	$1,259	$6,942	$3,831

Selling and promotional	131	119	72	461	127

General and administrative	5,444	3,631	2,486	5,082	3,798

Total	$10,548	$7,349	$3,817	$12,485	$7,756

  License fee

      We charge University of Phoenix Online a license fee equal to 4% of University of Phoenix Online’s net revenues for the use of our curriculum, trademarks, and copyrights. The license fee, which is included in instructional costs and services in University of Phoenix Online’s statement of operations, was $2,783,000, $1,803,000, and $1,142,000 for the years ended August 31, 1999, 1998, and 1997, respectively, and $2,838,000 and $2,010,000 for the nine months ended May 31, 2000 and 1999, respectively.

  Income taxes

      University of Phoenix Online’s results, along with those of University of Phoenix’s other divisions, are included in our consolidated federal income tax return. State taxes are paid based upon our apportioned taxable income or loss, with the exception of certain state taxes that are based upon an apportionment of University of Phoenix taxable income or loss.

      The provision for income taxes included in University of Phoenix Online’s statement of operations has been calculated on a separate company basis. The related current and deferred tax assets and liabilities are settled with University of Phoenix at the end of each period through the divisional net worth account.

      University of Phoenix Online’s effective income tax rate differs from the federal statutory tax rate primarily as a result of state income taxes.

      We intend, for so long as University of Phoenix Online stock remains outstanding, to include in our filings under the Securities Exchange Act of 1934, financial statements of University of Phoenix Online, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of University of Phoenix Online,” as of the same dates and for the same periods as our consolidated financial statements. These financial statements will be prepared in accordance with generally accepted accounting principles, and in the case of annual financial statements, will be audited. These financial statements are not legally required under current law or SEC regulations.

      Tuition and other revenues are shown net of discounts. University of Phoenix Online’s educational degree programs last up to four years. Students in degree programs enroll in a program of study that encompasses a series of five to six week courses that are taken consecutively over the length of the program. Students are billed on a course-by-course basis when the student first attends a session, resulting in the recording of a receivable from the student and deferred tuition revenue in the amount of the billing. The revenue for each course is recognized on a pro rata basis over the period of instruction.

      Instructional costs and services consist primarily of costs related to the delivery and administration of educational programs and includes a license fee equal to 4% of University of Phoenix Online’s net revenues for the use of our curriculum, trademarks and copyrights. Instructional costs and services include expenses directly attributable to University of Phoenix Online’s operations, such as faculty compensation, administrative salaries, facility leases and other occupancy costs, bad debt expense, and depreciation and amortization of property and equipment, and an allocation of expenses relating to centralized departments that provide services directly to University of Phoenix Online’s students. We expect University of Phoenix Online’s instructional costs and services to increase as a result of increased student enrollments.

      Selling and promotional costs consist primarily of compensation for enrollment advisors, advertising costs, production of marketing materials, and other costs related to selling and promotional functions, and an allocation of expenses relating to Apollo Education Group’s centralized marketing functions. University of Phoenix Online expects selling and promotional costs, both in absolute dollars and as a percentage of tuition and other net revenues, to increase significantly as it expand its marketing efforts to increase enrollments and brand awareness.

      General and administrative costs consist of the allocation of administrative salaries, occupancy costs, depreciation and amortization, and other related costs for departments such as executive management, information systems, corporate accounting, human resources, and other departments that do not provide direct services to University of Phoenix Online students.

Results of Operations

      The following table sets forth the statement of operations data of University of Phoenix Online, expressed as a percentage of tuition and other net revenues for the periods indicated:

	Year Ended August 31,			Nine Months Ended May 31,

	1999	1998	1997	2000	2000(1)	1999

				(Unaudited)

Revenues:

Tuition and other, net	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Costs and expenses:

Instructional costs and services	56.9	57.3	61.0	51.1	49.5	55.5

Selling and promotional	16.4	17.4	21.1	14.7	14.7	15.8

General and administrative	7.8	8.1	8.7	7.2	7.2	7.5

	81.1	82.8	90.8	73.0	71.4	78.8

Income from operations	18.9	17.2	9.2	27.0	28.6	21.2

Provision for income taxes	7.7	7.0	3.8	10.9	11.5	8.6

Net income	11.2%	10.2%	5.4%	16.1%	17.1%	12.6%

(1)	These percentages exclude University of Phoenix Online’s allocation of $1.1 million of the $6.0 million charge to instructional costs and services related to the Department of Education agreement.

Nine Months Ended May 31, 2000, Compared with Nine Months Ended May 31, 1999

      Tuition and other net revenues increased by 41.2% to $71.0 million in the nine months ended May 31, 2000 from $50.3 million in the nine months ended May 31, 1999 due primarily to an increase in average degree student enrollments. Average degree student enrollments increased to approximately 11,800 in the nine months ended May 31, 2000 from approximately 8,500 in the nine months ended May 31, 1999.

      Instructional costs and services increased by 25.8% to $35.1 million in the nine months ended May 31, 2000, excluding University of Phoenix Online’s allocation of $1.1 million of the $6.0 million charge related to the Department of Education agreement, from $27.9 million in the nine months ended May 31, 1999 due primarily to the direct costs necessary to support the increase in degree student enrollments. Direct costs consist primarily of faculty compensation and related staff salaries. Instructional costs and services as a percentage of tuition and other net revenues decreased to 49.5% in the nine months ended May 31, 2000, excluding University of Phoenix Online’s allocation of $1.1 million of the $6.0 million charge related to the Department of Education agreement, from 55.5% in the nine months ended May 31, 1999 due primarily to greater net revenues being spread over the fixed costs related to centralized student services. As University of Phoenix Online expands, it may not be able to leverage its existing instructional costs and services to the same extent.

      Selling and promotional expenses increased by 31.7% to $10.5 million in the nine months ended May 31, 2000 from $7.9 million in the nine months ended May 31, 1999 due primarily to additional advertising and marketing. These expenses as a percentage of tuition and other net revenues decreased to 14.7% in the nine months ended May 31, 2000 from 15.8% in the nine months ended May 31, 1999 due primarily to greater net revenues being spread over a proportionately lower increase in selling and promotional expenses.

      General and administrative expenses increased by 33.8% to $5.1 million in the nine months ended May 31, 2000 from $3.8 million in the nine months ended May 31, 1999 due primarily to a higher revenue growth rate at University of Phoenix Online in that period compared to Apollo Education Group which resulted in a higher allocation of general and administrative expenses to University of Phoenix Online. General and administrative expenses as a percentage of tuition and other net revenues decreased to 7.2% in the nine months ended May 31, 2000 from 7.5% in the nine months ended May 31, 1999 due primarily to greater net revenues being spread over a proportionately lower increase in general and administrative expenses.

      The effective tax rate decreased to 40.3% for the nine months ended May 31, 2000, from 40.5% for the nine months ended May 31, 1999.

      Net income increased to $12.1 million in the nine months ended May 31, 2000, excluding University of Phoenix Online’s allocation of $1.1 million of the $6.0 million charge related to the Department of Education agreement, net of taxes, from $6.3 million in the nine months ended May 31, 1999.

Year Ended August 31, 1999, Compared with the Year Ended August 31, 1998

      Tuition and other net revenues increased by 54.3% to $69.6 million in 1999 from $45.1 million in 1998 due primarily to an increase in average degree student enrollments. Average degree student enrollments increased to approximately 8,800 in 1999 from approximately 5,500 in 1998.

      Instructional costs and services increased by 53.4% to $39.6 million in 1999 from $25.8 million in 1998 due primarily to the direct costs necessary to support the increase in degree student enrollments. These costs as a percentage of tuition and other net revenues decreased to 56.9% in 1999 from 57.3% in 1998 due primarily to greater net revenues being spread over the fixed costs related to centralized student services. As University of Phoenix Online expands, it may not be able to leverage its existing instructional costs and services to the same extent.

      Selling and promotional expenses increased by 44.7% to $11.4 million in 1999 from $7.9 million in 1998 due primarily to an increase in enrollment advisors and additional advertising and marketing. These expenses as a percentage of tuition and other net revenues decreased to 16.4% in 1999 from 17.4% in 1998 due primarily to greater net revenues being spread over a proportionately lower increase in selling and promotional expenses.

      General and administrative expenses increased by 49.9% to $5.4 million in 1999 from $3.6 million in 1998 due primarily to a higher revenue growth rate at University of Phoenix Online in that period compared to Apollo Education Group which resulted in a higher allocation of general and administrative expenses to University of Phoenix Online. General and administrative expenses as a percentage of tuition and other net revenues decreased to 7.8% in 1999 from 8.1% in 1998 due primarily to greater net revenues being spread over a proportionately lower increase in general and administrative expenses.

      The effective tax rate decreased to 40.5% in 1999 from 40.6% in 1998.

      Net income increased to $7.8 million in 1999 from $4.6 million in 1998.

Year Ended August 31, 1998, Compared with the Year Ended August 31, 1997

      Tuition and other net revenues increased by 57.9% to $45.1 million in 1998 from $28.6 million in 1997 due primarily to an increase in average degree student enrollments. Average degree student enrollments increased to approximately 5,500 in 1998 from approximately 4,000 in 1997.

      Instructional costs and services increased by 48.3% to $25.8 million in 1998 from $17.4 million in 1997 due primarily to the direct costs necessary to support the increase in degree student enrollments. These costs as a percentage of tuition and other net revenues decreased to 57.3% in 1998 from 61.0% in 1997 due primarily to greater net revenues being spread over the fixed costs related to centralized student services. As University of Phoenix Online expands, it may not be able to leverage its existing instructional costs and services to the same extent.

      Selling and promotional expenses increased by 30.4% to $7.9 million in 1998 from $6.0 million in 1997 due primarily to an increase in enrollment advisors and additional advertising and marketing. These expenses as a percentage of tuition and other net revenues decreased to 17.4% in 1998 from 21.1% in 1997 due primarily to greater net revenues being spread over a proportionately lower increase in selling and promotional expenses.

      General and administrative expenses increased by 46.1% to $3.6 million in 1998 from $2.5 million in 1997 due primarily to a higher revenue growth rate at University of Phoenix Online in that period compared to Apollo Education Group which resulted in a higher allocation of general and administrative expenses to University of Phoenix Online. General and administrative expenses as a percentage of tuition and other net revenues decreased to 8.1% in 1998 from 8.7% in 1997 due primarily to greater net revenues being spread over a proportionately lower increase in general and administrative expenses.

      The effective tax rate decreased to 40.6% in 1998 from 41.1% in 1997.

      Net income increased to $4.6 million in 1998 from $1.5 million in 1997.

Quarterly Fluctuations in Results of Operations

      University of Phoenix Online may experience seasonality in its results of operations primarily as a result of changes in the level of student enrollments. While students are enrolled throughout the year, average enrollments and related revenues may be lower in some quarters than others. Most expenses do not vary directly with revenues and are difficult to adjust in the short term. As a result, if revenues for a particular quarter are lower than another, operating expenses may not be able to be proportionately reduced for that quarter.

Quarterly Results of Operations

      The following table sets forth selected unaudited quarterly financial information of University of Phoenix Online for each of the last eight quarters. This information includes all normal recurring adjustments necessary for a fair presentation of that quarterly information when read in conjunction with the financial statements of University of Phoenix Online included elsewhere in this Proxy Statement. The operating results for any quarter are not necessarily indicative of the results for any future period.

	Quarter Ended

	FY 2000			FY 1999				FY 1998

	May 31,	Feb. 29,	Nov. 30,	Aug. 31,	May 31,	Feb. 28,	Nov. 30,
	2000	2000	1999	1999	1999	1999	1998	Aug. 31,
								1998

(In thousands)

Revenues:

Tuition and other, net	$28,367	$21,868	$20,717	$19,332	$19,304	$16,051	$14,895	$13,385

Costs and expenses:

Instructional costs and services	14,427	11,399	10,403	11,734	10,871	8,515	8,508	7,557

Selling and promotional	4,181	3,210	3,062	3,442	2,525	2,888	2,523	2,776

General and administrative	1,951	1,465	1,666	1,646	1,134	1,587	1,077	954

	20,559	16,074	15,131	16,822	14,530	12,990	12,108	11,287

Income from operations	7,808	5,794	5,586	2,510	4,774	3,061	2,787	2,098

Provision for income taxes	3,132	2,346	2,264	1,017	1,935	1,242	1,129	852

Net income	$4,676	$3,448	$3,322	$1,493	$2,839	$1,819	$1,658	$1,246

As a percentage of tuition and other net revenues:

Revenues:

Tuition and other, net	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Costs and expenses:

Instructional costs and services	50.9	52.1	50.2	60.7	56.3	53.1	57.1	56.5

Selling and promotional	14.7	14.7	14.8	17.8	13.1	18.0	17.0	20.7

General and administrative	6.9	6.7	8.0	8.5	5.9	9.9	7.2	7.1

	72.5	73.5	73.0	87.0	75.3	81.0	81.3	84.3

Income from operations	27.5	26.5	27.0	13.0	24.7	19.0	18.7	15.7

Provision for income taxes	11.0	10.7	11.0	5.3	10.0	7.7	7.6	6.4

Net income	16.5%	15.8%	16.0%	7.7%	14.7%	11.3%	11.1%	9.3%

Liquidity and Capital Resources

      University of Phoenix Online currently is able to provide for its own capital expenditures and cash required for operations. University of Phoenix Online does not maintain a bank account; rather, all of its cash receipts and cash disbursements are processed by us on its behalf. Cash generated by Apollo Education Group and University of Phoenix Online has been and will continue to be managed centrally by us. University of Phoenix Online’s liquidity could be adversely affected by the investment decisions made by us.

      Net cash provided by operating activities increased to $10.2 million in the nine months ended May 31, 2000 from $4.9 million in the nine months ended May 31, 1999. The increase resulted primarily from increased net income and non-cash charges for uncollectible accounts, depreciation and amortization, offset import by increased accounts receivable.

      Net cash provided by operating activities increased to $6.1 million in 1999 from $5.5 million in 1998 primarily as a result of increased net income and non-cash charges for uncollectible accounts, depreciation, and amortization offset by increased accounts receivable and decreased accounts payable resulting from the timing of cash transactions.

      Net cash provided by operating activities increased to $5.5 million in 1998 from $3.2 million in 1997 primarily as a result of increased net income, non-cash charges for uncollectible accounts, depreciation and amortization and accounts payable all offset by increased accounts receivable.

      Capital expenditures increased to $2.9 million in the nine months ended May 31, 2000 from $1.8 million in the nine months ended May 31, 1999 due primarily to continued growth in operations. Total purchases of property and equipment for the year ended August 31, 2000, are expected to range from $3.0 to $4.0 million. These expenditures will primarily be related to increases in normal recurring capital expenditures due to the overall increase in students and employees resulting from the growth in the business.

      Capital expenditures increased to $2.6 million in 1999 from $0.8 million in 1998. This increase resulted primarily from a change in University of Phoenix Online’s technology platform and continued growth of their operations.

      The net proceeds of the tracking stock offering will be available to University of Phoenix Online. In addition, although we have no obligation to provide funds to University of Phoenix Online and the decision to do so is within the discretion of our board of directors, it is our present intention to fund, if needed, the operations and cash flow needs of University of Phoenix Online through fiscal 2001.

      We have no current plans to effect further offerings of shares of University of Phoenix Online common stock to the public after this offering. However, we will continue to evaluate this in light of circumstances as they develop.

      We believe that University of Phoenix Online is not dependent on the proceeds from this offering and that our cash from operations will satisfy University of Phoenix Online’s financing requirements for at least the next 12 to 18 months. For the years ended August 31, 1999, 1998 and 1997 and for the nine months ended May 31, 2000 and 1999, our net cash provided by operating activities totalled $75.6 million; $56.9 million; $49.0 million; $88.3 million and $52.1 million, respectively. We expect to utilize the majority of the proceeds from the tracking stock offering to expand our sales and marketing efforts over the next 18 to 24 months in order to accelerate University of Phoenix Online’s growth.

      In January 1998, the Department of Education Office of the Inspector General (“OIG”) began performing an audit of University of Phoenix’s administration of the Title IV Programs. The team previously presented questions regarding University of Phoenix’s interpretation of the “12-hour rule”, distance education programs, and institutional refund obligations. University of Phoenix reached an agreement with the Department of Education which acknowledges no admission that there were any issues of non-compliance or errors by University of Phoenix. To bring this audit to closure and settle all outstanding issues prior to the final OIG report, which was issued on March 31, 2000, University of Phoenix agreed to modify its physical campus study group attendance log to track the sites of study group meetings and record the hours attended. This modification is not expected to have a negative impact on either University of Phoenix or its students. This modification does not require any change to University of Phoenix Online’s study group attendance log. Part of the agreement, dated March 27, 2000, reached with the Department of Education requires University of Phoenix to pay the Department of Education $6.0 million as a negotiated settlement in full satisfaction of all monetary findings arising under the final OIG audit report. Approximately $1.1 million of this amount will be allocated to University of Phoenix Online during the third quarter of the fiscal year ending August 31, 2000 in accordance with the corporate expense allocation policy. This amount will be reflected in University of Phoenix Online’s instructional costs and services.

INTRODUCTORY NOTE TO FINANCIAL STATEMENTS

The accompanying financial statements for University of Phoenix Online are being presented to supply additional disclosures to investors regarding University of Phoenix Online. Even though from a financial reporting standpoint we have allocated all of our consolidated assets, liabilities, revenues, and expenses between University of Phoenix Online and Apollo Education Group, that allocation has not changed the legal title to any assets or responsibility for any liabilities and will not affect the rights of any of our creditors. Further, in any liquidation, holders of University of Phoenix Online common stock will not have any rights to any specific assets of University of Phoenix Online, but will receive a share of the net assets of Apollo Group, Inc. based on the relative market values of University of Phoenix Online and Apollo Education Group common stock, rather than on any assessment of the actual value of University of Phoenix Online or Apollo Education Group. We intend for University of Phoenix Online common stock to reflect or track the performance of University of Phoenix Online, but there is no assurance that it will do so. Holders of University of Phoenix Online common stock will be common stockholders of Apollo Group, Inc. and will be subject to risks associated with an investment in Apollo Group, Inc. as a whole.

We intend, for so long as the University of Phoenix Online common stock remains outstanding, to include in our filings under the Securities Exchange Act of 1934 financial statements of University of Phoenix Online, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of University of Phoenix Online,” as of the same dates and for the same periods as our consolidated financial statements. These financial statements will be prepared in accordance with generally accepted accounting principles, and in the case of annual financial statements, will be audited. These financial statements are not legally required under current law or SEC regulations.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Apollo Group, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations and of cash flows present fairly, in all material respects, the financial position of University of Phoenix Online at August 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended August 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of Apollo Group, Inc.’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As described in Note 1, University of Phoenix Online is a division of the University of Phoenix, Inc., a wholly-owned subsidiary of Apollo Group, Inc. Accordingly, the financial statements of University of Phoenix Online should be read in conjunction with the audited financial statements of Apollo Group, Inc.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Phoenix, Arizona
June 30, 2000

UNIVERSITY OF PHOENIX ONLINE

(a division of the University of Phoenix, Inc.,
a wholly-owned subsidiary of Apollo Group, Inc.)

BALANCE SHEET

	August 31, 1999	August 31, 1998	May 31, 2000

			(unaudited)

(In thousands)

Assets:
Current assets

Receivables, net	$11,133	$6,543	$15,456

Other current assets	147	16	161

Total current assets	11,280	6,559	15,617

Property and equipment, net	3,575	1,941	5,456

Other assets	16	16	367

Total assets	$14,871	$8,516	$21,440

Liabilities and Divisional Net Worth:
Current liabilities

Current portion of long-term liabilities	$—	$18	$—

Accounts payable	140	360	261

Accrued liabilities	1,626	1,472	1,878

Student deposits and deferred tuition revenue	10,023	7,763	12,084

Total current liabilities	11,789	9,613	14,223

Long-term liabilities, less current portion	—	42	—

Commitments and contingencies	—	—	—

Divisional net worth

Funds allocated to/from Apollo Education Group	(9,031)	(5,443)	(16,342)

Accumulated earnings	12,113	4,304	23,559

Total divisional net worth	3,082	(1,139)	7,217

Total liabilities and divisional net worth	$14,871	$8,516	$21,440

The accompanying notes are an integral part of these financial statements.

UNIVERSITY OF PHOENIX ONLINE

(a division of the University of Phoenix, Inc.,
a wholly-owned subsidiary of Apollo Group, Inc.)

STATEMENT OF OPERATIONS

				Nine Months Ended
	Year Ended August 31,			May 31,

	1999	1998	1997	2000	1999

				(unaudited)

(In thousands)

Revenues:

Tuition and other, net	$69,582	$45,081	$28,550	$70,952	$50,250

Costs and expenses:

Instructional costs and services	39,628	25,826	17,416	36,229	27,894

Selling and promotional	11,378	7,863	6,028	10,453	7,936

General and administrative	5,444	3,631	2,486	5,082	3,798

	56,450	37,320	25,930	51,764	39,628

Income from operations	13,132	7,761	2,620	19,188	10,622

Provision for income taxes	5,323	3,151	1,078	7,742	4,306

Net income	$7,809	$4,610	$1,542	$11,446	$6,316

The accompanying notes are an integral part of these financial statements.

UNIVERSITY OF PHOENIX ONLINE

(a division of the University of Phoenix, Inc.,
a wholly-owned subsidiary of Apollo Group, Inc.)

STATEMENT OF CASH FLOWS

				Nine Months Ended
	Year Ended August 31,			May 31,

	1999	1998	1997	2000	1999

				(unaudited)

(In thousands)

Cash flows provided by (used for) operating activities:

Net income	$7,809	$4,610	$1,542	$11,446	$6,316

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	922	571	457	991	632

Provision for uncollectible accounts	2,411	784	374	1,757	1,494

Decrease (increase) in assets:

Receivables, net	(7,001)	(3,681)	(2,078)	(6,080)	(4,844)

Other assets	(131)	33	164	(365)	(208)

Increase (decrease) in liabilities:

Accounts payable and accrued liabilities	(66)	1,041	81	373	(482)

Student deposits and deferred tuition revenue	2,260	2,130	2,629	2,061	2,006

Other liabilities	(60)	(17)	(18)	—	(42)

Net cash provided by operating activities	6,144	5,471	3,151	10,183	4,872

Cash flows used for investing activities:

Net additions to property and equipment	(2,556)	(814)	(854)	(2,872)	(1,823)

Net cash used for investing activities	(2,556)	(814)	(854)	(2,872)	(1,823)

Cash flows used for financing activities:

Funds allocated to/from Apollo Education Group	(3,588)	(4,657)	(2,297)	(7,311)	(3,049)

Net cash used for financing activities	(3,588)	(4,657)	(2,297)	(7,311)	(3,049)

Net change in cash	—	—	—	—	—

Cash at beginning of period	—	—	—	—	—

Cash at end of period	$—	$—	$—	$—	$—

The accompanying notes are an integral part of these financial statements.

UNIVERSITY OF PHOENIX ONLINE

(a division of the University of Phoenix, Inc.,
a wholly-owned subsidiary of Apollo Group, Inc.)

NOTES TO FINANCIAL STATEMENTS

Note 1.  Nature of Operations and Basis of Presentation

On March 24, 2000, the board of directors of Apollo Group, Inc. authorized, subject to shareholder approval, the issuance of a new class of stock, University of Phoenix Online common stock, that is intended to reflect the separate performance of University of Phoenix Online, a division of the University of Phoenix, Inc., a wholly-owned subsidiary of Apollo Group, Inc. Apollo Group, Inc.’s other businesses and its retained interest in University of Phoenix Online are referred to as “Apollo Education Group.”

University of Phoenix Online is the online division of University of Phoenix which is a regionally accredited, private institution of higher education offering Associates, Bachelors, Masters, and Doctoral degree programs in business, management, computer information systems, education, and health care. University of Phoenix Online offers its educational programs worldwide through its computerized educational delivery system. University of Phoenix is accredited by the Commission on Institutions of Higher Education of the North Central Association of Colleges and Schools which is located at 30 North LaSalle Street, Suite 2400, Chicago, Illinois 60602.

The accompanying financial statements provide financial information regarding the underlying business of University of Phoenix Online. Even though Apollo Group, Inc. has separated its assets, liabilities, revenues, and expenses between Apollo Education Group and University of Phoenix Online for purposes of tracking the economic performance of each of University of Phoenix Online and Apollo Education Group, that separation will not change the legal title to any assets or the responsibility for any liabilities and will not affect the rights of creditors. Holders of University of Phoenix Online stock will be common stockholders of Apollo Group, Inc. and will be subject to all the risks associated with an investment in Apollo Group, Inc. assets and liabilities. Material financial events which may occur at Apollo Education Group may affect University of Phoenix Online’s results of operations or financial position. Accordingly, University of Phoenix Online’s financial statements should be read in conjunction with Apollo Group, Inc.’s consolidated financial statements.

The accompanying unaudited financial statements as of May 31, 2000 and for the nine months ended May 31, 2000 and 1999 have been prepared in accordance with generally accepted accounting principles for interim financial information and on the same basis of presentation as the audited financial statements. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for financial statements. In the opinion of Apollo Group, Inc.’s management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim periods.

The provision of services and other matters between University of Phoenix Online and Apollo Education Group, including the right to use the curriculum, trademarks and copyrights of Apollo Group, Inc. and its subsidiaries, will be governed by corporate expense, income tax and license allocation policies, which are described in Note 3, Related Party Transactions. These policies were not in place prior to March 24, 2000. However, in order to prepare financial statements that include charges and benefits of the types provided for under these polices, the accompanying financial statements reflect charges and benefits that would have applied if these policies had been in effect during the periods presented.

University of Phoenix Online’s fiscal year is from September 1 to August 31. Unless otherwise stated, references to the years 1999, 1998 and 1997 relate to the fiscal years ended August 31, 1999, 1998 and 1997, respectively.

UNIVERSITY OF PHOENIX ONLINE
(a division of the University of Phoenix, Inc.,
a wholly-owned subsidiary of Apollo Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Note 2.  Significant Accounting Policies

Property and equipment

Property and equipment is recorded at cost less accumulated depreciation. University of Phoenix Online capitalizes the cost of software used for internal operations once technological feasibility of the software has been demonstrated. Such costs consist primarily of custom-developed and packaged software and the direct labor costs of internally-developed software. Depreciation is provided on all furniture, equipment, and software using the straight-line method over the estimated useful lives of the related assets which range from three to seven years, except software which is depreciated over three to five years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful lives of the related assets. Maintenance and repairs are expensed as incurred.

Revenues, receivables, and related liabilities

Tuition and other revenues are shown net of discounts relating to a variety of promotional programs. University of Phoenix Online’s educational degree programs last up to four years. Students in degree programs enroll in a program of study that encompasses a series of five to six weeks courses that are taken consecutively over the length of the program. Students are billed on a course-by-course basis, when the student first attends a session, resulting in the recording of a receivable from the student and deferred tuition revenue in the amount of the billing. The revenue for each course is recognized on a pro rata basis over the period of instruction.

Many of University of Phoenix Online’s students participate in government sponsored financial aid programs under Title IV of the Higher Education Act of 1965. These financial aid programs generally consist of: guaranteed student loans and direct grants to students. Guaranteed student loans are issued directly to the student by external financial institutions, to whom the student is obligated, and are non-recourse to University of Phoenix.

Student deposits consist of payments made in advance of billings. As the student is billed, the student deposit is applied against the resulting student receivable.

Earnings per share

Earnings per share for University of Phoenix Online has been omitted from the accompanying statement of operations since University of Phoenix Online common stock is a class of stock of Apollo Group, Inc. and is not part of the capital structure of University of Phoenix Online.

After the public issuance of University of Phoenix Online common stock, the consolidated financial statements of Apollo Group, Inc. will present basic and diluted earnings per share for Apollo Education Group common stock and University of Phoenix Online common stock using the two-class method. The two-class method is an earnings allocation formula that determines the earnings per share for Apollo Education Group common stock and University of Phoenix Online common stock according to participation rights in undistributed earnings. In the future, the financial statements of University of Phoenix Online will not present earnings per share since University of Phoenix Online common stock is a class of common stock of Apollo Group, Inc. and is not part of the capital structure of University of Phoenix Online.

Basic earnings per share for Apollo Education Group common stock will be calculated by dividing Apollo Education Group earnings (including its retained interest in University of Phoenix Online earnings) by the weighted average number of shares of Apollo Education Group common stock outstanding. Diluted

UNIVERSITY OF PHOENIX ONLINE
(a division of the University of Phoenix, Inc.,
a wholly-owned subsidiary of Apollo Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)

earnings per share will be calculated similarly, except that it will include the dilutive effect of the assumed exercise of options, including the effects of shares issuable under Apollo Group, Inc. incentive plans, exclusive of options granted with respect to University of Phoenix Online common stock.

Basic earnings per share for University of Phoenix Online common stock will be calculated by dividing University of Phoenix Online earnings (excluding Apollo Education Group’s retained interest in University of Phoenix Online earnings) by the weighted average number of shares of University of Phoenix Online common stock outstanding. Diluted earnings per share will be calculated similarly, except that it will include the dilutive effect of the assumed exercise of options with respect to University of Phoenix Online common stock.

Fair value of financial instruments

The carrying amount reported in the balance sheet for accounts receivable, accounts payable, accrued liabilities, and student deposits and deferred tuition revenue approximates fair value because of the short-term nature of these financial instruments.

Selling and promotional costs

University of Phoenix Online expenses selling and promotional costs as incurred. Selling and promotional costs include marketing salaries, direct-response and other advertising, promotional materials, and related marketing costs.

New accounting pronouncements

During December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 101 — Revenue Recognition in Financial Statements (“SAB No. 101”), which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. University of Phoenix Online was originally required to implement SAB No. 101 in the first quarter of its fiscal year ending August 31, 2001; however, in June 2000, the SEC amended SAB No. 101 to delay the required implementation date. As a result, University of Phoenix Online must now implement the related guideline in the fourth quarter of its fiscal year ending August 31, 2001. Although the analysis of the impact of SAB No. 101 has not been completed, it is not expected to have a material effect on University of Phoenix Online’s results of operations.

During 1999, University of Phoenix Online adopted the American Institute of Certified Public Accountants Statement of Position No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” (“SOP 98-1”). The adoption of SOP 98-1 did not have a material impact on these financial statements.

Use of estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

UNIVERSITY OF PHOENIX ONLINE
(a division of the University of Phoenix, Inc.,
a wholly-owned subsidiary of Apollo Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Comprehensive income

Comprehensive income includes all changes in divisional net worth during a period from non-owner sources. University of Phoenix Online has not had any transactions, other than net income, that are required to be reported in comprehensive income.

Note 3.  Related Party Transactions

University of Phoenix Online’s financial statements reflect the application of certain expense allocation and treasury activity policies summarized below. Although it has no present intention to do so, the board of directors of Apollo Group, Inc. may rescind, modify, or add to any of these policies. While management believes that these allocation methods are reasonable, the allocated expenses are not necessarily indicative of, and it is not practicable for us to estimate, the levels of expenses that would have been incurred if University of Phoenix Online had been operating as an independent company.

Corporate expenses

In order to prepare the accompanying financial statements, certain costs incurred by Apollo Group, Inc. and University of Phoenix including legal, accounting, corporate office and centralized student services were allocated to University of Phoenix Online on the basis of its revenues in relation to those of Apollo Group, Inc. and University of Phoenix. The allocation of such expenses to University of Phoenix Online during the years ended August 31 was as follows, in thousands:

	1999	1998	1997

Instructional costs and services	$4,973	$3,599	$1,259

Selling and promotional	131	119	72

General and administrative	5,444	3,631	2,486

Total	$10,548	$7,349	$3,817

License fee

Apollo Group, Inc. charges University of Phoenix Online a license fee equal to 4% of University of Phoenix Online’s net revenues for the use of curriculum, trademarks, and copyrights owned by Apollo Group, Inc. and its subsidiaries. The license fee, which is included in instructional costs and services in the accompanying statement of operations, was $2,783,000, $1,803,000, and $1,142,000 for the years ended August 31, 1999, 1998, and 1997, respectively.

Income taxes

University of Phoenix Online’s results, along with those of University of Phoenix’s other divisions, are included in Apollo Group, Inc.’s consolidated federal income tax return. State taxes are paid based upon apportioned taxable income or loss of Apollo Group, Inc., with the exception of certain state taxes that are based upon an apportionment of University of Phoenix taxable income or loss.

The provision for income taxes included in the accompanying statement of operations has been calculated on a separate company basis. The related current and deferred tax assets and liabilities are settled with University of Phoenix at the end of each period through the funds allocated to/from Apollo Education Group component of divisional net worth.

UNIVERSITY OF PHOENIX ONLINE
(a division of the University of Phoenix, Inc.,
a wholly-owned subsidiary of Apollo Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)

University of Phoenix Online’s effective income tax rate differs from the federal statutory tax rate primarily as a result of state income taxes.

Treasury Activities

Since its inception, Apollo Group Inc. has financed University of Phoenix Online’s operations internally and has not incurred any related third party debt. University of Phoenix Online does not maintain a bank account; rather all of its cash receipts and disbursements are processed by Apollo Group, Inc. on University of Phoenix Online’s behalf. Currently all amounts are settled through the funds allocated to/from Apollo Education Group component of University of Phoenix Online’s divisional net worth. Whenever University of Phoenix Online generates cash from operations, that cash is deemed to be transferred to Apollo Education Group and is accounted for as a return of capital. Whenever University of Phoenix Online has a cash need, that cash need is deemed to be transferred from Apollo Education Group and is accounted for as a capital contribution. As a result of this policy, the accompanying statement of operations does not reflect any inter-Group interest income or expense. Subsequent to the issuance of the tracking stock, additional cash management policies will apply which may result in inter-group interest income and expense charges. Accordingly, University of Phoenix Online’s operating results may not be comparable to those prior to the issuance of the tracking stock.

Note 4.  Balance Sheet Components

Receivables consist of the following at August 31, in thousands:

	1999	1998

Trade receivables	$12,657	$7,126

Less allowance for doubtful accounts	(1,524)	(583)

Total receivables, net	$11,133	$6,543

Bad debt expense was $2,411,000, $784,000, and $374,000 in 1999, 1998, and 1997, respectively.

Property and equipment consists of the following at August 31, in thousands:

	1999	1998

Furniture and equipment	$5,190	$3,196

Software	507	175

Leasehold improvements	257	205

	5,954	3,576

Less accumulated depreciation and amortization	(2,379)	(1,635)

Property and equipment, net	$3,575	$1,941

Depreciation and amortization expense was $922,000, $571,000, and $457,000 in 1999, 1998, and 1997, respectively.

UNIVERSITY OF PHOENIX ONLINE
(a division of the University of Phoenix, Inc.,
a wholly-owned subsidiary of Apollo Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Accrued liabilities consist of the following at August 31, in thousands:

	1999	1998

Salaries, wages, and benefits	$981	$1,038

Other accrued liabilities	645	434

Total accrued liabilities	$1,626	$1,472

      Student deposits and deferred tuition revenue consist of the following at August 31, in thousands:

	1999	1998

Student deposits	$6,363	$5,570

Deferred tuition revenue	3,660	2,193

Total student deposits and deferred tuition revenue	$10,023	$7,763

Divisional net worth activity for the years ended August 31, is as follows, in thousands:

	Funds
	Allocated to/from	Accumulated
	Apollo Education	Earnings
	Group	(Losses)	Total

Balance at August 31, 1997	$(786)	$(306)	$(1,092)

Net income		4,610	4,610

Funds allocated to/from Apollo Education Group	(4,657)		(4,657)

Balance at August 31, 1998	(5,443)	4,304	(1,139)

Net income		7,809	7,809

Funds allocated to/from Apollo Education Group	(3,588)		(3,588)

Balance at August 31, 1999	$(9,031)	$12,113	$3,082

University of Phoenix Online and Apollo Education Group had no intercompany purchases or cash transfers for the fiscal years ended August 31, 1999 and 1998.

Note 5.  Benefit Plans

Employees of University of Phoenix Online are eligible to participate in Apollo Group, Inc.’s various health, welfare, and disability benefit programs offered to its full-time, salaried employees which are funded primarily by Apollo Education Group contributions. Additionally, eligible employees also participate in Apollo Group, Inc.’s 401(k) plan as well as its employee stock option and stock purchase plans. Apollo Group, Inc. does not provide post-employment or post-retirement health care and life insurance benefits to University of Phoenix Online’s employees.

UNIVERSITY OF PHOENIX ONLINE
(a division of the University of Phoenix, Inc.,
a wholly-owned subsidiary of Apollo Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Note 6.  Commitments and Contingencies

University of Phoenix Online is obligated under facility and equipment leases that are classified as operating leases. Following is a schedule of future minimum lease commitments as of August 31, 1999, in thousands:

Operating Leases

2000	$785

2001	714

2002	705

2003	703

2004	703

Thereafter	3,690

$7,300

Facility and equipment rent expense totaled $1.4 million, $1.1 million, and $968,000 for 1999, 1998, and 1997, respectively.

There are no legal proceedings to which Apollo Group, Inc. is a party pertaining to the business and operations of University of Phoenix Online, other than those occurring in the normal course of business. Management believes that the disposition of these cases will not have a material adverse impact on the financial position or results of operations of Apollo Education Group or University of Phoenix Online.

In January 1998, the Department of Education Office of the Inspector General (“OIG”) began performing an audit of University of Phoenix’s administration of the Title IV Programs. The team previously presented questions regarding University of Phoenix’s interpretation of the “12-hour rule”, distance education programs, and institutional refund obligations. University of Phoenix reached an agreement with the Department of Education which acknowledges no admission that there were any issues of non-compliance or errors by University of Phoenix. To bring this audit to closure and settle all outstanding issues prior to the final OIG report, which was issued on March 31, 2000, University of Phoenix agreed to modify its physical campus study group attendance log to track the sites of study group meetings and record the hours attended. This modification is not expected to have a negative impact on either University of Phoenix or its students. This modification does not require any change to University of Phoenix Online’s study group attendance log. Part of the agreement, dated March 27, 2000, reached with the Department of Education requires University of Phoenix to pay the Department of Education $6.0 million as a negotiated settlement in full satisfaction of all monetary findings arising under the final OIG audit report. Approximately $1.1 million of this amount will be allocated to University of Phoenix Online during the third quarter of the fiscal year ending August 31, 2000 in accordance with the corporate expense allocation policy. This amount will be reflected in University of Phoenix Online’s instructional costs and services.

UNIVERSITY OF PHOENIX ONLINE
(a division of the University of Phoenix, Inc.,
a wholly-owned subsidiary of Apollo Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)

SELECTED CONSOLIDATED FINANCIAL INFORMATION OF APOLLO GROUP, INC.

      You should read the following selected financial and operating data together with Apollo Group, Inc.’s financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere in this Proxy Statement. The statement of operations data for the years ended August 31, 1999, 1998 and 1997 and the balance sheet data as of August 31, 1999 and 1998 are derived from Apollo Group, Inc.’s audited consolidated financial statements which are included elsewhere in this Proxy Statement. The statement of operations data for the nine months ended May 31, 2000 and 1999 and the balance sheet data as of May 31, 2000 are derived from Apollo Group, Inc.’s unaudited consolidated financial statements, which are also included elsewhere in this Proxy Statement. The unaudited consolidated financial information reflects all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the results of the interim periods. The operating results for the nine months ended May 31, 2000 are not necessarily indicative of the results to be expected for any interim period or any future fiscal year. Diluted net income per share and diluted weighted average shares outstanding have been retroactively restated for stock splits.

						Nine Months Ended
	Year Ended August 31,					May 31,

	1999	1998	1997	1996	1995	2000	1999

	(In thousands, except per share amounts)

Statement of Operations Data:

Revenues:

Tuition and other, net	$498,846	$384,877	$279,195	$211,247	$161,013	$444,989	$363,161

Costs and expenses:

Instructional costs and services	291,062	232,592	167,720	130,039	102,122	263,092	212,160

Selling and promotional	75,205	49,035	35,187	27,896	21,016	66,417	55,232

General and administrative	39,826	33,064	25,481	21,266	18,366	35,272	28,695

	406,093	314,691	228,388	179,201	141,504	364,781	296,087

Income from operations	92,753	70,186	50,807	32,046	19,509	80,208	67,074

Interest income, net	5,229	6,086	4,174	2,951	2,320	4,186	3,939

Income before income taxes	97,982	76,272	54,981	34,997	21,829	84,394	71,013

Provision for income taxes	38,977	29,975	21,602	13,605	9,229	34,511	28,360

Net income	$59,005	$46,297	$33,379	$21,392	$12,600	$49,883	$42,653

Diluted net income per share	$.75	$.59	$.43	$.28	$.18	$.65	$.54

Diluted weighted average shares outstanding	78,834	79,086	77,726	76,763	68,872	76,700	79,089

	August 31,
						May 31,
	1999	1998	1997	1996	1995	2000

	(Dollars in thousands)

Balance Sheet Data:

Cash, cash equivalents, and restricted cash	$77,332	$75,039	$78,855	$63,267	$62,601	$88,762

Marketable securities	39,571	45,467	41,429	13,273		51,461

Total cash and marketable securities	$116,903	$120,506	$120,284	$76,540	$62,601	$140,223

Total assets	$348,342	$305,160	$194,910	$137,850	$102,132	$376,680

Current liabilities	$108,787	$95,574	$67,394	$54,804	$45,065	$127,621

Long-term liabilities	8,435	9,778	3,199	2,432	1,715	13,543

Shareholders’ equity	231,120	199,808	124,317	80,614	55,352	235,516

Total liabilities and shareholder’s equity	$348,342	$305,160	$194,910	$137,850	$102,132	$376,680

Operating Statistics:

Degree enrollments at end of period(1)	86,800	71,400	56,200	46,900	36,800	94,300

Average degree enrollments at end of period(1)	79,000	64,100	50,500	41,500	34,000	89,800

Number of locations:

Campuses	49	42	35	35	28	52

Learning centers	80	71	60	49	39	92

Total number of locations	129	113	95	84	67	144

(1)	Degree enrollments are defined as students in attendance in a degree program at the end of a period. Average degree enrollments represent the average of the ending degree enrollments for each month in the period.

      We did not pay any cash dividends on our common stock during any of the periods set forth in the table above.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF APOLLO GROUP, INC.

      The following Management’s Discussion and Analysis of Financial Condition and Results of Operations of Apollo Group, Inc. contains forward-looking statements relating to future plans, expectations, events, or performances that involve risks and uncertainties. Our actual results of operations could differ materially from those anticipated in these forward-looking statements as a result of various factors. The following discussion should be read together with our Consolidated Financial Statements and related notes included elsewhere in this prospectus.

Background and Overview

      Our tuition and other revenues, net of student discounts, have increased to $498.8 million in 1999 from $161.0 million in 1995. Average annual degree seeking student enrollments have increased to 79,000 students in 1999 from approximately 34,000 in 1995. Net income has increased to $59.0 million in 1999 from $12.6 million in 1995. At August 31, 1999, we had approximately 86,800 degree seeking students.

      From September 1995 through August 1999, University of Phoenix opened 13 campuses. Start-up losses for new campuses in new markets average $700,000 to $900,000 per site. These start-up losses are incurred over a 17 to 20 month period, at which time the enrollments at these new campuses average 200 to 300 students. Losses for establishing a learning center in a market currently served by University of Phoenix average $200,000. Institute for Professional Development established operations at 8 campuses with client institutions. Start-up losses for new contract sites average from $300,000 to $400,000 per site over a 21 to 24 month period.

      Approximately 94% of our tuition and other net revenues in 1999 consist of tuition revenues. Tuition revenue is recognized on a weekly basis, pro rata over the period of instruction. Our tuition and other net revenues also include sales of textbooks and other education-related products, application fees, other student fees, and other income. Our tuition and other net revenues vary from period to period based on several factors that include (1) the aggregate number of students attending classes, (2) the number of classes held during the period, and (3) the weighted average tuition price per credit hour (weighted by program and location). University of Phoenix tuition revenues currently represent approximately 88% of consolidated tuition revenues. Institute for Professional Development tuition revenues consist of the contractual share of tuition revenues from students enrolled in programs at its client institutions. Institute for Professional Development’s contracts with its respective client institutions generally have terms of five to ten years with provisions for renewal.

      We categorize our expenses as instructional costs and services, selling and promotional, and general and administrative. Instructional costs and services at University of Phoenix, Western International University, and the College for Financial Planning consist primarily of costs related to the delivery and administration of our educational programs that include faculty compensation, administrative salaries for departments that provide service directly to the students, financial aid processing costs, the costs of educational materials sold, facility leases and other occupancy costs, bad debt expense, and depreciation and amortization of property and equipment. University of Phoenix and Western International University faculty members are paid for one course offering at a time. All classroom facilities are leased or, in some cases, are provided by the students’ employers at no charge to us. Instructional costs and services at Institute for Professional Development consist primarily of program administration, student services, and classroom lease expense. Most of the other instructional costs for Institute for Professional Development-assisted programs, including faculty, financial aid processing, and other administrative salaries, are the responsibility of its client institutions.

      Selling and promotional costs consist primarily of compensation for enrollment advisors and corporate marketing, advertising costs, production of marketing materials, and other costs related to selling and promotional functions.

      General and administrative costs consist primarily of administrative salaries, occupancy costs, depreciation and amortization, and other related costs for departments such as executive management, information systems, corporate accounting, human resources, and other departments that do not provide direct services to our students. To the extent possible, we centralize these services to avoid duplication of effort.

Results of Operations

      The following table sets forth our consolidated income statement data expressed as a percentage of tuition and other net revenues for the periods indicated:

	Year Ended			Nine Months Ended
	August 31,			May 31,

	1999	1998	1997	2000	2000(1)	1999

				(Unaudited)

Revenues:

Tuition and other, net	100.0%	100.0%	100.0%	100.0%	100%	100.0%

Costs and expenses:

Instructional costs and services	58.3	60.5	60.1	59.1	57.8	58.4

Selling and promotional	15.1	12.7	12.6	14.9	14.9	15.2

General and administrative	8.0	8.6	9.1	8.0	8.0	7.9

	81.4	81.8	81.8	82.0	80.7	81.5

Income from operations	18.6	18.2	18.2	18.0	19.3	18.5

Interest income, net	1.0	1.6	1.5	1.0	1.0	1.0

Income before income taxes	19.6	19.8	19.7	19.0	20.3	19.5

Less provision for income taxes	7.8	7.8	7.7	7.8	8.3	7.8

Net income	11.8%	12.0%	12.0%	11.2%	12.0%	11.7%

(1)	These percentages exclude the $6.0 million charge to instructional costs and services related to the Department of Education agreement.

Nine Months Ended May 31, 2000 Compared with Nine Months Ended May 31, 1999

      Tuition and other net revenues increased by 22.5% to $445.0 million in 2000 from $363.2 million in 1999 due primarily to a 17.9% increase in average degree student enrollments and tuition price increases averaging four to five percent (depending on the geographic area and program). Most of our campuses, which include their respective learning centers, had increases in tuition and other net revenues and average degree student enrollments from 1999 to 2000.

      Tuition and other net revenues for the nine months ended May 31, 2000 and 1999 consists primarily of $397.1 million and $320.0 million, respectively, of net tuition revenues from students enrolled in degree programs and $18.3 million and $18.8 million, respectively, of net tuition revenues from students enrolled in non-degree programs. Average degree student enrollments increased to 89,760 in 2000 from 76,148 in 1999.

      Instructional costs and services increased by 21.2% to $257.1 million in 2000, excluding the $6.0 million charge related to the Department of Education agreement, from $212.2 million in 1999 due primarily to the direct costs necessary to support the increase in degree student enrollments. Direct costs consist primarily of faculty compensation, related staff salaries at each respective location, classroom lease expenses, and financial aid processing costs. These costs as a percentage of tuition and other net revenues decreased to 57.8% in 2000, excluding the $6.0 million charge related to the Department of Education agreement, from 58.4% in 1999 due to greater net revenues being spread over a proportionately lower increase in instructional costs and services. We may not be able to leverage our costs to the same extent as we face increased costs related to the expansion into additional markets.

      Selling and promotional expenses increased by 20.3% to $66.4 million in 2000 from $55.2 million in 1999 due primarily to additional advertising and marketing. These expenses as a percentage of tuition and other net revenues decreased to 14.9% in 2000 from 15.2% in 1999 due to greater net revenues being spread over a proportionally lower increase in selling and promotional expenses.

      General and administrative expenses increased by 22.9% to $35.3 million in 2000 from $28.7 million in 1999 due primarily to increased employee expenses related primarily to information services and depreciation related to the implementation of information support systems. General and administrative expenses as a percentage of tuition and other net revenues remained relatively consistent at 8.0% in 2000 and 7.9% in 1999.

      Net interest income was $4.2 million and $3.9 million in 2000 and 1999, respectively. Interest expense was less than $160,000 for 2000 and 1999.

      Our effective tax rate increased to 40.9% in 2000 from 39.9% in 1999. The increase is due primarily to the relative impact of tax-exempt interest income and of expenses that are non-deductible for tax purposes.

      Net income increased to $53.4 million in 2000, excluding the $6.0 million charge related to the Department of Education agreement, net of taxes, from $42.7 million in 1999 due primarily to increased enrollments, increased tuition rates, and improved utilization of instructional costs and services and selling and promotional expenses.

Year Ended August 31, 1999, Compared with the Year Ended August 31, 1998

      Tuition and other net revenues increased by 29.6% to $498.8 million in 1999 from $384.9 million in 1998 due primarily to a 23.3% increase in average degree student enrollments, tuition price increases averaging four to six percent (depending on the geographic area and program), and a higher concentration of enrollments at locations that charge a higher rate per credit hour. Most of our campuses, which include their respective learning centers, had increases in net revenues and average degree student enrollments from 1998 to 1999.

      Tuition and other net revenues for the year ended August 31, 1999 and 1998, consist primarily of $442.0 million and $334.2 million, respectively, of net tuition revenues from students enrolled in degree programs and $24.8 million and $23.1 million, respectively, of net tuition revenues from students enrolled in non-degree programs. Average degree student enrollments increased to 79,000 in 1999 from approximately 64,100 in 1998.

      Instructional costs and services increased by 25.1% to $291.1 million in 1999 from $232.6 million in 1998 due primarily to the direct costs necessary to support the increase in degree student enrollments. Direct costs consist primarily of faculty compensation, related staff salaries at each respective location, classroom lease expenses, and financial aid processing costs. These costs as a percentage of tuition and other net revenues decreased to 58.3% in 1999 from 60.5% in 1998 due primarily to the exclusion of related enrollment staff salaries and greater tuition and other net revenues being spread over the fixed costs related to centralized student services. As we expand into new markets, we may not be able to leverage our existing instructional costs and services to the same extent.

      Selling and promotional expenses increased by 53.4% to $75.2 million in 1999 from $49.0 million in 1998 due primarily to the inclusion of certain enrollment staff salaries, additional advertising and marketing related to six new University of Phoenix campuses opened during the year, and increased advertising and marketing for distance education. These expenses as a percentage of net revenues increased to 15.1% in 1999 from 12.7% in 1998 due to an increase in the number of campuses opened in new markets in the last two years and the inclusion of related enrollment staff salaries.

      General and administrative expenses increased by 20.5% to $39.8 million in 1999 from $33.1 million in 1998 due primarily to costs required to support the increased number of campuses and learning centers, increased information services expenditures, and overall increases in general and administrative salaries. General and administrative expenses as a percentage of tuition and other net revenues decreased to 8.0% in 1999 from 8.6% in 1998 due primarily to higher tuition and other net revenues being spread over the fixed costs related to various centralized functions such as information services, corporate accounting, and human resources. We may not be able to leverage our costs to the same extent as we face increased costs related to the development and implementation of new information systems and expansion into additional markets.

      Net interest income was $5.2 million and $6.1 million in 1999 and 1998, respectively. Net interest income decreased in 1999 due primarily to lower average cash balances as a result of stock repurchases and lower interest rates in effect during 1999. Interest expense was $57,000 and $119,000 in 1999 and 1998, respectively.

      Our effective tax rate increased to 39.8% in 1999 from 39.3% in 1998. The increase is due primarily to the relative impact of tax-exempt interest income and of expenses that are non-deductible for tax purposes.

      Net income increased to $59.0 million in 1999 from $46.3 million in 1998 due primarily to increased enrollments, increased tuition rates, and improved utilization in instructional costs and services and general and administrative costs.

Year Ended August 31, 1998, Compared with the Year Ended August 31, 1997

      Tuition and other net revenues increased by 37.9% to $384.9 million in 1998 from $279.2 million in 1997 due primarily to a 26.9% increase in average degree student enrollments, tuition price increases averaging four to five percent (depending on the geographic area and program), a higher concentration of enrollments at locations that charge a higher rate per credit hour, and net revenues from the College for Financial Planning. Most of our campuses, which include their respective learning centers, had increases in net revenues and average degree student enrollments from 1997 to 1998.

      Tuition and other net revenues for the year ended August 31, 1998 and 1997, consists primarily of $334.2 million and $244.7 million, respectively, of net tuition revenues from students enrolled in degree programs and $23.1 million and $13.2 million, respectively, of net tuition revenues from students enrolled in non-degree programs. Average degree student enrollments increased to 64,100 in 1998 from approximately 50,500 in 1997.

      Instructional costs and services increased by 38.7% to $232.6 million in 1998 from $167.7 million in 1997 due primarily to the direct costs necessary to support the increase in average degree student enrollments, consisting primarily of faculty compensation, classroom lease expenses and related staff salaries at each respective location, and added expenses related to the College for Financial Planning. These costs as a percentage of tuition and other net revenues increased to 60.5% in 1998 from 60.1% in 1997 due primarily to the increase in the number of new locations.

      Selling and promotional expenses increased by 39.4% to $49.0 million in 1998 from $35.2 million in 1997 due primarily to an increase in the number of marketing and enrollment staff, additional advertising and marketing related to newly opened campuses and learning centers, and expenses related to the College for Financial Planning. These expenses as a percentage of tuition and other net revenues increased to 12.7% in 1998 from 12.6% in 1997 due to an increase in the number of campuses opened in new markets in the last two years and an increase in the number of marketing and enrollment staff, partially offset by the ability to increase enrollments and open new learning centers in existing markets with a proportionally lower increase in selling and promotional expenses.

      General and administrative expenses increased by 29.8% to $33.1 million in 1998 from $25.5 million in 1997 due primarily to costs required to support the increased number of campuses and learning centers, costs associated with the implementation of new information systems, and overall increases in general and administrative salaries. General and administrative expenses as a percentage of tuition and other net revenues decreased to 8.6% in 1998 from 9.1% in 1997 due primarily to higher tuition and other net revenues being spread over the fixed costs related to various centralized functions such as information services, corporate accounting, and human resources.

      Costs related to the start-up of new campuses and learning centers are expensed as incurred. These start-up costs are primarily included in instructional costs and services and selling and promotional expenses. Start-up losses totaled approximately $7.2 million and $3.6 million in 1998 and 1997, respectively.

      Net interest income increased to $6.1 million in 1998 from $4.2 million in 1997 due to the increase in cash and investments during the year. Interest expense was $119,000 and $167,000 in 1998 and 1997, respectively.

      Our effective tax rate was 39.3% in both 1998 and 1997.

      Net income increased to $46.3 million in 1998 from $33.4 million in 1997 due primarily to increased enrollments, increased tuition rates, and improved utilization of general and administrative costs.

Seasonality in Results of Operations

      We experience seasonality in our results of operations primarily as a result of changes in the level of student enrollments. While we enroll students throughout the year, second quarter (December to February) average enrollments and related revenues generally are lower than other quarters due to the holiday breaks in December and January. Second quarter costs and expenses historically increase as a percentage of tuition and other net revenues as a result of certain fixed costs not significantly affected by the seasonal second quarter declines in net revenues.

      We experience a seasonal increase in new enrollments in August of each year when most other colleges and universities begin their fall semesters. As a result, instructional costs and services and selling and promotional expenses historically increase as a percentage of tuition and other net revenues in the fourth quarter due to increased costs in preparation for the August peak enrollments.

      We anticipate that these seasonal trends in the second and fourth quarters will continue in the future.

Quarterly Results of Operations

      The following table sets forth selected unaudited quarterly financial information for each of our last eight quarters. We believe that this information includes all normal recurring adjustments necessary for a fair presentation of such quarterly information when read together with the consolidated financial statements contained elsewhere in this Proxy Statement. The operating results for any quarter are not necessarily indicative of the results for any future period. Diluted net income per share and diluted weighted average shares outstanding have been retroactively restated for stock splits.

	Quarter Ended

								FY 1998
	FY 2000			FY 1999
								Aug. 31,
	May 31,	Feb. 29,	Nov. 30,	Aug. 31,	May 31,	Feb. 28,	Nov. 30,	1998
	2000	2000	1999	1999	1999	1999	1998

	(In thousands, except per share amounts)

Revenues:

Tuition and other, net	$167,591	$133,980	$143,418	$135,685	$138,107	$109,356	$115,698	$106,723

Costs and expenses:

Instructional costs and services	97,441	82,672	82,979	78,902	78,873	65,619	67,668	64,096

Selling and promotional	23,009	21,649	21,759	19,973	18,783	18,517	17,932	16,195

General and administrative	12,572	10,649	12,051	11,131	10,063	9,507	9,125	8,071

	133,022	114,970	116,789	110,006	107,719	93,643	94,725	88,362

Income from operations	34,569	19,010	26,629	25,679	30,388	15,713	20,973	18,361

Interest income, net	1,590	1,279	1,317	1,290	1,352	1,275	1,312	1,841

Income before income taxes	36,159	20,289	27,946	26,969	31,740	16,988	22,285	20,202

Provision for income taxes	15,016	8,376	11,119	10,617	12,780	6,833	8,747	7,766

Net income	$21,143	$11,913	$16,827	$16,352	$18,960	$10,155	$13,538	$12,436

Diluted net income per share	$.28	$.16	$.22	$.21	$.24	$.13	$.17	$.16

Diluted weighted average shares outstanding	76,126	76,478	77,495	78,068	78,914	79,195	79,159	79,372

As a percentage of tuition and other net revenues:

Revenues:

Tuition and other, net	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Costs and expenses:

Instructional costs and services	58.2	61.7	57.8	58.2	57.1	60.0	58.5	60.0

Selling and promotional	13.7	16.2	15.2	14.7	13.6	16.9	15.5	15.2

General and administrative	7.5	7.9	8.4	8.2	7.3	8.7	7.9	7.5

	79.4	85.8	81.4	81.1	78.0	85.6	81.9	82.7

Income from operations	20.6	14.2	18.6	18.9	22.0	14.4	18.1	17.3

Interest income, net	1.0	1.0	.9	1.0	1.0	1.1	1.2	1.7

Income before income taxes	21.6	15.2	19.5	19.9	23.0	15.5	19.3	19.0

Provision for income taxes	9.0	6.3	7.8	7.8	9.3	6.2	7.6	7.3

Net income	12.6%	8.9%	11.7%	12.1%	13.7%	9.3%	11.7%	11.7%

Liquidity and Capital Resources

      Net cash provided by operating activities increased to $88.3 million in the nine months ended May 31, 2000 from $52.1 million in the nine months ended May 31, 1999. The increase resulted primarily from increased net income, an increase in depreciation and amortization expense, a smaller increase in accounts receivable, and an increase in accounts payable and accrued liabilities. The smaller increase in accounts receivable was primarily attributable to increased efficiency of financial aid processing in 2000.

      Net cash provided by operating activities increased to $75.6 million in 1999 from $56.9 million in 1998. The increase resulted primarily from increased net income and increased non-cash charges for depreciation and amortization and a smaller increase in accounts receivable offset in part by a decrease in accounts payable and accrued liabilities.

      Capital expenditures decreased to $27.3 million in the nine months ended May 31, 2000 from $32.9 million in the nine months ended May 31, 1999 primarily due to higher expenditures in 1999 related to leasehold improvements, as a result of more new campus openings, and due to more computer lab installations in 1999 for our expansion of information technology programs. Software development of our financial aid processing system and our new human resource system also contributed to higher capital expenditures in 1999.

      Capital expenditures increased to $44.7 million in 1999 from $30.9 million in 1998 primarily due to the installation of computer labs related to the expansion of Information Technology programs, continued development of the financial aid processing software, the installation of new phone systems at the corporate offices and several campuses, and leasehold improvements. Total purchases of property and equipment for the year ended August 31, 2000, are expected to range from $35.0 to $40.0 million. These expenditures will primarily be related to new campuses and learning centers, the continued expansion of computer labs designed to support the information technology programs, hardware and software related to our conversion to a new human resource system, and increases in normal recurring capital expenditures due to the overall increase in student and employee levels resulting from the growth in the business. During 1998, we used $19.4 million of cash for its acquisition of the assets and related business operations of the College for Financial Planning and $10.8 million for our investment in Interactive Distance Learning, Inc.

      At August 31, 1999 and May 31, 2000, we had no outstanding borrowings on our $10.0 million line of credit. Borrowings under the line of credit bear interest at LIBOR plus .75% or prime at our election. At August 31, 1999 and May 31, 2000, availability under the line of credit was reduced by outstanding letters of credit of $4.0 million and $5.9 million, respectively. The line of credit is renewable annually, and any amounts borrowed under the line are payable upon its termination in February 2002.

      Our Board of Directors authorized a program allocating up to $150 million of our funds to repurchase shares of our Class A Common Stock. As of May 31, 2000, we had repurchased approximately 4,228,000 shares at a total cost of approximately $98.9 million. As of August 31, 1999, we had repurchased approximately 1,876,000 shares at a total cost of approximately $46.2 million.

      We believe that our cash from operations along with our existing cash balances and availability under our line of credit will be adequate to fund our capital and operating needs for the next 12 to 18 months.

      The Department of Education (“ED”) requires that Title IV Program funds collected in advance of student billings be kept in a separate cash or cash equivalent account until the students are billed for that portion of their program. In addition, all Title IV Program funds received by us through electronic funds transfer are subject to certain holding period restrictions. These funds generally remain in these separate accounts for an average of 60-75 days from receipt. As of August 31, 1999 and May 31, 2000, we had approximately $25.8 million and $37.6 million, respectively, in these separate accounts, which are reflected in the Consolidated Balance Sheet as restricted cash, to comply with these requirements. These restrictions on cash have not affected our ability to fund daily operations.

      The Title IV Regulations, as revised, require all higher education institutions to meet a minimum composite score to be deemed financially responsible by the ED. If the minimum composite score of 1.0 is not met, an institution would fall under alternative standards and may lose its eligibility to participate in Title IV Programs. As of August 31, 1999, University of Phoenix’s and Western International University’s composite scores were each 3.0. These requirements apply separately to University of Phoenix and Western International University and to each of the respective Institute for Professional Development client institutions, but not to us on a consolidated basis.

      University of Phoenix’s most recent Department of Education program review began in March 1997, and a final program review determination letter was received in July 1999. University of Phoenix satisfactorily responded to the findings in ED’s program review report with no additional action required.

      In January 1998, the Department of Education Office of the Inspector General (“OIG”) began performing an audit of University of Phoenix’s administration of the Title IV Programs. The team previously presented questions regarding University of Phoenix’s interpretation of the “12-hour rule”, distance education programs, and institutional refund obligations. University of Phoenix reached an agreement with the Department of Education which acknowledges no admission that there were any issues of non-compliance or errors by University of Phoenix. To bring this audit to closure and settle all outstanding issues prior to the final OIG report, which was issued on March 31, 2000, University of Phoenix agreed to modify its physical campus study group attendance log to track the sites of study group meetings and record the hours attended. This modification is not expected to have a negative impact on either University of Phoenix or its students. This modification does not require any change to University of Phoenix Online’s study group attendance log. Part of the agreement, dated March 27, 2000, reached with the Department of Education requires University of Phoenix to pay the Department of Education $6.0 million as a negotiated settlement in full satisfaction of all monetary findings arising under the final OIG audit report. Approximately $1.1 million of this amount will be allocated to University of Phoenix Online during the third quarter of the fiscal year ending August 31, 2000 in accordance with the corporate expense allocation policy. This amount will be reflected in University of Phoenix Online’s instructional costs and services.

Impact of Inflation

      Inflation has not had a significant impact on our historical operations.

Quantitative and Qualitative Disclosures about Market Risk

      Our portfolio of marketable securities includes numerous issuers, varying types of securities, and varying maturities. We intend to hold these securities to maturity. The fair value of our portfolio of marketable securities would not be significantly impacted by either a 100 basis point increase or decrease in interest rates due primarily to the short-term nature of the portfolio. We do not hold or issue derivative financial instruments.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Apollo Group, Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of comprehensive income, of changes in shareholders’ equity and of cash flows present fairly, in all material respects, the financial position of Apollo Group, Inc. and its subsidiaries at August 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended August 31, 1999, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Apollo Group, Inc.’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Phoenix, Arizona
September 30, 1999

APOLLO GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

	August 31,		May 31,

	1999	1998	2000

			(Unaudited)

(Dollars in thousands)

Assets:
Current assets

Cash and cash equivalents	$51,534	$52,326	$51,150

Restricted cash	25,798	22,713	37,612

Marketable securities	31,064	27,538	42,885

Receivables, net	75,664	61,282	73,587

Deferred tax assets, net	7,346	6,203	10,133

Other current assets	6,807	3,945	3,817

Total current assets	198,213	174,007	219,184

Property and equipment, net	74,826	46,618	84,224

Marketable securities	8,507	17,929	8,576

Investment in IDL	10,701	10,807	11,888

Cost in excess of fair value of assets purchased, net	39,917	41,398	38,890

Other assets	16,178	14,401	13,918

Total assets	$348,342	$305,160	$376,680

Liabilities and Shareholders’ Equity:
Current liabilities

Current portion of long-term liabilities	$300	$333	$295

Accounts payable	12,105	11,807	13,494

Accrued liabilities	14,340	19,188	24,283

Income taxes payable	535	1,007	85

Student deposits and current portion of deferred revenue	81,507	63,239	89,464

Total current liabilities	108,787	95,574	127,621

Deferred tuition revenue, less current portion	2,139	4,592	1,063

Long-term liabilities, less current portion	4,222	3,750	9,819

Deferred tax liabilities, net	2,074	1,436	2,661

Commitments and contingencies	—	—	—

Shareholders’ equity

Preferred stock, no par value, 1,000,000 shares authorized; none issued	—	—	—

Class A common stock, no par value, 400,000,000 shares authorized; 76,628,000, 77,112,000, and 74,728,000 issued and outstanding at August 31, 1999, August 31, 1998, and May 31, 2000, respectively	102	101	103

Class B common stock, no par value, 3,000,000 shares authorized; 512,000 issued and outstanding at August 31, 1999, August 31, 1998, and May 31, 2000	1	1	1

Additional paid-in capital	99,190	80,677	96,475

Treasury stock, at cost, 1,876,000, 0, and 3,814,000 shares at August 31, 1999, August 31, 1998, and May 31, 2000	(46,197)		(88,984)

Retained earnings	178,028	119,023	227,911

Accumulated other comprehensive income (loss)	(4)	6	10

Total shareholders’ equity	231,120	199,808	235,516

Total liabilities and shareholders’ equity	$348,342	$305,160	$376,680

The accompanying notes are an integral part of these consolidated financial statements.

APOLLO GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

				Nine Months Ended
	Year Ended August 31,			May 31,

	1999	1998	1997	2000	1999

				(Unaudited)

(In thousands, except per share amounts)

Revenues:

Tuition and other, net	$498,846	$384,877	$279,195	$444,989	$363,161

Costs and expenses:

Instructional costs and services	291,062	232,592	167,720	263,092	212,160

Selling and promotional	75,205	49,035	35,187	66,417	55,232

General and administrative	39,826	33,064	25,481	35,272	28,695

	406,093	314,691	228,388	364,781	296,087

Income from operations	92,753	70,186	50,807	80,208	67,074

Interest income, net	5,229	6,086	4,174	4,186	3,939

Income before income taxes	97,982	76,272	54,981	84,394	71,013

Provision for income taxes	38,977	29,975	21,602	34,511	28,360

Net income	$59,005	$46,297	$33,379	$49,883	$42,653

Basic net income per share	$.76	$.60	$.44	$.66	$.55

Diluted net income per share	$.75	$.59	$.43	$.65	$.54

Basic weighted average shares outstanding	77,683	77,245	75,625	75,938	77,831

Diluted weighted average shares outstanding	78,834	79,086	77,726	76,700	79,089

The accompanying notes are an integral part of these consolidated financial statements.

APOLLO GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

				Nine Months Ended
	Year Ended August 31,			May 31,

	1999	1998	1997	2000	1999

				(Unaudited)

(In thousands)

Net income	$59,005	$46,297	$33,379	$49,883	$42,653

Other comprehensive income, net of income taxes:

Currency translation gain (loss)	(10)	3	3	14	(18)

Unrealized gain on security				8

Reclassification adjustment for gains included in net income				(8)

Comprehensive income	$58,995	$46,300	$33,382	$49,897	$42,635

The accompanying notes are an integral part of these consolidated financial statements.

APOLLO GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

	Common Stock

	Class A		Class B					Accum.
					Additional			Other
		Stated		Stated	Paid-In	Treasury	Retained	Comprehensive
	Shares	Value	Shares	Value	Capital	Stock	Earnings	Income

(In thousands)

Balance at August 31, 1996	49,476	$65	576	$1	$41,201	$—	$39,347	$—

Stock issued under stock purchase plan	80				1,834

Stock issued under stock option plans	643	1			978

Exchange Class A shares for Class B shares	28		(28)

Tax benefits of stock options exercised					7,508

Other comprehensive income								3

Net income							33,379

Balance at August 31, 1997	50,227	66	548	1	51,521	—	72,726	3

Stock issued for College acquisition	445				15,944

Stock issued under stock purchase plan	75				2,457

Stock issued under stock option plans	475	1			3,542

Exchange Class A shares for Class B shares	36		(36)

Tax benefits of stock options exercised					7,249

3-for-2 stock split	25,854	34			(34)

Fractional shares paid out					(2)

Other comprehensive income								3

Net income							46,297

Balance at August 31, 1998	77,112	101	512	1	80,677	—	119,023	6

Stock issued under stock purchase plan	159				3,374

Stock issued under stock option plans	1,233	1			5,456

Tax benefits of stock options exercised					9,683

Treasury stock purchase	(1,876)					(46,197)

Other comprehensive loss								(10)

Net income							59,005

Balance at August 31, 1999	76,628	$102	512	$1	$99,190	$(46,197)	$178,028	$(4)

Stock issued under stock purchase plan (unaudited)	146				(959)	3,475

Stock issued under stock option plans (unaudited)	307	1			(3,792)	6,394

Tax benefits of stock options exercised (unaudited)					2,036

Treasury stock purchase (unaudited)	(2,353)					(52,656)

Other comprehensive income (unaudited)								14

Net income (unaudited)							49,883

Balance at May 31, 2000 (unaudited)	74,728	$103	512	$1	$96,475	$(88,984)	$227,911	$10

[Additional columns below]

[Continued from above table, first column(s) repeated]

Total
Shareholders’
Equity

(In thousands)

Balance at August 31, 1996	$80,614

Stock issued under stock purchase plan	1,834

Stock issued under stock option plans	979

Exchange Class A shares for Class B shares	—

Tax benefits of stock options exercised	7,508

Other comprehensive income	3

Net income	33,379

Balance at August 31, 1997	124,317

Stock issued for College acquisition	15,944

Stock issued under stock purchase plan	2,457

Stock issued under stock option plans	3,543

Exchange Class A shares for Class B shares	—

Tax benefits of stock options exercised	7,249

3-for-2 stock split	—

Fractional shares paid out	(2)

Other comprehensive income	3

Net income	46,297

Balance at August 31, 1998	199,808

Stock issued under stock purchase plan	3,374

Stock issued under stock option plans	5,457

Tax benefits of stock options exercised	9,683

Treasury stock purchase	(46,197)

Other comprehensive loss	(10)

Net income	59,005

Balance at August 31, 1999	$231,120

Stock issued under stock purchase plan (unaudited)	2,516

Stock issued under stock option plans (unaudited)	2,603

Tax benefits of stock options exercised (unaudited)	2,036

Treasury stock purchase (unaudited)	(52,656)

Other comprehensive income (unaudited)	14

Net income (unaudited)	49,883

Balance at May 31, 2000 (unaudited)	$235,516

The accompanying notes are an integral part of these consolidated financial statements.

APOLLO GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

				Nine Months Ended
	Year Ended August 31,			May 31,

	1999	1998	1997	2000	1999

(In thousands)				(Unaudited)

Cash flows provided by (used for) operating activities:

Net income	$59,005	$46,297	$33,379	$49,883	$42,653

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	20,588	12,786	8,291	19,984	14,473

Provision for uncollectible accounts	6,906	5,479	2,523	6,163	7,368

Deferred income taxes	(505)	(2,599)	145	(2,200)	(459)

Tax benefits of stock options exercised	9,683	7,249	7,508	2,036	9,398

Decrease (increase) in assets:

Restricted cash	(3,085)	(2,786)	(8,642)	(11,814)	(5,350)

Receivables, net	(21,288)	(29,733)	(8,578)	(4,086)	(19,221)

Other assets	(5,902)	(2,491)	970	4,861	(5,617)

Increase (decrease) in liabilities:

Accounts payable and accrued liabilities	(5,022)	9,542	488	10,882	(4,526)

Student deposits and deferred revenue	15,815	12,955	11,947	6,881	13,023

Other liabilities	(633)	192	927	5,692	379

Net cash provided by operating activities	75,562	56,891	48,958	88,282	52,121

Cash flows provided by (used for) investing activities:

Net additions to property and equipment	(44,732)	(30,855)	(12,699)	(27,296)	(32,901)

Purchase of marketable securities	(24,644)	(43,277)	(51,634)	(31,563)	(7,351)

Maturities of marketable securities	29,922	38,556	22,983	19,385	12,335

Purchase of other assets	(3,642)	(3,685)	(3,427)	(1,030)	(1,835)

Proceeds from sale of land	4,212			648	1,622

Investment in IDL	106	(10,807)		(1,187)	106

Cash paid for acquisition, net of cash acquired		(19,378)

Net cash used for investing activities	(38,778)	(69,446)	(44,777)	(41,043)	(28,024)

Cash flows provided by (used for) financing activities:

Purchase of common stock	(46,197)			(52,655)	(39,855)

Payments on long-term debt	(200)	(50)	(50)	(100)	(200)

Issuance of common stock	8,831	6,000	2,812	5,118	7,754

Net cash provided by (used for) financing activities	(37,566)	5,950	2,762	(47,637)	(32,301)

Currency translation gain (loss)	(10)	3	3	14	(18)

Net increase (decrease) in cash and cash equivalents	(792)	(6,602)	6,946	(384)	(8,222)

Cash and cash equivalents at beginning of period	52,326	58,928	51,982	51,534	52,326

Cash and cash equivalents at end of period	$51,534	$52,326	$58,928	$51,150	$44,104

Supplemental disclosure of cash flow information

Cash paid during the year for:

Income taxes	$30,224	$24,235	$13,953

Interest	$48	$9	$11

The accompanying notes are an integral part of these consolidated financial statements.

APOLLO GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.  Nature of Operations

Apollo Group, Inc. (“Apollo” or the “Company”), through its wholly-owned subsidiaries, The University of Phoenix, Inc. (“UOP”), the Institute for Professional Development (“IPD”), the College for Financial Planning Institutes Corporation (the “College”), and Western International University, Inc. (“WIU”), has been providing higher education to working adults for over 25 years.

UOP is a regionally accredited, private institution of higher education offering bachelor’s and master’s degree programs in business, management, computer information systems, education, and health care. UOP currently has 28 campuses and 53 learning centers located in Arizona, California, Colorado, Florida, Hawaii, Louisiana, Maryland, Michigan, Nevada, New Mexico, Oklahoma, Oregon, Pennsylvania, Utah, Washington, Puerto Rico, and Vancouver, British Columbia. UOP also offers its educational programs worldwide through Online, its computerized educational delivery system. UOP is accredited by the Commission on Institutions of Higher Education of the North Central Association of Colleges and Schools (“NCA”).

IPD provides program development and management services under long-term contracts to 21 regionally accredited private colleges and universities. IPD currently operates at 21 campuses and 25 learning centers in 22 states. IPD has contracted to develop online degree programs for the United States Marine Corps.

The College, located in Denver, Colorado, was acquired in September 1997 and provides financial planning education programs, as well as a regionally accredited graduate degree program in financial planning.

WIU, which is accredited by NCA, currently offers undergraduate and graduate degree programs in Phoenix, Chandler, and Fort Huachuca, Arizona.

The Company’s fiscal year is from September 1 to August 31. Unless otherwise stated, references to the years 1999, 1998, and 1997 relate to the fiscal years ended August 31, 1999, 1998, and 1997, respectively.

The accompanying unaudited financial statements as of May 31, 2000 and for the nine months ended May 31, 2000 and 1999 have been prepared in accordance with generally accepted accounting principles for interim financial information and on the same basis of presentation as the audited financial statements. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for financial statements. In the opinion of Apollo Group Inc.’s management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim periods.

Note 2.  Significant Accounting Policies

Principles of consolidation

The consolidated financial statements include the accounts of Apollo and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Restricted cash

The U.S. Department of Education requires that Title IV Program funds collected in advance of student billings be kept in a separate cash or cash equivalent account until the students are billed for that portion of their program. In addition, all Title IV Program funds received by the Company through electronic

APOLLO GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

funds transfer are subject to certain holding period restrictions. These funds generally remain in these separate accounts for an average of 60-75 days from date of receipt. Restricted cash is excluded from cash and cash equivalents in the Consolidated Statement of Cash Flows until the cash is transferred from these restricted accounts to the Company’s operating accounts. The Company’s restricted cash is invested primarily in U.S. Agency-backed securities and auction market preferred stock with maturities of ninety days or less.

Investments

Investments in marketable securities such as municipal bonds and U.S. agency obligations are stated at amortized cost, which approximates fair value. It is the Company’s intention to hold its marketable securities until maturity. Investments in joint ventures and other long-term investments are carried at cost.

Property and equipment

Property and equipment is recorded at cost less accumulated depreciation. The Company capitalizes the cost of software used for internal operations once technological feasibility of the software has been demonstrated. Such costs consist primarily of custom-developed and packaged software and the direct labor costs of internally developed software. Depreciation is provided on all buildings, furniture, equipment, and related software using the straight-line method over the estimated useful lives of the related assets which range from three to seven years, except software which is depreciated over three to five years and buildings which are depreciated over 30 years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful lives of the related assets. Maintenance and repairs are expensed as incurred.

Revenues, receivables, and related liabilities

The Company’s educational programs range in length from one-day seminars to degree programs lasting up to four years. Students in the Company’s degree programs generally enroll in a program of study that encompasses a series of five to six week courses that are taken consecutively over the length of the program. Students are billed on a course-by-course basis when the student first attends a session, resulting in the recording of a receivable from the student and deferred tuition revenue in the amount of the billing. The related revenue for each course, including that portion of tuition revenues to which the Company is entitled under the terms of its revenue-sharing contracts with IPD client institutions, are recognized on a pro rata basis over the period of instruction for each course. Seminars, continuing education programs, and many of the College’s non-degree programs are usually billed in one installment with the related revenue also recognized on a pro rata basis over the period of instruction.

Tuition and other revenues are shown net of discounts relating to a variety of promotional programs. Such discounts totaled $7.0 million, $6.7 million, and $6.7 million in 1999, 1998, and 1997, respectively.

Many of the Company’s students participate in government sponsored financial aid programs under Title IV of the Higher Education Act of 1965. These financial aid programs generally consist of guaranteed student loans and direct grants to students. Guaranteed student loans are issued directly to the student by external financial institutions, to whom the student is obligated, and are non-recourse to the Company.

Student deposits consist of payments made in advance of billings. As the student is billed, the student deposit is applied against the resulting student receivable.

APOLLO GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Cost in excess of fair value of assets purchased

The Company amortizes cost in excess of fair value of assets purchased on a straight-line method over the estimated useful life. At August 31, 1999, the Company’s cost in excess of fair value of assets purchased related primarily to the acquisition of certain assets of the College for Financial Planning and Western International University, which are being amortized over 35 years and 15 years, respectively.

Statement of Financial Accounting Standards 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” requires that long-lived assets, including cost in excess of fair value of assets purchased, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. The carrying value of cost in excess of fair value of assets purchased is assessed for any permanent impairment by evaluating the operating performance and future undiscounted cash flows of the underlying businesses. Adjustments are made if the sum of the expected future net cash flows is less than book value. As of August 31, 1999, there have been no impairment adjustments recognized.

Fair value of financial instruments

The carrying amount reported in the Consolidated Balance Sheet for cash and cash equivalents, restricted cash, marketable securities, accounts receivable, accounts payable, accrued liabilities, and student deposits and deferred revenue approximate fair value because of the short-term nature of these financial instruments.

Earnings per share

Basic net income per share is computed using the weighted average number of Class A and Class B common shares outstanding during the period. Diluted net income per share is computed using the weighted average number of Class A and Class B common and common equivalent shares outstanding during the period. Both basic and diluted weighted average shares have been retroactively restated for stock splits effected in the form of stock dividends. The amount of any tax benefit to be credited to capital related to the exercise of options is included when applying the treasury stock method to stock options in the computation of earnings per share.

Deferred rental payments and deposits

The Company records rent expense using the straight-line method over the term of the lease agreement. Accordingly, deferred rental liabilities are provided for lease agreements that specify scheduled rent increases over the lease term. Rental deposits are provided for lease agreements that specify payments in advance or scheduled rent decreases over the lease term.

Selling and promotional costs

The Company expenses selling and promotional costs as incurred. Selling and promotional costs include marketing salaries, direct-response and other advertising, promotional materials, and related marketing costs.

Start-up costs

Costs related to the start-up of new campuses and learning centers are expensed as incurred.

APOLLO GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock-based compensation

The Company has elected to continue to account for its stock-based awards in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), and has provided the pro forma disclosures as required by Statement of Financial Accounting Standards 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), for the years ended August 31, 1999, 1998, and 1997.

New accounting pronouncements

During 1999, the Company adopted the American Institute of Certified Public Accountants Statement of Position No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” (“SOP 98-1”). The adoption of SOP 98-1 did not have a material impact on its financial statements.

Use of estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Comprehensive income

The Company adopted Statement of Financial Accounting Standards 130, “Reporting Comprehensive Income” (“SFAS 130”), which requires additional reporting with respect to certain changes in assets and liabilities that previously were reported in shareholders’ equity. Accordingly, the Company has included a Consolidated Statement of Comprehensive Income for the years ended August 31, 1999, 1998, and 1997.

Reclassifications

Certain amounts reported for the years ended August 31, 1998 and 1997, have been reclassified to conform to the 1999 presentation, having no effect on net income.

Note 3.  Acquisitions

In September 1997, the Company acquired the assets and related business operations of the College for Financial Planning and related divisions that include the Institute for Wealth Management, the Institute for Retirement Planning, the American Institute for Retirement Planners, Inc., and the Institute for Tax Studies. The adjusted purchase price consisted of $19.4 million in cash, $15.9 million in stock, and the assumption of approximately $11.4 million in liabilities. The excess of cost over the value of tangible assets of $40.0 million is being amortized over 35 years.

The acquisition was accounted for under the purchase method and, accordingly, the results of operations related to this new subsidiary has been included with those of the Company for periods subsequent to the date of the acquisition. Results of operations for the College for Financial Planning prior to the acquisition were not material in relation to the Company’s operations as a whole.

APOLLO GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 4.  Balance Sheet Components

Marketable securities consist of the following, in thousands:

	August 31, 1999		August 31, 1998

	Estimated	Amortized	Estimated	Amortized
Type	Market Value	Cost	Market Value	Cost

Classified as current:

Municipal bonds	$22,507	$22,497	$26,969	$26,898

U.S. agency obligations	7,863	7,881	640	640

Commercial paper	684	686

Total current marketable securities	31,054	31,064	27,609	27,538

Classified as noncurrent:

Municipal bonds due in 1-2 years	8,232	8,259	17,975	17,929

U.S. agency obligations	246	248

Total noncurrent marketable securities	8,478	8,507	17,975	17,929

Total marketable securities	$39,532	$39,571	$45,584	$45,467

Receivables consist of the following, in thousands:

	August 31,

	1999	1998

Trade receivables	$84,743	$67,160

Interest receivable	533	671

Income tax refunds receivable	32	79

	85,308	67,910

Less allowance for doubtful accounts	(9,644)	(6,628)

Total receivables, net	$75,664	$61,282

Bad debt expense was $6.9 million, $5.5 million, and $2.5 million for 1999, 1998, and 1997, respectively.

Property and equipment consist of the following, in thousands:

	August 31,

	1999	1998

Furniture and equipment	$79,363	$52,698

Software	19,394	11,061

Leasehold improvements	16,549	7,432

Land and buildings	350	350

	115,656	71,541

Less accumulated depreciation and amortization	(40,830)	(24,923)

Property and equipment, net	$74,826	$46,618

Depreciation and amortization expense was $16.5 million, $9.9 million, and $6.4 million for 1999, 1998, and 1997, respectively.

APOLLO GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Cost in excess of fair value of assets purchased consist of the following, in thousands:

	August 31,

	1999	1998

Cost in excess of fair value of assets purchased	$42,831	$42,831

Less accumulated amortization	(2,914)	(1,433)

Total cost in excess, net	$39,917	$41,398

Total amortization expense was $1.5 million, $1.2 million, and $176,000 in 1999, 1998, and 1997, respectively.

Accrued liabilities consist of the following, in thousands:

	August 31,

	1999	1998

Salaries, wages, and benefits	$9,355	$9,816

Other accrued liabilities	4,985	9,372

Total accrued liabilities	$14,340	$19,188

Student deposits and current portion of deferred revenue consist of the following, in thousands:

	August 31,

	1999	1998

Student deposits	$44,260	$35,794

Current portion of deferred tuition revenue	35,399	26,067

Other deferred revenue	1,848	1,378

Total student deposits and current portion of deferred revenue	$81,507	$63,239

Note 5.  Investment in IDL

In August 1998, the Company together with Hughes Network Systems and Hermes Onetouch LLC (“Hermes”) formed Interactive Distance Learning, Inc. (“IDL”), a new corporation to acquire One Touch Systems, a leading provider of interactive distance learning solutions. The Company contributed $10.8 million and provided a $1.2 million letter of credit which will be paid in October 1999, in exchange for a 19% interest in the newly formed corporation. This investment is accounted for under the cost method of accounting. Hermes is wholly-owned by the Company’s Chairman and a Senior Vice President.

Note 6.  Short-Term Borrowings

At August 31, 1999, the Company had no outstanding borrowings on its $10.0 million line of credit. Borrowings under the line of credit bear interest at LIBOR plus .75% or prime at the Company’s election. At August 31, 1999, availability under the line of credit was reduced by outstanding letters of credit of $4.0 million. Any amounts borrowed under the line are payable upon its termination in February 2001. The Company’s line of credit agreement prohibits the Company from paying cash dividends or making other cash distributions without the lender’s consent.

APOLLO GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 7.  Long-Term Liabilities

Long-term liabilities consist of the following, in thousands:

	August 31,

	1999	1998

Deferred compensation and note agreements discounted at 7.5% to 12%	$1,350	$1,495

Deferred rent	1,900	1,436

Other long-term liabilities	1,272	1,152

Total long-term liabilities	4,522	4,083

Less current portion	(300)	(333)

Total long-term liabilities, net	$4,222	$3,750

The undiscounted deferred compensation liability was $1.6 million at August 31, 1999 and 1998. The undiscounted note payable related to the WIU acquisition was $400,000 and $600,000 at August 31, 1999 and 1998, respectively. The discount rates for these agreements were determined at the date of each respective agreement based on the estimated long-term rate of return on high-quality fixed income investments with cash flows similar to the respective agreements.

The aggregate maturities of the deferred compensation and note agreements for each of the five fiscal years subsequent to August 31, 1999, are as follows: 2000 — $300,000; 2001 — $298,000; 2002 — $384,000; 2003 — $317,000; 2004 — $292,000.

Note 8. Income Taxes

The related components of the income tax provision are as follows, in thousands:

	Year Ended August 31,

	1999	1998	1997

Current:
Federal	$32,304	$26,546	$17,877

State and other	7,178	6,028	3,870

Total current	39,482	32,574	21,747

Deferred:

Federal	(361)	(2,004)	(123)

State and other	(144)	(595)	(22)

Total deferred	(505)	(2,599)	(145)

Total provision for income taxes	$38,977	$29,975	$21,602

The income tax provision differs from the tax that would result from application of the statutory federal and state corporate tax rates. The rates for the tax provision are as follows:

	Year Ended August 31,

	1999	1998	1997

Statutory U.S. federal income tax rate	35.0%	35.0%	35.0%

State income taxes, net of federal benefit	5.2	5.1	5.0

Other, net	(.4)	(.8)	(.7)

Effective income tax rate	39.8%	39.3%	39.3%

APOLLO GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Deferred tax assets and liabilities consist of the following, in thousands:

	August 31,

	1999	1998

Gross deferred tax assets:

Allowance for doubtful accounts	$4,502	$2,869

Deferred tuition revenue	1,299	2,264

Other	3,124	2,096

Total gross deferred tax assets	8,925	7,229

Gross deferred tax liabilities:

Depreciation and amortization of property and equipment	2,286	1,542

Amortization of goodwill	1,289	674

Other	78	246

Total gross deferred tax liabilities	3,653	2,462

Net deferred tax assets	$5,272	$4,767

Net deferred tax assets are reflected in the accompanying balance sheet as follows, in thousands:

	August 31,

	1999	1998

Current deferred tax assets, net	$7,346	$6,203

Noncurrent deferred tax liabilities, net	(2,074)	(1,436)

Net deferred tax assets	$5,272	$4,767

In light of the Company’s history of profitable operations, management has concluded that it is more likely than not that the Company will ultimately realize the full benefit of its deferred tax assets related to future deductible items. Accordingly, the Company believes that a valuation allowance is not required for its net deferred tax assets.

Note 9.  Common Stock

On September 25, 1998, the Company’s Board of Directors authorized a program allocating up to $40 million in Company funds to repurchase shares of its Class A Common Stock. On May 13, 1999, an additional $20 million was authorized by the Board of Directors to repurchase shares of its Class A Common Stock. As of August 31, 1999, the Company had repurchased approximately 1,876,000 shares at a total cost of approximately $46.2 million.

APOLLO GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 10.  Earnings Per Share

A reconciliation of the basic and diluted per share computations for 1999, 1998, and 1997 are as follows:

	For the Year Ended August 31,

	1999			1998			1997

		Weighted			Weighted			Weighted	Per
		Average	Per Share		Average	Per Share		Average	Shares
	Income	Shares	Amount	Income	Shares	Amount	Income	Share	Amount

	(In thousands, except per share amounts)

Basic net income per share	$59,005	77,683	$.76	$46,297	77,245	$.60	$33,379	75,625	$.44

Effect of dilutive securities:

Stock options		1,151			1,841			2,101

Diluted net income per share	$59,005	78,834	$.75	$46,297	79,086	$.59	$33,379	77,726	$.43

Note 11.  Segment Information

The Company adopted Statement of Financial Accounting Standards 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS 131”). SFAS 131 establishes standards for the way that public business enterprises report certain information about operating segments in the financial reports. It also establishes standards for related disclosures about products and services, geographic areas, and major customers.

The Company’s operations are aggregated into a single reportable segment based upon their similar economic and operating characteristics. The Company’s educational operations are conducted in similar markets and produce similar economic results. These operations provide higher education programs for working adults. The Company’s operations are also subject to a similar regulatory environment, which includes licensing and accreditation.

Note 12.  Employee and Director Benefit Plans

The Company provides various health, welfare, and disability benefits to its full-time, salaried employees which are funded primarily by Company contributions. The Company does not provide post-employment or post-retirement health care and life insurance benefits to its employees.

401(k) Plan

The Company sponsors a 401(k) plan which is available to all employees who have completed one year and at least 1,000 hours of continuous service. The Company matches 100% of the contributions from the first $10,000 of a participant’s annual pre-tax earnings. Contributions from the participant’s earnings in excess of $10,000 are matched by the Company at 18.5%. Participant contributions are subject to certain restrictions as set forth in the Internal Revenue Code. The Company’s matching contributions totaled $2.2 million, $1.8 million, and $1.3 million for 1999, 1998, and 1997, respectively.

Stock-Based Compensation Plans

The Company has three stock-based compensation plans that were adopted in 1994: the Apollo Group, Inc., Director Stock Plan (“Director Stock Plan”), the Apollo Group, Inc., Long-Term Incentive Plan (“LTIP”), and the Apollo Group, Inc., 1994 Employee Stock Purchase Plan (“Purchase Plan”).

The Director Stock Plan currently provides for an annual grant to the Company’s non-employee directors of options to purchase shares of the Company’s Class A Common Stock on September 1 of each year. Under the LTIP, the Company may grant options, incentive stock options, stock appreciation rights, and

APOLLO GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

other stock-based awards to certain officers or key employees of the Company. Many of the options granted under the LTIP vest 25% per year starting at the end of the year 2002. The vesting may be accelerated for individual employees if the stock price reaches defined goals for at least three trading days, and if certain profit goals, defined for groups of individuals, are also achieved. The Purchase Plan allows employees of the Company to purchase shares of the Company’s Class A Common Stock at quarterly intervals through periodic payroll deductions. The purchase price per share, in general, is 85% of the lower of 1) the fair market value (as defined in the Purchase Plan) on the enrollment date into the respective quarterly offering period or 2) the fair market value on the purchase date.

The Company applies APB 25 and related interpretations in accounting for its stock-based compensation, and has adopted the disclosure-only provisions of SFAS 123. Accordingly, no compensation cost has been recognized for these plans. Had compensation cost for the plans been determined based on the fair value at the grant date consistent with SFAS 123, the Company’s net income, income per share, and weighted average shares outstanding would have been as follows, in thousands except per share amounts:

	Year Ended August 31,

	1999	1998	1997

Pro forma:

Net income	$55,395	$43,986	$31,551

Diluted income per share	$.71	$.55	$.40

Diluted weighted average shares outstanding	77,634	79,889	78,365

As reported:

Net income	$59,005	$46,297	$33,379

Diluted income per share	$.75	$.59	$.43

Diluted weighted average shares outstanding	78,834	79,086	77,726

The effects of applying SFAS 123 in the above pro forma disclosure are not necessarily indicative of future amounts. The fair value of each option grant is estimated on the date of grant using the Black-Scholes method with the following weighted-average assumptions for grants in 1999, 1998, and 1997, respectively: (1) dividend yield of 0.00% in all years; (2) expected volatility of 73.0%, 40.0%, and 37.0%; (3) risk-free interest rates of 4.5%, 5.9%, and 6.0%, and (4) expected lives of 7.5, 5.4, and 6.9 years.

APOLLO GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

A summary of the activity related to the stock options granted under the Director Stock Plan and the LTIP is as follows, in thousands except per share amounts:

		Weighted
		Average
		Exercise Price
	Shares	per Share

Outstanding at August 31, 1996	5,162	$4.913

Granted	314	17.336

Exercised	(965)	1.014

Canceled	(264)	9.158

Outstanding at August 31, 1997	4,247	6.453

Granted	370	26.101

Exercised	(694)	5.100

Canceled	(42)	13.650

Outstanding at August 31, 1998	3,881	8.492

Granted	1,171	25.981

Exercised	(1,233)	4.426

Canceled	(384)	10.324

Outstanding at August 31, 1999	3,435	15.709

Exercisable at August 31, 1999	1,611

Available for issuance at August 31, 1999	1,243

The following table summarizes information about the Company’s stock options at August 31, 1999:

	Options Outstanding			Options Exercisable

			Weighted Avg.		Weighted Avg.
		Contractual	Exercise		Exercise
Range of	Number	Years	Price	Number	Price
Exercise Prices	Outstanding	Remaining	per Share	Exercisable	per Share

	(In thousands)			(In thousands)
$ 1.630 to $ 5.975	124	5.45	$2.691	124	$2.691
$ 7.532 to $ 7.532	1,684	6.06	$7.532	1,027	$7.532
$17.000 to $23.792	237	6.97	$19.407	167	$19.739
$25.625 to $33.313	1,390	9.05	$26.152	293	$27.584

$ 1.630 to $33.313	3,435	7.31	$15.709	1,611	$12.068

APOLLO GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 13.  Commitments and Contingencies

The Company is obligated under facility and equipment leases that are classified as operating leases. Following is a schedule of future minimum lease commitments as of August 31, 1999, in thousands:

	Operating Leases

		Equipment &
	Facilities	Other

2000	$42,173	$973

2001	41,060	676

2002	40,396	188

2003	37,826

2004	28,167

Thereafter	55,893

	$245,515	$1,837

Facility and equipment rent expense totaled $44.8 million, $32.1 million, and $23.4 million for 1999, 1998, and 1997, respectively.

In January 1998, the Department of Education Office of the Inspector General (“OIG”) began performing an audit of UOP’s administration of the Title IV Programs. The team previously presented questions regarding UOP’s interpretation of the “12-hour rule,” UOP’s distance education programs, and UOP’s institutional refund obligations. UOP has received a draft report addressing these issues and is currently in discussions with the OIG and ED. Although the Company believes that the OIG audit will be resolved without any negative impact on UOP’s teaching/learning model, as with any program review or audit, no assurance can be given as to the final outcome since the matters are not yet resolved. Depending on the interpretation of the various regulatory requirements, any resulting liability to the Company from the final audit results will be recorded as an expense. Management believes that an estimate of the possible amount or range of liability cannot be made.

The Company is involved in various legal proceedings occurring in the normal course of business. The Company believes that the disposition of these cases will not have a material adverse impact on the financial position or results of operations of the Company.

Class A

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF APOLLO GROUP, INC.

The undersigned, whose signature appears on the reverse, hereby appoints John G. Sperling, Todd S. Nelson, and Kenda B. Gonzales, and each of them, proxies with full power of substitution for and in the name of the undersigned to vote all the shares of Class A Common Stock of Apollo Group, Inc. which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on August   , 2000, and at any and all adjournments thereof, on all matters that may properly come before the meeting.

Your shares will be voted as directed on this card. If signed and no direction is given for any item, it will be voted in favor of Proposal 1.

Please sign and date this card on the reverse, tear off at the perforation, and mail promptly in the enclosed postage-paid envelope.

If you have any comments or a change of address, mark the appropriate box on the reverse side and use the following space:

YOUR VOTE IS IMPORTANT. BY RETURNING YOUR VOTING INSTRUCTIONS PROMPTLY, YOU CAN AVOID THE INCONVENIENCE OF RECEIVING FOLLOW-UP MAILINGS PLUS

HELP APOLLO GROUP, INC. AVOID ADDITIONAL EXPENSES.

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DETACH PROXY CARD HERE IF YOU ARE VOTING BY MAIL AND RETURN IN ENCLOSED ENVELOPE

APOLLO GROUP, INC.

Special Meeting of Shareholders

August   , 2000 10:00 A.M.

4615 East Elwood Street
Phoenix, Arizona 85040

[X]	Please mark your
votes as in this
example.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

1.	Approval of an amendment and restatement of the Apollo Group, Inc. articles of incorporation to permit the issuance of tracking stock.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

Signature(s)

 Date

 CHANGE OF ADDRESS ON REVERSE SIDE [   ]

Note:	Your signature should conform with your name as printed above. If signing as attorney, executor, administrator, trustee or guardian, please give your full title. If stock is owned by a partnership or corporation, please indicate your capacity in signing the proxy. If stock is held in joint partnership, all co-owners must sign. Please sign, date and return promptly.

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CLASS B

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF APOLLO GROUP, INC.

The undersigned, whose signature appears on the reverse, hereby appoints John G. Sperling, Todd S. Nelson, and Kenda B. Gonzales, and each of them, proxies with full power of substitution for and in the name of the undersigned to vote all the shares of Class B Common Stock of Apollo Group, Inc. which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on August   , 2000, and at any and all adjournments thereof, on all matters that may properly come before the meeting.

Your shares will be voted as directed on this card. If signed and no direction is given for any item, it will be voted in favor of Proposals 1, 2, 3, and 4.

Please sign and date this card on the reverse, tear off at the perforation, and mail promptly in the enclosed postage-paid envelope.

If you have any comments or a change of address, mark the appropriate box on the reverse side and use the following space:

YOUR VOTE IS IMPORTANT. BY RETURNING YOUR VOTING INSTRUCTIONS PROMPTLY, YOU CAN AVOID THE INCONVENIENCE OF RECEIVING FOLLOW-UP MAILINGS PLUS

HELP APOLLO GROUP, INC. AVOID ADDITIONAL EXPENSES.

---------------------------------------------------------------------------

DETACH PROXY CARD HERE IF YOU ARE VOTING BY MAIL AND RETURN IN ENCLOSED ENVELOPE

APOLLO GROUP, INC.

Special Meeting of Shareholders

August   , 2000 10:00 A.M.

4615 East Elwood Street
Phoenix, Arizona 85040

[X]	Please mark your
votes as in this
example.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4.

1.	Approval of an amendment and restatement of the Apollo Group, Inc. articles of incorporation to permit the issuance of tracking stock.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2.	Approval of the adoption of the Apollo Group, Inc. 2000 Stock Incentive Plan.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3.	Approval of the amendment and restatement of the Apollo Group, Inc. 1994 Employee Stock Purchase Plan.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

4. Approval of an amendment and restatement of the Apollo Group, Inc. Director Stock Plan.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

Signature(s)

 Date

 CHANGE OF ADDRESS ON REVERSE SIDE [   ]

Note:	Your signature should conform with your name as printed above. If signing as attorney, executor, administrator, trustee or guardian, please give your full title. If stock is owned by a partnership or corporation, please indicate your capacity in signing the proxy. If stock is held in joint partnership, all co-owners must sign. Please sign, date and return promptly.

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